Exhibit 10-2

MASTER LEASE AGREEMENT

Dated as of June 14, 2007

Between

PRIVATE RESTAURANT PROPERTIES, LLC,

as Landlord,

and

PRIVATE RESTAURANT MASTER LESSEE, LLC,

as Tenant

[***] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Securities and Exchange Commission.

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TABLE OF CONTENTS, continued

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ARTICLE XXVIII TRUE LEASE		60

Section 28.1	True Lease	60

Section 28.2	Acknowledgment of Law	60

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LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A – Legal Description of the Land

EXHIBIT B – Allocated Individual Applicable Amounts and Release Amounts

EXHIBIT C – Subordination, Nondisturbance and Attornment Agreement

EXHIBIT D – Guaranty

EXHIBIT E – Concept Subleases

EXHIBIT F  – Form of Removal Amendment

SCHEDULE 1 – Ground Leases

SCHEDULE 1.2 – Excess Property

SCHEDULE 1.3 – “Go Dark” Purchase Option Properties

SCHEDULE 1.4(a) – Construction Properties

SCHEDULE 1.4(b) – Purchase of Certain Incomplete Construction Properties

SCHEDULE 2A – Landlord’s Loan Documents

SCHEDULE 2B – Pre-Approved Transferees

SCHEDULE 2C – Certain Deemed Affiliates

SCHEDULE 2D – Classification of Certain Fixtures and Trade Fixtures

SCHEDULE 6.1(h) – Reporting Requirements

SCHEDULE 8.2(c) – Permitted RLP Subleases

SCHEDULE 8.2(h) – Certain Superior Leases

SCHEDULE 10.1 – Insurance Requirements

SCHEDULE 15.4 - Arbitration Procedures

MASTER LEASE AGREEMENT (this “Lease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Properties, LLC (“Landlord”), a Delaware limited liability company, having offices at 2202 N. West Shore Boulevard, 5th Floor, Suite No. 470A, Tampa, FL 33607 Attention: Chief Financial Officer, and Private Restaurant Master Lessee, LLC, a Delaware limited liability company (“Tenant”), having its principal offices at 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

STATEMENT OF INTENT

This Lease constitutes a single, unitary, indivisible, non-severable lease of all the Leased Property.  This Lease does not constitute separate leases contained in one document each governed by similar terms.  The use of the expression “unitary lease” to describe this Lease is not merely for convenient reference.  It is the conscious choice of a substantive appellation to express the intent of the parties in regard to an integral part of this transaction.  To accomplish the creation of an indivisible lease, the parties intend that from an economic point of view the portions of the property locations leased pursuant to this Lease constitute one economic unit and that the Basic Rent and all other provisions of this Lease have been negotiated and agreed to based on a demise of all the portions of the property locations covered by this Lease as a single, composite, inseparable transaction.  Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), all provisions of this Lease, including definitions, commencement and expiration dates, rental provisions, use provisions, renewal provisions, breach, default, enforcement and termination provisions and assignment and subletting, shall apply equally and uniformly to all the Leased Property as one unit and are not severable.  Subject to the terms and conditions of Section 12.1 hereof, a default of any of the terms or conditions of this Lease occurring with respect to any portion of the Leased Property situated on a particular property location shall be a default under this Lease with respect to all the Leased Property.  Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), the provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Landlord and Tenant to create a unitary lease shall be preserved and maintained.  For the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby.  The Lease is intended to be a true lease and not a secured financing for Tenant.

RECITALS

WHEREAS, Landlord has agreed to let to Tenant, and Tenant has agreed to lease from Landlord, certain parcels of real property and improvements each for use for the purposes and related uses herein permitted, defined hereinbelow as the “Leased Property” (all capitalized terms used but not elsewhere defined herein shall have the meaning provided therefor in Article II hereof).

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

ARTICLE I.

LEASED PROPERTY; TERM

1.1. Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s right, title and interest in and to all of the following (each, a “Leased Property” and collectively, the “Leased Property”):

(i) those certain tracts, pieces and parcels of land, as more particularly described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);

(ii) all buildings, structures, and other improvements of every kind, including alleyways, sidewalks, utility pipes, conduits and lines, parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the “Leased Improvements”);

(iii) all easements, rights and appurtenances relating to the Land and the Leased Improvements; and

(iv) all Fixtures.

1.2. Release of Outparcels.  Notwithstanding anything herein to the contrary, Landlord shall have the right from time to time to terminate this Lease, with respect to any Outparcel located at the Leased Property as well as grant in connection therewith in respect of the Leased Property remaining subject to this Lease reasonable easements, restrictions, covenants, reservations and rights of way for, among other things, traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, including subjecting and/or converting such individual Leased Parcel and Outparcel to a condominium form of ownership (provided the related Condominium Documents do not materially increase Tenant's obligations hereunder or require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease, as determined by Tenant’s or its Affiliates’ auditors ), all at no cost to Tenant and with no adjustment in Rent (other than a reduction in Taxes and Other Charges as a result of the termination of this Lease with respect to any such Outparcel); provided, in each such case, (x) such Outparcel shall be used for the purpose of erecting, maintaining and operating other structures and improvements not inconsistent with the use of the related Leased Property, and (y) such termination will not materially adversely affect either the value of the remaining portion of the related Leased Property (as distinguished from the value of the entire Leased Property) or the net operating income of the remaining portion of the Leased Property (taking into account, to the extent applicable, any potential loss of revenue resulting if the transfer and development of the Outparcel by Landlord were not to occur), as supported by the Officer’s Certificate of Landlord described below.  As used herein, “Outparcel” shall mean those properties described as Outparcels and Leaseable Building Pads on Schedule 1.2 hereto.  In connection with any termination permitted pursuant to this Section, Tenant agrees to execute and deliver any instrument reasonably necessary or appropriate to facilitate said action, including, if requested by Landlord, a cross easement agreement and a subordination of this lease to any Condominium Documents or other Property Documents created in connection with , subject to Tenant’s receipt of:

 a plot plan identifying the location of the applicable Outparcel;

 a metes and bounds description of such Outparcel;

 an amendment to the legal description attached as an exhibit to this Lease implementing the proposed release, including a metes and bounds description of the portion of the Land at the relevant Leased Property that will continue to be subject to this Lease after the proposed termination; and

 copies of all Property Documents or Condominium Documents created in connection with the release of such Outparcel that will affect the remaining Leased Property.

1.3. Uneconomic Property.

(a) Subject to the terms of this Section, if, at any time during the Term, in the good faith judgment of Tenant (as evidenced by an Officer’s Certificate on behalf of Tenant which describes the basis for such judgment), any Leased Property becomes or imminently will become uneconomic or Unsuitable for its Primary Intended Use, and will remain uneconomic or unsuitable for such use for the foreseeable future or Tenant otherwise desires that a Leased Property be terminated from this Lease (in each case, any such Leased Property, an “Uneconomic Property”), then, Tenant shall have the right (but, except to the extent provided in Section 1.3(d), not the obligation), so long as no Event of Default shall have occurred and be continuing, to request the termination of the Lease with respect to such Uneconomic Property in accordance with the terms of this Section.  Tenant shall signify its election to exercise such option by giving notice (each, a “Tenant Termination Election Notice”) of the election to Landlord and Landlord’s Lender, accompanied by the Officer’s Certificate described in the immediately preceding sentence.  Upon receipt of a Tenant Termination Election Notice, Landlord shall use reasonable, good faith efforts in cooperation with Tenant to market and sell such Uneconomic Property.

The Lease shall continue with respect to such Uneconomic Property until Landlord sells the same for net sales proceeds to Landlord in an amount not less than the Required Release Amount corresponding to such Uneconomic Property as of the date of sale.

If Landlord (x) sells such Uneconomic Property for not less than Release Price and (y) Tenant pays Landlord the amounts (if any) required pursuant to Sections 1.3 (b), (c) and (d) hereof simultaneously with any such sale of a Leased Property, then the Lease shall terminate with respect to such Uneconomic Property as of the closing of such sale and Tenant shall vacate such Uneconomic Property at or prior to such closing.

Notwithstanding anything to the contrary contained herein, Landlord shall in no event be required to sell an Uneconomic Property (and its efforts to sell shall be deemed reasonable and in good faith it if is unable to sell an Uneconomic Property) for an amount less than the greater of the Applicable Amount or the then applicable Required Release Amount unless Tenant, without obligation to do so and acting in its sole discretion, pays Landlord simultaneously with the closing of the sale of such Uneconomic Property the difference between the sales price and the Required Release Amount.

(b) Tenant hereby agrees to pay all expenses in connection with any actions taken pursuant to this Section, including all out-of-pocket expenses and costs incurred by Landlord, regardless whether a sale of an Uneconomic Property is ultimately effected, including fees and costs of: audits; travel; accounting services; environmental and engineering reports; credit reports; appraisals; property evaluations; preparation, negotiation, execution and delivery of documents; attorneys’ fees and expenses of Landlord; transfer, transfer gains, intangibles, deed and mortgage recording taxes; title insurance; survey; and document recordings and filings and any fees, costs or expenses incurred or payable by Landlord pursuant to or under Landlord’s Loan Documents in connection therewith.

(c) Upon the termination of the Lease with respect to an Uneconomic Property or any Go Dark Leased Property or any Go Dark Purchase Option Property pursuant to clause (a) above, Tenant shall, in addition to any amounts payable pursuant to clause (b) above, pay Landlord an amount equal to the then present value (using a discount rate of 5%) of the excess, if any, of (A) the Base Rent payable in respect of such Uneconomic Property for the remainder of the Term (using, for this purpose the Base Rent Reduction Amount for such Leased Property) over (B) the then Fair Market Rental of such Uneconomic Property for the remainder of the Term.

(d) In addition to the foregoing, if a Leased Property shall not be open for business such that it would be characterized as a Go Dark Leased Property, then Tenant shall be obligated to request a termination of such Leased Property in accordance with and subject to the conditions and provisions of Section 1.3(a).  Further, if a Leased Property is a Go Dark Purchase Option Property and if the restaurant on such Leased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Leased Property, then Tenant shall be obligated to request a termination of such Leased Property in accordance with and subject to the conditions of the provisions of this Section 1.3, unless the holder of such right has waived its right of first offer, right of first refusal or other rights.

(e) The provisions of this Section 1.3 shall be null, void and of no further force or effect and Tenant shall have no further termination rights pursuant to this Section 1.3 upon a foreclosure or delivery of a deed in lieu of foreclosure pursuant to the Landlord’s Loan Documents unless the event giving rise to such right of Landlord’s Lender to foreclose was not the result of an Event of Default.

(f) The provisions of this Section 1.3 shall not apply to any termination of this Lease with respect to any Leased Property pursuant to Section 1.4 hereof, Article X hereof or any other provision of this Lease.

1.4. Construction Properties.

(a) Tenant to Complete.  Tenant shall use commercially reasonable efforts to cause each Construction Property to achieve Completion on or before the Construction Property Completion Date, in accordance with the Construction Plans and Specifications applicable to such Construction Property (other than the 1025 Winter Haven Property and 7004 Tampa Property as to which Construction Documents are not applicable).  All work required to achieve Completion shall be performed by Tenant subject to and in accordance with the terms hereof, including Article VIII and the other terms and conditions governing Alterations.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Tenant shall, on or before the Construction Property Purchase Date, purchase the Construction Property from Landlord, and Landlord shall sell such Construction Property to Tenant,  in accordance with the procedures set forth on Schedule 1.4(b).  If a Construction Property has achieved Completion prior to the Construction Property Completion Date, all rights and obligations of Landlord or Tenant under this Section 1.4(b) with respect to such Construction Property shall be void and of no further force and effect.

1.5. Term.  The term of this Lease (the “Term”) shall commence on the Commencement Date and shall expire at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. No Merger of Landlord’s Interest.  If Landlord or any Affiliate of Landlord shall purchase any fee or other interest in a Leased Property that is superior to the interest of Landlord, such as the ground lessor’s interest in a Ground Leased Property, then the estate of Landlord and such superior interest shall not merge and, without limiting the foregoing, Tenant shall continue to be liable hereunder to pay any ground rent and perform any other obligations of the lessee under such Ground Lease.  Further, in the event Landlord or any Affiliate of Landlord acquires a ground lessor’s interest in a Ground Leased Property and the term of the related Ground Lease shall have expired, then Landlord or such Affiliate shall have the right to enter into a new Ground Lease and receive from Tenant reimbursement (or payment) of ground rent in an amount equal to the same ground rent as was payable under the expired Ground Lease, increased by 5 percent, and increased again by 5 percent every fifth anniversary of the commencement of the new Ground Lease.

1.7. Limitation of Term as a Result of Ground Lease Terms.  With respect to any Ground Leased Property, the Ground Lease for which has an expiration date (taking into account any renewal options thereunder as of the date hereof or hereafter exercised) prior to the expiration of Term (taking into account any exercised renewal options hereunder), (i) this Lease shall expire with respect to such Ground Leased Property on the business day immediately preceding such Ground Lease expiration date (taking into account the terms of the following clause (ii)), and (ii) if a Ground Lease renewal option is not exercised as of the date hereof and Landlord has not (in its sole discretion) determined to exercise such renewal option, then Tenant may require Landlord to exercise such renewal term on the following terms and conditions: (1) no default on the part of Tenant hereunder or Event of Default shall have occurred and be continuing, (2) Tenant shall notify Landlord, on a date reasonably prior to the date on which such renewal option must be exercised, that Tenant wishes Landlord to exercise such renewal option, and (3) such notice shall constitute Tenant’s agreement to pay to Landlord (as and when the same become due and payable) all base and additional rent and other sums due and payable under the affected Ground Lease during such renewal term (including the portion thereof extending beyond the Term), provided that Landlord shall credit against amounts due under this clause (3), in respect of the portion of the Ground Lease renewal term, extending beyond the Term any rent and similar payments Landlord receives from any third party in consideration for the lease of the premises in respect of such portion of the Ground Lease renewal term.

1.8. Removed Properties.  In the event that any Leased Property or any portion thereof is released or terminated from this Lease pursuant to the terms hereof (each, a “Removed Property”) (including as the result of a Casualty, Condemnation or Event of Default), the date of release and termination (such date, the “Property Removal Date”) shall occur on the Rent Payment Date specified in the notice terminating the Removed Property from the Lease (except in connection with any such removal and termination in connection with a Condemnation or sale of all or any portion of a Leased Property as permitted hereunder in which case the release date shall be the purchase date or date of Condemnation) and all sums payable by Tenant hereunder, including the Rent with respect to such Leased Property to be released, shall be prorated through and including the Property Removal Date. This Lease shall terminate as to such Removed Property and such Removed Property shall be separated and removed herefrom on the applicable Property Removal Date.  As of and effective upon the applicable Property Removal Date, this Lease shall be automatically deemed amended to:  (i) delete and eliminate such Removed Property herefrom and all obligations of Tenant hereunder with respect thereto (except for any such obligations that expressly survive the termination of this Lease); (ii) exclude the applicable Removed Property from the definition of Leased Property; (iii) reduce the Base Rent by subtracting the Base Rent Reduction Amount applicable to such Removed Property from the Base Rent payable immediately prior to such removal and the amount of Additional Charges by the amounts thereof related and attributable to the Removed Property, and (iv) remove the information relevant to such Removed Property from each of the other schedules and exhibits hereto.  With respect to any Removed Property, the terms of items (i) through (iv) above shall not limit the liability of Tenant for any obligations owed by Tenant to Landlord on account of such termination or release of the Removed Property for events occurring prior to the Property Removal Date.  If requested by either party, Landlord and Tenant shall execute and enter into a confirmatory  amendment to this Lease reflecting the elimination of any Removed Property herefrom in the form attached hereto as Exhibit F.  The parties shall execute any such amendment promptly (and in any event within ten (10) Business Days) after the requesting party submits such amendment, properly filled out,  to the other for execution.

ARTICLE II.

DEFINITIONS

2.1. Definitions.  For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, (iv) the words “herein,” hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision, (v) the term “including” and words of similar import shall be deemed to be followed by the phrase “without limitation,” (vi) the term “attorneys’ fees” and “attorneys’ fees and expenses” and words of similar import shall be deemed preceded with the word “reasonable,” and (vii) the phrase “Leased Property” shall be deemed to mean a specific Leased Property or all of the Leased Property, as the context may require, and shall be deemed to be followed by the phrase “or any portion thereof”.

1025 Winter Haven Property:  The individual Leased Property located at 170 Cypress Gardens Drive, Winter Haven, Florida.

7004 Tampa Property:  The individual Leased Property located at 3665 Henderson Boulevard, Tampa, Florida.

Abatement Property: means an individual Leased Property for which Rent has been temporarily abated in whole or in part hereunder as a result of a Casualty or Condemnation.

Acceptable Blanket Policy:  As defined in Section 10.1(b)(i).

Additional Charges:  As defined in Article III.

Affiliate:  A Person or Persons directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under Common Control with the Person or Persons in question.  For the purposes of this Lease, (i) Guarantor and its Controlled Affiliates (including Tenant) shall not be Affiliates of Landlord and PRP Holdings, LLC and its Controlled subsidiaries (including Landlord) shall not be Affiliates of Tenant and (ii) the Persons listed on Schedule 2C shall be deemed to be Affiliates of Guarantor.

Alteration:  As defined in Section 8.1.

Annual Budget: The variable operating expense budget for each Leased Property prepared by Tenant for the applicable Fiscal Year or other period setting forth, in reasonable detail, Tenant’s good faith estimates of the anticipated variable operating expenses for each Leased Property, including Variable Additional Charges, Scheduled Additional Charges, sales projections and planned capital expenditures.

Applicable Amount:  The amount specified in the column titled “Applicable Amount” on Exhibit B hereto.1

Approved Bank:   A bank or other financial institution which has a minimum long-term unsecured debt rating of at least “AA” and a minimum short-term unsecured debt rating of at least “A-1+” by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least “AA” and a minimum short-term unsecured debt rating of at least “A-1+”, or their respective equivalents, by two of the Rating Agencies, but in any event one of the two Rating Agencies shall be S&P, it being understood that the AA and A-1+ benchmark ratings and other benchmark ratings in this Lease are intended to be the ratings, or the equivalent of ratings, issued by S&P.

Asset-Specific Proprietary Information:  As defined in Article XXIV.

Award:  Any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any individual Leased Property.

Base Rent:  As defined in Article III.

Base Rent Commencement Date:  As defined in Article III.

Base Rent Reduction Amount:  An amount equal to the product of (i) the Applicable Amount and (ii) the applicable Base Rent Reduction Percentage.  The Base Rent Reduction Amount for each individual Leased Property using each Base Rent Reduction Percentage are shown on Exhibit B.

Base Rent Reduction Percentage:  (a) 6.94% until the sum of the Applicable Amounts for all Removed Properties (including the Removed Property with respect to which the Base Rent Reduction Amount is being calculated) equals one-third (1/3) of the Original Combined Applicable Amount,2 and then (b) 7.19% until the sum of the Applicable Amounts for all Removed Properties (including the Removed Property with respect to which the Base Rent Reduction Amount is being calculated) equals two-thirds (2/3) of the Original Combined Applicable Amount3 and, thereafter, (c)7.44%. For purposes of this definition, “Removed Properties” shall be deemed include any Abatement Property for so long as Rent has been abated hereunder with respect thereto, with the calculation pro-rated appropriately in the case of a partial abatement of Rent.  Notwithstanding the foregoing to the contrary, in connection with a reduction of Base Rent resulting from a termination of the Lease as to a Leased Property for Casualty, Condemnation or the sale of a Construction Property pursuant to the terms hereof, the Base Rent Reduction Percentage shall equal 7.19%.

Bonds:  Appeal bonds, security bonds, payment and performance bonds or similar surety bonds issued by a surety reasonably acceptable to Landlord.

Business Day:  Any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

Cash:  Coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

Cash Management Procedures:  As defined in Article XI.

Casualty:  As defined in Section 10.2.

Close Affiliate:  With respect to any Person (the “First Person”), any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.

Commencement Date:  The date of this Lease.

Completion:  With respect to any Construction Property other than the 1025 Winter Haven Property and the 7004 Tampa Property, (i) substantial completion of all construction and/or renovation work at such Construction Property in accordance in all material respects with the Construction Plans and Specifications as evidenced by an Officer’s Certificate of Tenant and certification of a Qualified Architect; (ii) the issuance of a certificate of occupancy with respect to the applicable Construction Property; (iii) the issuance and delivery of a “date down” or equivalent endorsement to Landlord’s Title Policy and any title policy issued to Landlord’s Lender with respect to such Construction Property based on an updated title search against such Construction Property disclosing no liens, charges or encumbrances other than Permitted Encumbrances, (iv) the opening of such Construction Property for business to the general public as a Concept restaurant.

With respect to the 7004 Tampa Property, “Completion” shall mean receipt of either a release of such individual Leased Property from the Right of Way recorded in Book 1156, Page 395, as corrected in Book 1202, Page 21, or a release of a sufficient portion of such individual Leased Property from said Right of Way such that the Leased Improvements located on such individual Leased Property and the portion of such 7004 Tampa Property no longer subject to said Right of Way comply with applicable zoning requirements as if such Leased Improvements and such portion the 7004 Tampa Property comprised the entirety of such individual Leased Property (i.e. disregarding, for the purposes of determining such zoning compliance, the portion of such individual Leased Property that continues to be encumbered by said Right of Way) as evidenced by: (i) an Officer's Certificate specifying that a release in compliance with the immediately preceding sentence of such Property from the Right of Way recorded in Book 1156, Page 395, as corrected in Book 1202, Page 21 has been obtained, (ii) delivery of a "date down" or equivalent endorsement to the Title Policy and any title policy issued to Landlord’s Lender based on an updated title search against such individual Leased Property amending such title policy or policies to reflect such release and (iii) delivery of an updated survey reflecting the removal or revised location of said Right of Way meeting the requirements of Landlord’s Loan Documents.

With respect to the 1025 Winter Haven Property, “Completion” shall mean that the impervious surface coverage of such individual Leased Property is not in excess of the maximum allowed by the zoning ordinance of Winter Haven, Florida (as calculated and determined in accordance with the zoning ordinance of Winter Haven, Florida) or that the Borrower has received a final variance or waiver from compliance with such requirement from Winter Haven, Florida as evidenced by: (i) an Officer's Certificate specifying that Completion for the 1025 Winter Haven Property has been achieved and (ii) delivery of a PZR Report, or a variance, waiver or evidence of compliance from the applicable zoning authority, or similar evidence, confirming that Completion for the 1025 Winter Haven Property has been achieved.

Concept:  Each of Bonefish Grill, Carrabba’s Italian Grill, Cheeseburger in Paradise, Fleming’s Prime Steakhouse and Wine Bar, Lee Roy Selmon’s, Outback Steakhouse, Blue Coral Seafood and Spirits and Roy’s Restaurant, together with any future restaurant concept operated by Guarantor, any Concept Subsidiary or any Affiliate thereof.

Condemnation:  As defined in Section 10.3.

Concept Sublease: Each of the following Subleases (copies of which are attached hereto as Exhibit E), together with any amendments thereto, replacements thereof, and any new Sublease entered into by a Concept Subsidiary and Tenant for all or any portion of the Leased Property as and to the extent permitted under the terms and conditions of this Lease: those certain Subleases dated as of the Commencement Date between Tenant and the following Concept Subsidiaries:  Outback Steakhouse of Florida Inc., Carrabba’s Italian Grill, Inc., OS Realty, Inc., OS Developers LLC, Bonefish Grill, Inc., OS Pacific, Inc., OS Prime, Inc., OS Southern, Inc. and OS Tropical, Inc.

Concept Subsidiary:  Each of Carrabba’s Italian Grill, Inc., Outback Steakhouse of Florida, Inc., OS Realty, Inc., OS Developers LLC, Bonefish Grill, Inc., OS Pacific, Inc., OS Prime, Inc., OS Southern, Inc., OS Tropical, Inc. and any other direct or indirect wholly owned subsidiary or Affiliate of Guarantor that operates any Leased Property or Concept restaurant located thereon directly or indirectly through Affiliates or joint ventures.

Condominium Documents:  Condominium declarations; bylaws, covenants, conditions and restrictions relating to a condominium regime; and similar recorded agreements and instruments affecting any Leased Property and binding upon and/or benefiting Landlord or Tenant and other third parties as disclosed in the Title Policy or amendments thereto hereafter consented to by Tenant.

Construction Documents: With respect to each Construction Property other than the 1025 Winter Haven Property and the 7004 Tampa Property: (i)  the Construction Plans and Specifications, (ii) the budget for  the construction, in accordance with the foregoing plans and specifications, fit-out and opening of such Construction Property, through Completion, and (iii) a schedule and timeline for construction and fit-out, through Completion, of such Construction Property.

Construction Plans and Specifications:  With respect to each Construction Property other than the 1025 Winter Haven Property and the 7004 Tampa Property, the construction plans and specifications for such Construction Property.

Construction Properties:  Those individual Leased Properties set forth on Schedule 1.4(a).  To the extent any such Construction Property is a so-called “dual site” Leased Property (i.e. a single parcel of real property on which a restaurant is already being operated or on which two Construction Properties are located) that has not been legally subdivided, then for the purposes of Tenant’s obligation to purchase such Construction Property pursuant to Section 1.4(b), such Construction Property shall include the entire parcel of real estate and both such restaurants, unless on and as of the Construction Property Purchase Date, such Construction Property has been legally subdivided and is able to be released from the lien of Landlord’s Loan Documents as an “Outparcel” pursuant thereto.

Construction Property Purchase Price:  The purchase price for each Construction Property as set forth on Schedule 1.4(a).

Construction Property Completion Date:  The first anniversary of the Commencement Date.

Construction Property Purchase Date:  As defined in Schedule 1.4(b).

Continuing Directors: The directors of Holdco on the Commencement Date, as elected or appointed after giving effect to the Contemplated Transactions (as defined in Landlord’s Loan Documents), and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdco (or Guarantor after a Qualifying IPO of Guarantor) is recommended by a majority of the then Continuing Directors or such other director receives the vote of one or more of the Permitted Holders in his or her election by the stockholders of Holdco (or Guarantor after a Qualifying IPO of Guarantor).

Control:  (i) The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person.

Default:  The occurrence of any event hereunder which, but for the giving of notice or passage of time, or both, would be an Event of Default hereunder.

Depositary:  Landlord or, at Landlord’s election, Landlord’s Lender or a depositary selected by Landlord, it being agreed that different Persons may serve as Depositary at any one time and from time to time.

Disqualified Transferee:  Any proposed transferee that, (i) has (within the past five (5) years) defaulted, or is now in default, beyond any applicable cure period, of its material obligations, under any written agreement with Landlord’s Lender, any affiliate of Landlord’s Lender, any financial institution or other person providing or arranging financing; (ii) has been convicted in a criminal proceeding for a felony or that is an organized crime figure or is reputed (as determined by Landlord and Landlord’s Lender in their sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law that was not dismissed prior to the entry of an order for relief; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (viii) has been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

Eligible Collateral:  U.S. Government Securities, Debt Securities, Cash and Cash Equivalents, Bonds, Title Endorsements and Letters of Credit, or any combination of the foregoing.

Environmental Laws: Any and all of the following as applicable to Tenant and/or the Leased Property: present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities relating to any Hazardous Substances or Hazardous Substances Activity (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§9601, et seq.) as heretofore or hereafter amended from time to time).

Event of Default:  As defined in Article XII.

Fair Market Rental:  With respect to a particular Leased Property, the rental that a willing tenant not compelled to rent would pay a willing landlord not compelled to let for such Leased Property for the Primary Intended Use, excluding all capital improvements (as distinguished from necessary repairs and replacements) paid for by Tenant, determined in accordance with the appraisal procedures set forth in Article XXIII or in such other manner as shall be mutually acceptable to Landlord and Tenant.

First Rental Period Base Rent:  Zero and no/100 dollars ($0.00).

Fiscal Year:  Each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Lease or the portion of any such 12-month period falling within the term of the Lease in the event that such a 12-month period occurs partially before or after, or partially during, the term of the Lease.

Fiscal Quarter:  Each three month period ending March 31, June 30, September 30 and December 31.

Fixed Charge Coverage Ratio:   As of any date, the ratio of  the TTM EBITDAR of the Leased Properties to the Base Rent for the same twelve month period. For the first twelve months of the Term, the Fixed Charge Coverage Ratio shall be calculated based on notional Base Rent in respect of the relevant period prior to the Commencement Date equal to Base Rent for the applicable Leased Property.  From and after the termination of this Lease with respect to any Leased Property pursuant to Section 1.3, 1.4, 10.2, 10.3 or otherwise, the calculation of the Fixed Charge Coverage Ratio shall exclude TTM EBITDAR and Base Rent allocable to such Removed Property.

Fixtures:  All general, non-specialized building mechanical, electrical and plumbing and HVAC systems and equipment, elevators and escalators (together with all related controls equipment, parts and supplies used to service, repair, maintain and equip the foregoing), sprinkler systems, fire suppression/fire alarm systems, security system, awnings, ceiling tile and grids, restroom and utility plumbing fixtures, carpeting, hard wood flooring, domestic water heaters, brick pizza oven, and general and emergency lighting, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but excluding all items included within Tenant’s Personalty.  Without limiting the generality of the foregoing, with respect to any Concept restaurant, the term Fixtures shall specifically include the items set forth as "Fixtures" on Schedule 2D.

Founders: (i) Christopher T. Sullivan, Robert D. Basham and J. Timothy Gannon; (ii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) or (ii), such Person’s estate, executor, administrator or committee administering such estate; (iv) any trust created for the benefit of the Persons described in any of clauses (i) through (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in any of clauses (i) through (iv).

GAAP:  Generally accepted accounting principles from time to time in effect and as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination; provided, however, that if Tenant notifies Landlord that Tenant requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Commencement Date in GAAP or in the application thereof on the operation of such provision (or if Landlord notifies Tenant that Landlord requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Go Dark:  With respect to any Leased Property, other than a Go Dark Purchase Option Property, if the restaurant on such Leased Property (or, in the event there are two restaurants on such Leased Property, either restaurant) is not open for business to the public for a period of ninety (90) consecutive days, unless such closure (i) is a result of a Condemnation of or casualty or other damage or injury to such Leased Property or (ii) is in connection with an Alteration permitted hereunder.

Go Dark Purchase Option Property: A Leased Property having an Operating Agreement which contains a purchase right, termination right, recapture right or option that would be triggered if the applicable restaurant at such Leased Property is not open for business to the public for a period designated in such Operating Agreement, including but not limited to the Leased Properties listed on Schedule 1.3(d) which are specifically designated as having such a purchase right or option.

Governmental Authority:  Any court, board, agency, commission, office or authority of any nature whatsoever of or for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

Ground Leases: The ground leases now or hereafter identified on Schedule 1.

Ground Leased Property:  The Leased Property subject to the Ground Leases.

Guarantor:  OSI Restaurant Partners, LLC, a Delaware limited liability company.

Guarantor Change of Control: The earliest to occur of:

(a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdco; provided that the occurrence of the foregoing event shall not be deemed a Guarantor Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdco or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of common stock of Holdco equal to an amount more than fifty percent (50%) of the amount of common stock of Holdco owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Commencement Date and such ownership by the Permitted Holders represents the largest single block of voting securities of Holdco held by any Person or related group for purposes of Section 13(d) of the Exchange Act, or

(ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any one or more of the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under such Act), directly or indirectly, of more than thirty-five percent (35%) of the then outstanding voting stock of Holdco (or Guarantor in the case of a, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdco shall consist of a majority of the Continuing Directors; or

(b)  at any time prior to a Qualifying IPO of Guarantor, Guarantor ceasing to be a directly or indirectly wholly owned subsidiary of Holdco.

Guarantor Facility: The credit facilities provided under the Credit Agreement dated as of the Commencement Date by and among Guarantor, as borrower, Holdco, Deutsche Bank AG, New York Branch, as Administrative Agent and the other lenders party thereto, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

Guaranty:  The Guaranty of this Lease executed by Guarantor in favor of Landlord, a copy of which is attached hereto as Exhibit D.

Hazardous Substances:  Any of the following: (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity” and (ii) any petroleum, natural gas, natural gas liquid, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or reduction of crude oil, natural gas, or geothermal resources.  Without limiting the foregoing, Hazardous Substances shall also include asbestos and asbestos-containing materials and polychlorinated biphenyls.

Holdco:  OSI HoldCo, Inc., a Delaware corporation.

Holdings:  Kangaroo Holdings, Inc., a Delaware corporation.

Institutional Lender:  Any one or more of the following: a bank, investment bank, trust company, broker-dealer, insurance company, separate account, pension fund, retirement plan, governmental agency, real estate investment trust, investment company, investment company adviser or pension fund adviser, or any Affiliate of any of the foregoing, in each case, whether acting for its own account or as a trustee, fiduciary or agent of others.

Insurance Premiums:  As defined in Section 10.1(d).

Interest Rate:  The rate of interest, as of any date, equal to one month LIBOR, as reasonably determined by Landlord, plus 175 basis points.

Insurance Requirements:  All terms of any insurance policy required hereunder covering or applicable to the Leased Property, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Leased Property or any use of the Leased Property.

Inventory:  As defined in and subject to the provisions of the Uniform Commercial Code as in effect in the State of New York.

Land:  As defined in Article I with respect to the Leased Property.

Landlord:  Private Restaurant Properties, LLC and its successors and assigns.

Landlord Liens:  Liens on or against the Leased Property or this Lease or any payment of Rent (i) in favor of any taxing authority by reason of any tax excluded from the definition of “Taxes” hereunder owed by Landlord or (ii) securing Landlord’s Debt or (iii) any new, or any amendment to any existing, easements, rights of way, restrictions or other encumbrances described in clause (e) of the definition of Permitted Encumbrances hereafter granted or entered into by Landlord which are not consented to by Tenant, such consent not to be unreasonably withheld.

Landlord’s Debt:  Collectively, (a) that certain mortgage loan in the original principal amount of $475,000,000 made by Landlord’s Lender to Landlord, (b) that certain first mezzanine loan in the original principal amount of $116,000,000 made by Landlord’s Lender to PRP Mezz 1, LLC, (c) that certain second mezzanine loan in the original principal amount of $100,000,000 made by Landlord’s Lender to PRP Mezz 2, LLC, (d) that certain third mezzanine loan in the original principal amount of $50,000,000 made by Landlord’s Lender to PRP Mezz 3, LLC and (e) that certain fourth mezzanine loan in the original principal amount of $49,000,000 made by Landlord’s Lender to PRP Mezz 4, LLC, as the same may be modified, increased, reinstated or refinanced from time to time.

Landlord’s Lender:  Collectively, German American Capital Corporation, a Maryland corporation, and Bank of America, N.A., a national banking association, together with their respective successors and assigns and any other lender in respect of Landlord’s Debt.

Landlord’s Loan Documents:  The instruments and agreements evidencing, establishing and securing Landlord’s Debt as of the date hereof as set forth on Schedule 2A.  In any instance in this Lease in which Tenant (and any Person claiming by, through or under Tenant) is obligated to comply with or perform in accordance with or subject to Landlord’s Loan Documents, Tenant (and such Person) shall not be so obligated to the extent that any new or amendment to any existing Landlord’s Loan Documents impose any additional obligation, duty or liability on Tenant (or such Person) or diminish any right of Tenant (or such Person) provided for hereunder or would require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease, as determined by Tenant’s or its Affiliates’ auditors.

Lease Security:  As defined in Section 3.1(g).

Lease Year:  Any Fiscal Year or portion thereof during the Term.

Leased Improvements:  As defined in Article I.

Leased Property:  As defined in Article I.

Legal Requirements:  All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Landlord, Tenant or the Leased Property, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant, at any time in force affecting the Leased Property (other than any subleases, this Lease, and service contracts and other similar agreements now in effect or hereafter entered into in the ordinary course of Tenant’s or any Subtenant’s business), including any which may (i) require repairs, modifications or alterations in or to the Leased Property, or (ii) in any way limit the use and enjoyment thereof.

Letter of Credit:   An irrevocable, unconditional, transferable, clean sight draft letter of credit, in favor of Landlord and entitling Landlord to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Landlord and issued by an Approved Bank.  If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) the Letter of Credit is due to expire prior to the Tenant being entitled to the return thereof, Landlord shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Lease as Eligible Collateral, unless Tenant shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Landlord that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of said Letter of Credit.

LIBOR:   The rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one one-hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars in an amount equal to One Million Dollars ($1,000,000) for a one (1) month period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Interest Determination Date or, if such rate does not appear, as reasonably determined by Landlord.

Lien:  Any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Leased Property or Tenant, or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, notice or other instrument and mechanics’, materialmen’s and other similar liens and encumbrances.

Limited Default Event:  An Event of Default arising out of or resulting from breach of the following provisions of the Lease:  Section 26.13.

Litigation Costs:  All costs reasonably incurred by Landlord, as applicable, in connection with the successful enforcement by Landlord against Tenant of any provision of this Lease, including attorneys’ fees and expenses, court costs and reasonable consultants’ fees and expenses.

Material Alteration:  Any Alteration the cost of which is reasonably anticipated to exceed the Threshold Amount.

Material Sublease: Any Sublease (but not including any Concept Sublease or RLP Sublease) to a single Tenant covering the lesser of (a) 3,000 or more square feet or (b) more than 50% of the square feet, in either case, of the rentable area of the improvements located on any individual Leased Property.

Material Sublease Approval Threshold:  Material Subleases with respect to individual Leased Properties having, in the aggregate, designated Applicable Amounts equal to or greater than 5% of the Original Combined Applicable Amount.

Notice:  As defined in Article XXII (regardless whether the same is capitalized herein).

Occurrence Date:  As defined in Section 12.5

Officer’s Certificate:  A certificate made by an individual authorized to act on behalf of Landlord or Tenant, as applicable.

Operating Agreements:  Reciprocal easement and/or operating agreements; recorded covenants, conditions and restrictions; and similar recorded agreements affecting any Leased Property and binding upon and/or benefiting Landlord or Tenant and other third parties as disclosed in the Title Policy or hereafter consented to by Tenant.

Original Combined Applicable Amount:  An amount equal to the sum of the Applicable Amounts for the Leased Property on and as of the Commencement Date.4

Other Charges:  All governmental impositions other than Taxes, and any other governmental or quasi-governmental charges, including vault charges and license fees for the use of vaults, chutes and similar areas appurtenant to the use of a Leased Property, now or hereafter levied or assessed or imposed against any Leased Property or any part thereof (subject to the same exclusion set forth in the proviso in the definition of “Taxes”).

Outparcel:  As defined in Section 1.2.

Overdue Rate:  On any date, a rate equal to the Interest Rate plus 3%, but in no event greater than the maximum rate then permitted under applicable law.

Permitted Encumbrances : Collectively, (a) all Liens disclosed in the Title Policy, (b) Liens, if any, for Taxes or Other Charges not yet payable or delinquent or which are being diligently contested in good faith in accordance with this Lease, (c) Liens in respect of property or assets imposed by law incurred in the ordinary course of business or in the conduct of Alterations and Restorations, such as carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s and other similar Liens arising in the ordinary course of business or in the conduct of Alterations and Restorations for sums which are not more than thirty (30) days past due or that are being diligently contested in good faith in accordance with the terms hereof, (d) Liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business that are being diligently contested in good faith in accordance with the terms hereof, (e) Subleases permitted pursuant to this Lease, (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances (including any of such matters incurred or entered into by Tenant in the ordinary course of business) which in each case do not diminish in any material respect the value of the affected Leased Property or affect in any material respect the validity, enforceability or priority of this Lease or the Liens created by Landlord’s Loan Documents, (g) any judgment Lien provided that the judgment it secures shall have been discharged of record or the execution thereof stayed pending appeal within 30 days after the entry thereof or within 30 days after the expiration of any stay, as applicable; (h) such other Liens and title and survey exceptions that constitute “Permitted Encumbrances” under Landlord’s Loan Documents and (i) such other title and survey exceptions as Landlord has approved or may approve in writing.  In addition, “Permitted Encumbrances” shall include any Landlord Liens, but not for purposes of determining Tenant’s obligations and, except where the terms of this Lease expressly require Tenant to comply with or perform the covenants and obligations of Landlord’s Loan Documents, Tenant shall not be deemed to have agreed to comply with or perform said covenants or obligations of Landlord’s Loan Documents, notwithstanding that Tenant is obligated to observe or perform the Permitted Encumbrances or Property Documents.  Further, the term “Permitted Encumbrances” shall not include any new, or any amendment to any existing, easements, rights of way, restrictions or other encumbrances described in clause (f) of the foregoing definition unless Tenant shall have consented thereto.

Permitted Fund Manager:  Any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, and (ii) not subject to a bankruptcy proceeding.

Permitted Holders:  Each of the Sponsors, the Founders and members of management of Holdco (or its direct parent) who are holders of equity interests of Holdco (or any of its direct or indirect parent companies) on the Closing Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors, Founders and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the voting stock of Holdco or any of its direct or indirect parent companies.

Permitted Transferee:  Any entity that, together with its Close Affiliates (i) is experienced in owning and/or operating properties similar to the Leased Property, (ii) (a) has a net worth, as of a date no more than six (6) months prior to the date of the transfer of at least $1 Billion and (b) immediately prior to such transfer, controls real estate assets of at least $1 Billion, (iii) owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 500 restaurant properties (excluding the Leased Property) containing not fewer than 3,000,000 rentable square feet in the aggregate and (iv) is not a Disqualified Transferee.

Person:  Any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

Personal Property: All tangible and/or intangible personal property of any kind or nature, Inventory, equipment, furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, investment property, contract rights, accounts, accounts receivable, intellectual property, franchises and licenses, certificates and permits obtained by Tenant, Guarantor and its Affiliates or any Subtenant for its own business, in each case, of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as in effect in the State of New York) which are located within or about the Leased Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

Policies:  As defined in Section 10.1.

Portfolio Four-Wall EBITDAR:  For any period, earnings from restaurant and related operations at the Leased Property (after deducting compensation payable directly or indirectly to restaurant employees in the nature of regular salaries, wages and bonuses but prior to any deductions, without duplication, for payment of management services fees to any management partnerships owned by employees or other partners which are based upon earnings or cash flow, elimination of  minority partner interests or distributions payable to partners and joint venturers) plus, to the extent deducted in determining such earnings:

i.           interest expense,

ii.           income taxes,

iii.           depreciation and amortization,

iv.           any rental expense on real property,

v.           regional office allocation and corporate-level overhead expense (including marketing, insurance, accounting and supervision expense allocable to the restaurant-level for internal accounting purposes),

vi.           royalty charges from affiliates,

vii.           pre-opening expenses and restructuring expenses,

viii.           provisions for impairments, closings and disposals, and

ix.           any non-cash charges (whether positive or negative including but not limited to gains/ losses on sales of assets, provisions for restatement of prior periods and non-cash compensation expense, including Partner Equity Program expense).

Pre-approved Transferee: Any of the entities set forth on Schedule 2B hereof, or any Close Affiliates thereof, provided any of the foregoing entities or their Close Affiliates shall only be a “Pre-approved Transferee” if (i) such entity continues to be Controlled by substantially the same Persons Controlling such entity as of the Commencement Date or if such Pre-approved Transferee is a publicly traded company, such Pre-approved Transferee continues to be publicly traded on an established securities market, (ii) there has been no material adverse change in the financial condition or results of operations of such entity since the Commencement Date and (iii) such entity and its Close Affiliates together own, have under management or act as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 500 restaurant properties (excluding the Leased Property) containing not fewer than 3,000,000 rentable square feet in the aggregate.

Primary Intended Use:  As defined in Section 6.1.

Property Documents:   Collectively, the Permitted Encumbrances, Ground Leases, Operating Agreements and Condominium Documents.

Property Removal Date:  As defined in Section 1.8.

Proprietary Information:  As defined in Article XXIV.

Qualified Architect:  Any experienced architect, engineer or construction manager, which may be an employee of Tenant or one of its Affiliates, licensed or registered in the jurisdiction where the applicable Leased Property is located, if required by the laws of such jurisdiction, and has at least five (5) years of architectural experience.

Qualifying IPO:  The issuance by Holdco, any direct or indirect parent of Holdco, any subsidiary of Holdings that, directly or indirectly, owns 100% of the issued and outstanding equity interests of Guarantor or Guarantor of its common equity interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

Rating Agencies:  Any one or more of the following designated by Landlord: Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., Moody’s Investors Service, Inc., and Fitch Ratings, Inc. or any other nationally-recognized statistical rating agency selected by Landlord.

Release Amount:  The designated Release Amount applicable to such Leased Property as set forth on Exhibit B attached hereto.5

Release Price:  With respect to each Leased Property as of the time of determination, the product of the designated Release Amount applicable to such Leased Property and the applicable Release Price Percentage.

Release Price Percentage:  As of the date of determination, the percentage applicable to the range of the aggregate Release Amounts of the Leased Property that would remain subject to the Lease immediately following such Release, as set forth in the following table:

Range of Aggregate Release Amount Remaining Following Release*	Release Price Percentage
From $888,889,500 to and including $755,566,0756	100%
Less than $755,566,075 to and including $622,222,6507	110%
Less than $622,222,650 to $0.00	115%
*The Release Amount attributable to a Construction Property shall be included in the calculation of the aggregate Release Amount upon Completion.

Notwithstanding the foregoing to the contrary, in connection with the sale of a Construction Property pursuant to the terms hereof, the Release Price Percentage shall equal 100%.

Removed Property:  As defined in Section 1.8.

Rent:  Collectively, (i) the Base Rent and (ii) Additional Charges.

Rental Period.  As defined in Article III.

Rent Payment Date.  As defined in Article III.

Requesting Parties:  As defined in Article XXIV.

Required Alteration:   As defined in Section 8.1.

Reserve Limitation:  As defined in Section 3.1(g).

Reserve Make-Whole Payment:  In connection with the payment of any installment of Taxes, insurance premiums or other Additional Charges by Landlord out of Lease Security, an amount equal to the lesser of (i) the Reserve Shortfall Amount and (ii) the amount of the installment of Taxes, insurance or other Additional Charge that is to be paid.

Reserve Shortfall Amount:  As defined in Section 3.1(g).

Reserve Makeup Amount:  As of the date of determination, an amount equal to the lesser of (x) the Reserve Shortfall Amount and (y) the excess of the Reserve Limitation over the Lease Security then being held by Landlord.

Restoration:  As defined in Section 10.2.

Reuters Screen LIBOR01 Page:  The display page currently so designated on the Reuters Monitor Money Rates (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying comparable rates or prices).

RLP Subleases:  The Subleases listed on Schedule 8.2(c) between a Concept Subsidiary, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Leased Property, together with any new Sublease entered into between a Concept Subsidiary, as sublandlord, and Guarantor or any Affiliate of Guarantor or any joint venturer with Guarantor or any Affiliate of Guarantor, as sub-subtenant, and any amendments or modifications thereto or replacements thereof.

Scheduled Additional Charges: As defined in Article III.

Scheduled Lease Payments: As defined in Article III.

Securities Act:  The Securities Act of 1933, as amended

Separate Lease:   As defined in Section 26.16.

Sponsors:  Bain Capital Partners, LLC and Catterton Partners, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

State:  The State or Commonwealth in which the particular Leased Property is located.

Sublease.  Any lease, sublease, license agreement or occupancy agreement entered into by Tenant or any person claiming by through or under Tenant affecting all or any portion of the Leased Property.

Subtenant:  A subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Leased Property pursuant to a Sublease.

Superior Interests:  As defined in Article XV.

Superior Party:  As defined in Article XV.

Taxes:  All real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents and other governmental charges now or hereafter levied or assessed or imposed against Landlord, Tenant or the Leased Property or rents therefrom or which may become Liens on Tenant’s Personalty, provided that Taxes shall not include any income, franchise, estate, inheritance or gift taxes, or any other tax imposed on or measured by the net income of Landlord, except to the extent that the same is in direct substitution for a tax that would otherwise be included within the definition of “Taxes” hereunder.

Tenant Security Period:   Any period (a) commencing on the Rent Payment Date following the conclusion of any two (2) consecutive months for which the Fixed Charge Coverage Ratio is less than 80% of the Fixed Charge Coverage Ratio on the Commencement Date and (b) ending on the day immediately preceding the Rent Payment Date following the conclusion of any two (2) consecutive months for which the Fixed Charge Coverage Ratio exceeds 80% of the Fixed Charge Coverage Ratio on the Commencement Date.

Tenant’s Personalty: Collectively, (a) all of the Personal Property and Trade Fixtures of Tenant, Guarantor and its Affiliates, (b) any licenses or other intellectual property (i) of Tenant, Guarantor and its Affiliates or any Subtenant or (ii) relating to the Concepts or the business of Tenant, Guarantor and its Affiliates or any Subtenant, and (c) any Personal Property or Trade Fixtures of third-party Subtenants, in all cases now owned or hereafter acquired. Without limiting the generality of the foregoing, with respect to any Concept restaurant, Tenant’s Personalty includes all items labeled as "Excluded Personal Property" on Schedule 2D, but expressly excludes all items labeled as "Fixtures" on Schedule 2D.

Tenant’s Termination Election Notice:  As defined in Article I.

Term:  As defined in Article I.

Threshold Amount:  With respect to each individual Leased Property, 33% of the Applicable Amount for such Leased Property (as specified on Exhibit B hereto).

Title Endorsement:  An endorsement to the Title Policy and any corresponding title insurance policy insuring the lien of Landlord’s Loan Documents in form reasonably acceptable to Landlord and Landlord’s Lender insuring Landlord and Landlord’s Lender against any loss, cost or damage incurred by such Person as a result of the foreclosure of the lien or execution of judgment specified in such endorsement or the failure of such other assurance set forth therein.

Title Policy:  The ALTA (or equivalent) title insurance policy acquired by Landlord or Landlord’s predecessor-in-interest most recently prior to the date hereof (i) naming Landlord or Landlord’s predecessor-in-interest as the insured and (ii) insuring Landlord’s or Landlord’s predecessor-in-interest’s ownership of the Leased Property subject to the exceptions and exclusions set forth therein.

Trade Fixtures:  Any furniture, furnishings, signs, machinery, equipment or improvements installed, placed or made on or to the Leased Property by Tenant or its Affiliates or any Subtenant, whether or not affixed to the Leased Property, and either (i) used for the specific purposes of the business being conducted by Tenant or any Subtenant thereon or (ii) that contains or displays the trade name or proprietary marks or intellectual property of any Concept or Subtenant, including electronic data-processing and other office equipment, refrigerators, refrigeration units, freezers, coolers, stoves, ovens, fryers, kitchen exhaust, dishwashers, bars, bar sinks and bar equipment, booths, serving stations, phone systems, computer systems, decorative lighting and chandeliers (as opposed to general, primary or emergency lighting) and trade signage, and any and all additions, substitutions and replacements of any of the foregoing; provided, however, that with respect to any Concept restaurant, the term Trade Fixtures expressly excludes any items set forth as “Fixtures” on Schedule 2D.

Transfer: To, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

TTM EBITDAR:   As of any date, on a trailing twelve months basis, Portfolio Four-Wall EBITDAR at the Leased Property.

Unavoidable Delays:  Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.

Uneconomic Property.  As defined in Article I.

Unsuitable for Its Primary Intended Use:  A state or condition at a Leased Property such that by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Tenant, reasonably exercised, the Leased Property cannot by operated on a commercially practicable basis for its Primary Intended Use.

ARTICLE III.

RENT

3.1. Rent.  Tenant will pay to Landlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Landlord may designate in writing from time to time Base Rent (as defined below).  In addition, Tenant will pay to Landlord or the Person otherwise entitled thereto all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:

For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $ 71,006,686, which amount shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Leased Property.

Base Rent for each Fiscal Year shall be payable in advance in twelve (12) equal installments, on the ninth (9th) day of each calendar month of the Term (the “Rent Payment Date”), provided that if such ninth (9th) day is not a Business Day, then the Rent Payment Date shall be the immediately preceding Business Day.  Base Rent shall be paid for the period of the ninth (9th) of each month (or, if applicable, the Commencement Date) through the eighth (8th) of the next month (or, if applicable, the expiration of the Term) (each, a “Rental Period”), provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Tenant hereby agrees to make any reasonable changes with respect to the definitions of “Rent Payment Date” or “Rental Period,” including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt.    Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Leased Property with respect to which this Lease is terminated on the applicable Property Removal Date as provided in Section 1.8.

(b) Survival.  The obligations of Tenant and Landlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Lease.

(c) Scheduled Additional Charges.  In addition to the Base Rent payable with respect to the Leased Property, Tenant shall pay and discharge as and when due and payable: Taxes and Other Charges as provided in 6.1(b), insurance premiums as required pursuant to Article X and all fixed charges due under the Property Documents in respect of the Leased Property (collectively, “Scheduled Additional Charges” and, together with Base Rent, “Scheduled Lease Payments”).  As and to the extent required under Section 3.1(e), Tenant shall pay Scheduled Additional Charges to Landlord, on a monthly installment basis on each Rent Payment Date as follows:

 Taxes and Other Charges.  Tenant shall pay all Taxes and Other Charges as set forth in Section 6.1(b) herein, in advance in equal monthly installments.

 Insurance Premiums.  During any period that an Acceptable Blanket Policy satisfying the requirements of Section 10.1(b) is not in full force and effect, Tenant shall pay on each Rent Payment Date one twelfth (1/12) of the annual amount of all premiums for the insurance coverage required to be maintained pursuant to Article X hereof (without regard to the Acceptable Blanket Policy).

 Fixed Charges Under Property Documents.                                                                           Tenant shall pay all fixed charges and other fixed or scheduled amounts due under the Property Documents.  For such amounts as are payable on a monthly basis, Tenant shall pay on each Rent Payment Date the amount next coming due.  For such amounts as are payable on some other basis, Tenant shall pay on each Rent Payment Date, the portion of the amount next coming due.

(d) Variable Additional Charges.  In addition to the Scheduled Lease Payments payable with respect to the Leased Property, Tenant shall pay and discharge as and when due and payable the following (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”):

 Utility Charges.  Tenant shall pay all charges for electricity, power, gas, oil, water, sanitary and storm sewer, refuse collection, security, common area or association charges, dues or assessments, variable charges under the Operating Agreements and other utilities used or consumed in connection with the applicable Leased Property during the Term.

 Other Amounts.  Tenant shall pay, as Additional Charges, all other amounts, liabilities and obligations that Tenant assumes or agrees to pay under this Lease, including all of its indemnification obligations set forth herein.

 Late Payment of Base Rent.  If any Base Rent shall not be paid on its due date, Tenant will pay to Landlord on demand, as Variable Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such Scheduled Lease Payment, from the due date of such Scheduled Lease Payment to the date of payment thereof.

 Late Payment of Additional Charges.  If any payment of Additional Charges (but with respect to Variable Additional Charges, only those Variable Additional Charges which are payable directly to Landlord, if any) shall not be paid within five (5) Business Days after such payments are due and payable, Tenant will pay to Landlord on demand, as Variable Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such payment, from the due date of such payment to the date of payment thereof.

(e) Additional Charge; Escrow of Scheduled Lease Payments.  To the extent that Tenant timely pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.  If and to the extent required by Landlord’s Loan Documents, Tenant shall deposit each Scheduled Lease Payment (to the extent required to be paid to Landlord hereunder) into an escrow account (the “Escrow Account”) designated by Landlord (which designation shall be irrevocable without the consent of Landlord’s Lender) under the sole dominion and control of Landlord (or Landlord’s Lender), on the Rental Payment Date on which such Scheduled Lease Payment is due hereunder.  Landlord shall apply the amounts so deposited to the payment of Scheduled Lease Payments, and, upon an Event of Default under the Lease, to such other amounts due and owing to Landlord from Tenant as Landlord shall elect.  In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost that may be added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Rent.  Landlord shall have the right to have the Escrow Account held with a Depositary.  Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing and pursuant to the terms of Section 10.1(b), Tenant shall not be required to pay any amounts to Landlord in respect of insurance premiums for insurance required to be maintained hereunder that is maintained under blanket policies and, with respect to any other policies required to be maintained hereunder, so long as Landlord’s Lender does not require Tenant to pay such amounts to Landlord.

(f) Escrow of Rent During Tenant Security Period or Event of Default.  In consideration of Landlord’s waiver of a customary security deposit upon the commencement of the Lease, during the continuance of a Tenant Security Period or an Event of Default, without limitation of Landlord’s other remedies hereunder or the provisions of clause (e) above requiring Scheduled Lease Payments to be deposited into the Escrow Account, Tenant shall deposit into the Escrow Account on each Rent Payment Date in addition to the applicable Scheduled Lease Payment in respect of such Rental Period to be deposited in the Escrow Account pursuant to Section 3.1(e), an amount equal to Landlord’s reasonable estimate of Variable Additional Charges in respect of the applicable Rental Period.  Landlord shall either apply amounts so deposited to the payment of Variable Additional Charges or, to the extent Tenant pays any such Variable Additional Charges directly to the person entitled thereto (other than as a result of the Reserve Limitation described below) will promptly reimburse Tenant for its payment of such amounts, and, upon an Event of Default, Landlord may apply such amounts to such other amounts due and owing to Landlord from Tenant as Landlord shall elect.  Notwithstanding the foregoing, Tenant may pay any Variable Additional Charges directly to the person entitled thereto and elect not to seek reimbursement from the Escrow in which event Tenant shall not thereafter have any obligation to deposit Variable Additional Charges in the Escrow unless and to the extent that on any Rent Payment Date the balance in the Escrow Account is less than Tenant would otherwise be required to deposit on such Rent Payment Date in respect of Variable Additional Charges.  Upon the expiration of any such Tenant Security Period or cure of any such Event of Default, Landlord shall, or shall cause Landlord’s Lender to, return to Tenant promptly after Tenant’s request, any amounts deposited pursuant to this Section 3.1(f) not applied to the payment of Variable Additional Charges or otherwise as permitted pursuant to this Lease.

(g) Limit on Reserves, Deposits and Collateral Provided By Tenant.  Notwithstanding anything herein to the contrary, the aggregate amount of Base Rent and Additional Charges deposited with Landlord pursuant to Section 3.1(e) or (f), whether in an Escrow Account or otherwise (excluding any installment of Base Rent paid on or in respect of (but no more than 5 Business Days prior to) any Rental Payment Date in respect of the Rental Period commencing on such Rental Payment Date), and Eligible Collateral provided to Landlord in connection with Required Alterations (collectively, “Lease Security”) shall not exceed at any one time an amount equal to two (2) monthly installments of Base Rent  as then in effect (the “Reserve Limitation”) and Tenant shall not be required to deposit Additional Charges into an Escrow Account or otherwise with Landlord or post any Eligible Collateral for a Required Alteration that would result in the Landlord holding Lease Security in excess of the Reserve Limitation.  Landlord shall promptly return to Tenant any Lease Security in excess of the Reserve Limitation.  If and to the extent that, but for the Reserve Limitation, Tenant would be required to make payments to Landlord, pursuant to Section 3(e), or otherwise to deposit or post Lease Security in excess of the Reserve Limitation (the amount of such excess, from time to time, the “Reserve Shortfall Amount”), then: (i) at such time as the Lease Security falls below the Reserve Limitation as a result of the application thereof  by Landlord to pay Taxes, insurance premiums or other Additional Charges as and to the extent permitted hereunder, then Tenant shall deposit with Landlord on the next Rent Payment Date that is not less than ten (10) Business Days after notice thereof from Landlord, in addition to the Rent otherwise due and payable to Landlord on such Rent Payment Date  additional Lease Security in an amount equal to the Reserve Makeup Amount and (ii), Tenant shall, as an administrative convenience to and if requested by Landlord, make a Reserve Make-Whole Payment in respect of any installment of Taxes, insurance premiums and other Additional Charges that becomes due and payable, which payment shall be made on a date no sooner than ten (10) Business Days after notice from Landlord and not more than five (5) Business Days prior to the due date for the applicable installment of Taxes, insurance premiums or other Additional Charges and shall be applied by Landlord to the payment of the applicable installment of  Taxes, insurance premiums or other Additional Charges prior to the application of any Lease Security to the payment thereof.  For the sake of clarity, it is understood and agreed that no more than one installment of Scheduled Lease Payment shall be made on any Rent Payment Date and that such installment of Scheduled Lease Payments shall be applied to the Base Rent payable in respect of the Rental Period commencing on such Rent Payment Date and otherwise to the payment of Scheduled Additional Charges, as and when the same are due and payable, or as otherwise expressly permitted pursuant to the terms hereof.

3.2. Net Lease.  The Base Rent, as well as such Additional Charges as are due and payable to Landlord, shall be paid absolutely net to Landlord, so that this Lease shall throughout the Term yield to Landlord the full amount of the installments of Base Rent, as well as any payments of Additional Charges payable to Landlord, subject to any other provisions of this Lease which expressly provide for adjustment or abatement of Rent or other charges. It is the intention of the parties that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and that the Base Rent, Additional Charges and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the obligations to pay or perform the same shall be terminated or abated pursuant to the express provisions of this Lease.  This is a net Lease and Base Rent, Additional Charges and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without any counterclaim, abatement, deduction, deferment, setoff, recoupment, suspension, diminution, reduction or defense except as otherwise expressly provided herein.

ARTICLE IV.

TERMINATION; ABATEMENT

4.1. No Termination, Abatement, etc.  Except as otherwise specifically provided herein, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property from whatever cause or any taking of the Leased Property, (b) the interruption or discontinuance of any service or utility servicing the applicable Leased Property, (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.  Except as otherwise specifically provided herein, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder.  The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions this Lease.   In any instance where, after the occurrence of an Event of Default, Landlord retains funds which, but for the occurrence of such Event of Default, would be payable to Tenant, Landlord shall refund such funds to Tenant to the extent the amount thereof exceeds all amounts then payable by Tenant under this Lease plus the amount necessary to compensate Landlord for any cost, loss or damage incurred by Landlord in connection with such Event of Default.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease, provided that, until the expiration or earlier termination of this Lease, all capital improvements and additions made by Tenant, at Tenant’s expense, to any Leased Property shall be the property of Tenant and, upon the expiration or earlier termination of this Lease, title to such improvements, additions and replacements shall vest in Landlord.

5.2. Tenant’s Personalty.  Tenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land or in any of the Leased Improvements any items of Tenant’s Personalty, and Tenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Tenant shall, or shall use commercially reasonable efforts to cause its Subtenants to (through the prudent exercise of its rights and remedies, as Sublandlord, under the Subleases), provide and maintain during the entire Lease Term all such Tenant’s Personalty as shall be necessary to operate each Leased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Tenant’s Personalty not removed by Tenant within thirty (30) days following the expiration or earlier termination of this Lease with respect to such Leased Property where such Tenant’s Personalty is located shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Tenant Covenants.  Tenant hereby covenants and agrees with Landlord that:

(a) Existence; Use of Leased Property; Legal Compliance; Insurance.

(i) Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises as necessary in the conduct of its business on the Leased Property and comply in all material respects with all Legal Requirements and all Property Documents applicable to it and the Leased Property in connection therewith.  Subject to Landlord’s obligations under Articles X and XI, Tenant shall at all times maintain and preserve the Leased Property and shall keep the Leased Property in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals and replacements.  Tenant will operate, maintain and repair the Leased Property in material compliance with all Legal Requirements and all Property Documents, and will not cause or allow the same to be misused or wasted or to deteriorate, reasonable wear and tear excepted.

(ii) Tenant may use the applicable Leased Property and the Leased Improvements thereof for (x) their current purpose as a full service restaurant (including any of the Concepts) and, provided the same are permitted pursuant to the terms of the applicable Property Documents, for such other uses as may be necessary or incidental to such use (such use, the “Primary Intended Use”), (y) such other current uses of the Leased Property as of the date hereof that are not prohibited by the applicable Property Documents or other provisions hereof and (z) in connection with any Sublease any individual Leased Property (or portion thereof), any other lawful use not prohibited by the applicable Property Documents so long as the remainder of such individual Leased Property is used for the Primary Intended Use.  Tenant shall not use the applicable Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  No use shall be made or permitted to be made of a Leased Property, and no acts shall be done, that will cause the cancellation of any insurance policy covering such Leased Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about such Leased Property any article which may be prohibited by applicable law or by Insurance Requirements.  Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property.

(b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.

(i) Subject to the provisions of Section 6.1(b)(ii) and Sections 3.1(e) and (f), Tenant shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Leased Property prior to the date on which such sums become delinquent.  Tenant will deliver to Landlord, upon request, receipts for payment or other evidence satisfactory to Landlord that the Taxes and Other Charges have been so paid (provided Tenant shall not be required to furnish such receipts for payment of Taxes in the event such Taxes have been (or were to have been) paid by Landlord, pursuant to Section 3.1 (e) or (f) or Landlord’s Loan Documents.  Subject to the provisions of Section 6.1(b)(ii) and other than Permitted Encumbrances, Tenant shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Leased Property, and shall promptly pay for all utility services provided to the Leased Property.  Subject to Section 6.1(b)(ii), Tenant shall pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on any Leased Property, or on the rents arising therefrom.

(ii) After prior written notice to Landlord, Tenant, at its own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Leased Property (other than this Lease or Landlord’s Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Event of Default has occurred and remains uncured, except for an Event of Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the Leased Property, Tenant or Landlord, or adequate time shall at all times remain prior to such collection, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is subject and shall not constitute a default thereunder, (D) neither any Leased Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (E) (x) with respect to any contested Taxes or Other Charges or Liens where the failure to pay the same, if the contest is determined adversely to Tenant, would result in a Lien senior to the Lien of Landlord’s Lender or the interest of Tenant hereunder (excluding, however, any “CAM” or common area maintenance or similar charges payable under Property Documents), then Tenant shall have furnished Landlord with Eligible Collateral as security (in an amount reasonably approved by Landlord and required by Landlord’s Loan Documents) to insure the payment of any such Taxes or Other Charges, in each case together with all reasonably anticipated interest and penalties thereon, and  (y) with respect to other matters contested under this clause (ii), including “CAM” or common area maintenance and similar charges payable under Property Documents, Tenant shall have made adequate reserves on its financial statements for such contests; provided that, to the extent matters contested under this clause (y) exceed $15 million in the aggregate, the Tenant shall furnish Landlord with Eligible Collateral as security in the amount of such excess, (F) in the case of an Insurance Requirement, the failure of Tenant to comply therewith shall not impair the validity of any insurance required to be maintained by Tenant hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to any Leased Property, any contest or failure to pay will not result in a discontinuance of any such service without replacement thereof, (H) in the case of any instrument of record affecting any Leased Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on any Leased Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and the removal costs for such Lien have been escrowed with Landlord or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (I) Tenant shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties which may be payable in connection therewith, (J) Tenant shall keep Landlord and Landlord’s Lender informed of the status of such contest at reasonable intervals, and (K) shall otherwise comply with any applicable requirements of Landlord’s Loan Documents to the extent the same do not impose any additional material condition on Tenant’s ability to conduct such contest to the conditions imposed under this Lease.  Landlord may pay over any Eligible Collateral or part thereof held by or on behalf of Landlord to the claimant entitled thereto at any time when, in the judgment of Landlord, the entitlement of such claimant is finally established, and Landlord shall otherwise remit any remaining such amounts to Tenant.  Landlord shall give Tenant written notice of any such payments promptly following the making thereof.  Subject to the foregoing, at Tenant’s timely request, Landlord shall not pay and shall not cause to be paid from any tax or insurance escrow account that may be maintained in connection with Landlord’s Debt the contested Taxes or Other Charges being contested.

(c) Litigation.  Tenant shall give prompt written notice to Landlord of any litigation or governmental proceeding pending or threatened in writing against Tenant or against or affecting any individual Leased Property of which it is aware and where the uninsured damages claimed or asserted are in excess of $500,000.

(d) Inspection.  Tenant shall permit agents, representatives and employees of Landlord and/or Landlord’s Lender (including any servicer or special servicer on behalf of Landlord’s Lender) to inspect the Leased Property on any Business Day at reasonable hours upon reasonable advance notice.

(e) Notice of Downgrade.  Tenant shall give Landlord reasonably prompt notice of any downgrade in the corporate family and credit ratings from Moody’s Investor Service Inc. and Standard & Poor’s, respectively, of the Guarantor.

(f) Cooperate in Legal Proceedings.  Tenant shall cooperate fully with Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Tenant or the Leased Property which may in any way affect the rights of Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Leased Property and, in connection therewith, permit Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(g) Insurance Benefits.  Tenant shall cooperate with Landlord (and Landlord’s Lender) in obtaining for Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Leased Property, and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Landlord in case of a fire or other casualty affecting any Leased Property) out of such insurance proceeds.

(h) Financial Reporting and Other Information.

 Generally.  Tenant will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis books, records and accounts as necessary to calculate the Fixed Charge Coverage Ratio in accordance with the terms hereof and to comply with applicable reporting requirements under this Lease.

 Reporting Requirements.  So long as Landlord’s Debt is outstanding, Tenant shall comply with the information keeping and reporting requirements set forth on Schedule 6.1(h) hereto, subject in all instances to the confidentiality provisions of Article XXIV hereof.

 Governmental Notices.  Tenant shall furnish to Landlord, promptly after receipt, a copy of any notice received by or on behalf of Tenant from any Governmental Authority having jurisdiction over the Leased Property as to the commencement or proposed commencement of (i) any Condemnation proceedings with respect to any Leased Property or (ii) any other proceedings, which, if determined adversely to Tenant or the Leased Property, could reasonably be expected to result in uninsured losses, costs or damages to Tenant in excess of $500,000.

(i) Business and Operations.  Tenant will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the conduct of its business at the Leased Property.

(j) Property Documents.  Tenant shall observe and perform all of the obligations of Landlord under each Property Document; provided, however, that Landlord and not Tenant shall retain, observe and perform all administrative, enforcement and other rights and obligations, if any, of Landlord as the “Declarant” (as opposed to any such rights or obligations of Landlord in its capacity as the owner of a parcel of real estate subject to such Operating Agreement) under any Operating Agreement.

ARTICLE VII.

NEGATIVE COVENANTS

7.1. Tenant’s Negative Covenants.  Tenant covenants and agrees with Landlord that it will not do, directly or indirectly, any of the following:

(a) Liens.  Subject to Section 6.1(b)(ii), Tenant shall not, without the prior written consent of Landlord, create, incur, assume, permit or suffer to exist any Lien on any portion of the Leased Property (or any of them) or any other portion of the Leased Property or any expansions or alterations that remain Tenant’s property during the Term, except (i) Permitted Encumbrances, (ii) Liens created by or permitted pursuant to Landlord’s Loan Documents and (iii) Liens for Taxes or Other Charges not yet delinquent.

(b) Zoning and Uses.  Tenant shall not (i) initiate or support any limiting change in the permitted uses of any Leased Property (or to the extent applicable, limiting zoning reclassification of any Leased Property), (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Leased Property or use or permit the use of any Leased Property in each case in a manner that would result in the existing use becoming a non-conforming use under applicable land-use restrictions (and, if any, zoning ordinances) with any materially adverse effect on the value of the Leased Property or that would violate the terms of any Legal Requirements or any Property Document, (iii) modify, amend or supplement any of the terms of any Property Document in a manner adverse in any material respect to the interests of Landlord, (iv) other than Permitted Encumbrances, impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon the Leased Property in any manner that adversely affects in any material respect the value or utility of the Leased Property, (v) execute or file any subdivision plat affecting any Leased Property, institute, or permit the institution of, proceedings to alter any tax lot comprising any Leased Property or (vi) other than Permitted Encumbrances, permit or suffer any Leased Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Tenant will, at Tenant’s expense, make any demolition, alteration, installation, improvement, expansion, reduction or decoration (each, an “Alteration”) of or to any Leased Property or any part thereof required to cause the Leased Property to comply with Legal Requirements, any Property Document or any provision of this Lease (each, a “Required Alteration”).  Tenant shall comply with the provisions of clauses (a), (d), (e) and (f) of this Section 8.1 in connection with any Required Alteration.  Tenant will not make any Alteration (other than Required Alterations), except in accordance with the following terms and conditions:

(a) The Alteration shall be undertaken in accordance with the applicable provisions of this Lease, Landlord’s Loan Documents, the Property Documents and all Legal Requirements.

(b) No Event of Default shall have occurred and be continuing and no Default shall occur as a result of such action.

(c) The Alteration shall not materially adversely affect the (i) Primary Intended Use or (ii) fair market value of the Leased Property in question (it being understood and agreed that Alterations undertaken to conform, upgrade or comply with then applicable Concept system standards shall be in compliance with this clause (c)).

(d) A Material Alteration shall be conducted under the supervision of a Qualified Architect and shall not be undertaken until ten (10) Business Days after there shall have been delivered to Landlord, for information purposes only and not for approval by Landlord, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Qualified Architect.  Such plans and specifications may be revised at any time and from time to time, provided that material revisions of such plans and specifications shall be delivered to Landlord for information purposes only.

(e) All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall be not less than the standard of quality of the materials generally used at the applicable Leased Property as of the date hereof and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.

(f) The cost of any Material Alteration shall be promptly and fully paid for by Tenant.  Unless otherwise consented to by Landlord, such consent not to be unreasonably withheld, conditioned or delayed, construction contracts for Material Alterations shall require at least 5% retainage until substantial completion and, thereafter, retainage of 105% of the cost to complete the work.  During a Tenant Security Period, no Alteration the cost of which exceeds the Threshold Amount shall be performed by or on behalf of Tenant unless Tenant shall have delivered to Landlord Eligible Collateral as security in an amount not less than the amount by which the estimated cost (as set forth in the Qualified Architect’s written estimate referred to above) of such Alteration exceeds the Threshold Amount, provided that with respect to any Required Alteration, Tenant’s obligation to deliver Eligible Collateral shall be subject to the limitations set forth in Section 3.1(g).  In addition to payment or reimbursement from time to time of Tenant’s expenses incurred in connection with any such Alteration, the amount of such security shall be reduced on any given date to the Qualified Architect’s written estimate of the cost to complete the Alteration (including any retainages being withheld by Tenant from its contractors), free and clear of Liens, other than Permitted Encumbrances.  Eligible Collateral provided by Tenant pursuant to this Section 8.1(f) shall be held and paid by Landlord solely as provided in this Section 8.1(f) and Section 8.1(g) and shall serve as security for funding the costs of completion of the applicable Material Alteration and shall not otherwise be available to secure any other obligations of Tenant under this Lease.

(g) At any time after substantial completion of any Alteration in respect of which Eligible Collateral is deposited pursuant hereto, the whole balance of any Eligible Collateral so deposited by Tenant with Landlord and then remaining on deposit (together with earnings thereon) may be withdrawn by Tenant and shall be paid by Landlord to Tenant, and any other Eligible Collateral so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Tenant, within ten (10) days after receipt by Landlord of an application for such withdrawal and/or release together with an officer’s certificate from Tenant, and signed also (as to the following clause (a)) by the Qualified Architect, setting forth in substance as follows:

(i) that the Alteration in respect of which such Eligible Collateral was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Landlord under Section 8.1 and that, if applicable, a certificate of occupancy has been issued with respect to such Alteration by the relevant governmental authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

(ii) that to the knowledge of the certifying person all amounts which Tenant is or may become liable to pay in respect of such Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with the terms of this Lease and that, except to the extent of such contests, lien waivers have been obtained from the general contractor and major subcontractors performing such Alterations (or such waivers are not customary and reasonably obtainable by prudent owners in the area where the Leased Property is located).

(h) Tenant shall obtain Landlord’s prior written approval for any Alteration (x) which would, after completion of the Alteration, have a material adverse effect on the value or utility of the Leased Property (it being understood and agreed that Alterations undertaken to conform, upgrade or comply with then applicable Concept system standards shall be deemed not to have a material adverse effect on the value or utility of the Leased Property), provided that Landlord shall approve such Alteration if Tenant covenants with Landlord to restore the applicable Leased Property at the expiration or earlier termination of this Lease to its state prior to such alteration and Landlord is reasonably assured of Tenant’s ability to do so (y) during a Tenant Security Period, which would affect the material structural elements or systems of the applicable Leased Property; provided that Landlord shall not unreasonably withhold, condition or delay its approval.

8.2. Subletting and Assignment.

(a) Generally.  Except as expressly provided herein, Tenant shall not, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or sublease all or any part of the Leased Property or suffer or permit this Lease or the leasehold estate created hereby or thereby or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily or involuntarily or by operation of law except as hereinafter provided.

(b) Certain Subleases and Assignments.  Subject to the provisions of Section 8.2(c) and any other express conditions or limitations set forth herein, provided no Event of Default shall have occurred and be continuing,

(i) without the consent of Landlord, Tenant may (A) assign this Lease (in whole but not in part) to any of its Affiliates and (B) sublet all or any part of the Leased Property to any Affiliates (C) sublet all or any part of the Leased Property to any other Person if the consent of Landlord’s Lender is not required under Landlord’s Loan Documents; and

(ii) without the consent of Landlord, Tenant may sublet all or any part of any one or more Leased Properties to one or more Persons (A) in the normal course of the Primary Intended Use, (B) to concessionaires or other third party users or operators of portions of the Leased Property in furtherance of the Primary Intended Use, (C) for such uses as are not otherwise prohibited hereunder under Subleases that are not Material Subleases, (D) for such uses as are not otherwise prohibited hereunder under Subleases that are Material Subleases until such time as the Material Sublease Approval Threshold is reached, and (E) subject to the provisions and restrictions, limitations and requirements that are applicable to the leasing or subleasing of any Leased Property that are provided in Landlord’s Loan Documents, for such other uses as are not otherwise prohibited hereunder; and

(iii) without the consent of Landlord, this Lease may be assigned by operation of law in connection with a conversion of Tenant form one form of entity organization to another (e.g. from a corporation to a limited liability company) or in connection with any Transfer permitted under Section 26.13; and

(iv) without the consent of Landlord, this Lease may be assigned to any Pre-Approved Transferee; and

(v) with the consent of Landlord, not to be unreasonably withheld, conditioned or delayed, Tenant may sublet all or any part of any Leased Property to one or more Persons for such uses as are not otherwise prohibited hereunder.

Notwithstanding the foregoing (and except as provided in Section 8.2(c)), Tenant shall not sublet all or any portion of one or more Leased Properties if and to the extent such subletting would cause a default or breach under Landlord’s Loan Documents, in which case Landlord shall use reasonable and good faith efforts, at Tenant’s expense, to obtain any consents or approvals required under Landlord’s Loan Documents in connection with such subletting.
(c) Concept and Restaurant Limited Partnership Subleases.

(i) Consent and Approval of Certain Subleases.  Without limiting the generality of the foregoing, Landlord acknowledges that the Concept Subleases and the RLP Subleases are expressly permitted hereunder provided that each is and remains fully subject and subordinate to this Lease.

(ii) Concept Subleases.  Notwithstanding anything herein to the contrary, so long as Landlord’s Debt is outstanding, Tenant agrees that it shall not modify or amend or enter into any new Concept Sublease without the prior written consent of Landlord and Landlord’s Lender.  Notwithstanding the preceding sentence to the contrary, Tenant may modify, amend, replace or enter into a new Concept Sublease without the consent of Landlord or Landlord’s Lender: (i) to reflect the termination of a Leased Property that has been terminated from this Lease, or (ii) otherwise so long as (A) all of the Leased Properties are subleased to a Concept Subsidiary pursuant to one of the Concept Subleases, (B) such amendment or modification to any existing Concept Sublease and such new or replacement Concept Sublease does not reduce or limit any obligation of the applicable Concept Subsidiary to comply with all of the terms and conditions of this Lease applicable to the Leased Property subleased by such Concept Subsidiary under the applicable Concept Sublease and (C) giving effect to the aggregate liability of the Concept Subsidiaries under their respective Concept Subleases (taking into account such amendment or modification or new or replacement Concept Sublease), the Concept Subsidiaries party to the Concept Subleases are liable for all of the obligations of Tenant hereunder pursuant to the Concept Subleases.

(iii) RLP Subleases.  Notwithstanding anything herein to the contrary, so long as Landlord’s Debt is outstanding and the Concept Subleases shall remain in full force and effect. then so long as each RLP Sublease otherwise complies with the terms and provisions of Section 8.1(f), each Concept Subsidiary shall be entitled to assign, amend, modify, terminate, waive, or replace any RLP Sublease or otherwise sub-sublease the applicable portion of the Leased Property subleased to it pursuant to an RLP Sublease in its sole and absolute discretion without the consent of Landlord or Landlord’s Lender.

(d) Landlord’s Right to Collect from Assignees and Subtenants.  If this Lease is assigned or the applicable Leased Property or any part thereof is sublet (or occupied by any entity other than Tenant and its employees), Landlord, (i) after an Event of Default occurs and so long as it is continuing, may collect the rents from such assignee, and (ii) after the termination, cancellation or surrender of this Lease, may collect the rents from such Subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed (A) a waiver of the provisions set forth in Section 8.2(a), (B) the acceptance by Landlord of such assignee, Subtenant or occupant, as the case may be, as a tenant or (C) release of Tenant from the future performance of its covenants, agreements or obligations contained in this Lease.

(e) No Release; Affirmance of Guaranty.  No subletting or assignment shall in any way impair or release the continuing primary liability hereunder of the Tenant named herein, as well as of each subsequent Tenant, and no consent to any subletting or assignment in any particular instance shall be deemed a waiver of the prohibition set forth in this Section 8.2.  Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of this Section 8.2 shall be void at Landlord’s option.  In addition and notwithstanding anything herein to the contrary, no assignment of this Lease requiring the consent of Landlord or Landlord's Lender shall be effective unless Guarantor shall have affirmed in writing that the Guaranty continues in full force and effect notwithstanding such assignment.

(f) Required Assignment and Subletting Provisions.  Any assignment and/or Sublease must provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Leased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Lease,

(iii) except as otherwise provided herein, no Subtenant or assignee shall be permitted to further sublet all or any part of the applicable Leased Property or assign this Lease or its sublease except insofar as the same would be permitted if it were a sublease by Tenant under this Lease,

(iv) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sublease, including extensions and renewals granted thereunder, then, at Landlord’s option, the Subtenant shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord and which the Subtenant shall execute and deliver within five (5) days after request by Landlord and the Subtenant shall waive the provisions of any law now or hereafter in effect which may give the Subtenant any right of election to terminate the Sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this Lease, and

(v) in the event the Subtenant receives a written notice from Landlord stating that this Lease has been cancelled, surrendered or terminated, the Subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to Landlord (or Landlord’s Lender if Landlord shall so direct); all rentals received from the Subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease.

(g) Reimbursement of Landlord’s Costs.  Tenant shall pay to Landlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord (including, to the extent Landlord is liable for the same, by Landlord’s Lender) in connection with any request made by Tenant to Landlord to assign this Lease or sublet the applicable Leased Property.

(h) Certain Leases Senior.  Notwithstanding the foregoing, the parties acknowledge that Landlord is, as of the Commencement Date, the lessor with respect to those leases listed on Schedule 8.2(h) attached hereto (whether by operation of law or otherwise), such leases are, by operation of law, senior to this Lease and the premises demised under such leases are not part of the Leased Property.

ARTICLE IX.

MAINTENANCE AND REPAIR

9.1. Maintenance and Repair.

(a) Subject to Articles X and XI and any Unavoidable Delays, Tenant, at its expense, shall, or shall cause, the Leased Property, including all roadways, sidewalks and curbs appurtenant thereto that are part of the Leased Property (including portions to be maintained by non-governmental third parties under any Property Document), in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such Leased Property, or any portion thereof) and shall promptly make all necessary and appropriate repairs and replacements thereto, of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, arising by reason of a condition (concealed or otherwise) occurring subsequent or prior to the Commencement Date.  All repairs shall, to the extent reasonably achievable, be made in good and workmanlike manner, in accordance with all applicable Legal Requirements.  Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or usefulness of the Leased Property or any part thereof for the Primary Intended Use in breach of the immediately preceding two sentences.  To the extent any portion of the Leased Property or any roadways, sidewalks and curbs appurtenant thereto are to be maintained by non-governmental third parties under any Property Document, Tenant’s obligations hereunder shall be to use commercially reasonable efforts to enforce such third party obligations under the Property Documents, and Landlord agrees to cooperate, at Tenant’s sole cost and expense, with any such efforts.

(b) Except as otherwise expressly provided herein, Landlord shall not be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or thereafter enacted.

(c) Nothing contained herein and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property.

Tenant will, upon the expiration or prior termination of the Term with respect to any Leased Property, vacate and surrender the same to Landlord in the condition in which the same was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term).  In addition, if Tenant so elects, Tenant may remove Tenant’s Personalty from the Leased Property.  All Tenant’s Personalty shall be and remain the property of Tenant, provided that any of Tenant’s Personalty not removed by Tenant within thirty (30) days after the expiration or termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord, at Tenant’s expense, without obligation to account therefor or to reimburse or compensate Tenant for the value therefor.  Tenant shall have the right during such 30-day period to enter upon the Leased Property and remove all or any part of Tenant’s Personalty and will pay all costs and expenses incurred in removing or disposing of Tenant’s Personalty.  Tenant will repair, at its expense, all damage to the Leased Property caused by the removal of Tenant’s Personalty, whether effected by Tenant or Landlord.  Landlord shall not be responsible for any loss or damage to Tenant’s Personalty except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord.

9.2. Immaterial Encroachments, Restrictions, etc.  If (A) any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject and (B) the same can be cured by Tenant without the expenditure of a material amount of money, then promptly upon the request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of any adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant in good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to permit the continued operation by Tenant of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Tenant shall keep the applicable Leased Property, and all property located in or on the applicable Leased Property, including Tenant’s Personalty, insured at Tenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 hereto.  To the extent Schedule 10.1 conflicts with the other provisions of this Section 10.1, the terms and conditions of Schedule 10.1 shall control.

(a) All policies of insurance (the “Policies”) required pursuant to Section 10.1 with respect to the Leased Property (except for property insurance with respect to Tenant’s Personalty) shall name Landlord and Landlord’s Lender (if any) and its successors and/or assigns, as their interest may appear, as additional insureds or loss payees (except that in the case of general liability insurance, Landlord and Landlord’s Lender shall be named as additional insureds and not a loss payee) and (i) shall contain, for the benefit of Landlord’s Lender, a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender’s Loss Payable Endorsement, or their equivalents, naming Landlord’s Lender as the person to which all payments made by such insurance company shall be paid; provided, however, the foregoing shall not apply to payments made in respect of Tenant’s Personalty in any respect or to business interruption insurance proceeds payable in respect of Tenant’s business to the extent such business interruption proceeds exceed Tenant’s Rent obligations in respect of a Leased Property during the Restoration of a Casualty at such Leased Property; (ii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Tenant) and all rights of subrogation against any loss payee, additional insured or named insured; (iii) if directed by Landlord, shall be assigned to Landlord’s Lender (except for property insurance with respect to Tenant’s Personalty); (iv) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible for such coverage on the date hereof; (v) shall contain such other provisions as Landlord deems reasonably necessary or desirable to protect its interest (and that of Landlord’s Lender, to the extent so requested by Landlord on behalf of Landlord’s Lender), including endorsements providing that: none of Tenant, Landlord, Landlord’s Lender or any other party shall be a co-insurer under said Policies and that no modification that would result in non-compliance with the provisions of this Section 10.1, cancellation or termination of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof; (vi) shall permit Landlord or Landlord’s Lender to pay the premiums and continue any insurance upon failure of Tenant to pay premiums when due, upon the insolvency of Tenant or through foreclosure or other transfer of title to the Leased Property (or any of them) (it being understood that Tenant’s rights to coverage under such policies may not be assignable without the consent of the insurer); and (vii) (A) shall provide that the insurance shall not be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Tenant, Landlord, Landlord’s Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Landlord or Landlord’s Lender knowingly in violation of the conditions of such policy or (B) Landlord and Landlord’s Lender shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.  Within thirty (30) days after request by Landlord, Tenant shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Landlord, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like, such increases in coverage to be consistent with coverage generally required by institutional lenders on loans of amounts similar to Landlord’s Debt and secured by properties comparable to, and in the general vicinity of, the Leased Property.

(b) Insurance Premiums; Certificates of Insurance.

(i) Except as provided in this clause (b)(i), Tenant shall pay the premiums (the “Insurance Premiums”) for the Policies in advance to Landlord, in monthly installments as provided in Section 3.1(e) hereof, subject at all times to the limitations set forth in Section 3.1(g).  Notwithstanding the foregoing, during any period that Tenant (A) elects to provide any liability or property insurance required to be maintained pursuant to this Lease under a single liability or property insurance policy, as applicable, covering the Leased Property and at least 75% of the other United States restaurant locations owned or ground leased and operated by Guarantor and its wholly owned subsidiaries and which otherwise satisfies the requirements of the Policies to be provided hereunder (any such policy, an “Acceptable Blanket Policy”) and (B) provides to Landlord evidence satisfactory to it that the Acceptable Blanket Policy is in full force and effect and either (i) there has been no Guarantor Change of Control or (ii) the Insurance Premiums for the Acceptable Blanket Policy for the applicable policy period have been prepaid for the applicable policy period at least one month in advance, Tenant shall not be required to make the monthly installment payments for the Insurance Premiums to Landlord hereunder.

(ii) Tenant shall deliver to Landlord on or prior to the Commencement Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be modified in a manner that would result in such Policies not complying with the provisions of this Section 10.1, canceled, terminated or not renewed without thirty (30) days’ prior notice to Landlord, or ten (10) days’ notice with respect to nonpayment of premium.  Tenant shall deliver to Landlord, concurrently with each material change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by Tenant pursuant to the first sentence of this clause (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by Tenant, Tenant may deliver an Officer’s Certificate to such effect in lieu thereof).

(c) Renewal and Replacement of Policies.

(i) Not less than ten (10) Business Days prior to the expiration, termination or cancellation of any Policy, Tenant shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Landlord (and, if requested by Landlord, to Landlord’s Lender) a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by Tenant pursuant to clause (b)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

(ii) If Tenant does not furnish the certificates as required under clause (c)(i), Landlord may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Tenant agrees to reimburse Landlord for the cost of such Insurance Premiums promptly on demand.

(iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (c), Tenant shall deliver to Landlord a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by Tenant pursuant to this Section 10.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers and that such insurance policies are in full force and effect (or if such report shall not be available after Tenant shall have used its reasonable efforts to provide the same, Tenant will deliver to Landlord an Officer’s Certificate containing the information to be provided in such report) and Tenant shall deliver to Landlord an Officer’s Certificate stating that such insurance otherwise complies in all material respects with the requirements of this Section 10.1.

(d) Separate Insurance.  Tenant will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 10.1 unless such insurance complies with clause (c) above.

(e) Additional Insured; Loss Payee.  Tenant shall name any Person holding, servicing or administering Landlord’s Debt and reasonably designated by Landlord (including any trustee, servicer or special servicer) as a loss payee (other than with respect to Tenant’s Personalty) or additional insured with respect to any Policy under which Landlord’s Lender is to be so named hereunder.

10.2. Casualty; Application of Proceeds.

(a) Right to Adjust.

(i) If any Leased Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Tenant shall give prompt written notice thereof to Landlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c), following the occurrence of a Casualty, Landlord, to the extent sufficient insurance proceeds and other amounts made available by Tenant pursuant to Section 10.2(b) are available for restoration, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the affected Leased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  If elected by Tenant, Tenant shall undertake such Restoration in which case Landlord shall make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  The party undertaking such Restoration hereunder shall restore all Leased Improvements such that when they are fully restored and/or repaired, such Leased Improvements and their contemplated use fully comply with all applicable material Legal Requirements.  Notwithstanding anything herein to the contrary, if Landlord does not complete any such Restoration within eighteen (18) months after the date of the applicable Casualty, Tenant may thereafter terminate this Lease as to the affected Leased Property upon not less than thirty (30) days prior written notice, whereupon this Lease shall terminate on the date specified in Tenant’s notice unless such Restoration is completed prior to such date specified by Tenant for termination.  The immediately preceding sentence shall not apply if Tenant elects to undertake such Restoration.  Landlord shall not be obligated to restore or replace Tenant’s Personalty or any alterations or additions to the Leased Property made by Tenant, unless, with respect to such alterations or additions, the same were Required Alterations. Landlord may settle and adjust the insurance claim in respect of any Casualty; provided that such adjustment is carried out in a reasonable and timely manner and that Tenant shall be entitled, at its own expense, to participate in any such adjustment.

(b) Landlord’s Right to Proceeds.  In the case of a Casualty, Tenant shall make available to Landlord all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Tenant’s business interruption insurance, except as necessary for the payment of Tenant’s Rent obligations, as provided below or Tenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Tenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Landlord, then Tenant shall pay Landlord such insufficiency. Tenant shall also make available to Landlord, for payment of Tenant’s Rent obligations payable to Landlord during the Restoration, the proceeds of Tenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Lease in Certain Circumstances.

(i) Notwithstanding the provisions clauses (a) and (b) above, Landlord shall not be required to restore, repair, replace or rebuild a Leased Property affected by a Casualty if:

 Landlord determines in good faith that the Restoration, if diligently prosecuted, could not reasonably be completed within eighteen (18) months, or the Casualty destroyed more than 50% (by value) of the Leased Improvements with respect to such Leased Property, or there are insufficient proceeds to complete the Restoration and Tenant has not made sufficient amounts available to complete the Restoration pursuant to Section 10.2(c)(ii); provided that the foregoing shall not limit Tenant’s liability for any default under its obligation to maintain insurance.

(ii) Landlord shall notify Tenant of its election not to restore within ninety (90) days after it is notified of the Casualty, in which case (subject to Tenant’s right in the immediately following sentence), the Lease shall terminate with respect the affected Leased Property on a Rent Payment Date specified in said notice not later than the thirtieth (30th) day after such notice.  Notwithstanding Landlord’s notice of its election not to restore, then, Tenant may elect but shall not be required to undertake and complete the Restoration, and in doing so, make use of the related proceeds (provided that no rent abatement for such Casualty shall exceed twelve (12) months), in which event the Lease shall not terminate with respect to the affected Leased Property.  In all other events, the Lease will terminate with respect to the affected Leased Property as of the Rent Payment Date specified in Landlord’s notice.

(d) Abatement of Rent.   To the extent and for the time that a Casualty renders a Leased Property unusable for the Primary Intended Use (i) the Base Rent shall be reduced by the Base Rent Reduction Amount calculated in respect of such Leased Property and (ii) the Additional Charges in respect of such Leased Property shall abate (other than, in the case of any ground leased property, the ground rent payable thereunder unless the same shall abate by the terms thereof); provided, however, in the case of a Casualty of a type required to be insured against, the Base Rent shall be reduced by the Base Rent Reduction Amount only to the extent that Landlord receives business interruption insurance proceeds for the applicable Rental Period in an amount equal to the Base Rent Reduction Amount (or applicable portion) in respect of such Leased Property and the Additional Charges in respect of such Leased Property.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Tenant’s Personalty) shall be paid to Landlord after payment of such costs of Restoration.

10.3. Condemnation.

(a) Tenant shall promptly give Landlord written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Leased Property (a “Condemnation”) of which it receives written notice and shall deliver to Landlord copies of any and all papers served in connection with such Condemnation.  This Lease shall terminate with respect to the affected Leased Property upon the Condemnation of all or substantially all of such Leased Property.  A Condemnation of substantially all of a Leased Property shall be deemed to have occurred if (i) 50% or more of the improved portion of such Leased Property shall have been subject to a Condemnation or Tenant is unable to use the Leased Property for the Primary Intended Use for a period in excess of twelve (12) months, (ii) there shall have been a loss of access or egress, parking capacity or any other appurtenance necessary for the operation of such Leased Property substantially in the manner in which it had previously been operated and there is no reasonably equivalent replacement therefore or (iii) the net Condemnation proceeds available are insufficient to permit the Restoration of such Leased Property for economically viable operation in accordance with the Primary Intended Use.

(b) If a portion of the Property is the subject of a Condemnation and the Lease does not terminate with respect to the affected Leased Property pursuant to clause (a) above, then Landlord shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of substantially the same character as prior to such Condemnation, provided that Landlord shall not be obligated to expend in such Restoration more than the net Condemnation Proceeds paid to Landlord in connection with such Condemnation.  If elected by Tenant, Tenant shall undertake such restoration in which case Landlord shall make available all condemnation proceeds in respect of such Condemnation, subject to the requirements of Landlord’s Loan Documents.  The party undertaking such restoration hereunder shall restore all Leased Improvements such that when they are fully restored and/or repaired, such Leased Improvements and their contemplated use fully comply with all applicable material Legal Requirements.  Notwithstanding anything herein to the contrary, if Landlord does not complete any such Restoration within eighteen (18) months after the date of the applicable Condemnation, Tenant may thereafter terminate this Lease as to the affected Leased Property upon not less than thirty (30) days prior written notice, whereupon this Lease shall terminate on the date specified in Tenant’s notice unless such Restoration is completed prior to such date specified by Tenant for termination.

(c) To the extent and for the time that a Condemnation renders a Leased Property unusable for the Primary Intended Use, the Base Rent shall be reduced by the Base Rent Reduction Amount calculated in respect of such Leased Property and the Additional Charges in respect of such Leased Property shall abate.

(d) Landlord is hereby irrevocably appointed as Tenant’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section, and such power shall include the power to substitute Landlord’s Lender in Landlord’s discretion.  Tenant shall cause any proceeds that are payable to Tenant to be paid directly to Landlord; provided that the foregoing shall not preclude Tenant from seeking and retaining and Landlord shall not be entitled to collect, receive, retain, compromise or settle any claim for a separate award for (i) Tenant’s Personalty, (ii) moving expenses, (iii) business dislocation damages or (iv) such other claims that Tenant is entitled or permitted to pursue under applicable law in respect of such Condemnation.

(e) Any surplus which may remain out of proceeds or awards received pursuant to a Condemnation in respect of the Leased Property (and not Tenant’s Personalty or other permitted claims of Tenant) after payment of such costs of Restoration shall be paid over to and belong to Landlord.

ARTICLE XI.

ACCOUNTS AND RESERVES

11.1. Cash Management Procedures.  Tenant hereby agrees to cooperate with Landlord and to execute any and all instruments reasonably requested by Landlord (including, if necessary, the execution of an amendment to this Lease), in the establishment and maintenance of cash management procedures reasonably requested by any Landlord’s Lender in connection with Landlord’s Loan Documents (the “Cash Management Procedures”) with respect to payment of Basic Rent and other amounts payable by Tenant directly to Landlord as and when the same are due and payable hereunder; provided that (A) either (i) such do not increase the obligations of Tenant hereunder or adversely affect Tenant’s rights under this Lease or (ii) if such would increase the obligations of Tenant hereunder or adversely affect Tenant’s rights under this Lease, then Landlord shall compensate Tenant for the same or (B) such would not require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease, as determined by Tenant’s or its Affiliates’ auditors.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

12.1. Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a) if Tenant shall fail to pay any Scheduled Lease Payment on the date the same is due and payable hereunder, or

(b) Subject to Tenant’s rights under Section 6.1(b), if Tenant shall fail to pay any item of Additional Charges when due and payable and such default shall continue for ten (10) Business Days after receipt of notice thereof from Landlord or the party to whom such payment is required to be made, or

(c) if Tenant shall fail to observe or perform any term, covenant or condition of this Lease not specifically provided for in this Section 12.1 and such failure is not cured within a period of thirty (30) days after receipt of notice from Landlord, unless such failure is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Tenant shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently proceeds to cure the same, such cure period shall be extended for such time as is reasonably necessary for Tenant in the exercise of due diligence to cure such failure, such additional period not to exceed one hundred eighty (180) days, or

(d) if Tenant or Guarantor shall admit in writing its inability to pay its debts generally as they become due; file a petition in bankruptcy or a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

(e) any petition shall be filed by or against Tenant or Guarantor under Federal bankruptcy laws, or any other proceeding shall be instituted by or against Tenant or Guarantor or such subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or Guarantor, or for any substantial part of the property of Tenant or Guarantor, and such proceeding is not dismissed within ninety (90) days after institution thereof, or Tenant or Guarantor shall take any action to authorize or effect any of the actions set forth above in this paragraph (e), or

(f) if the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding any the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord, (unless Tenant shall be contesting such lien or attachment in good faith in accordance with the terms of this Lease);

and in any such event, Landlord may terminate this Lease on a Rent Payment Date with respect to one or more, or all of the Leased Properties by giving notice of such termination and upon the expiration of the time fixed in such notice, if any, and the failure of the applicable Event of Default to be cured prior to the expiration of such period, the Term shall terminate with respect to the Leased Properties on the Rent Payment Date specified in such notice and all rights of Tenant under this Lease with respect to such Leased Properties shall cease.  Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant’s breach of this Lease.

Tenant shall, to the maximum extent permitted by law, pay as Additional Charges all Litigation Costs as a result of any Event of Default hereunder.

12.2. Certain Remedies.  During the continuance of an Event of Default, Landlord shall have the right to terminate this Lease, and otherwise exercise remedies, at any time and from time to time, with respect to one or more, or all, of the Leased Properties, and the termination of this Lease or other exercise of remedies with respect to one or more Leased Properties shall in no way constitute a waiver on the part of Landlord to terminate this Lease on account of such Event of Default, or otherwise exercise remedies, at any time and from time to time, in one or more other instances, with respect to the balance of the Leased Properties.

12.3. Damages.  Neither (a) the termination of this Lease pursuant to Section 12.1 with respect to any or all of the Leased Property, (b) the repossession of the applicable Leased Property or any portion thereof, (c) the failure of Landlord, notwithstanding reasonable good faith efforts to relet the applicable Leased Property or any portion thereof, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the applicable Leased Property to and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term in the absence of such termination, and whether or not the applicable Leased Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the applicable Leased Property, after deducting all expenses in connection with such re-letting, including all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising costs, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable hereunder if this Lease had not been terminated.  Upon Landlord’s repossession of any Leased Property, Landlord shall use reasonable efforts to mitigate its damages by re-letting such Leased Property and, without limitation of the foregoing, shall consider in good faith re-letting opportunities presented to Landlord by Tenant or third parties.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the net present value (using a discount rate of 5%) of the excess, if any, of the Rent (assuming, with respect to items of Rent that are not fixed or determinable, that the amounts payable by Tenant in respect of such items of Rent during the preceding Lease Year would remain constant throughout the Term) which would be payable hereunder from the date of such termination for what would be the then unexpired term of this Lease if the same remained in effect (with respect to the applicable Leased Property), over the Fair Market Rental (including, for the avoidance of doubt, items of additional rent that would be paid by a third party tenant which shall, to the extent not fixed or determinable, be based on the amounts payable by Tenant in respect of Variable Additional Charges during the preceding Lease Year, without increase) for the same period.  In the event this Lease is so terminated prior the expiration of the first full year of the Term, the liquidated damages which Landlord may elect to recover pursuant to this Section shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date.  Nothing contained herein shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the applicable Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) make such alterations, repairs and decorations in the applicable Leased Property or any portion thereof as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the applicable Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

12.4. Application of Funds.  Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant’s obligations in the order which Landlord may determine or as may be prescribed by the laws of the State where the applicable Leased Property is located.

12.5. Limitations In Respect of Certain Events of Default.  Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity; provided, however, with respect to a Limited Default Event, the aggregate amount Tenant shall be required to pay to Landlord from and after the date of the occurrence of such Limited Default Event (the “Occurrence Date”) shall be limited to the sum of (i) the present value as of the Occurrence Date, discounted at the annual rate of seven and seventy-nine one-hundredths percent (7.79%), of all Basic Rent reserved hereunder for the unexpired portion after the Occurrence Date of the Term devised herein as if this Lease had not expired or been terminated and (ii) any amounts of Additional Rent which are due and payable or have accrued under this Lease after the Occurrence Date while the Tenant remains in possession of the Leased Property after any Limited Default Event that relates to Taxes, Other Charges, and other Scheduled Additional Charges, Variable Additional Charges, repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Leased Property.  Nothing contained in this Section 12.5 shall limit any amounts payable by Tenant with respect to Basic Rent if any Event of Default that is not a Limited Default Event has occurred.

ARTICLE XIII.

LANDLORD’S SELF HELP RIGHTS

13.1. Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the applicable Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord’s opinion, may be necessary or appropriate therefor including, without limitation, to the fullest extent permitted by law, repossessing the Leased Property and ejecting any Person or property thereon.  No such entry shall be deemed an eviction of Tenant.  All reasonable sums so paid by Landlord and all costs and expenses (including attorneys’ fees and expenses, in each a case, to the extent permitted by law) so incurred, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand.  The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE XIV.

HOLD-OVER

14.1. Holding Over.  If Tenant shall for any reason remain in possession of the applicable Leased Property after the expiration of the Term or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Tenant shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Base Rent payable with respect to the last Lease Year of the Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease, in all cases with respect to the applicable Leased Property.  During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies to continue its occupancy and use of the applicable Leased Property.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.  This Lease and all rights of Tenant hereunder are subject and subordinate to the Lien affecting the Leased Properties created pursuant to Lender’s Loan Documents, whether now or hereafter existing, or the interest of any landlord under a lease senior in title to this Lease, whether now or hereafter existing and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests,  provided that the holder of such Superior Interest shall have executed and delivered to Tenant a “subordination, nondisturbance and attornment agreement” agreement in favor of Tenant substantially on the same terms and conditions as are contained in the form attached hereto as Exhibit C or such other terms and conditions upon which the parties may agree.  Subject to the immediately preceding sentence, this Section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant agrees to execute and deliver promptly an agreement in the form attached as Exhibit C hereto or any commercially reasonable form of instrument (in recordable form, if requested) that Landlord or the holder of any Superior Interest (each, a “Superior Party”) may request to evidence such subordination.

15.2. Attornment.  If the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any such Superior Interest, then Tenant shall, at the option of such purchaser, assignee or any Superior Party, as the case may be, (x) attorn to such party and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if such party were the Landlord originally named in this Lease and this Lease shall continue as a direct lease between Tenant and such assignee or Superior Party, as the case may be, on all of the terms, covenants and conditions herein contained, or (y) enter into a new lease with such party, as Landlord, for the remaining Term and otherwise on the same terms and conditions of this Lease except that such successor Landlord shall not be (i) liable for any previous act, omission or negligence of Landlord under this Lease; (ii) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month’s rent in advance of its due date, unless such modification, amendment or prepayment shall have been approved in writing by the Superior Party through or by reason of which such successor Landlord shall have succeeded to the rights of Landlord under this Lease; or (iii) liable for any security (if any) deposited pursuant to this Lease unless such security has actually been delivered to such successor Landlord.  Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or Tenant.

15.3. Notice of Default to Landlord’s Lender.  In the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate this Lease, or to claim a partial or total eviction, Tenant will not exercise any such right (A) until it has given written notice of such act or omission to Landlord’s Lender, and (B) until a reasonable period of time (not less than thirty (30) days) for remedying such act or omission shall have elapsed following giving of such notice and following the time when Lender shall have become entitled under the Landlord’s Loan Documents to remedy the same, provided Lender, with reasonable diligence, shall (i) have pursued such remedies as are available to it under Landlord’s Loan Documents so as to be able to remedy the act or omission, and (ii) thereafter shall have commenced and continued to remedy such act or omission or cause the same to be remedied.  This Section 15.3 shall not apply to any termination of this Lease after a Casualty or Condemnation.

15.4. Modifications to Secure Financing.  If any Superior Party or prospective Superior Party shall request modifications of this Lease as a condition to the provision, continuance or renewal of any such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto and shall consider and review all such requests in good faith, provided that (A) (i) either such modifications do not increase the obligations of Tenant hereunder or materially adversely affect Tenant’s rights under this Lease or (ii) if such modifications would increase the obligations of Tenant hereunder or materially adversely affect Tenant’s rights under this Lease, then Landlord shall compensate Tenant for the same (B) such modifications would not require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease, as determined by Tenant’s or its Affiliates’ auditors.  Disputes as between Landlord and Tenant regarding whether a proposed modification would increase the obligations of Tenant hereunder or adversely affect Tenant’s rights under this Lease, and the compensation that would be payable to Tenant as a result thereof shall be determined by arbitration in accordance with the terms of Schedule 15.4 hereto.

15.5. Delivery of Notices to Landlord’s Lender.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity and address of any Superior Party, no Notice from Tenant to Landlord shall be effective unless and until a duplicate original of such Notice shall be given to such Superior Party at the address set forth in the above described Notice.  The curing of any of Landlord’s defaults by such Superior Party shall be treated as performance by Landlord.

15.6. Right of Landlord’s Lender to Enforce Lease.  To the extent permitted under the Landlord’s Loan Documents, Landlord’s Lender may exercise the rights of Landlord hereunder, including the right on the part of Landlord to obtain insurance in the circumstances set forth in Section 10.1(e)(ii) hereof.

15.7. Exercise of Landlord’s Discretion.  In any instance hereunder in which Landlord must be reasonable in making a request or granting or withholding an approval or consent, Tenant acknowledges and agrees that Landlord may take into account the reasonable objections of Landlord’s Lender.

15.8. Cure of Landlord Defaults.  No Landlord default under this Lease shall be deemed to exist as long as any Landlord’s Lender, in good faith, (i) shall have commenced promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity, or (ii) if possession of the Leased Property is required in order to cure the default in question, such Landlord’s Lender (x) shall have entered into possession of the Leased Property with the permission of Tenant for such purpose or (y) shall have notified Tenant of its intention to institute foreclosure proceedings to obtain possession of Landlord’s interest directly or through a receiver and thereafter prosecutes such proceedings with reasonable diligence and continuity.

15.9. Indemnification.  Notwithstanding the existence of any insurance required to be provided hereunder, and without regard to the policy limits of any such insurance, but subject to the other terms and conditions hereof, Tenant will protect, indemnify, save harmless and defend Landlord and Landlord’s Lender and their respective partners, shareholders, officers, directors and employees (each, an “Indemnitee”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including Litigation Costs), to the maximum extent permitted by law, imposed upon or incurred by or asserted against such Indemnitee by reason of:  (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property while Tenant is in possession of the applicable Leased Property, including any claims made by employees at the Leased Property, (b) any use, misuse, non-use, condition, maintenance or repair by Tenant or anyone claiming by, through or under Tenant, including agents, contractors, invitees or visitors, of the applicable Leased Property or Tenant’s Personalty, (c) any Taxes or Other Charges, (d) any failure on the part of Tenant or anyone claiming by, through or under Tenant to perform or comply with any of the terms of this Lease, (e) any failure by Tenant to perform its obligations under any Sublease and any claims made thereunder, (f) any contest of any Legal Requirement or Insurance Requirement, regardless whether the same is conducted in accordance with the terms hereof.  Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Indemnitee or may compromise or otherwise dispose of the same as Tenant sees fit.  Nothing herein shall be construed as indemnifying an Indemnitee against its own grossly negligent acts or omissions, bad faith or willful misconduct.  If at any time an Indemnitee shall have notice of a claim, such Indemnitee shall give reasonably prompt written notice of such claim to Tenant; provided that (i) such Indemnitee shall have no liability for a failure to give notice of any claim of which Tenant has otherwise been notified or has knowledge and (ii) the failure of such Indemnitee to give such a notice to Tenant shall not limit the rights of such Indemnitee or the obligations of Tenant with respect to such claim except to the extent that Tenant incurs actual expenses or suffers actual monetary loss as a result of such failure.  Tenant shall have the right to control the defense or settlement of any Claim, provided that (A) if the compromise or settlement of any such claim shall not result in the complete release of such Indemnitee from the claim so compromised or settled, the compromise or settlement shall require the prior written approval of such Indemnitee and (B) no such compromise or settlement shall include any admission of wrongdoing on the part of such Indemnitee.  An Indemnitee shall have the right to approve counsel engaged to defend such claim (such approval not to be unreasonably withheld, conditioned or delayed) and, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim.  Tenant’s liability under this Article with respect to matters arising or accruing during the Term hereof shall survive any termination of this Lease.

The parties hereto agree that this Article XVI shall not apply to those matters specifically covered by the provisions of Article XXV hereof.

ARTICLE XVI.

NO WAIVER

16.1. No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XVII.

REMEDIES CUMULATIVE

17.1. Remedies Cumulative.  Except as otherwise expressly provided herein, to the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

ARTICLE XVIII.

ACCEPTANCE OF SURRENDER

18.1. Acceptance of Surrender.  No surrender to Landlord of this Lease or of any Leased Property, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and Landlord’s Lender (if any) and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord and Landlord’s Lender (if any), shall constitute an acceptance of any such surrender.

ARTICLE XIX.

NO MERGER OF TITLE

19.1. No Merger of Title.  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created thereby or any interest herein or in such leasehold estate and (b) the fee estate in the applicable Leased Property.

ARTICLE XX.

CONVEYANCE BY LANDLORD

20.1. Conveyance by Landlord.  If Landlord or any successor owner of the applicable Leased Property shall convey such Leased Property other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

ARTICLE XXI.

QUIET ENJOYMENT

21.1. Quiet Enjoyment.  So long as Tenant shall pay all Rent as the same becomes due and no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to the terms of the Property Documents or liens and encumbrances otherwise permitted to be created by Landlord hereunder and liens hereafter consented to by Tenant.

ARTICLE XXII.

NOTICES

22.1. Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted to be given hereunder (collectively, “Notices” or “notices”) shall be in writing and delivered by hand or mailed (by registered or certified mail, return receipt requested or reputable nationally recognized overnight courier service and postage prepaid), addressed to the respective parties, as follows:

If to Tenant:	PRIVATE RESTAURANT MASTER LESSEE, LLC 2202 N. West Shore Boulevard, Suite 500 Tampa, FL 33607 Attention: Chief Financial Officer Telecopy No.: (813) 282-1225 Confirmation No.: (813) 281-2114

With a copy to:	PRIVATE RESTAURANT MASTER LESSEE, LLC 2202 N. West Shore Boulevard, Suite 500 Tampa, FL 33607 Attention: VP – Real Estate Telecopy No.: (813) 282-1225 Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	OSI Restaurant Partners, LLC. 2202 N. West Shore Boulevard, 5th Floor Tampa, FL 33607 Attention: General Counsel Telecopy No.: (813) 282-1225 Confirmation No.: (813) 281-2114

Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Sullivan & Cromwell LLP 125 Broad Street New York, N.Y. 10004-2498 Attention: Arthur Adler, Esq. Telecopy No.: (212) 558-3588 Confirmation No.: (212) 558-3960

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

If to Landlord:	PRIVATE RESTAURANT PROPERTIES, LLC 2202 N. West Shore Boulevard, Suite 470A Tampa, FL 33607 Attention: Chief Financial Officer Telecopy No.: (813) 387-8000 Confirmation No.: (813) 830-2497

With a copy to:	PRIVATE RESTAURANT PROPERTIES, LLC 2202 N. West Shore Boulevard, Suite 470A Tampa, FL 33607 Attention: VP – Real Estate Telecopy No.: (813) 387-8000 Confirmation No.: (813) 830-2497

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	PRIVATE RESTAURANT PROPERTIES, LLC 2202 N. West Shore Boulevard, Suite 470A Tampa, FL 33607 Attention: General Counsel Telecopy No.: (813) 387-8000 Confirmation No.: (813) 830-2497

Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Sullivan & Cromwell LLP 125 Broad Street New York, N.Y. 10004-2498 Attention: Arthur Adler, Esq. Telecopy No.: (212) 558-3588 Confirmation No.: (212) 558-3960

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

(a) if required pursuant to Section 15.5 hereof, to Landlord’s Lender, in accordance with the terms of said Section as follows:

German American Capital Corporation, on behalf of the holders of the Notes
60 Wall Street, 10th floor
New York, NY 10005
Attention: Mr. John Beacham and General Counsel
Telecopy No.: (732) 578-4639
Confirmation No.: (212) 250-0164

And to:

Bank of America, N.A. CMBS Capital Markets 214 North Tryon Street Mail Code: NC1-027-22-02 Charlotte, North Carolina 28255-0001 Attention: Jeffrey B. Hoyle

With a copy to:

Bank of America Legal Department GCIB/CMBS NC1-007-20-01 100 North Tyron Street Charlotte, North Carolina 28255-0001 Attention: Paul Kurzeja, Esq.

With copies to:	Bank of America, N.A. Capital Markets ServicingG roup 900 West Trade Street, Suite 650 Mail Code: NC1-026-06-01 Charlotte, North Carolina 28255

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Harvey R. Uris, Esq.
Telecopy No.: (917) 777-2212
Confirmation No.: (212) 735-3000

Bank of America, N.A. 9 West 57th Street New York, NY 10019 Attention: Mr. Dean Ravosa Telecopy No.: (212) 847-5695 Confirmation No.: (212) 847-6398

White & Case LLP 1155 Avenue of the Americas New York, New York 10036-2787 Attention: Tom Higgins, Esq. Telecopy No.: (212) 354-8113 Confirmation No.: (212) 819-8813

or to such other address as either party may hereunder designate, and shall be effective upon receipt.

ARTICLE XXIII.

APPRAISERS

23.1. Appraisers.  In the event that it becomes necessary to determine the Fair Market Rental of any property for any purpose of this Lease, and the parties cannot agree amongst themselves on such value within twenty (20) days after the first request made by one of the parties to do so, then the parties shall engage the Valuation Services Division of the Capital Markets Group of Cushman & Wakefield in New York, New York to determine the Fair Market Rental as of the relevant date in accordance with the procedures herein contained.  The appraiser employed by Cushman & Wakefield must be a member of The Appraisal Institute/American Institute of Real Estate Appraisers (or any successor organization thereto), and shall, within 45 days after engagement of Cushman & Wakefield proceed to appraise the applicable Leased Property to determine the Fair Market Rental thereof as of the relevant date.

If Cushman & Wakefield shall decline such engagement, then the following procedures shall apply.  Either party may notify the other of a person selected to act as appraiser on its behalf (which person, if selected by Landlord, shall be subject to the approval of Landlord’s Lender).  Within fifteen (15) days after receipt of any such notice, the other party shall by notice to the first party appoint a second person as appraiser on its behalf.  Any appraiser thus appointed, must be a member of The Appraisal Institute/American Institute of Real Estate Appraisers (or any successor organization thereto), and shall, within 45 days after the notice appointing the first appraiser, as applicable, proceed to appraise the applicable Leased Property to determine the Fair Market Rental thereof as of the relevant date.  If one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within 50 days after the making of the initial appointment, then the determination of such appraiser shall be final and binding upon the parties.  If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rental shall be an amount equal to 50% of the sum of the amounts so determined.  If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within 20 days of such request, and both parties shall be bound by any appointment so made within such 20 day period.  If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Rental, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court.  Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Rental within 30 days after appointment of such Appraiser.  The determination of the appraiser which differs most in terms of dollar amount from the determination of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Market Rental for such interest.
This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.  Landlord and Tenant shall share equally the fees and expenses of Cushman & Wakefield.  If Cushman & Wakefield declines such engagement, then Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and their own legal fees, and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.  If Cushman & Wakefield is not engaged, then any consent or agreement by Landlord as to Fair Market Rental shall be subject to the approval of Landlord’s Lender.
ARTICLE XXIV.

CONFIDENTIALITY

24.1. Confidentiality.  Landlord (and Landlord’s Lender) shall keep confidential all sales reports and any other proprietary information delivered pursuant to this Lease, (provided any such other proprietary information is clearly marked by Tenant as confidential) (collectively, “Proprietary Information”).  Notwithstanding the foregoing, Landlord’s Lender shall be permitted to freely deliver Proprietary Information to such rating agencies, loan servicers and securitization trustees, to prospective participants and purchasers of Landlord’s Debt and interests therein and to prospective holders of securities backed by Landlord’s Debt, and to its and their respective agents and representatives provided that Landlord’s Lender shall inform such parties of the confidential nature of such information and (ii) such party is not a competitor of Guarantor or any Concept Subsidiary.  Tenant shall not identify any specific Leased Property to which any Proprietary Information relates (“Asset-Specific Proprietary Information”) unless requested by Landlord’s Lender on behalf of holders or prospective holders of (a) mezzanine loans in respect of Landlord or any interest therein or (b) the unrated or lower-rated securities backed by Landlord’s Debt (collectively, “Requesting Parties”).  Landlord and Landlord’s Lender shall be permitted to deliver Asset-Specific Proprietary Information to Requesting Parties, provided that such person (i) executes a commercially reasonable confidentiality and non-use agreement with respect to such information for the benefit of Tenant and Landlord and (ii) is not a business competitor of Guarantor or any Concept Subsidiary.

ARTICLE XXV.

ENVIRONMENTAL INDEMNITY

25.1. Environmental Indemnity Provisions.  Tenant hereby agrees to hold harmless Landlord and Landlord’s Lender, any successors to their respective interests in this Lease, and the respective directors, officers, employees and agents of any of the foregoing from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and attorneys’ fees) incurred by Landlord, Landlord’s Lender or any other indemnitee or assessed against the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Laws, but only to the extent that the same relate to activities or events occurring from and after the date hereof through the expiration of the Term.  Tenant’s indemnity shall survive the termination of this Lease, provided, however, Tenant shall have no indemnity obligation with respect to (i) Hazardous Substances first introduced to the Leased Property subsequent to the date that Tenant’s occupancy of the Leased Property shall have fully terminated or (ii) Hazardous Substances introduced to the Leased Property by Landlord, its successors and assigns.

ARTICLE XXVI.

MISCELLANEOUS

26.1. Survival of Claims.  Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination.

26.2. Severability.  If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

26.3. Maximum Permissible Rate.  If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be determined at the maximum permissible rate.

26.4. Headings.  The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

26.5. Exculpation.  Landlord’s liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this Lease shall be had against any other assets of Landlord whatsoever.  Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

26.6. Exhibition of Leased Property.  Landlord and Landlord’s agent shall have the right to enter the applicable Leased Property at all reasonable times during usual business hours after reasonable notice for the purpose of exhibiting the Leased Property to others.  Without limiting the generality of the foregoing, for purposes of satisfying the requirements of Landlord’s Loan Documents or any refinancing, sale or appraisal process, Landlord shall have the right (but not the obligation) to conduct such inspections and audits of the Leased Property as Landlord may desire, and for such purposes Tenant shall provide to Landlord and its representatives access to the Leased Property and Tenant’s books and records with respect to the Leased Property, subject to Article XXIV, at Tenant’s corporate offices (or such other locations as such books and records are kept) as reasonably necessary to audit Tenant’s compliance with its obligations hereunder.  Such access shall be provided to Landlord during normal business hours upon reasonable notice.  No such inspection or audit conducted by Landlord or its representatives or any report resulting therefrom shall modify or reduce in any way Tenant’s obligations under this Lease.

26.7. Entire Agreement.  This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof.

26.8. Governing Law.  This Lease shall be construed with respect to each Leased Property under the substantive laws of the State of in which such Leased Property is situated.

26.9. No Waiver.  No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein construed as a waiver of such default, or of Landlord’s right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

26.10. Successors and Assigns.  This Lease shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

26.11. Modifications in Writing.  This Lease may only be modified by a writing signed by both Landlord and Tenant and, unless expressly permitted by Landlord’s Loan Documents, any such modification shall not be effective until it is consented to by Landlord’s Lender.  In addition, no amendment to this Lease that requires the consent of Landlord's Lender shall be effective unless Guarantor shall have affirmed in writing that the Guaranty shall continues in full force and effect notwithstanding such amendment.

26.12. No Waiver.  No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

26.13. Transfers.  Except as otherwise expressly provided in this Lease, Tenant shall have no right to Transfer this Lease or Tenant’s leasehold interest in all or any portion of the Leased Property or any direct interest in Tenant, or allow a Guarantor Change of Control, without the prior written consent of Landlord.  Notwithstanding anything herein to the contrary and without limiting the generality of the foregoing, the following Transfers shall not require the prior written consent of Landlord or Landlord’s Lender:

(i) a Transfer of interests in Guarantor or direct or indirect owner of Guarantor not constituting a Guarantor Change of Control;

(ii) so long as Holdco Controls Guarantor, Tenant and Landlord, any Transfer of direct or indirect interests in Holdco;

(iii) a Transfer of interests in any Sponsor;

(iv) a Transfer of interests in Tenant or any direct or indirect parent of Tenant as a result of a merger or a Transfer of all or substantially all of the assets of a direct or indirect owner of Tenant or any parent of Tenant to a Permitted Transferee or Pre-Approved Transferee (and thereafter Transfers of interests in any such transferee if it is publicly traded);

(v) a Transfer of any direct or indirect interests in Tenant or any direct or indirect parent of Tenant, provided that subsequent to any such Transfer, more than fifty-one percent (51%) percent of Tenant is owned directly or indirectly by any one or more of the following:

(1)	a Permitted Holder;

(2)	a Permitted Transferee;

(3)	a Pre-Approved Transferee;

(4)	any Person that has been previously approved in writing by Landlord’s Lender and any rating agencies required pursuant to Landlord’s Loan Documents;

(5)
an investment fund, limited liability company, limited partnership or general partnership with committed capital of at least $1,000,000,000 where a Permitted Fund Manager acts as the general partner, managing member or fund manager and at least 51% of the equity interests in such Permitted Fund Manager are owned, directly or indirectly, by any of the Persons listed above; and

(6)	any successor by merger with respect to or transferee of all or substantially all of the assets of any of the foregoing;

(vi) a pledge or encumbrance of interests in Tenant or any direct or indirect parent of Tenant and any Transfer of such interests in realization upon such pledge or encumbrance, provided not less than fifty-one percent (51%) of such transferee is owned by an entity described in Section 26.13(v), above;

(vii) a pledge or encumbrance of direct or indirect interests in Holdco as security for a loan secured by all or substantially all of the assets of the owner of the interests in Holdco (provided that such interests in Holdco do not constitute more than 25% of such owner's net worth) and any Transfer of such interests in realization upon such pledge or encumbrance, provided such Transfer does not result in less than fifty-one percent (51%) percent of the direct or indirect interests in Guarantor being owned by a Person described in Section 26.13(v) above;

(viii) a Transfer of direct or indirect interests in any person that holds an indirect interest in Tenant that is either (A) publicly traded or (B) an “umbrella partnership” in which a publicly traded REIT is the general partner;

(ix) a Transfer in connection with a Qualifying IPO (and any subsequent Transfers made in the public market);

(x) a Transfer permitted under the Guarantor Facility, including the pledge, foreclosure of pledge (or deed-in-lieu thereof), or other exercise of remedies as set forth in the Guarantor Facility; or

(xi) any other Transfer of a direct or indirect interest in Tenant, Guarantor or Holdco permitted under Landlord’s Loan Documents or not otherwise expressly requiring Landlord’s consent under this Lease.

26.14. Third Party Beneficiaries.   Nothing in this Lease shall be deemed to create any right in any Person (other than the Landlord’s Lender to the extent provided herein) not a party hereto, and this Lease shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than the Landlord’s Lender to the extent provided herein). It is expressly understood and agreed that Landlord’s Lender is and shall be a third party beneficiary of this Lease.

26.15. Waiver of Landlord’s Lien.  Landlord hereby waives any statutory or common-law “landlord’s lien” or other lien or security interest on or in Tenant’s Personalty to secure Tenant’s obligations under this Lease.  Landlord agrees to execute and deliver to Tenant or Tenant’s lender reasonable documentation confirming that Landlord has not and will not claim a lien on any such property, and further, that Landlord will permit such lender access to the Leased Property in order to secure any such property Tenant may have offered as collateral.

26.16. Litigation Costs.  If either Landlord or Tenant commences any action or other proceeding to enforce such party’s rights hereunder, the party substantially prevailing in such action or proceeding shall be entitled, in addition to any award for damages or costs hereunder, to an award of its Litigation Costs.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  Landlord and Tenant shall, promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the applicable Leased Property is located, in which reference to this Lease, and all options contained therein, shall be made.  Tenant shall pay all costs and expenses of recording such Memorandum of Lease.

27.2. Estoppels.

(a) Tenant Estoppels.  Tenant agrees that it shall, at any time and from time to time (but not more than four (4) times in any calendar year) upon not less than ten (10) business days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the Base Rent and Additional Charges payable directly to Landlord hereunder and the dates to which the Base Rent and Scheduled Additional Payments payable to Landlord have been paid, that the address for notices to be sent to Tenant is as set forth in this Lease, stating whether or not Landlord is, to Tenant’s knowledge, in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the commencement date and expiration date for the current term, that Tenant is in possession of the Leased Property, and any other matters reasonably requested by Landlord; it being intended that any such statement delivered pursuant to this Section 27.2(a) may be relied upon by Landlord or any prospective purchaser of the Leased Property or any mortgagee thereof or any assignee of any mortgagee upon the Leased Property.

(b) Landlord Estoppels.  Landlord agrees that it shall, at any time and from time to time (but not more than four (4) times in any calendar year) upon not less than ten (10) business days’ prior notice by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the Base Rent and Additional Charges payable directly to Landlord hereunder and the dates to which the Base Rent and such Additional Charges have been paid, that the address for notices to be sent to Landlord is as set forth in this Lease, stating whether or not, to Landlord’s knowledge, Tenant is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the commencement date and expiration date for the current term, that Tenant is in possession of the Leased Property, and any other matters reasonably requested by Tenant; it being intended that any such statement delivered pursuant to this Section 27.2(b) may be relied upon by Tenant or any prospective assignee, subtenant or Transferee of Tenant.

ARTICLE XXVIII.

TRUE LEASE

28.1. True Lease.   Landlord and Tenant intend that this Lease be a true lease that affords the parties hereto the rights and remedies of landlord and tenant hereunder and does not represent a financing arrangement.

28.2. Acknowledgment of Law.   This Lease is not an attempt by Landlord or Tenant to evade the operation of any aspect of the law applicable to any of the Leased Property.

[remainder of page intentionally left blank]

ITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the day and year first written above.

[Signature blocks to be attached separately.]

Witness #1 as to Leased Property in CT:		LANDLORD:

/s/ Annmarie Pavone		PRIVATE RESTAURANT PROPERTIES,
Name:	Annmarie Pavone	LLC, a Delaware limited liability company

		By:	/s/ Richard Renninger
Witness #2 as to Leased Property in CT:		Name:	Richard Renninger
		Title:	Senior Vice President of Real Estate
/s/ Edward Townsend
Name:	Edward Townsend

TENANT:
Acknowledgement:
PRIVATE RESTAURANT MASTER
For the Tenant:		LESSEE, LLC, a Delaware limited liability company

State of New York
County of Bronx

The foregoing instrument was acknowledged before me this 11, day of April, 2007 by Karen Bremer of Private Restaurant Master Lessee, LLC, a Delaware limited liability company, on behalf of the limited liability company, as the free act and deed of the limited liability company and his/her free act and deed as                                 .
		By:	/s/ Karen Bremer
		Name:	Karen Bremer
		Title:	Vice President of Real Estate

/s/ Natasha Frazer
Notary Public

For the Landlord:

State of New York
County of New York

The foregoing instrument was acknowledged before me this 11, day of April, 2007 by Richard Renninger of Private Restaurant Properties, LLC, a Delaware limited liability company, on behalf of the limited liability company, as the free act and deed of the limited liability company and his/her free act and deed as                                 .

/s/ Wendy A. Reynolds
Notary Public

10371279_5.DOC

FIRST AMENDMENT TO MASTER LEASE AGREEMENT

This FIRST AMENDMENT TO MASTER LEASE AGREEMENT (this “Amendment”), is dated, made and effective as of September 15, 2007 by and between Private Restaurant Properties, LLC (“Landlord”), a Delaware limited liability company, having offices at 2202 N. West Shore Boulevard, 5th Floor, Suite No. 470A, Tampa, FL 33607 Attention: Chief Financial Officer, and Private Restaurant Master Lessee, LLC, a Delaware limited liability company (“Tenant”), having its principal offices at 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Master Lease Agreement dated as of June 14, 2007 (the “Master Lease”) with respect to the premises therein contained; and

WHEREAS, Landlord and Tenant desire to modify certain terms of the Master Lease as set forth herein;

NOW THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1.
Incorporation of Recitals; Defined Terms. The recitals to this Amendment are incorporated herein by reference as if fully set forth herein. Capitalized terms defined in the Master Lease used but not defined herein are used herein as so defined.

2.	Amendments. The Master Lease is hereby amended as follows:

(a)	Section 1.3(d) of is hereby amended and restated in its entirety as follows:

“(d) In addition to the foregoing, if a Leased Property shall not be open for business such that it would be characterized as a Go Dark Leased Property, then Tenant shall be obligated to request a termination of such Leased Property in accordance with and subject to the conditions and provisions of Section 1.3(a). Further, if a Leased Property is a Go Dark Purchase Option Property and if the restaurant on such Leased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Leased Property, then Tenant shall be obligated to request a termination of such Leased Property in accordance with and subject to the conditions of the provisions of this Section 1.3, unless the holder of such right has waived its right of first offer, right of first refusal or other rights.”

(b)	The definition of Go Dark Limit in Section 2.1 is hereby deleted.

(c)	The definition of Material Sublease in Section 2.1 is hereby amended and restated in its entirety as follows:

“Material Sublease: Any Sublease (but not including any Concept Sublease or RLP Sublease) to a single Tenant covering the lesser of (a) 3,000 or more square feet or (b) more than 50% of the square feet, in either case, of the rentable area of the improvements located on any individual Leased Property.”

(d)	Section 8.2(b)(ii) is hereby amended and restated in its entirety as follows:

“(ii) without the consent of Landlord, Tenant may sublet all or any part of any one or more Leased Properties to one or more Persons (A) in the normal course of the Primary Intended Use, (B) to concessionaires or other third party users or operators of portions of the Leased Property in furtherance of the Primary Intended Use, (C) for such uses as are not otherwise prohibited hereunder under Subleases that are not Material Subleases, (D) for such uses as are not otherwise prohibited hereunder under Subleases that are Material Subleases until such time as the Material Sublease Approval Threshold is reached, and (E) subject to the provisions and restrictions, limitations and requirements that are applicable to the leasing or subleasing of any Leased Property that are provided in Landlord’s Loan Documents, for such other uses as are not otherwise prohibited hereunder; and”

3.
Ratification and Confirmation. Except as amended hereby, the Master Lease remains unmodified. As amended hereby, the Master Lease is hereby ratified and confirmed and continues in full force and effect.

4.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one document.

[Signatures begin on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the day and year first written above.

Witness #1 as to Leased Property in CT:		LANDLORD:

/s/ Mary T. Mazurek		PRIVATE RESTAURANT PROPERTIES,
Name:	Mary T. Mazurek	LLC, a Delaware limited liability company

Witness #2 as to Leased Property in CT:

/s/ Meagan Cavanaugh		By:	/s/ Joseph Kadow
Name:	Meagan Cavanaugh	Name:	Joseph Kadow
		Title:	Authorized Person

Acknowledgements:

For the Tenant:
TENANT:
State of Florida
County of Hillsborough		PRIVATE RESTAURANT MASTER LESSEE, LLC, a Delaware limited liability company

The foregoing instrument was acknowledged before me this 27, day of Sept., 2007 by Joseph J. Kadow of Private Restaurant Master Lessee, LLC, a Delaware limited liability company, on behalf of the limited liability company, as the free act and deed of the limited liability company and his/her free act and deed as auth. rep..

		By:	/s/ Joseph Kadow
		Name:	Joseph Kadow
		Title:	Authorized Person

Norma P. DeGuenther
Notary Public

For the Landlord:

State of Florida
County of Hillsborough

The foregoing instrument was acknowledged before me this 27, day of Sept., 2007 by Joseph J. Kadow of Private Restaurant Properties, LLC, a Delaware limited liability company, on behalf of the limited liability company, as the free act and deed of the limited liability company and his/her free act and deed as auth. rep..

Norma P. DeGuenther
Notary Public

[First Amendment to Master Lease]

The undersigned, the Guarantor of the above-referenced Master Lease, hereby consents to the foregoing First Amendment to Master Lease:

OSI RESTAURANT PARTNERS, LLC

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

[First Amendment to Master Lease]

The undersigned, the Landlord’s Lender as defined in the above-referenced Master Lease, hereby consents to the foregoing First Amendment to Master Lease:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:	/s/ John K. Beacham
Name:	John K. Beacham
Title:	Vice President

By:	/s/ Boris Zhuravel
Name:	Boris Zhuravel
Title:	Vice President

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Jeffery B. Hoyle
Name:	Jeffery B. Hoyle
Title:	Managing Director

[First Amendment to Master Lease]

10371279_5.DOC                                                                  --

Exhibit A

Legal Descriptions

See Paper Filing.
IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS EXHIBIT A IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

EXHIBIT B – Allocated Individual Applicable Amounts and Release Amounts  (Confidential)

EXHIBIT B

APPLICABLE AMOUNTS, RELEASE AMOUNTS AND BASE RENT REDUCTIONS

Store No.	Concept	Address	City	State	Zip	Applicable Amount [***]	Release Amount [***]	Base Rent Reduction Amount using [***]	Base Rent Reduction Amount using [***]	Base Rent Reduction Amount using [***]
311	Outback Steakhouse	5605 West Bell Road	Glendale	AZ	85308	[***]	[***]	[***]	[***]	[***]
312	Outback Steakhouse	4871 East Grant Road	Tucson	AZ	85712	[***]	[***]	[***]	[***]	[***]
314	Outback Steakhouse	1650 South Clearview	Mesa	AZ	85208	[***]	[***]	[***]	[***]	[***]
316	Outback Steakhouse	1080 North 54th Street	Chandler	AZ	85226	[***]	[***]	[***]	[***]	[***]
317	Outback Steakhouse	2600 East Lucky Lane	Flagstaff	AZ	86004	[***]	[***]	[***]	[***]	[***]
318	Outback Steakhouse	2820 North 75th Avenue	Phoenix	AZ	85035	[***]	[***]	[***]	[***]	[***]
323	Outback Steakhouse	14225 West Grand Avenue	Surprise	AZ	85374	[***]	[***]	[***]	[***]	[***]
324	Outback Steakhouse	9801 North Black Canyon Highway	Phoenix	AZ	85021	[***]	[***]	[***]	[***]	[***]
325	Outback Steakhouse	99 South Highway 92	Sierra Vista	AZ	85635	[***]	[***]	[***]	[***]	[***]
326	Outback Steakhouse	1830 East McKellips	Mesa	AZ	85203	[***]	[***]	[***]	[***]	[***]
452	Outback Steakhouse	6800 Rogers Avenue	Ft. Smith	AR	72903	[***]	[***]	[***]	[***]	[***]
453	Outback Steakhouse	2310 Sanders Street	Conway	AR	72032	[***]	[***]	[***]	[***]	[***]
455	Outback Steakhouse	4509 W. Poplar Street	Rogers	AR	72758	[***]	[***]	[***]	[***]	[***]
601	Carrabba's Italian Grill	7401 West 92nd Avenue	Westminster	CO	80021	[***]	[***]	[***]	[***]	[***]
602	Carrabba's Italian Grill	2815 Geyser Drive	Colorado Springs	CO	80906	[***]	[***]	[***]	[***]	[***]
605	Carrabba's Italian Grill	1212 Oakridge Drive East	Fort Collins	CO	80525	[***]	[***]	[***]	[***]	[***]
606	Carrabba's Italian Grill	2088 South Abilene Street	Aurora	CO	80014	[***]	[***]	[***]	[***]	[***]
608	Carrabba's Italian Grill	575 South McCaslin Boulevard	Louisville	CO	80027	[***]	[***]	[***]	[***]	[***]
611	Outback Steakhouse	9329 North Sheridan Boulevard	Westminster	CO	80031	[***]	[***]	[***]	[***]	[***]
612	Outback Steakhouse	7065 Commerce Center Drive	Colorado Springs	CO	80919	[***]	[***]	[***]	[***]	[***]
613	Outback Steakhouse	807 East Harmony Road	Ft. Collins	CO	80525	[***]	[***]	[***]	[***]	[***]
614	Outback Steakhouse	15 West Springer Drive	Highlands Ranch	CO	80129	[***]	[***]	[***]	[***]	[***]
615	Outback Steakhouse	497 120th Avenue	Thornton	CO	80233	[***]	[***]	[***]	[***]	[***]
616	Outback Steakhouse	988 Dillon Road	Louisville	CO	80027	[***]	[***]	[***]	[***]	[***]
617	Outback Steakhouse	2825 Geyser Drive	Colorado Springs	CO	80906	[***]	[***]	[***]	[***]	[***]
618	Outback Steakhouse	10443 East Costilla Avenue	Centennial	CO	80112	[***]	[***]	[***]	[***]	[***]
619	Outback Steakhouse	2066 South Abilene Street	Aurora	CO	80014	[***]	[***]	[***]	[***]	[***]
624	Outback Steakhouse	16301 East 40th Avenue	Denver	CO	80239	[***]	[***]	[***]	[***]	[***]
627	Outback Steakhouse	4650 Centerplace Drive	Greeley	CO	80634	[***]	[***]	[***]	[***]	[***]
628	Outback Steakhouse	1315 Dry Creek Road	Longmont	CO	80501	[***]	[***]	[***]	[***]	[***]
704	Bonefish Grill	7611 Somerset Crossing Drive	Gainesville	VA	20155	[***]	[***]	[***]	[***]	[***]
1001	Carrabba's Italian Grill	12990 Cleveland Avenue	Ft. Myers	FL	33907	[***]	[***]	[***]	[***]	[***]
1002	Carrabba's Italian Grill	4320 North Tamiami Trail	Naples	FL	34103	[***]	[***]	[***]	[***]	[***]
1004	Carrabba's Italian Grill	700 North Dale Mabry Highway	Tampa	FL	33609	[***]	[***]	[***]	[***]	[***]
1006	Carrabba's Italian Grill	2244 Palm Beach Lakes Boulevard	West Palm Beach	FL	33409	[***]	[***]	[***]	[***]	[***]
1008	Carrabba's Italian Grill	2700 SE Federal Highway	Stuart	FL	34994	[***]	[***]	[***]	[***]	[***]
1022	Outback Steakhouse	3215 SW College Road	Ocala	FL	34474	[***]	[***]	[***]	[***]	[***]
1023	Outback Steakhouse	11308 North 56th Street	Temple Terrace	FL	33617	[***]	[***]	[***]	[***]	[***]
1024	Outback Steakhouse	6390 North Lockwood Ridge Road	Sarasota	FL	34243	[***]	[***]	[***]	[***]	[***]
1025	Outback Steakhouse	170 Cypress Gardens Boulevard	Winter Haven	FL	33880	[***]	[***]	[***]	[***]	[***]
1026	Outback Steakhouse	1481 Tamiami Trail	Port Charlotte	FL	33948	[***]	[***]	[***]	[***]	[***]
1027	Outback Steakhouse	1642 NE Pine Island Road	Cape Coral	FL	33903	[***]	[***]	[***]	[***]	[***]
1028	Outback Steakhouse	4902 Commercial Way	Spring Hill	FL	34606	[***]	[***]	[***]	[***]	[***]
1029	Outback Steakhouse	5710 Oakley Boulevard	Wesley Chapel	FL	33544	[***]	[***]	[***]	[***]	[***]
1030	Outback Steakhouse	9773 San Jose Boulevard	Jacksonville	FL	32257	[***]	[***]	[***]	[***]	[***]
1031	Outback Steakhouse	3760 South 3rd Street	Jacksonville Beach	FL	32250	[***]	[***]	[***]	[***]	[***]
1033	Outback Steakhouse	1775 Wells Road	Orange Park	FL	32073	[***]	[***]	[***]	[***]	[***]
1034	Outback Steakhouse	245 State Road 312	St. Augustine	FL	32086	[***]	[***]	[***]	[***]	[***]
1035	Outback Steakhouse	1820 Raymond Diehl Road	Tallahassee	FL	32308	[***]	[***]	[***]	[***]	[***]
1036	Outback Steakhouse	861 W. 23rd Street	Panama City	FL	32405	[***]	[***]	[***]	[***]	[***]
1039	Outback Steakhouse	8145 Pointe Meadows Way	Jacksonville	FL	32256	[***]	[***]	[***]	[***]	[***]
1060	Outback Steakhouse	4845 South Kirkman Road	Orlando	FL	32811	[***]	[***]	[***]	[***]	[***]
1061	Outback Steakhouse	180 Hickman Drive	Sanford	FL	32771	[***]	[***]	[***]	[***]	[***]
1063	Outback Steakhouse	9600 U.S. Highway 441	Leesburg	FL	34788	[***]	[***]	[***]	[***]	[***]
1101	Carrabba's Italian Grill	3913 River Place Drive	Macon	GA	31210	[***]	[***]	[***]	[***]	[***]
1102	Carrabba's Italian Grill	1160 Ernest Barrett Parkway	Kennesaw	GA	30144	[***]	[***]	[***]	[***]	[***]
1108	Carrabba's Italian Grill	1887 Mt. Zion Road	Morrow	GA	30260	[***]	[***]	[***]	[***]	[***]
1116	Outback Steakhouse	3585 Atlanta Highway	Athens	GA	30606	[***]	[***]	[***]	[***]	[***]
1119	Outback Steakhouse	810 Ernest Barrett Parkway	Kennesaw	GA	30144	[***]	[***]	[***]	[***]	[***]
1120	Outback Steakhouse	6331 Douglas Boulevard	Douglasville	GA	30135	[***]	[***]	[***]	[***]	[***]
1121	Outback Steakhouse	1188 Dogwood Drive	Conyers	GA	30012	[***]	[***]	[***]	[***]	[***]
1122	Outback Steakhouse	145 Gwinco Boulevard	Suwanee	GA	30024	[***]	[***]	[***]	[***]	[***]
1123	Outback Steakhouse	655 Douglasville Highway	Gainesville	GA	30501	[***]	[***]	[***]	[***]	[***]
1124	Outback Steakhouse	995 N. Peachtree Parkway	Peachtree City	GA	30269	[***]	[***]	[***]	[***]	[***]
1125	Outback Steakhouse	3 Reinhardt College Parkway	Canton	GA	30114	[***]	[***]	[***]	[***]	[***]
1133	Outback Steakhouse	11196 Abercorn Expressway	Savannah	GA	31419	[***]	[***]	[***]	[***]	[***]
1134	Outback Steakhouse	823 North Westover Boulevard	Albany	GA	31707	[***]	[***]	[***]	[***]	[***]
1135	Outback Steakhouse	1824 Club House Drive	Valdosta	GA	31601	[***]	[***]	[***]	[***]	[***]
1137	Outback Steakhouse	3088 Watson Boulevard	Warner Robins	GA	31093	[***]	[***]	[***]	[***]	[***]
1170	Outback Steakhouse	200 North Park Court	Stockbridge	GA	30281	[***]	[***]	[***]	[***]	[***]
1172	Outback Steakhouse	2345 East West Connector SW	Austell	GA	30106	[***]	[***]	[***]	[***]	[***]
1201	Bonefish Grill	18375 Bluemound Road	Brookfield	WI	53045	[***]	[***]	[***]	[***]	[***]
1264	Outback Steakhouse	2925 Ross Clark Circle	Dothan	AL	36301	[***]	[***]	[***]	[***]	[***]
1266	Outback Steakhouse	196 Springbranch Road	Oxford	AL	36203	[***]	[***]	[***]	[***]	[***]
1410	Outback Steakhouse	2005 River Oaks Drive	Calumet City	IL	60409	[***]	[***]	[***]	[***]	[***]
1411	Outback Steakhouse	720 West Lake Cook Road	Buffalo Grove	IL	60089	[***]	[***]	[***]	[***]	[***]
1412	Outback Steakhouse	216 East Golf Road	Schaumburg	IL	60173	[***]	[***]	[***]	[***]	[***]
1413	Outback Steakhouse	50 East Loop Road	Wheaton	IL	60187	[***]	[***]	[***]	[***]	[***]
1414	Outback Steakhouse	2855 West Ogden Avenue	Naperville	IL	60540	[***]	[***]	[***]	[***]	[***]
1416	Outback Steakhouse	15608 S. Harlem Avenue	Orland Park	IL	60462	[***]	[***]	[***]	[***]	[***]
1418	Outback Steakhouse	6007 E. State Street	Rockford	IL	61108	[***]	[***]	[***]	[***]	[***]
1419	Outback Steakhouse	5652 Northridge Drive	Gurnee	IL	60031	[***]	[***]	[***]	[***]	[***]
1424	Outback Steakhouse	3241 Chicagoland Circle	Joliet	IL	60431	[***]	[***]	[***]	[***]	[***]
1450	Outback Steakhouse	4390 Illinois Street	Swansea	IL	62226	[***]	[***]	[***]	[***]	[***]
1452	Outback Steakhouse	2402 N. Prospect Avenue	Champaign	IL	61822	[***]	[***]	[***]	[***]	[***]
1453	Outback Steakhouse	3201 Horizon Drive	Springfield	IL	62703	[***]	[***]	[***]	[***]	[***]
1516	Outback Steakhouse	3201 West 3rd Street	Bloomington	IN	47404	[***]	[***]	[***]	[***]	[***]
1518	Outback Steakhouse	3660 State Road 26	Lafayette	IN	47905	[***]	[***]	[***]	[***]	[***]
1519	Outback Steakhouse	7201 E Indiana Street	Evansville	IN	47715	[***]	[***]	[***]	[***]	[***]
1520	Outback Steakhouse	2315 Post Road	Indianapolis	IN	46219	[***]	[***]	[***]	[***]	[***]
1521	Outback Steakhouse	3730 S. Reed Rd.	Kokomo	IN	46902	[***]	[***]	[***]	[***]	[***]
1522	Outback Steakhouse	3401 N. Granville Ave.	Muncie	IN	47303	[***]	[***]	[***]	[***]	[***]
1525	Outback Steakhouse	5455 Coventry Ln.	Ft. Wayne	IN	46804	[***]	[***]	[***]	[***]	[***]
1550	Outback Steakhouse	8110 Georgia Street	Merrillville	IN	46410	[***]	[***]	[***]	[***]	[***]
1601	Fleming's Prime Steakhouse & Wine Bar	191 Inverness Drive West	Englewood	CO	80112	[***]	[***]	[***]	[***]	[***]
1611	Outback Steakhouse	3939 1st Avenue SE	Cedar Rapids	IA	52402	[***]	[***]	[***]	[***]	[***]
1614	Outback Steakhouse	4500 Southern Hills Drive	Sioux City	IA	51106	[***]	[***]	[***]	[***]	[***]
1714	Outback Steakhouse	6870 Johnson Drive	Mission	KS	66202	[***]	[***]	[***]	[***]	[***]
1715	Outback Steakhouse	233 S. Ridge Road	Wichita	KS	67212	[***]	[***]	[***]	[***]	[***]
1716	Outback Steakhouse	15430 South Rogers Road	Olathe	KS	66062	[***]	[***]	[***]	[***]	[***]
1813	Outback Steakhouse	6520 Signature Drive	Louisville	KY	40213	[***]	[***]	[***]	[***]	[***]
1851	Outback Steakhouse	3260 Scottsville Rd.	Bowling Green	KY	42104	[***]	[***]	[***]	[***]	[***]
1895	Outback Steakhouse	1957 Bryant Rd.	Lexington	KY	40509	[***]	[***]	[***]	[***]	[***]
1901	Outback Steakhouse	2415 S. Acadian Thruway	Baton Rouge	LA	70808	[***]	[***]	[***]	[***]	[***]
1902	Outback Steakhouse	5280 Jones Creek Road	Baton Rouge	LA	70817	[***]	[***]	[***]	[***]	[***]
1912	Outback Steakhouse	830 East I-10 Service Road	Slidell	LA	70461	[***]	[***]	[***]	[***]	[***]
1913	Outback Steakhouse	1601 Barataria Blvd.	Marrero	LA	70072	[***]	[***]	[***]	[***]	[***]
1914	Outback Steakhouse	60 Park Place Drive	Covington	LA	70433	[***]	[***]	[***]	[***]	[***]
1921	Outback Steakhouse	1600 W. Pinhook Drive	Lafayette	LA	70508	[***]	[***]	[***]	[***]	[***]
1931	Outback Steakhouse	8825 Line Avenue	Shreveport	LA	71106	[***]	[***]	[***]	[***]	[***]
1941	Outback Steakhouse	2616 Derek Drive	Lake Charles	LA	70607	[***]	[***]	[***]	[***]	[***]
1951	Outback Steakhouse	305 West Constitution	West Monroe	LA	71292	[***]	[***]	[***]	[***]	[***]
1961	Outback Steakhouse	2715 Village Lane	Bossier City	LA	71112	[***]	[***]	[***]	[***]	[***]
1971	Outback Steakhouse	3217 South MacArthur Drive	Alexandria	LA	71301	[***]	[***]	[***]	[***]	[***]
2001	Fleming's Prime Steakhouse & Wine Bar	4322 West Boy Scout Boulevard	Tampa	FL	33607	[***]	[***]	[***]	[***]	[***]
2010	Outback Steakhouse	4220 South Tamiami Trail	Venice	FL	34293	[***]	[***]	[***]	[***]	[***]
2011	Outback Steakhouse	921 North U.S. Highway 27	Sebring	FL	33870	[***]	[***]	[***]	[***]	[***]
2014	Outback Steakhouse	1203 Townsgate Court	Plant City	FL	33563	[***]	[***]	[***]	[***]	[***]
2015	Outback Steakhouse	2225 Highway 44 West	Inverness	FL	34453	[***]	[***]	[***]	[***]	[***]
2017	Outback Steakhouse	11950 Sheldon Road	Citrus Park	FL	33626	[***]	[***]	[***]	[***]	[***]
2134	Outback Steakhouse	3020 Crain Highway	Waldorf	MD	20601	[***]	[***]	[***]	[***]	[***]
2139	Outback Steakhouse	4420 Long Gate Parkway	Ellicott City	MD	21043	[***]	[***]	[***]	[***]	[***]
2144	Outback Steakhouse	9960 Lottsford Court	Largo	MD	20774	[***]	[***]	[***]	[***]	[***]
2314	Outback Steakhouse	15765 Eureka Road	Southgate	MI	48195	[***]	[***]	[***]	[***]	[***]
2315	Outback Steakhouse	3650 28th Street SE	Kentwood	MI	49512	[***]	[***]	[***]	[***]	[***]
2319	Outback Steakhouse	2468 Tittabawassee Road	Saginaw	MI	48604	[***]	[***]	[***]	[***]	[***]
2320	Outback Steakhouse	1515 W. 14 Mile Road	Madison Heights	MI	48071	[***]	[***]	[***]	[***]	[***]
2321	Outback Steakhouse	1501 Boardman Road	Jackson	MI	49202	[***]	[***]	[***]	[***]	[***]
2325	Outback Steakhouse	6435 Dixie Highway	Clarkston	MI	48346	[***]	[***]	[***]	[***]	[***]
2326	Outback Steakhouse	7873 Conference Center Drive	Brighton	MI	48114	[***]	[***]	[***]	[***]	[***]
2411	Outback Steakhouse	8880 Springbrook Dr. NW	Coon Rapids	MN	55433	[***]	[***]	[***]	[***]	[***]
2415	Outback Steakhouse	5723 Bishop Avenue	Inver Grove Heights	MN	55076	[***]	[***]	[***]	[***]	[***]
2420	Outback Steakhouse	4255 Haines Road	Hermantown	MN	80014	[***]	[***]	[***]	[***]	[***]
2503	Roy's Restaurant	71959 Highway 111	Rancho Mirage	CA	92270	[***]	[***]	[***]	[***]	[***]
2619	Outback Steakhouse	3110 East 36th Street	Joplin	MO	64804	[***]	[***]	[***]	[***]	[***]
2652	Outback Steakhouse	1731 NE Douglas Street	Lee's Summit	MO	64086	[***]	[***]	[***]	[***]	[***]
3002	Roy's Restaurant	4342 West Boy Scout Boulevard	Tampa	FL	33607	[***]	[***]	[***]	[***]	[***]
3101	Carrabba's Italian Grill	4650 Route 42	Turnersville	NJ	08012	[***]	[***]	[***]	[***]	[***]
3102	Carrabba's Italian Grill	500 Route 38	Maple Shade	NJ	08052	[***]	[***]	[***]	[***]	[***]
3110	Outback Steakhouse	230 Lake Drive East	Cherry Hill	NJ	08002	[***]	[***]	[***]	[***]	[***]
3114	Outback Steakhouse	1397 US Route 9 North	Old Bridge	NJ	08857	[***]	[***]	[***]	[***]	[***]
3116	Outback Steakhouse	4600 Route 42	Turnersville	NJ	08012	[***]	[***]	[***]	[***]	[***]
3117	Outback Steakhouse	98 US Route 22 West	Greenbrook	NJ	08812	[***]	[***]	[***]	[***]	[***]
3120	Outback Steakhouse	Klockner Road @ Route 130	Hamilton	NJ	08619	[***]	[***]	[***]	[***]	[***]
3122	Outback Steakhouse	901 Route 73 South	Marlton (formerly Evesham)	NJ	08053	[***]	[***]	[***]	[***]	[***]
3211	Outback Steakhouse	4141 South Pecos Road	Las Vegas	NV	89121	[***]	[***]	[***]	[***]	[***]
3212	Outback Steakhouse	1950 North Rainbow Boulevard	Las Vegas	NV	89108	[***]	[***]	[***]	[***]	[***]
3213	Outback Steakhouse	4423 East Sunset Road	Henderson	NV	89014	[***]	[***]	[***]	[***]	[***]
3214	Outback Steakhouse	8671 West Sahara Avenue	Las Vegas	NV	89117	[***]	[***]	[***]	[***]	[***]
3215	Outback Steakhouse	3645 S. Virginia Street	Reno	NV	89502	[***]	[***]	[***]	[***]	[***]
3217	Outback Steakhouse	2625 West Craig Road	N. Las Vegas	NV	89032	[***]	[***]	[***]	[***]	[***]
3220	Outback Steakhouse	7380 South Las Vegas Boulevard	S. Las Vegas	NV	89123	[***]	[***]	[***]	[***]	[***]
3357	Outback Steakhouse	3112 Erie Boulevard	Dewitt	NY	13214	[***]	[***]	[***]	[***]	[***]
3402	Carrabba's Italian Grill	10400 E. Independence Boulevard	Matthews	NC	28105	[***]	[***]	[***]	[***]	[***]
3403	Carrabba's Italian Grill	16408 Northcross Drive	Huntersville	NC	28078	[***]	[***]	[***]	[***]	[***]
3420	Carrabba's Italian Grill	4821 Capital Boulevard	Raleigh	NC	27616	[***]	[***]	[***]	[***]	[***]
3444	Outback Steakhouse	302 S. College Road	Wilmington	NC	28403	[***]	[***]	[***]	[***]	[***]
3446	Outback Steakhouse	3550 Mount Moriah Road	Durham	NC	27707	[***]	[***]	[***]	[***]	[***]
3447	Outback Steakhouse	505 Highland Oaks Dr	Winston-Salem	NC	27103	[***]	[***]	[***]	[***]	[***]
3448	Outback Steakhouse	501 North New Hope Road	Gastonia	NC	28054	[***]	[***]	[***]	[***]	[***]
3450	Outback Steakhouse	606 SW Greenville Boulevard	Greenville	NC	27834	[***]	[***]	[***]	[***]	[***]
3451	Outback Steakhouse	256 East Parris Avenue	High Point	NC	27262	[***]	[***]	[***]	[***]	[***]
3452	Outback Steakhouse	100 Southern Road	Southern Pines	NC	28387	[***]	[***]	[***]	[***]	[***]
3453	Outback Steakhouse	210 Gateway Boulevard	Rocky Mount	NC	27804	[***]	[***]	[***]	[***]	[***]
3454	Outback Steakhouse	16400 Northcross Drive	Huntersville	NC	28078	[***]	[***]	[***]	[***]	[***]
3455	Outback Steakhouse	1235 Longpine Road	Burlington	NC	27215	[***]	[***]	[***]	[***]	[***]
3458	Outback Steakhouse	8280 Valley Boulevard	Blowing Rock	NC	28605	[***]	[***]	[***]	[***]	[***]
3460	Outback Steakhouse	250 Mitchelle Drive	Hendersonville	NC	28792	[***]	[***]	[***]	[***]	[***]
3461	Outback Steakhouse	1020 E. Innes Street	Salisbury	NC	28144	[***]	[***]	[***]	[***]	[***]
3462	Outback Steakhouse	111 Howell Road	New Bern	NC	28562	[***]	[***]	[***]	[***]	[***]
3463	Outback Steakhouse	8338 Pineville-Matthews Road	Charlotte	NC	28226	[***]	[***]	[***]	[***]	[***]
3464	Outback Steakhouse	223 Wintergreen Dr	Lumberton	NC	28358	[***]	[***]	[***]	[***]	[***]
3467	Outback Steakhouse	845 U.S. Highway 70 West	Garner	NC	27529	[***]	[***]	[***]	[***]	[***]
3468	Outback Steakhouse	911 Industrial Park Drive	Smithfield	NC	27577	[***]	[***]	[***]	[***]	[***]
3621	Outback Steakhouse	401 West Dussel Road	Maumee	OH	43537	[***]	[***]	[***]	[***]	[***]
3631	Outback Steakhouse	110 Montrose West Avenue	Akron	OH	44321	[***]	[***]	[***]	[***]	[***]
3632	Outback Steakhouse	7000 Tiffany Boulevard	Boardman	OH	44514	[***]	[***]	[***]	[***]	[***]
3633	Outback Steakhouse	6950 Ridge Road	Parma	OH	44129	[***]	[***]	[***]	[***]	[***]
3634	Outback Steakhouse	4303 Whipple Avenue	Canton	OH	44718	[***]	[***]	[***]	[***]	[***]
3635	Outback Steakhouse	24900 Sperry Drive	Westlake	OH	44145	[***]	[***]	[***]	[***]	[***]
3636	Outback Steakhouse	820 North Lexington Springmill Road	Ontario	OH	44906	[***]	[***]	[***]	[***]	[***]
3640	Outback Steakhouse	8595 Market Street	Mentor	OH	44060	[***]	[***]	[***]	[***]	[***]
3641	Outback Steakhouse	6100 Rockside Place	Independence	OH	44131	[***]	[***]	[***]	[***]	[***]
3658	Outback Steakhouse	6800 Miller Lane	Dayton	OH	45414	[***]	[***]	[***]	[***]	[***]
3662	Outback Steakhouse	930 Interstate Drive	Findlay	OH	45840	[***]	[***]	[***]	[***]	[***]
3663	Outback Steakhouse	2512 Kings Center Court	Mason	OH	45040	[***]	[***]	[***]	[***]	[***]
3665	Outback Steakhouse	1801 Town Park Drive	Troy	OH	45373	[***]	[***]	[***]	[***]	[***]
3713	Outback Steakhouse	3600 South Broadway	Edmond	OK	73013	[***]	[***]	[***]	[***]	[***]
3715	Outback Steakhouse	860 N. Interstate Drive	Norman	OK	73072	[***]	[***]	[***]	[***]	[***]
3716	Outback Steakhouse	7206 Cache Road	Lawton	OK	73505	[***]	[***]	[***]	[***]	[***]
3915	Outback Steakhouse	3527 N. Union Deposit Road	Harrisburg	PA	17109	[***]	[***]	[***]	[***]	[***]
3917	Outback Steakhouse	100 North Pointe Boulevard	Lancaster	PA	17601	[***]	[***]	[***]	[***]	[***]
3950	Outback Steakhouse	25 McMurray Road	Pittsburgh	PA	15241	[***]	[***]	[***]	[***]	[***]
3951	Outback Steakhouse	9395 McKnight Road	Pittsburgh	PA	15237	[***]	[***]	[***]	[***]	[***]
3952	Outback Steakhouse	100 Sheraton Drive	Altoona	PA	16601	[***]	[***]	[***]	[***]	[***]
3954	Outback Steakhouse	1400 Market Place Boulevard	Moon Township	PA	15109	[***]	[***]	[***]	[***]	[***]
4117	Outback Steakhouse	110 Interstate Boulevard	Anderson	SC	29621	[***]	[***]	[***]	[***]	[***]
4118	Outback Steakhouse	7611 Two Notch Road	Columbia	SC	29223	[***]	[***]	[***]	[***]	[***]
4119	Outback Steakhouse	110 Dunbarton Drive	Florence	SC	29501	[***]	[***]	[***]	[***]	[***]
4120	Outback Steakhouse	1319 River Point Road	Rock Hill	SC	29730	[***]	[***]	[***]	[***]	[***]
4121	Outback Steakhouse	20 Hatton Place	Hilton Head	SC	29926	[***]	[***]	[***]	[***]	[***]
4122	Outback Steakhouse	454 Bypass 72 NW	Greenwood	SC	29649	[***]	[***]	[***]	[***]	[***]
4123	Outback Steakhouse	1721 U.S. Highway 17 North	North Myrtle Beach	SC	29582	[***]	[***]	[***]	[***]	[***]
4124	Outback Steakhouse	2480 Broad Street	Sumter	SC	29150	[***]	[***]	[***]	[***]	[***]
4125	Outback Steakhouse	715 Johnnie Dodds Boulevard	Mt. Pleasant	SC	29464	[***]	[***]	[***]	[***]	[***]
4127	Outback Steakhouse	945 Factory Shops Boulevard	Gaffney	SC	29341	[***]	[***]	[***]	[***]	[***]
4210	Outback Steakhouse	2411 S. Carolyn Avenue	Sioux Falls	SD	57106	[***]	[***]	[***]	[***]	[***]
4314	Outback Steakhouse	330 N. Peters Road	Knoxville	TN	37922	[***]	[***]	[***]	[***]	[***]
4318	Outback Steakhouse	1390 Interstate Drive	Cookeville	TN	38501	[***]	[***]	[***]	[***]	[***]
4319	Outback Steakhouse	2790 Wilma Rudolph Blvd.	Clarksville	TN	37040	[***]	[***]	[***]	[***]	[***]
4320	Outback Steakhouse	1968 Old Fort Parkway	Murfreesboro	TN	37129	[***]	[***]	[***]	[***]	[***]
4324	Outback Steakhouse	1125 Franklin Road	Lebanon	TN	37090	[***]	[***]	[***]	[***]	[***]
4325	Outback Steakhouse	809 Huckleberry Springs Road	Knoxville	TN	37924	[***]	[***]	[***]	[***]	[***]
4350	Outback Steakhouse	536 Paul Huff Parkway	Cleveland	TN	37312	[***]	[***]	[***]	[***]	[***]
4401	Carrabba's Italian Grill	11339 Katy Freeway	Houston	TX	77079	[***]	[***]	[***]	[***]	[***]
4403	Carrabba's Italian Grill	11590 Research Boulevard	Austin	TX	78759	[***]	[***]	[***]	[***]	[***]
4404	Carrabba's Italian Grill	2335 Highway 6	Sugar Land	TX	77478	[***]	[***]	[***]	[***]	[***]
4405	Carrabba's Italian Grill	12507 West IH-10	San Antonio	TX	78230	[***]	[***]	[***]	[***]	[***]
4406	Carrabba's Italian Grill	25665 Interstate 45 North	Woodlands	TX	77380	[***]	[***]	[***]	[***]	[***]
4407	Carrabba's Italian Grill	502 West Bay Area Boulevard	Webster	TX	77598	[***]	[***]	[***]	[***]	[***]
4414	Outback Steakhouse	808 Interstate 45 North	Conroe	TX	77301	[***]	[***]	[***]	[***]	[***]
4416	Outback Steakhouse	20455 Katy Freeway	Katy	TX	77450	[***]	[***]	[***]	[***]	[***]
4417	Outback Steakhouse	16080 San Pedro Avenue	San Antonio	TX	78232	[***]	[***]	[***]	[***]	[***]
4418	Outback Steakhouse	2102 S. Texas Avenue	College Station	TX	77840	[***]	[***]	[***]	[***]	[***]
4422	Outback Steakhouse	11600 Research Boulevard	Austin	TX	78759	[***]	[***]	[***]	[***]	[***]
4423	Outback Steakhouse	12511 West IH-10	San Antonio	TX	78230	[***]	[***]	[***]	[***]	[***]
4424	Outback Steakhouse	2060 I-10 South	Beaumont	TX	77707	[***]	[***]	[***]	[***]	[***]
4426	Outback Steakhouse	5555 NW Loop 410	San Antonio	TX	78238	[***]	[***]	[***]	[***]	[***]
4428	Outback Steakhouse	12130 Dickinson Road	Houston	TX	77089	[***]	[***]	[***]	[***]	[***]
4429	Outback Steakhouse	4205 South IH-35	San Marcos	TX	78666	[***]	[***]	[***]	[***]	[***]
4432	Outback Steakhouse	1109 East Business Highway 83	McAllen	TX	78501	[***]	[***]	[***]	[***]	[***]
4433	Outback Steakhouse	2206 South First Street	Lufkin	TX	75901	[***]	[***]	[***]	[***]	[***]
4434	Outback Steakhouse	18326 Interstate South	Conroe	TX	77384	[***]	[***]	[***]	[***]	[***]
4452	Outback Steakhouse	701 Airport Freeway	Hurst	TX	76053	[***]	[***]	[***]	[***]	[***]
4454	Outback Steakhouse	3904 Towne Crossing Boulevard	Mesquite	TX	75150	[***]	[***]	[***]	[***]	[***]
4455	Outback Steakhouse	1031 SH 114 West	Grapevine	TX	76051	[***]	[***]	[***]	[***]	[***]
4456	Outback Steakhouse	9049 Vantage Point Drive	Dallas	TX	75243	[***]	[***]	[***]	[***]	[***]
4457	Outback Steakhouse	1509 North Central Expressway	Plano	TX	75075	[***]	[***]	[***]	[***]	[***]
4458	Outback Steakhouse	15180 Addison Road	Addison	TX	75248	[***]	[***]	[***]	[***]	[***]
4459	Outback Steakhouse	1151 West IH-20	Arlington	TX	76017	[***]	[***]	[***]	[***]	[***]
4460	Outback Steakhouse	5702 South Broadway Avenue	Tyler	TX	75703	[***]	[***]	[***]	[***]	[***]
4461	Outback Steakhouse	2211 South Stemmons Freeway	Lewisville	TX	75067	[***]	[***]	[***]	[***]	[***]
4462	Outback Steakhouse	2314 West Loop 250 North	Midland	TX	79705	[***]	[***]	[***]	[***]	[***]
4463	Outback Steakhouse	7101 West Interstate Highway 40	Amarillo	TX	79106	[***]	[***]	[***]	[***]	[***]
4464	Outback Steakhouse	4015 South Loop 289	Lubbock	TX	79423	[***]	[***]	[***]	[***]	[***]
4466	Outback Steakhouse	300 South I-35 East	Denton	TX	76025	[***]	[***]	[***]	[***]	[***]
4467	Outback Steakhouse	501 East Loop 281	Longview	TX	75605	[***]	[***]	[***]	[***]	[***]
4468	Outback Steakhouse	4500 Franklin Avenue	Waco	TX	76710	[***]	[***]	[***]	[***]	[***]
4469	Outback Steakhouse	2701 East Central Texas Expressway	Killeen	TX	76543	[***]	[***]	[***]	[***]	[***]
4470	Outback Steakhouse	11875 Gateway West	El Paso	TX	79936	[***]	[***]	[***]	[***]	[***]
4473	Outback Steakhouse	4505 Sherwood Way	San Angelo	TX	76901	[***]	[***]	[***]	[***]	[***]
4474	Outback Steakhouse	4142 Ridgemont Drive	Abilene	TX	79606	[***]	[***]	[***]	[***]	[***]
4475	Outback Steakhouse	1101 North Beckley Avenue	DeSoto	TX	75115	[***]	[***]	[***]	[***]	[***]
4476	Outback Steakhouse	4902 President George Bush Turnpike	Garland	TX	75040	[***]	[***]	[***]	[***]	[***]
4478	Outback Steakhouse	13265 South Freeway	Burleson	TX	76028	[***]	[***]	[***]	[***]	[***]
4510	Outback Steakhouse	7770 South 1300 East	Sandy	UT	84094	[***]	[***]	[***]	[***]	[***]
4511	Outback Steakhouse	1664 North Heritage Park Boulevard	Layton	UT	84041	[***]	[***]	[***]	[***]	[***]
4602	Fleming's Prime Steakhouse & Wine Bar	4000 Medina Road	Akron	OH	44333	[***]	[***]	[***]	[***]	[***]
4716	Outback Steakhouse	7917 West Broad Street	Richmond	VA	23294	[***]	[***]	[***]	[***]	[***]
4724	Outback Steakhouse	261 University Boulevard	Harrisonburg	VA	22801	[***]	[***]	[***]	[***]	[***]
4725	Outback Steakhouse	165 South Park Circle	Colonial Heights	VA	23834	[***]	[***]	[***]	[***]	[***]
4726	Outback Steakhouse	6419 Lee Highway	Warrenton	VA	20187	[***]	[***]	[***]	[***]	[***]
4727	Outback Steakhouse	7420 Bell Creek Road	Mechanicsville	VA	23111	[***]	[***]	[***]	[***]	[***]
4728	Outback Steakhouse	6821 Chital Drive	Chesterfield	VA	23112	[***]	[***]	[***]	[***]	[***]
4730	Outback Steakhouse	124 Kernstown Commons Boulevard	Winchester	VA	22602	[***]	[***]	[***]	[***]	[***]
4752	Outback Steakhouse	12258 Jefferson Avenue	Newport News	VA	23602	[***]	[***]	[***]	[***]	[***]
4756	Outback Steakhouse	3026 Richmond Road	Williamsburg	VA	23185	[***]	[***]	[***]	[***]	[***]
4758	Outback Steakhouse	295 Peppers Ferry Road	Christiansburg	VA	24073	[***]	[***]	[***]	[***]	[***]
4762	Outback Steakhouse	3121 Albert Lankford Drive	Lynchburg	VA	24501	[***]	[***]	[***]	[***]	[***]
4801	Cheeseburger in Paradise	40 Geoffrey Drive	Newark	DE	19713	[***]	[***]	[***]	[***]	[***]
4810	Outback Steakhouse	279 Junction Road	Madison	WI	53717	[***]	[***]	[***]	[***]	[***]
4813	Outback Steakhouse	311 Hampton Court	Onalaska	WI	54650	[***]	[***]	[***]	[***]	[***]
4817	Outback Steakhouse	5020 Keystone Crossing	Eau Claire	WI	54701	[***]	[***]	[***]	[***]	[***]
4910	Outback Steakhouse	790 Foxcroft Avenue	Martinsburg	WV	25401	[***]	[***]	[***]	[***]	[***]
4961	Outback Steakhouse	111 Hylton Lane	Beckley	WV	25801	[***]	[***]	[***]	[***]	[***]
5010	Outback Steakhouse	229 Miracle Road	Evansville	WY	82636	[***]	[***]	[***]	[***]	[***]
5011	Outback Steakhouse	1626 Fleischli Parkway	Cheyenne	WY	82001	[***]	[***]	[***]	[***]	[***]
5113	Outback Steakhouse	2574 Camino Entrata	Santa Fe	NM	87507	[***]	[***]	[***]	[***]	[***]
5114	Outback Steakhouse	940 North Telshor Boulevard	Las Cruces	NM	88011	[***]	[***]	[***]	[***]	[***]
5301	Carrabba's Italian Grill	1740 S. Clearview	Mesa	AZ	85208	[***]	[***]	[***]	[***]	[***]
5302	Carrabba's Italian Grill	5646 West Bell Road	Glendale	AZ	85308	[***]	[***]	[***]	[***]	[***]
5303	Carrabba's Italian Grill	1060 North 54th Street	Chandler	AZ	85226	[***]	[***]	[***]	[***]	[***]
5304	Carrabba's Italian Grill	17007 North Scottsdale Road	Scottsdale	AZ	85225	[***]	[***]	[***]	[***]	[***]
5501	Cheeseburger in Paradise	4670 Southport Crossing Drive	Southport	IN	46237	[***]	[***]	[***]	[***]	[***]
5502	Cheeseburger in Paradise	9770 Crosspoint Boulevard	Fishers (Indianapolis)	IN	46256	[***]	[***]	[***]	[***]	[***]
5504	Cheeseburger in Paradise	1705 W. McGalliard Road	Muncie	IN	46038	[***]	[***]	[***]	[***]	[***]
5505	Cheeseburger in Paradise	3830 S US Highway 41	Terre Haute	IN	47802	[***]	[***]	[***]	[***]	[***]
5506	Cheeseburger in Paradise	8301 Eagle Lake Drive	Evansville	IN	47715	[***]	[***]	[***]	[***]	[***]
6006	Carrabba's Italian Grill	2501 University Drive	Coral Springs	FL	33065	[***]	[***]	[***]	[***]	[***]
6007	Carrabba's Italian Grill	60 Palmetto Avenue	Merritt Island	FL	32953	[***]	[***]	[***]	[***]	[***]
6013	Carrabba's Italian Grill	4829 South Florida Avenue	Lakeland	FL	33813	[***]	[***]	[***]	[***]	[***]
6015	Carrabba's Italian Grill	801 Providence Road	Brandon	FL	33511	[***]	[***]	[***]	[***]	[***]
6020	Carrabba's Italian Grill	3530 Tyrone Boulevard	St. Petersburg	FL	33710	[***]	[***]	[***]	[***]	[***]
6021	Carrabba's Italian Grill	2752 Capital Circle NE	Tallahassee	FL	32308	[***]	[***]	[***]	[***]	[***]
6026	Carrabba's Italian Grill	8137 Pointe Meadows Road	Jacksonville	FL	32256	[***]	[***]	[***]	[***]	[***]
6027	Carrabba's Italian Grill	3021 SW 34th Street	Gainesville	FL	32608	[***]	[***]	[***]	[***]	[***]
6029	Carrabba's Italian Grill	1285 US Highway 1	Vero Beach	FL	32960	[***]	[***]	[***]	[***]	[***]
6034	Carrabba's Italian Grill	311 North 9th Avenue	Pensacola	FL	32501	[***]	[***]	[***]	[***]	[***]
6035	Carrabba's Italian Grill	270 Citi Center	Winter Haven	FL	33880	[***]	[***]	[***]	[***]	[***]
6038	Carrabba's Italian Grill	762 SW Pine Island Road	Cape Coral	FL	33991	[***]	[***]	[***]	[***]	[***]
6048	Carrabba's Italian Grill	11950 Sheldon Road	Citrus Park	FL	33626	[***]	[***]	[***]	[***]	[***]
6052	Carrabba's Italian Grill	1203 Townsgate Court	Plant City	FL	33563	[***]	[***]	[***]	[***]	[***]
6056	Carrabba's Italian Grill	Bruce B. Downs Boulevard	Wesley Chapel	FL	33543	[***]	[***]	[***]	[***]	[***]
6112	Carrabba's Italian Grill	2030 Sugarloaf Circle	Duluth	GA	30097	[***]	[***]	[***]	[***]	[***]
6116	Carrabba's Italian Grill	2700 Chapel Hill Road	Douglasville	GA	30135	[***]	[***]	[***]	[***]	[***]
6202	Carrabba's Italian Grill	3914 Airport Blvd	Mobile	AL	36608	[***]	[***]	[***]	[***]	[***]
6301	Cheeseburger in Paradise	5609 W. Main Street	Kalamazoo	MI	49009	[***]	[***]	[***]	[***]	[***]
6302	Cheeseburger in Paradise	13905 Lakeside Circle	Sterling Heights	MI	48313	[***]	[***]	[***]	[***]	[***]
6402	Roy's Restaurant	2840 Dallas Parkway	Plano	TX	75093	[***]	[***]	[***]	[***]	[***]
6502	Carrabba's Italian Grill	4690 Southport Crossing	Southport	IN	46337	[***]	[***]	[***]	[***]	[***]
6903	Carrabba's Italian Grill	2010 Kaliste Saloon Road	Lafayette	LA	70508	[***]	[***]	[***]	[***]	[***]
7004	Bonefish Grill	3665 Henderson Boulevard	Tampa	FL	33609	[***]	[***]	[***]	[***]	[***]
7011	Bonefish Grill	225 West Pipken Lane	Lakeland	FL	33813	[***]	[***]	[***]	[***]	[***]
7090	Bonefish Grill	5025 N. 12th Ave	Pensacola	FL	32504	[***]	[***]	[***]	[***]	[***]
7101	Carrabba's Italian Grill	4430 Long Gate Parkway	Ellicott City	MD	21043	[***]	[***]	[***]	[***]	[***]
7106	Carrabba's Italian Grill	16431 Governor's Bridge Road	Bowie	MD	20716	[***]	[***]	[***]	[***]	[***]
7110	Carrabba's Italian Grill	3754 Crain Highway	Waldorf	MD	20602	[***]	[***]	[***]	[***]	[***]
7251	Bonefish Grill	6955 Airport Blvd	Mobile	AL	36606	[***]	[***]	[***]	[***]	[***]
7303	Carrabba's Italian Grill	1900 N. Haggerty Road	Canton	MI	48187	[***]	[***]	[***]	[***]	[***]
7402	Cheeseburger in Paradise	16203 Northcross Drive	Huntersville	NC	28078	[***]	[***]	[***]	[***]	[***]
7903	Cheeseburger in Paradise	1405 Kenneth Road	York	PA	17404	[***]	[***]	[***]	[***]	[***]
8001	Lee Roy Selmon's	4302 West Boy Scout Boulevard	Tampa	FL	33607	[***]	[***]	[***]	[***]	[***]
8002	Lee Roy Selmon's	17508 Dona Michelle Drive	Tampa	FL	33647	[***]	[***]	[***]	[***]	[***]
8109	Carrabba's Italian Grill	903 Route 73 South	Marlton (formerly Evesham)	NJ	08053	[***]	[***]	[***]	[***]	[***]
8302	Bonefish Grill	13905 Lakeside Circle	Sterling Heights	MI	8313-131	[***]	[***]	[***]	[***]	[***]
8602	Carrabba's Italian Grill	5152 Merten Drive	Mason	OH	45240	[***]	[***]	[***]	[***]	[***]
8604	Carrabba's Italian Grill	900 Miamisburg Centerville Road	Washington Township	OH	45459	[***]	[***]	[***]	[***]	[***]
8606	Carrabba's Italian Grill	5030 Tiedeman Road	Brooklyn	OH	44144	[***]	[***]	[***]	[***]	[***]
8607	Carrabba's Italian Grill	3405 Briarfield Boulevard	Maumee	OH	43537	[***]	[***]	[***]	[***]	[***]
8609	Carrabba's Italian Grill	1320 Boardman Polland Road	Youngstown	OH	44514	[***]	[***]	[***]	[***]	[***]
8705	Cheeseburger in Paradise	1101 Seminole Trail	Charlottesville	VA	22901	[***]	[***]	[***]	[***]	[***]
8908	Carrabba's Italian Grill	100 North Pointe Boulevard	Lancaster	PA	17601	[***]	[***]	[***]	[***]	[***]
9104	Carrabba's Italian Grill	370 Columbiana Drive	Columbia	SC	29212	[***]	[***]	[***]	[***]	[***]
9301	Carrabba's Italian Grill	324 N. Peter's Road	Knoxville	TN	37922	[***]	[***]	[***]	[***]	[***]
9305	Carrabba's Italian Grill	175 Market Place Boulevard	Johnson City	TN	37604	[***]	[***]	[***]	[***]	[***]
9407	Bonefish Grill	190 Partner Circle	Southern Pines	NC	28387	[***]	[***]	[***]	[***]	[***]
9410	Carrabba's Italian Grill	1550 I-10 South	Beaumont	TX	77707	[***]	[***]	[***]	[***]	[***]
9412	Carrabba's Italian Grill	17548 Dallas Parkway	Dallas	TX	75287	[***]	[***]	[***]	[***]	[***]
9414	Carrabba's Italian Grill	3400 North Central Expressway	Plano	TX	75074	[***]	[***]	[***]	[***]	[***]
9418	Carrabba's Italian Grill	1599 Laguna Drive	Rockwall	TX	75087	[***]	[***]	[***]	[***]	[***]
9604	Bonefish Grill	6150 Rockside Place	Independence	OH	44131	[***]	[***]	[***]	[***]	[***]
9704	Carrabba's Italian Grill	5805 Trinty Parkway	Centreville	VA	20120	[***]	[***]	[***]	[***]	[***]
9802	Carrabba's Italian Grill	18375 Bluemound Road	Brookfield	WI	53045	[***]	[***]	[***]	[***]	[***]
					TOTAL:	[***]	[***]

EXHIBIT C

FORM OF SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this ___ day of _____, 2007, between GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 and BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (each, together with their respective successors and assigns, a "Co-Lender", and, collectively, "Lender"), and ________, a __________________, having an address at __________________ ("Tenant").

RECITALS:

WHEREAS, Lender has made a loan to Private Restaurant Properties, LLC, a Delaware limited liability, having an address at 2202 North Westshore Boulevard, Suite 470A (together with its successors or assigns, "Borrower" or "Master Lessor"), which loan is secured by, inter alia, that certain [mortgage or deed of trust] (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and addictions thereto, is referred to as the "Security Instrument") recorded in __________ in Reel ______, Page ___, [ADD RECORDING DATA FOR SECURITY INSTRUMENT], on the property described in Schedule "A" annexed hereto and made a part hereof (the "Property"); and

WHEREAS, Borrower and Private Restaurant Master Lessee, LLC, a Delaware limited liability company ("Master Lessee" or "Landlord") have entered into that certain Master Lease Agreement dated as of _______________ (the "Master Lease"), a memorandum of which Lease [was recorded in __________ in Reel ______, Page ___] [ADD RECORDING DATA], pursuant to which Master Lessee leases, inter alia, the entire Property from Borrower; and

WHEREAS, by a Sublease (the "Lease") dated ________, 200_ between Landlord and Tenant, as tenant, a memorandum of which Lease [was recorded in __________ in Reel ______, Page ___is being recorded immediately prior hereto/contemporaneously herewith] [ADD RECORDING DATA FOR MEMORANDA OF AMENDMENTS, IF APPLICABLE], Landlord has leased to Tenant certain premises located in ___________________________ as more particularly described in the Lease (the "Premises"), such Premises comprising all or a portion of the Property; and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby.  This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.

2. So long as (i) Tenant is not in default (after the giving of any notice required to be given under the Lease and beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant's part to be performed or observed, (ii) Tenant is not in default under this Agreement (after the giving of any notice required to be given under this Agreement and beyond any period given in this Agreement to Tenant to cure such default) and (iii) the Lease is in full force and effect: (a) Tenant's possession of the Premises and Tenant's leasehold interest, rights and privileges under the Lease, including any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant's occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof, and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant's interest and estate under the Lease (except to the extent required so that Tenant's right to receive or set-off any monies or obligations owed or to be performed by any of Lender's predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender's successors-in-interest).  Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3. (A)  After notice is given by Lender that the Security Instrument is in default, the Master Lease has been terminated with respect to the Property and that the rentals under the Lease should be paid to Lender (“Direct Payment Notice”), Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises.  Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.  Landlord hereby irrevocably directs Tenant to comply with any Direct Payment Notice regardless of any contrary direction, instruction or assertion by Landlord.  Tenant shall be entitled to full credit under the Lease for any rentals paid to Lender pursuant to a Direct Payment Notice to the same extent as if such Rent was paid directly to Landlord.

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Master Lessor under the Master Lease and Landlord under the Lease (after a termination of the Master Lease with respect to the Property), whether through possession or foreclosure action, delivery of a deed or otherwise (including after a default under the Master Lease), or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord or Master Lessor, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a "Successor-Landlord"), Tenant shall attorn to and recognize Successor-Landlord as Tenant's landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment.  Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease.  If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or Master Lessor or a foreclosure action or proceeding or delivery of a deed in lieu or any other event or circumstance resulting in the termination of the Master Lease, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid.  Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Lender (to the extent Lender's consent is required under the terms of the Master Lease), it shall not (a) amend, modify (in any material respects), terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) except to the extent required by the terms of the Lease, subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument.  Any such purported action without such consent shall be void as against the holder of the Security Instrument.

5. (A)  Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease, to claim a partial or total eviction, or entitle Tenant to an off-set against rent under the Lease, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission.  If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises.  To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys' fees and disbursements, Lender shall be subrogated to Tenant's rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7. Upon and during the continuance of a default under the Master Lease and the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord's then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease.  Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property (including, without limitation, the rents, issues and profits therefrom), and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

9. Intentionally Omitted

10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A)  Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article __ of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement.

13. (A)  Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given.  Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows:  to Tenant, at the address first set forth above, Attention:  __________; to Lender, at the address first set forth above, Attention:_______________ and General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Harvey R. Uris, Esq.; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith.  All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.  The term "Lender" shall mean the then holder of the Security Instrument.  The term "Landlord" shall mean the then holder of the landlord's interest in the Lease.  The term "person" shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity.  All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease (provided that Lender shall not be bound by any such amendment or modification if Lender's consent thereto is required under the Master Lease and such consent of Lender has not been obtained).  Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15. Tenant hereby represents to Lender as follows:

(A) The Lease is in full force and effect and has not been further amended.

(B) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

(C) There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

(D) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant's knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(E) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(F) To the best of Tenant's knowledge, there has not been any assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the terms of the Lease.

16. Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[Signature Page Follows]

10371279_5.DOC                                                                  --

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[TENANT]

By: ____________________________________
Name:
Title:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

BANK OF AMERICA, N.A., a national banking association

By: ____________________________________
Name:
Title:

10371279_5.DOC                                                                  --

AGREED AND CONSENTED TO:

LANDLORD:

PRIVATE RESTAURANT MASTER LESSEE, LLC

By:____________________________
Name:
Title:

10371279_5.DOC                                                                  --

Exhibit D

Execution Copy

GUARANTY

THIS GUARANTY (this "Guaranty"), dated as of the 14th day of June, 2007, is made by OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company ("Guarantor"), to and for the benefit of PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company ("Landlord").

W I T N E S S E T H :

WHEREAS, Landlord, as lessor, has entered into that certain Master Lease Agreement of even date herewith (the "Lease") a copy of which is attached hereto as Exhibit A, pursuant to which Landlord leased to Private Restaurant Master Lessee, LLC, a Delaware limited liability company ("Tenant"), certain premises described therein (the "Leased Premises");

WHEREAS, all of the membership interests in Tenant are owned by Guarantor; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord to execute the Lease, and Guarantor expects to derive financial benefit from the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

ARTICLE I

GUARANTEE

Section 1.01. Guaranteed Obligations.  Guarantor hereby absolutely unconditionally and irrevocably guarantees to Landlord and its successors and assigns the due, punctual and full payment, performance and observance of the following (collectively, the "Guaranteed Obligations"):

(a) the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease (collectively, the "Monetary Obligations"); and

(b) all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease required to be observed, performed by or imposed upon Tenant under the Lease (collectively, the "Performance Obligations"), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease.  If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, within five (5) Business Days after written demand, pay the same to Landlord or the person or entity to whom such amounts are to be paid under the Lease.  If for any reason Tenant shall fail to perform or observe any Performance Obligation beyond any cure periods available to Tenant under the Lease, Guarantor shall, after written demand, perform and observe the same or cause the same to be performed or observed.

Section 1.02. Guarantee Unconditional.  The obligations of Guarantor hereunder are continuing, absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:

(a) any amendment, modification, extension, renewal or supplement to the Lease not requiring the consent of Landlord’s Lender or any termination of the Lease as to all or any portion of the Leased Premises either pursuant to Article I or X thereof or otherwise not requiring the consent of Landlord’s Lender;

(b) any assumption by any party of Tenant's obligations under, or Tenant's assignment of any of its interest in, the Lease not requiring the consent of Landlord’s Lender;

(c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law, including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

(d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Tenant or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

(e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

(f) except to the extent that Tenant is released from its obligations and liabilities under Articles I or X of the Lease, the release or discharge of or accord and satisfaction with Tenant from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law;

(g) the failure of Landlord to keep Guarantor advised of Tenant's financial condition, regardless of the existence of any duty to do so;

(h) any assignment by Landlord of all of Landlord's right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for Landlord’s Debt;

(i) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

(j) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

(k) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

(l) any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of or ownership interests in Tenant or any affiliate of Tenant to any other person or entity; provided that, in any such case, the same does not require the consent of Landlord or Landlord’s Lender under the terms of the Lease or Landlord’s Loan Documents; or

(m) Tenant’s failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights;

all of which may be given or done without notice to, or consent of, Guarantor except as otherwise provided herein.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature (except the Tenant's performance of such obligations) which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.

Section 1.03. Disaffirmance of Lease.  Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors' rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance.  Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

Section 1.04. No Notice or Duty to Exhaust Remedies.  Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind.  Except as otherwise provided herein, Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations.  Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively.  This Guaranty is a guaranty of payment and performance and not merely of collection.

Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof.  Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes or action which arise prior to or after any suit is commenced hereunder may be included in such suit.

Section 1.05. Subrogation.  To the extent of any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor shall be subrogated to the rights of the Landlord against the Tenant under the Lease, provided that, every claim or demand which Guarantor may have against Tenant, whether in respect of Guarantor's performance of its obligations hereunder or otherwise shall be fully subordinate to all Guaranteed Obligations.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Representations and Warranties.  Guarantor hereby represents and warrants to Landlord as follows:

(a) Organization and Qualification.  Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware

(b) Authority and Authorization.  Guarantor has full power, authority and legal right to execute and deliver the Guaranty and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary limited liability company proceedings on its part.

(c) Execution and Binding Effect.  The Guaranty has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

(d) Absence of Conflicts.  Except as would not reasonably be expected have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty, neither the execution and delivery of the Guaranty nor performance of or compliance with the terms and conditions hereof will (i) violate any law, rule or regulation, (ii) conflict with or result in a breach of or a default under the certificate of formation or limited liability company agreement of Guarantor or any agreement or instrument to which Guarantor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound or (iii) result in the creation  or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Guarantor.

(e) Authorizations and Filings.  Except as would not reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is required in connection with the execution and delivery of the Guaranty or performance of or compliance with the terms hereof.

(f) Litigation.  There are no actions, suits or proceedings pending or, to the best of Guarantor's knowledge, threatened against or affecting Guarantor at law or in equity by or before any court or administrative office or agency which if adversely decided would have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty.

Section 2.02. Notice of Certain Events.  Promptly upon becoming aware thereof, Guarantor shall give Landlord notice of any downgrade in the corporate family and credit ratings from Moody’s Investor Service Inc. and Standard & Poor’s, respectively, of Guarantor; provided, that no such notice shall be required to the extent that a press release of any such downgrade is issued by Moody’s Investor Service Inc. and Standard & Poor’s, as applicable.

Section 2.03. Estoppel Certificates.

(a) Guarantor shall, at any time upon not less than ten (10) days' prior written request by Landlord or Landlord’s Lender (but not more than four (4) times in any calendar year), deliver to the party requesting the same a statement in writing, executed by a duly authorized officer of Guarantor, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that, as of the date thereof, except as otherwise specified, Guarantor has no knowledge of any defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, and (iv) as to such other matters as Landlord or Landlord’s Lender may reasonably request.

(b) Landlord shall, at any time upon not less that ten (10) days' prior written request by Tenant or Guarantor (but not more than four (4) times in any calendar year), deliver to Guarantor a statement in writing, executed by a duly authorized officer of Landlord, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force and effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that as of the date thereof, except as otherwise specified, Landlord has no knowledge of any claim against Guarantor arising out of or in any way related to this Guaranty, for the Guaranteed Obligations or otherwise, and (iv) as to such other matters as Guarantor may reasonably request.

Section 2.04.Guaranty Not Effective As To Certain Obligations.  Notwithstanding anything to the contrary contained herein, this Guaranty and Guarantor's obligations hereunder shall not extend to, and the Guaranteed Obligations shall not include, any obligations or liabilities of Tenant under any amendment to, or after any assignment by Tenant of, the Lease that requires the consent of Landlord or Landlord’s Lender under the terms of the Lease and Landlord’s Loan Documents, unless Guarantor shall have affirmed in writing that this Guaranty continues in full force and effect notwithstanding such amendment or assignment.  By execution of this Guaranty, Landlord and Tenant hereby affirm and agree that no amendment to or assignment of the Lease requiring the consent of Landlord or Landlord's Lender shall be effective unless Guarantor shall have affirmed in writing that this Guaranty continues in full force and effect notwithstanding such amendment or assignment.

ARTICLE III

EVENTS OF DEFAULT

Section 3.01. Events of Default.  The occurrence of any one or more of the following shall constitute an "Event of Default" under this Guaranty:

(a) a failure by Guarantor to pay when due any Monetary Obligation required to be paid by Guarantor pursuant to the terms of this Guaranty;

(b) a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01;

(c) any representation or warranty made by Guarantor herein proves to be untrue or incorrect when made, in any material respect;

(d) Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(e) a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered; or

(f) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Effect Of Bankruptcy Proceedings.  This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made.

Section 4.02. Further Assurances.  From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents necessary for the continuing effectiveness of this Guaranty.  In no event shall Guarantor be required to execute and such instrument or document which would modify, amend or change any term or provision hereof.

Section 4.03. Amendments, Waivers, Etc.  This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

Section 4.04. No Implied Waiver; Cumulative Remedies.  No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege.  The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

Section 4.05. Notices.  All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Guaranty shall be in writing unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, national overnight courier (e.g.,  Federal Express, UPS), or by facsimile with confirmation of receipt via telephone, in all cases with charges prepaid, and any such properly given notice shall be effective when received or when delivery is refused.  All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease with copies thereof to the parties designated to receive copies of notices to Landlord under the Lease, and, if to Guarantor, to OSI Restaurant Partners, LLC, 2202 N. West Shore Boulevard, Suite 500, Tampa, FL 33607, Attention:  Chief Financial Officer, Telecopy No.:  (813) 282-9195, Confirmation No.: (813) 282-1225, with copies to Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA  02199, Attention: Mr. Ian Blasco, Telecopy No.:  (617) 516-2010, Confirmation No.:  (617) 516-2124, Sullivan & Cromwell LLP, 125 Broad Street, New York, N.Y.  10004-2498, Attention: Arthur Adler, Esq., Telecopy No.:  (212) 558-3588, Confirmation No.:  (212) 558-3960, Ropes & Gray LLP, One International Place, Boston, MA 02110, Attention:  Richard E. Gordet, Esq., Telecopy No.:  (617) 951-7050, Confirmation No.:  (617) 951-7491 or in accordance with the last unrevoked written direction from such party to the other party.

Section 4.06. Expenses.  Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord's enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder.

Section 4.07. Survival.  All obligations of Guarantor to indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

Section 4.08. Severability.  If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

Section 4.09. Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

Section 4.10. Governing Law.

(a) This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America.  To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.

(b) Any legal suit, action or proceeding against Guarantor or Landlord arising out of or relating to this Guaranty may be instituted in any federal or state court in New York, New York, pursuant to § 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.  Guarantor does hereby agrees that service of process made by notice mailed or delivered to Guarantor in the manner provided for in Section 4.05 hereof (other than by facsimile) shall be deemed in every respect effective service of process upon Guarantor, in any such suit, action or proceeding in the State of New York.

Section 4.11. Successors and Assigns.  This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

Section 4.12. Incorporation of Recitals; Definitions.  The recitals set forth on page one (1) of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth.  Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.

Section 4.13. Rights of Landlord’s Lender.  Guarantor acknowledges that if the rights of Landlord under this Guaranty are assigned to Landlord’s Lender, Landlord’s Lender shall have all of the rights and benefits of Landlord hereunder; provided, however, in no event shall Guarantor be liable to Landlord’s Lender or Landlord for any payment or performance of any Guaranteed Obligation by Guarantor to the other.

10371279_5.DOC                                                                  --

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

OSI RESTAURANT PARTNERS, LLC,

a Delaware limited liability company

By: ___________________________________

Title:__________________________________

Acceptance

PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company, hereby accepts this Guaranty and agrees to the terms hereof.

PRIVATE RESTAURANT PROPERTIES, LLC,

a Delaware limited liability company

By: ___________________________________

Title:__________________________________

For the purposes of Section 2.04 hereof, PRIVATE RESTAURANT MASTER LESSEE, LLC, a Delaware limited liability company, hereby accepts this Guaranty and agrees to the terms hereof.

PRIVATE RESTAURANT MASTER LESSEE,
LLC, a Delaware limited liability company

By: ___________________________________

Title:__________________________________

EXHIBIT A

Copy of Lease

EXHIBIT E
EXHIBIT E
Concept Subleases

I. At and immediately following closing, the following subleases will be in place and effective:

1. Bonefish Grill, Inc. Sublease
2. OS Developers, LLC Sublease
3. OS Realty, Inc. Sublease
4. OS Southern, Inc. Sublease
5. OS Tropical, Inc. Sublease
6. Outback Steakhouse of Florida, Inc. Sublease

II. Immediately after closing and effective upon the lease subordination to Landlord's Loan
Documents, the following assignments shall take place:

1. OS Realty, Inc. ("OSR") will assign the following properties:
A. Store 7011 to Bonefish Grill, Inc.
B. Stores 1601 and 462 to OS Prime, Inc.
C. Stores 2503 and 6402 to OS Pacific, Inc.

2. OS Developers, LLC ("OSD") will assign the following properties:
A. Store 2001 to OS Prime, Inc.
B. Store 3002 to OS Pacific, Inc.
C. Store 8001 to OS Southern, Inc.

III. Upon the conclusion of the above referenced assignments, the following shall take place:

1. The OSR Sublease shall be terminated.
2. The OSD Sublease shall be terminated.
3. The Bonefish Grill, Inc. Sublease shall be amended and restated to add property 7011.
4. The OS Southern, Inc. Sublease shall be amended and restated to add property 8011.

IV. Once the amendment process is completed, the following subleases will be in place and effective:

1. Bonefish Grill, Inc. Amended and Restated Sublease
2. Carrabba's Italian Grill, Inc. Sublease
3. OS Pacific, Inc. Sublease
4. OS Prime, Inc. Sublease
5. OS Southern, Inc. Amended and Restated Sublease
6. OS Tropical, Inc. Sublease
7. Outback Steakhouse of Florida, Inc. Sublease

1Appraised FMV

2 $329,218,333

3 $658,436,667

4 [$987,655,000]

5 90% of  Appraised FMV

6 First 15% of value

7 Second 15% of value

10277029_17.DOC
10277029_17.DOC
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TABLE OF CONTENTS, continued

Page

Exhibit E1
SUBLEASE
(Outback Steakhouse of Florida, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and Outback Steakhouse of Florida, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, Subtenant desires to sublease from Sublandlord certain of the properties leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

“Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $50,041,894.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
Outback Steakhouse of Florida, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

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TABLE OF CONTENTS, continued

Page

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

Outback Steakhouse of Florida, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Outback Steakhouse	0311	5605 W. Bell Road	Glendale	AZ	85308
Outback Steakhouse	0312	4871 E. Grant Road	Tucson	AZ	85712
Outback Steakhouse	0314	1650 S. Clearview	Mesa	AZ	85208
Outback Steakhouse	0316	1080 N 54th Street	Chandler	AZ	85226
Outback Steakhouse	0317	2600 E Lucky Lane	Flagstaff	AZ	86004
Outback Steakhouse	0318	2820 N 75th Avenue	Phoenix	AZ	85035
Outback Steakhouse	0323	14225 W. Grand Avenue	Surprise	AZ	85374
Outback Steakhouse	0324	9801 N. Black Canyon Hwy.	Phoenix	AZ	85021
Outback Steakhouse	0325	99 South Highway 92	Sierra Vista	AZ	85635
Outback Steakhouse	0326	1830 E. McKellips Rd.	Mesa	AZ	85203
Outback Steakhouse	0452	6800 Rogers Avenue	Ft. Smith	AR	72903
Outback Steakhouse	0453	2310 Sanders Street	Conway	AR	72032
Outback Steakhouse	0455	4509 W. Poplar Street	Rogers	AR	72758
Outback Steakhouse	0611	9329 N Sheridan Boulevard	Westminster	CO	80031
Outback Steakhouse	0612	7065 Commerce Center Drive	Colorado Springs	CO	80919
Outback Steakhouse	0613	807 E Harmony Road	Ft. Collins	CO	80525
Outback Steakhouse	0614	15 Springer Drive	Highlands Ranch	CO	80129
Outback Steakhouse	0615	497 120th Avenue	Thornton	CO	80233
Outback Steakhouse	0616	988 Dillon Road	Louisville	CO	80027
Outback Steakhouse	0617	2825 Geyser Drive	Colorado Springs	CO	80906
Outback Steakhouse	0618	10443 E Costilla Avenue	Centennial	CO	80112
Outback Steakhouse	0619	2066 S Abilene Street	Aurora	CO	80014
Outback Steakhouse	0624	16301 East 40th Ave.	Denver	CO	80239
Outback Steakhouse	0627	4650 Centerplace Drive	Greeley	CO	80634
Outback Steakhouse	0628	1315 Dry Creek Road	Longmont	CO	80501
Outback Steakhouse	1022	3215 SW College Road	Ocala	FL	34474
Outback Steakhouse	1023	11308 N 56th Street	Temple Terrace	FL	33617
Outback Steakhouse	1024	6390 N. Lockwood Ridge Rd.	Sarasota	FL	34243
Outback Steakhouse	1025	170 Cypress Gardens Blvd. SE	Winter Haven	FL	33880
Outback Steakhouse	1026	1481 Tamiami Trail	Port Charlotte	FL	33948
Outback Steakhouse	1027	1642 SE Pine Island Road	Cape Coral	FL	33903
Outback Steakhouse	1028	4902 Commercial Way	Spring Hill	FL	34606
Outback Steakhouse	1029	5710 Oakley Blvd.	Wesley Chapel	FL	33544
Outback Steakhouse	1030	9773 San Jose Boulevard	Jacksonville	FL	32257
Outback Steakhouse	1031	3760 S 3rd Street	Jacksonville Beach	FL	32250
Outback Steakhouse	1033	1775 Wells Road	Orange Park	FL	32073
Outback Steakhouse	1034	245 State Road 312	St. Augustine	FL	32086
Outback Steakhouse	1035	1820 Raymond Diehl Road	Tallahassee	FL	32308
Outback Steakhouse	1036	861 W 23rd Street	Panama City	FL	32405
Outback Steakhouse	1039	8145 Point Meadows Way	Jacksonville	FL	32256
Outback Steakhouse	1060	4845 S Kirkman Road	Orlando	FL	32811
Outback Steakhouse	1061	180 Hickman Drive	Sanford	FL	32771
Outback Steakhouse	1063	9600 US Highway 441	Leesburg	FL	34788
Outback Steakhouse	1116	3585 Atlanta Hwy.	Athens	GA	30606
Outback Steakhouse	1119	810 Ernest W. Barrett Parkway	Kennesaw	GA	30144
Outback Steakhouse	1120	6331 Douglasville Blvd.	Douglasville	GA	30135
Outback Steakhouse	1121	1188 Dogwood Drive	Conyers	GA	30012
Outback Steakhouse	1122	145 Gwinco Blvd	Suwanee	GA	30024
Outback Steakhouse	1123	655 Dawsonville Hwy.	Gainesville	GA	30501
Outback Steakhouse	1124	995 N Peachtree Parkway N	Peachtree City	GA	30269
Outback Steakhouse	1125	3 Reinhardt College Parkway	Canton	GA	30114
Outback Steakhouse	1133	11196 Abercorn Expwy.	Savannah	GA	31419
Outback Steakhouse	1134	823 North Westover Blvd	Albany	GA	31707
Outback Steakhouse	1135	1824 Club House Dr.	Valdosta	GA	31601
Outback Steakhouse	1137	3088 Watson Blvd.	Warner Robbins	GA	31093
Outback Steakhouse	1170	200 N. Park Court	Stockbridge	GA	30281
Outback Steakhouse	1172	2345 East West Connector SW	Austell	GA	30106
Outback Steakhouse	1264	2925 Ross Clark Circle	Dothan	AL	36301
Outback Steakhouse	1266	196 Springbranch Road	Oxford	AL	36203
Outback Steakhouse	1410	2005 River Oaks Dr.	Calumet City	IL	60409
Outback Steakhouse	1411	720 W. Lake Cook Rd.	Buffalo Grove	IL	60089
Outback Steakhouse	1412	216 E. Golf Rd.	Schaumburg	IL	60173
Outback Steakhouse	1413	50 E. Loop Rd.	Wheaton	IL	60187
Outback Steakhouse	1414	2855 W. Ogden Ave.	Naperville	IL	60540
Outback Steakhouse	1416	15608 S. Harlem Ave.	Orland Park	IL	60462
Outback Steakhouse	1418	6007 E. State Street	Rockford	IL	61108
Outback Steakhouse	1419	5652 Northridge Dr.	Gurnee	IL	60031
Outback Steakhouse	1424	3241 Chicagoland Circle	Joliet	IL	60431
Outback Steakhouse	1450	4390 N. Illinois St.	Swansea	IL	62226
Outback Steakhouse	1452	2402 N. Prospect Avenue	Champagne	IL	61822
Outback Steakhouse	1453	3201 Horizon Drive	Springfield	IL	62703
Outback Steakhouse	1516	3201 W. 3rd St.	Bloomington	IN	47404
Outback Steakhouse	1518	3660 State Road 26	Lafayette	IN	47905
Outback Steakhouse	1519	7201 E. Indiana Street	Evansville	IN	47715
Outback Steakhouse	1520	2315 Post Road	Indianapolis	IN	46219
Outback Steakhouse	1521	3730 South Reed Road	Kokomo	IN	46902
Outback Steakhouse	1522	3401 N. Granville Ave.	Muncie	IN	47303
Outback Steakhouse	1525	5455 Coventry Lane	Ft. Wayne	IN	46804
Outback Steakhouse	1550	8110 Georgia St.	Merrillville	IN	46410
Outback Steakhouse	1611	3939 1st Ave. S.E.	Cedar Rapids	IA	52402
Outback Steakhouse	1614	4500 Southern Hills Dr.	Sioux City	IA	51106
Outback Steakhouse	1714	6870 Johnson Dr.	Mission	KS	66202
Outback Steakhouse	1715	233 S. Ridge Road	Wichita	KS	67212
Outback Steakhouse	1716	15430 South Rogers Road	Olathe	KS	66062
Outback Steakhouse	1813	6520 Signature Drive	Louisville	KY	40213
Outback Steakhouse	1851	3260 Scottville Rd.	Bowling Green	KY	42104
Outback Steakhouse	1895	1957 Bryant Rd.	Lexington	KY	40509
Outback Steakhouse	1901	2415 S. Acadian Thruway	Baton Rouge	LA	70808
Outback Steakhouse	1902	5280 Jones Creek Rd.	Baton Rouge	LA	70817
Outback Steakhouse	1912	830 E. I-10 Service Rd.	Slidell	LA	70461
Outback Steakhouse	1913	1601 Barataria Blvd.	Marrero	LA	70072
Outback Steakhouse	1914	60 Park Place Dr.	Covington	LA	70433
Outback Steakhouse	1921	1600 W. Pinhook Rd.	Lafayette	LA	70508
Outback Steakhouse	1931	8825 Line	Shreveport	LA	71106
Outback Steakhouse	1941	2616 Derek Drive	Lake Charles	LA	70607
Outback Steakhouse	1951	305 W. Constitution	West Monroe	LA	71292
Outback Steakhouse	1961	2715 Village Lane	Bossier City	LA	71112
Outback Steakhouse	1971	3217 S. MacArthur Drive	Alexandria	LA	71301
Outback Steakhouse	2010	4220 S. Tamiami Trail	Venice	FL	34293
Outback Steakhouse	2011	921 US 27 N.	Sebring	FL	33870
Outback Steakhouse	2014	1203 Townsgate Court	Plant City	FL	33563
Outback Steakhouse	2015	2225 Hwy. 44 West	Inverness	FL	34453
Outback Steakhouse	2017	11950 Sheldon Road	Citrus Park	FL	33626
Outback Steakhouse	2134	3020 Crain Hwy.	Waldorf	MD	20601
Outback Steakhouse	2139	4420 Long Gate Pkwy	Ellicott City	MD	21043
Outback Steakhouse	2144	9660 Lottsford Court	Largo	MD	20774
Outback Steakhouse	2314	15765 Eureka Rd,	Southgate	MI	48195
Outback Steakhouse	2315	3650 28th St. S.E.	Kentwood	MI	49512
Outback Steakhouse	2319	2468 Tittabawassee Road	Saginaw	MI	48604
Outback Steakhouse	2320	1515 West 14 Mile Road	Madison Heights	MI	48071
Outback Steakhouse	2321	1501 Boardman	Jackson	MI	49202
Outback Steakhouse	2325	6435 Dixie Hwy	Clarkston	MI	48346
Outback Steakhouse	2326	7873 Conference Ct. Drive	Brighton	MI	48114
Outback Steakhouse	2411	8880 Springbrook Dr. NW	Coon Rapids	MN	55433
Outback Steakhouse	2415	5723 Bishop Ave.	Inver Grove Heights	MN	55076
Outback Steakhouse	2420	4255 Haines Road	Hermantown	MN	80014
Outback Steakhouse	2619	3110 East 36th Street	Joplin	MO	64804
Outback Steakhouse	2652	1731 N.E. Douglas	Lee’s Summit	MO	64086
Outback Steakhouse	3110	230 E. Lake Dr.	Cherry Hill	NJ	08002
Outback Steakhouse	3114	1397 US Route 9	Old Bridge	NJ	08857
Outback Steakhouse	3116	4600 Route 42	Turnersville	NJ	08012
Outback Steakhouse	3117	98 US RT 22 West	Greenbrook	NJ	08812
Outback Steakhouse	3120	Klockner Road	Hamilton	NJ	08619
Outback Steakhouse	3122	901 Route 73 South	Marlton (formerly Evesham)	NJ	08053
Outback Steakhouse	3211	4141 S. Pecos Rd.	Las Vegas	NV	89121
Outback Steakhouse	3212	1950 N. Rainbow Blvd.	Las Vegas	NV	89108
Outback Steakhouse	3213	4423 E. Sunset Rd.	Henderson	NV	89014
Outback Steakhouse	3214	8671 West Sahara Avenue	Las Vegas	NV	89117
Outback Steakhouse	3215	3645 S. Virginia Street	Reno	NV	89502
Outback Steakhouse	3217	2625 W. Craig Road	N. Las Vegas	NV	89032
Outback Steakhouse	3220	7380 S. Las Vegas Blvd	S. Las Vegas	NV	89123
Outback Steakhouse	3357	3112 Erie Blvd E	Dewitt	NY	13214
Outback Steakhouse	3444	302 S College Road	Wilmington	NC	28403
Outback Steakhouse	3446	3500 Mount Moriah Road	Durham	NC	27707
Outback Steakhouse	3447	505 Highland Oaks Drive	Winston-Salem	NC	27103
Outback Steakhouse	3448	501 N New Hope Road	Gastonia	NC	28054
Outback Steakhouse	3450	606 Greenville Boulevard	Greenville	NC	27834
Outback Steakhouse	3451	256 East Parris Avenue	Highpoint	NC	27262
Outback Steakhouse	3452	100 Southern Road	Southern Pines	NC	28387
Outback Steakhouse	3453	210 Gateway Boulevard	Rocky Mount	NC	27804
Outback Steakhouse	3454	16400 Northcross Drive	Huntersville	NC	28078
Outback Steakhouse	3455	1235 Longpine Road	Burlington	NC	27215
Outback Steakhouse	3458	8280 Valley Blvd. Hwy 321 Bypa	Blowing Rock	NC	28605
Outback Steakhouse	3460	250 Mitchelle Drive	Hendersonville	NC	28792
Outback Steakhouse	3461	1020 E. Innes St.	Salisbury	NC	28144
Outback Steakhouse	3462	111 Howell Road	New Bern	NC	28562
Outback Steakhouse	3463	8338 Pineville Matthews Rd.	Charlotte	NC	28226
Outback Steakhouse	3464	223 Wintergreen Dr.	Lumberton	NC	28358
Outback Steakhouse	3467	845 US Highway 70 West	Garner	NC	27529
Outback Steakhouse	3468	911 Industrial Park Drive	Smithfield	NC	27577
Outback Steakhouse	3621	401 W Dussel Road	Maumee	OH	43537
Outback Steakhouse	3631	110 Montrose West Avenue	Akron	OH	44321
Outback Steakhouse	3632	7000 Tiffany Boulevard	Boardman	OH	44514
Outback Steakhouse	3633	6950 Ridge Road	Parma	OH	44129
Outback Steakhouse	3634	4303 Whipple Avenue NW	Canton	OH	44718
Outback Steakhouse	3635	24900 Sperry Drive	Westlake	OH	44145
Outback Steakhouse	3636	820 N. Lexington Springmill Rd	Ontario	OH	44906
Outback Steakhouse	3640	8595 Market Street	Mentor	OH	44060
Outback Steakhouse	3641	6100 Rockside Place	Independence	OH	44131
Outback Steakhouse	3658	6800 Miller Lane	Dayton	OH	45414
Outback Steakhouse	3662	930 Interstate Drive	Findlay	OH	45840
Outback Steakhouse	3663	2512 Kings Center Court	Mason	OH	45040
Outback Steakhouse	3665	1801 Town Park Drive	Troy	OH	45373
Outback Steakhouse	3713	3600 S. Broadway	Edmond	OK	73013
Outback Steakhouse	3715	860 Interstate Drive	Norman	OK	73072
Outback Steakhouse	3716	7206 Cache Road	Lawton	OK	73505
Outback Steakhouse	3915	3527 Union Depot Road	Harrisburg	PA	17109
Outback Steakhouse	3917	100 North Pointe Blvd.	Lancaster	PA	17601
Outback Steakhouse	3950	25 McMurray Road	Pittsburgh	PA	15241
Outback Steakhouse	3951	9395 McKnight Road	Pittsburgh	PA	15237
Outback Steakhouse	3952	100 Sheraton Drive	Altoona	PA	16601
Outback Steakhouse	3954	1400 Marketplace Blvd	Moon Township	PA	15109
Outback Steakhouse	4117	110 Interstate Blvd.	Anderson	SC	29621
Outback Steakhouse	4118	7611 Two Notch Rd.	Columbia	SC	29223
Outback Steakhouse	4119	110 Dunbarton Drive	Florence	SC	29501
Outback Steakhouse	4120	1319 River Point Ct.	Rock Hill	SC	29730
Outback Steakhouse	4121	20 Hatton Place	Hilton Head	SC	29926
Outback Steakhouse	4122	454 Bypass 72 NW	Greenwood	SC	29649
Outback Steakhouse	4123	1721 Hwy 17 North	North Myrtle Beach	SC	29582
Outback Steakhouse	4124	2480 Broad Street	Sumter	SC	29150
Outback Steakhouse	4125	715 JohnnIE Dodds Blvd.	Mt. Pleasant	SC	29464
Outback Steakhouse	4127	945 Factory Shops Blvd	Gaffney	SC	29341
Outback Steakhouse	4210	2411 S. Carolyn Avenue	Sioux Falls	SD	57106
Outback Steakhouse	4314	330 N. Peters Rd.	Knoxville	TN	37922
Outback Steakhouse	4318	1390 Interstate Dr.	Cookeville	TN	38501
Outback Steakhouse	4319	2790 Wilma Rudolph Blvd	Clarksville	TN	37040
Outback Steakhouse	4320	1968 Old Fort Parkway	Murfreesboro	TN	37129
Outback Steakhouse	4324	1125 Franklin Road	Lebanon	TN	37090
Outback Steakhouse	4325	809 Huckleberry Springs Road	Knoxville	TN	37924
Outback Steakhouse	4350	536 Paul Huff Parkway NW	Cleveland	TN	37312
Outback Steakhouse	4414	808 Interstate 45 N.	Conroe	TX	77301
Outback Steakhouse	4416	20455 Katy Freeway	Katy	TX	77450
Outback Steakhouse	4417	16080 San Pedro Ave.	San Antonio	TX	78232
Outback Steakhouse	4418	2102 Texas Ave. S.	College Station	TX	77840
Outback Steakhouse	4422	11600 Research Blvd.	Austin	TX	78759
Outback Steakhouse	4423	12511 I-10 W.	San Antonio	TX	78230
Outback Steakhouse	4424	2060 I-10 S.	Beaumont	TX	77707
Outback Steakhouse	4426	5550 Loop 410 NW	San Antonio	TX	78238
Outback Steakhouse	4428	12130 Dickinson Rd.	Houston	TX	77089
Outback Steakhouse	4429	4205 I-H 35 S.	San Marcos	TX	78666
Outback Steakhouse	4432	1109 East Business 83	McAllen	TX	78501
Outback Steakhouse	4433	2206 South First Street	Lufkin	TX	75901
Outback Steakhouse	4434	18326 I-45 South	Conroe	TX	77384
Outback Steakhouse	4452	701 Airport Freeway	Hurst	TX	76053
Outback Steakhouse	4454	3903 Towne Crossing Blvd.	Mesquite	TX	75150
Outback Steakhouse	4455	1031 State Hwy. 114 W.	Grapevine	TX	76051
Outback Steakhouse	4456	9049 Vantage Point Dr.	Dallas	TX	75243
Outback Steakhouse	4457	1509 N. Central Exp.	Piano	TX	75075
Outback Steakhouse	4458	15180 Addison Rd.	Addison	TX	75248
Outback Steakhouse	4459	1151 W. I-20	Arlington	TX	76017
Outback Steakhouse	4460	5704 S. Broadway	Tyler	TX	75703
Outback Steakhouse	4461	2211 S. Stemmons Fwy.	Lewisville	TX	75067
Outback Steakhouse	4462	2314 W. Loop 250 N.	Midland	TX	79705
Outback Steakhouse	4463	7101 1-40 W	Amarillo	TX	79106
Outback Steakhouse	4464	4015 S. Loop 289	Lubbock	TX	79423
Outback Steakhouse	4466	300 I-35 East	Denton	TX	76025
Outback Steakhouse	4467	501 East Loop 281	Longview	TX	75605
Outback Steakhouse	4468	4500 Franklin Ave.	Waco	TX	76710
Outback Steakhouse	4469	2701 E. Central TX Expwy.	Killeen	TX	76543
Outback Steakhouse	4470	11875 Gateway W. Blvd.	El Paso	TX	79936
Outback Steakhouse	4473	4505 Sherwood Way	San Angelo	TX	76901
Outback Steakhouse	4474	4142 Ridgemont Dr.	Abilene	TX	79606
Outback Steakhouse	4475	1101 N. Beckley Rd.	DeSoto	TX	75115
Outback Steakhouse	4476	4902 George Bush Hwy.	Garland	TX	75040
Outback Steakhouse	4478	13265 South Freeway	Burleson	TX	76028
Outback Steakhouse	4510	7770 South 1300 East	Sandy	UT	84094
Outback Steakhouse	4511	1664 North 1200 West	Layton	UT	84041
Outback Steakhouse	4716	7917 W. Broad St.	Richmond	VA	23294
Outback Steakhouse	4724	261 University Blvd.	Harrisonburg	VA	22801
Outback Steakhouse	4725	165 South Park Circle	Colonial Heights	VA	23834
Outback Steakhouse	4726	6419 Lee Hwy.	Warrenton	VA	20187
Outback Steakhouse	4727	7420 Bell Creek Rd.	Mechanicsville	VA	23111
Outback Steakhouse	4728	6821 Chital Drive	Chesterfield	VA	23112
Outback Steakhouse	4730	124 Kernstown Commons Blvd.	Winchester	VA	22602
Outback Steakhouse	4752	12258 Jefferson Ave.	Newport News	VA	23602
Outback Steakhouse	4756	3026 Richmond Road	Williamsburg	VA	23185
Outback Steakhouse	4758	295 Pepper’s Ferry Road N.E.	Christiansburg	VA	24073
Outback Steakhouse	4762	3121 Albert Lankford Dr.	Lynchburg	VA	24501
Outback Steakhouse	4810	279 Junction Road	Madison	WI	53717
Outback Steakhouse	4813	311 Hampton Court	Onalaska	WI	54650
Outback Steakhouse	4817	5020 Keystone Crossing	Eau Claire	WI	54701
Outback Steakhouse	4910	790 Foxcroft Avenue	Martinsburg	WV	25401
Outback Steakhouse	4961	111 Hylton Lane	Beckley	WV	25801
Outback Steakhouse	5010	229 Miracle Rd.	Evansville	WY	82636
Outback Steakhouse	5011	1626 Freischli Pkwy.	Cheyenne	WY	82001
Outback Steakhouse	5113	2574 Camino Entrata	Santa Fe	NM	87507
Outback Steakhouse	5114	940 N. Telshore Blvd.	Las Cruces	NM	88011

Schedule 1.4(a)

Construction Properties

Store #	Address	Dual Site (Y/N)*	Purchase Price
1025	170 Cypress Gardens Blvd. SE Winter Haven, FL 33880	N	$3,400,000
3122	901 Rt. 73 South Marlton (formerly Evesham), NJ 08053	Y – 8109 (Carrabba’s Italian Grill; purchase price: $2,450,000	$2,875,000
3120	Klockner Road at route 130 Hamilton, NJ 08619	N	$2,650,000

Schedule 8.2(c)

RLP Subleases

LP (TENANT)	STORE NO.	ADDRESS	LEASE
Outback/Bayou-I, Limited Partnership	1901	2415 S. Acadian Thruway, Baton Rouge, LA	Lease dated as of 9/23/94 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1902	5280 Jones Creek Road, Baton Rouge, LA	Lease dated as of 8/16/02 (as amended in effect on the date hereof)
Outback/Bayou-I, Limited Partnership	1912	830 E. I-10 Service Road, Slidell, LA	Lease dated as of 12/9/93 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1913	1601 Barataria Blvd., Marrero, LA	Lease dated as of 9/8/95 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1914	60 Park Place Drive, Covington, LA	Lease dated as of 8/28/97 (as amended in effect on the date hereof)
Outback/Bayou-I, Limited Partnership	1921	1600 W. Pinhook Road, Lafayette, LA	Lease dated as of 4/1/95 (as amended in effect on the date hereof)
Outback/Bayou-I, Limited Partnership	1931	8225 Line, Shreveport, LA	Lease dated as of 12/9/93 (as amended in effect on the date hereof)
Outback/Phoenix-I, Limited Partnership	0311	5605 W. Bell Road, Glendale, AZ	Lease dated as of 8/1/1994 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0312	4871 E. Grant Road, Tucson, AZ	Lease dated as of 6/12/95 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0314	1650 S. Clearview, Mesa, AZ	Lease dated as of 1/21/1997 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0316	1080 N 54th Street, Chandler, AZ	Lease dated as of 7/17/98 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0317	2600 E. Lucky Lane, Flagstaff, AZ	Lease dated as of 10/23/98 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0318	2820 N 75th Avenue, Phoenix, AZ	Lease dated as of 9/24/99 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0323	14225 W. Grand Avenue, Surprise, AZ	Lease dated as of 10/22/01 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0324	9801 N. Black Canyon Hwy, Phoenix, AZ	Lease dated as of 9/7/01 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0325	99 South Highway 92, Sierra Vista, AZ	Lease dated as of 10/18/02 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0326	1830 E. McKellips Road, Mesa, AZ	Lease dated as of 4/18/03 (as amended in effect on the date hereof)
Outback/Heartland- II, Limited Partnership	0452	6800 Rogers Avenue, Ft. Smith, AR	Lease dated as of 1/15/99 (as amended in effect on the date hereof)
Outback/Heartland- II, Limited Partnership	0453	2310 Sanders Street, Conway, AR	Lease dated as of 10/31/01 (as amended in effect on the date hereof)
Outback/Heartland- II, Limited Partnership	0455	4509 W. Poplar Street, Rogers, AR	Lease dated as of 8/24/04 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0611	9329 N. Sheridan Boulevard, Westminster, CO	Lease dated as of 9/26/94 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0612	7065 Commerce Center Drive, Colorado Springs, CO	Lease dated as of 9/30/94 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0613	807 E. Harmony Road, Ft. Collins, CO	Lease dated as of 3/1/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0614	15 Springer Drive, Highlands Ranch, CO	Lease dated as of 3/31/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0615	497 120th Avenue, Thornton, CO	Lease dated as of 4/24/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0616	988 Dillon Road, Louisville, CO	Lease dated as of 12/28/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0617	2825 Geyser Drive, Colorado Springs, CO	Lease dated as of 12/21/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0618	10443 E. Costilla Avenue, Centennial, CO	Lease dated as of 5/17/96 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0619	2066 S. Abilene Street, Aurora, CO	Lease dated as of 6/21/96 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0624	16301 East 40th Ave., Denver, CO	Lease dated as of 11/8/02 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0627	4650 Centerplace Drive, Greeley, CO	Lease dated as of 8/29/03 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0628	1315 Dry Creek Road, Longmont, CO	Lease dated as of 11/19/03 (as amended in effect on the date hereof)
Outback/West Florida-I, Limited Partnership	1022	3215 SW College Road, Ocala, FL	Lease dated as of 6/17/96 (as amended in effect on the date hereof)
Outback/West Florida-I, Limited Partnership	1023	11308 N 56th Street, Temple Terrace, FL	Lease dated as of 12/29/06 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1024	6390 N. Lockwood Ridge Road, Sarasota, FL	Lease dated as of 5/26/94 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1025	170 Cypress Gardens Blvd, SE, Winter Haven, FL	Lease dated as of 1/16/96 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1026	1481 Tamiami Trail, Port Charlotte, FL	Lease dated as of 5/30/96 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1027	1642 SE Pine Island Road, Cape Coral, FL	Lease dated as of 4/10/00 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1028	4902 Commercial Way, Spring Hill, FL	Lease dated as of 8/18/00 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1029	5710 Oakley Blvd., Wesley Chapel, FL	Lease dated as of 8/4/00 (as amended in effect on the date hereof)
Outback/North Florida-I, Limited Partnership	1030	9773 San Jose Blvd., Jacksonville, FL	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback/North Florida-I, Limited Partnership	1031	3760 S 3rd Street, Jacksonville Beach, FL	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1033	1775 Wells Road, Orange Park, FL	Lease dated as of 7/28/95 (as amended in effect on the date hereof)
Outback/North Florida-I, Limited Partnership	1034	245 State Road 312, St. Augustine, FL	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback/North Florida-II, Limited Partnership	1035	1820 Raymond Diehl Road, Tallahassee, FL	Lease dated as of 3/24/95 (as amended in effect on the date hereof)
Outback/North Florida-II, Limited Partnership	1036	861 W. 23rd Street, Panama City, FL	Lease dated as of 1/2/96 (as amended in effect on the date hereof)
Outback/North Florida-II, Limited Partnership	1039	8145 Point Meadows Way, Jacksonville, FL	Lease dated as of 11/14/00 (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1060	4845 S. Kirkman Road, Orlando, FL	Lease dated as of 6/22/95 (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1061	180 Hickman Drive, Sanford, FL	Lease dated as of 1/16/96 (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1063	9600 US Highway 441, Leesburg, FL	Lease dated as of 5/25/99 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-I, L.P.	1116	3585 Atlanta Hwy., Athens, GA	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1119	810 Ernest W. Barrett Parkway, Kennesaw, GA	Lease dated as of 9/30/94 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1120	6331 Douglasville Blvd., Douglasville, GA	Lease dated as of 11/2/95 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1121	1188 Dogwood Drive, Conyers, GA	Lease dated as of 12/5/95 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1122	145 Gwinco Blvd., Suwanee, GA	Lease dated as of 9/20/96 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1123	655 Dawsonville Hwy, Gainesville, GA	Lease dated as of 2/11/97 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1124	995 N. Peachtree Parkway N, Peachtree City, GA	Lease dated as of 1/24/97 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia, L.P.	1125	3 Reinhardt College Parkway, Canton, GA	Lease dated as of 10/7/98 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1133	11196 Abercorn Expwy., Savannah, GA	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1134	823 North Westover Blvd., Albany, GA	Lease dated as of 9/19/95 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1135	1824 Club House Dr., Valdosta, GA	Lease dated as of 2/11/97 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1137	3088 Watson Blvd., Warner Robbins, GA	Lease dated as of 6/22/01 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1170	200 N. Park Court, Stockbridge, GA	Lease dated as of 11/6/01 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1172	2345 East West Connector SW, Austell, GA	Lease dated as of 3/21/03 (as amended in effect on the date hereof)
Outback/Alabama-I, Limited Partnership	1264	2925 Ross Clark Cir., Dothan, AL	Lease dated as of 7/1/03 (as amended in effect on the date hereof)
Outback/Alabama-I, Limited Partnership	1266	196 Springbranch Road, Oxford, AL	Lease dated as of 9/24/98 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1410	2005 River Oaks Dr., Calumet City, IL	Lease dated as of 4/15/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1411	720 W. Lake Cook Road, Buffalo Grove, IL	Lease dated as of 5/16/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1412	216 E. Golf Road, Schaumberg, IL	Lease dated as of 9/6/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1413	50 E. Loop Road, Wheaton, IL	Lease dated as of 6/16/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1414	2855 W. Ogden Ave., Naperville, IL	Lease dated as of 9/13/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1416	15608 S. Harlem Ave., Orland Park, IL	Lease dated as of 9/1/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1418	6007 E. State Street, Rockford, IL	Lease dated as of 12/16/96 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1419	5652 Northridge Dr., Gurnee, IL	Lease dated as of 2/18/97 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1424	3241 Chicagoland Circle, Joliet, IL	Lease dated as of 3/17/04 (as amended in effect on the date hereof)
Outback/Missouri-I, Limited Partnership	1450	4390 N. Illinois St., Swansea, IL	Lease dated as of 1/1/96 (as amended in effect on the date hereof)
Outback/Missouri-II, Limited Partnership	1452	2402 N. Prospect Ave., Champaign, IL	Lease dated as of 7/15/97 (as amended in effect on the date hereof)
Outback/Missouri-II, Limited Partnership	1453	3201 Horizon Drive, Springfield, IL	Lease dated as of 8/6/98 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1516	3201 W. 3rd Street, Bloomington, IN	Lease dated as of 1/3/94 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1518	3660 State Road 26, Lafayette, IN	Lease dated as of 5/25/95 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1519	7201 E. Indiana St., Evansville, IN	Lease dated as of 7/11/95 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1520	2315 Post Road, Indianapolis, IN	Lease dated as of 3/14/96 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1521	3730 South Reed Road, Kokomo, IN	Lease dated as of 6/7/96 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1522	3401 N. Granville Ave., Muncie, IN	Lease dated as of 5/5/97 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1525	5455 Coventry Lane, Ft. Wayne, IN	Lease dated as of 10/29/99 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	1550	8110 Georgia Street, Merrillville, IN	Lease dated as of 7/19/02 (as amended in effect on the date hereof)
Outback/Midwest-I, Limited Partnership	1611	3939 1st Ave. S.E., Cedar Rapids, IA	Lease dated as of 1/9/96 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	1614	4500 Southern Hills Dr., Sioux City, IA	Lease dated as of 4/30/97 (as amended in effect on the date hereof)
Heartland Outback-II, Limited Partnership	1714	6870 Johnson Drive, Mission, KS	Lease dated as of 7/24/97 (as amended in effect on the date hereof)
Heartland Outback-II, Limited Partnership	1715	233 S. Ridge Road, Wichita, KS	Lease dated as of 2/1/99 (as amended in effect on the date hereof)
Heartland Outback-II, Limited Partnership	1716	15430 South Rogers Road, Olathe, KS	Lease dated as of 12/13/02 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1813	6520 Signature Drive, Louisville, KY	Lease dated as of 11/22/94 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	1851	3260 Scottville Road, Bowling Green, KY	Lease dated as of 9/4/97 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	1895	1957 Bryant Road, Lexington, KY	Lease dated as of 8/26/02 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1941	2616 Derek Drive, Lake Charles, LA	Lease dated as of 10/17/94 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1951	305 W. Consitution, West Monroe, LA	Lease dated as of 4/25/95 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1961	2715 Village Lane, Bossier City, LA	Lease dated as of 5/4/95 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1971	3217 S. MacArthur Drive, Alexandria, LA	Lease dated as of 7/11/97 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2010	4220 S. Tamiami Trail, Venice, FL	Lease dated as of 11/10/00 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2011	921 US 27 N., Sebring, FL	Lease dated as of 1/2/01 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2014	1203 Townsgate Court, Plant City, FL	Lease dated as of 2/27/01 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2015	2225 Hwy. 44 West, Inverness, FL	Lease dated as of 4/26/95 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2017	11950 Sheldon Road, Citrus Park, FL	Lease dated as of 6/1/02 (as amended in effect on the date hereof)
Outback of Waldorf, Inc.	2134	3020 Crain Hwy., Waldorf, MD	Lease dated as of 12/8/93 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	2139	4420 Long Gate Pkwy, Ellicott City, MD	Lease dated as of 2/3/97 (as amended in effect on the date hereof)
Outback/Maryland-I Limited Partnership	2144	9660 Lottsford Court, Largo, MD	Lease dated as of 12/6/01 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2314	15765 Eureka Road, Southgate, MI	Lease dated as of 12/8/93 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2315	3650 28th St., S.E., Kentwood, MI	Lease dated as of 4/12/94 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2319	2468 Tittabawassee Road, Saginaw, MI	Lease dated as of 6/9/95 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2320	1515 West 14 Mile Road, Madison Heights, MI	Lease dated as of 12/1/95 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2321	1501 Boardman, Jackson, MI	Lease dated as of 6/24/96 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2325	6435 Dixie Hwy, Clarkston, MI	Lease dated as of 4/11/97 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2326	7873 Conference Ct. Drive, Brighton, MI	Lease dated as of 12/1/97 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	2411	8880 Springbrook Drive, NW, Coon Rapids, MN	Lease dated as of 4/4/97 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	2415	5723 Bishop Ave., Inver Grove Heights, MN	Lease dated as of 5/27/98 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	2420	4255 Haines Road, Hermantown, MN	Lease undated (as amended in effect on the date hereof)
Outback/Missouri-II, Limited Partnership	2619	3110 East 36th Street, Joplin, MO	Lease dated as of 8/29/01 (as amended in effect on the date hereof)
Outback/Heartland-II, Limited Partnership	2652	1731 N.E. Douglas, Lee's Summit, MO	Lease dated as of 7/12/99 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3110	230 E. Lake Drive, Cherry Hill, NJ	Lease dated as of 4/13/93 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3114	1397 US Route 9, Old Bridge, NJ	Lease dated as of 11/17/95 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3116	4600 Route 42, Turnersville, NJ	Lease dated as of 5/8/96 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3117	98 US RT 22 West, Greenbrook, NJ	Lease dated as of 7/12/96 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3120	Klockner Road, Hamilton, NJ	Lease dated as of 12/28/06 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3122	901 Route 73 South Marlton (formerly Evesham), NJ 08053	Lease dated as of 6/9/06 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3211	4141 S. Pecos Road, Las Vegas, NV	Lease dated as of 3/23/94 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3212	1950 N. Rainbow Blvd., Las Vegas, NV	Lease dated as of 12/3/93 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3213	4423 E. Sunset Rd., Henderson, NV	Lease dated as of 10/5/94 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3214	8671 West Sahara Avenue, Las Vegas, NV	Lease dated as of 10/31/95 (as amended in effect on the date hereof)
Outback/Nevada-II, Limited Partnership	3215	3645 S. Virginia Street, Reno, NV	Lease dated as of 10/9/97 (as amended in effect on the date hereof)
Outback/Nevada-II, Limited Partnership	3217	2625 W. Craig Road, N. Las Vegas, NV	Lease dated as of 2/27/01 (as amended in effect on the date hereof)
Outback/Nevada-II, Limited Partnership	3220	7380 S. Las Vegas Blvd., S. Las Vegas, NV	Lease dated as of 11/18/04 (as amended in effect on the date hereof)
Outback/Empire-I, Limited Partnership	3357	3112 Erie Blvd. E, Dewitt, NY	Lease dated as of 2/26/97 as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3444	302 S. College Road, Wilmington, NC	Lease dated as of 6/9/92 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3446	3500 Mount Moriah Road, Durham, NC	Lease dated as of 6/25/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3447	505 Highland Oaks Drive, Winston-Salem, NC	Lease dated as of 6/25/93 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3448	501 N New Hope Road, Gastonia NC	Lease dated as of 5/11/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3450	606 Greenville Boulevard, Greenville, NC	Lease dated as of 10/24/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3451	256 East Parris Avenue, Highpoint, NC	Lease dated as of 4/26/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3452	100 Southern Road, Southern Pines, NC	Lease dated as of 8/13/96 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3453	210 Gateway Boulevard, Rocky Mount, NC	Lease dated as of 1/7/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3454	16400 Northcross Drive, Huntersville, NC	Lease dated as of 8/6/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3455	1235 Longpine Road, Burlington, NC	Lease dated as of 8/28/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3458	8280 Valley Blvd., Hwy 321 Bypass, Blowing Rock, NC	Lease dated as of 4/4/98 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3460	250 Mitchell Drive, Hendersonville, NC	Lease dated as of 1/19/00 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3461	1020 E. Innes St., Salisbury, NC	Lease dated as of 3/17/00 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3462	111 Howell Road, New Bern, NC	Lease dated as of 7/24/00 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3463	8338 Pineville Matthews Rd., Charlotte, NC	Lease dated as of 10/16/01 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3464	223 Wintergreen Dr., Lumberton, NC	Lease dated as of 10/16/01 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3467	845 US Highway 70 West, Garner, NC	Lease dated as of 11/17/03 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3468	911 Industrial Park Drive, Smithfield, NC	Lease dated as of 8/21/03 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	3621	401 W. Dussel Road, Maumee, OH	Lease dated as of 9/9/96 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3631	110 Montrose West Avenue, Akron, OH	Lease dated as of 7/6/93 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3632	7000 Tiffany Boulevard, Boardman, OH	Lease dated as of 9/13/94 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3633	6950 Ridge Road, Parma, OH	Lease dated as of 10/13/94 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3634	4303 Whipple Avenue NW, Canton, OH	Lease dated as of 9/27/94 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3635	24900 Sperry Drive, Westlake, OH	Lease dated as of 3/24/95 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3636	820 N. Lexington Springmill Rd., Ontario, OH	Lease dated as of 6/3/96 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3640	8595 Markey Street, Mentor, OH	Lease dated as of 1/4/00 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3641	6100 Rockside Place, Independence, OH	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3658	6800 Miller Lane, Dayton, OH	Lease dated as of 5/5/97(as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3662	930 Interstate Drive, Findlay, OH	Lease dated as of 9/16/98 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3663	2512 Kings Center Court, Mason, OH	Lease dated as of 5/21/99 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3665	1801 Town Park Drive, Troy, OH	Lease dated as of 11/26/03 (as amended in effect on the date hereof)
Outback/Heartland-I, Limited Partnership	3713	3600 South Broadway, Edmond, OK	Lease dated as of 1/2/96 (as amended in effect on the date hereof)
Outback/Heartland-II, Limited Partnership	3715	860 Interstate Drive, Norman, OK	Lease dated as of 5/21/97 (as amended in effect on the date hereof)
Outback/Heartland-II, Limited Partnership	3716	7206 Cache Road, Lawton, OK	Lease dated as of 01/29/99 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3915	3527 Union Depot Road, Harrisburg, PA	Lease dated as of 5/3/94 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3917	100 North Pointe Blvd., Lancaster, PA	Lease dated as of 12/24/98 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3950	25 McMurray Road, Pittsburgh, PA	Lease dated as of 4/7/95 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3951	9395 McKnight Road, Pittsburgh, PA	Lease dated as of 6/18/96 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3952	100 Sheraton Drive, Altoona, PA	Lease dated as of 10/10/97 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3954	1400 Marketplace Blvd., Moon Township, PA	Lease dated as of 9/11/98 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4117	110 Interstate Blvd., Anderson, SC	Lease dated as of 3/6/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4118	7611 Two Notch Road, Columbia, SC	Lease dated as of 3/8/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4119	110 Dunbarton Drive, Florence, SC	Lease dated as of 1/24/96 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4120	1319 River Point Ct., Rock Hill, SC	Lease dated as of 2/15/96 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4121	20 Hatton Place, Hilton Head, SC	Lease dated as of 10/21/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4122	454 Bypass 72 NW, Greenwood, SC	Lease dated as of 8/17/98 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4123	1721 Hwy 17 North, North Myrtle Beach, SC	Lease dated as of 8/10/98 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4124	2480 Broad Street, Sumter, SC	Lease dated as of 4/14/99 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4125	715 Johnnie Dodds Blvd., Mt. Pleasant, SC	Lease dated as of 6/25/99 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4127	945 Factory Shops Blvd., Gaffney, SC	Lease dated as of 3/5/03 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	4210	2411 S. Carolyn Avenue, Sioux Falls, SD	Lease dated as of 3/12/99 (as amended in effect on the date hereof)
Outback/Bluegrass-I, Limited Partnership	4314	330 N. Peters Road, Knoxville, TN	Lease dated as of 3/1/96 (as amended in effect on the date hereof)
Outback/Bluegrass-I, Limited Partnership	4318	1390 Interstate Dr., Cookeville, TN	Lease dated as of 3/1/96 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4319	2790 Wilma Rudolph Blvd., Clarksville, TN	Lease dated as of 3/21/97 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4320	1968 Old Fort Parkway, Murfreesboro, TN	Lease dated as of 5/1/97 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4324	1125 Franklin Road, Lebanon, TN	Lease dated as of 3/23/04 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4325	809 Huckleberry Springs Road, Knoxville, TN	Lease dated as of 4/19/04 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	4350	536 Paul Huff Parkway NW, Cleveland, TN	Lease dated as of 3/31/04 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4414	808 Interstate 45 N., Conroe, TX	Lease dated as of 7/29/92 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4416	20455 Katy Freeway, Katy, TX	Lease dated as of 2/17/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4417	16080 San Pedro Ave., San Antonio, TX	Lease dated as of 6/23/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4418	2102 Texas Ave. S., College Station, TX	Lease dated as of 6/18/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4422	11600 Research Blvd., Austin, TX	Lease dated as of 12/16/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4423	12511 I-10 W., San Antonio, TX	Lease dated as of 7/20/94 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4424	2060 I-10 S, Beaumont, TX	Lease dated as of 10/17/94 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4426	5550 Loop 410 NW, San Antonio, TX	Lease dated as of 1/10/96 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4428	12130 Dickinson Road, Houston, TX	Lease dated as of 12/22/97 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4429	4205 I-H 35 S., San Marcos, TX	Lease dated as of 3/31/98 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4432	1109 East Business 83, McAllen, TX	Lease dated as of 12/18/98 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4433	2206 South First Street, Lufkin, TX	Lease dated as of 9/1/99 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4434	18326 I-45 South, Conroe, TX	Lease dated as of 12/1/01 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4452	701 Airport Freeway, Hurst, TX	Lease dated as of 11/14/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4454	3903 Towne Crossing Blvd., Mesquite, TX	Lease dated as of 3/31/92 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4455	1031 State Hwy. 114 W., Grapevine, TX	Lease dated as of 12/31/92 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4456	9049 Vantage Point Dr., Dallas, TX	Lease dated as of 12/31/92 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4457	1509 N. Central Exp., Plano, TX	Lease dated as of 2/16/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4458	15180 Addison Road, Addison, TX	Lease dated as of 4/24/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4459	1151 W. I-20, Arlington, TX	Lease dated as of 9/13/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4460	5704 S. Broadway, Tyler, TX	Lease dated as of 8/25/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4461	2211 S. Stemmons, Fwy., Lewisville, TX	Lease dated as of 12/29/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4462	2314 W. Loop 250 N., Midland, TX	Lease dated as of 4/5/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4463	7101 1-40 W., Amarillo, TX	Lease dated as of 5/2/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4464	4015 S. Loop 250 N., Midland, TX	Lease dated as of 5/10/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4466	300 I-35 East, Denton, TX	Lease dated as of 6/14/95 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4467	501 East Loop 281, Longview, TX	Lease dated as of 9/28/95 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4468	4500 Franklin Avenue, Waco, TX	Lease dated as of 9/12/96 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4469	2701 E. Central TX Expwy., Killeen, TX	Lease dated as of 2/17/98 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4470	11875 Gateway W. Blvd., El Paso, TX	Lease dated as of 11/10/98 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4473	4505 Sherwood Way, San Angelo, TX	Lease dated as of 1/2/99 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4474	4142 Ridgemont Dr., Abilene, TX	Lease dated as of 1/11/99 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4475	1101 N. Beckley Road, DeSoto, TX	Lease dated as of 2/8/99 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4476	4902 George Bush Hwy., Garland, TX	Lease dated as of 6/26/01 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4478	13265 South Freeway, Burleson, TX	Lease dated as of 12/13/01 (as amended in effect on the date hereof)
Outback/Utah-I, Limited Partnership	4510	7770 South 1300 East, Sandy, UT	Lease dated as of 9/18/95 (as amended in effect on the date hereof)
Outback/Utah-I, Limited Partnership	4511	1664 North 1200 West, Layton, UT	Lease dated as of 11/30/95 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4716	7917 W. Broad Street, Richmond, VA	Lease dated as of 9/17/93 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4724	261 University Blvd., Harrisonburg, VA	Lease dated as of 7/31/98 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4725	165 South Park Circle, Colonial Heights, VA	Lease dated as of 9/15/00 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4726	6419 Lee Hwy., Warrenton, VA	Lease dated as of 8/14/01 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4727	7420 Bell Creek Road, Mechanicsville, VA	Lease dated as of 5/17/02 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4728	6821 Chital Drive, Chesterfield, VA	Lease dated as of 7/14/04 (as amended in effect on the date hereof)
Outback/Virginia, Limited Partnership	4730	124 Kernstown Commons Blvd., Winchester, VA	Lease dated as of 2/2/05 (as amended in effect on the date hereof)
Outback/Shenandoah-I, Limited Partnership	4752	12258 Jefferson Ave., Newport News, VA	Lease dated as of 1/1/96 (as amended in effect on the date hereof)
Outback/Shenandoah-I, Limited Partnership	4756	3026 Richmond Road, Williamsburg, VA	Lease dated as of 1/1/96 (as amended in effect on the date hereof)
Outback/Shenandoah-II, Limited Partnership	4758	295 Pepper's Ferry Road N.E., Christiansburg, VA	Lease dated as of 3/1/96 (as amended in effect on the date hereof)
Outback/Shenandoah-II, Limited Partnership	4762	3121 Albert Lankford Drive, Lynchburg, VA	Lease dated as of 7/10/97 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	4810	279 Junction Road, Madison, WI	Lease dated as of 8/15/97 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	4813	311 Hampton Court, Onalaska, WI	Lease dated as of 6/2/00 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	4817	5020 Keystone Crossing, Eau Claire, WI	Lease dated as of 10/9/06 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4910	790 Foxcroft Avenue, Martinsburg, WV	Lease dated as of 2/27/96 (as amended in effect on the date hereof)
Outback/Shenandoah-II, Limited Partnership	4961	111 Hylton Lane, Beckley, WV	Lease dated as of 10/13/92 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	5010	229 Miracle Road, Evansville, WY	Lease dated as of 9/3/98 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	5011	1626 Freischli Pkwy., Cheyenne, WY	Lease dated as of 9/25/01 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	5113	2574 Camino Entrata, Santa Fe, NM	Lease dated as of 3/24/00 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	5114	940 N. Telshore Blvd., Las Cruces, NM	Lease dated as of 6/23/00 (as amended in effect on the date hereof)

Exhibit E2
SUBLEASE
(Carrabba's Italian Grill, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and Carrabba's Italian Grill, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, Subtenant desires to sublease from Sublandlord certain of the properties leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

“Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $14,774,011.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
Carrabba's Italian Grill, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

Carrabba's Italian Grill, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Carrabba's Italian Grill	0601	7401 West 92nd Ave.	Westminster	CO	80021
Carrabba's Italian Grill	0602	2815 Geyser Drive	Colorado Springs	CO	80906
Carrabba's Italian Grill	0605	1212 Oakridge DriveE	Fort Collins	CO	80525
Carrabba's Italian Grill	0606	2088 S. Abilene Street	Aurora	CO	80014
Carrabba's Italian Grill	0608	575 McCaslin Blvd.	Louisville	CO	80027
Carrabba's Italian Grill	1001	12990 Cleveland Ave.	Ft. Myers	FL	33907
Carrabba's Italian Grill	1002	4320 N. Tamiami Trail	Naples	FL	34103
Carrabba's Italian Grill	1004	700 N. Dale Mabry Hwy.	Tampa	FL	33609
Carrabba's Italian Grill	1006	2224 Palm Beach Lakes Blvd.	West Palm Beach	FL	33409
Carrabba's Italian Grill	1008	2700 S. E. Federal Hwy.	Stuart	FL	34994
Carrabba's Italian Grill	1101	3913 River Place Drive	Macon	GA	31210
Carrabba's Italian Grill	1102	1160 Ernest Barrett Pkwy.	Kennesaw	GA	30144
Carrabba's Italian Grill	1108	1887 Mt. Zion Road	Morrow	GA	30260
Carrabba's Italian Grill	3101	4650 Route 42	Turnersville	NJ	08012
Carrabba's Italian Grill	3102	500 Route 38 E.	Maple Shade	NJ	08052
Carrabba's Italian Grill	3402	10400 East Independence Blvd.	Matthews	NC	28105
Carrabba's Italian Grill	3403	16408 North Cross Drive	Huntersville	NC	28078
Carrabba's Italian Grill	3420	4821 Capital Blvd.	Raleigh	NC	27616
Carrabba's Italian Grill	4401	11339 Katy Freeway	Houston	TX	77079
Carrabba's Italian Grill	4403	11590 Research Blvd.	Austin	TX	78759
Carrabba's Italian Grill	4404	2335 Highway 6	Sugar Land	TX	77478
Carrabba's Italian Grill	4405	12507 I-10 West	San Antonio	TX	78230
Carrabba's Italian Grill	4406	25665 I-45 North Highway	Woodlands	TX	77380
Carrabba's Italian Grill	4407	502 West Bay Area Blvd.	Webster	TX	77598
Carrabba's Italian Grill	5301	1740 S. Clearview	Mesa	AZ	85208
Carrabba's Italian Grill	5302	5646 West Bell Road	Glendale	AZ	85308
Carrabba's Italian Grill	5303	1060 North 54th Street	Chandler	AZ	85226
Carrabba's Italian Grill	5304	17007 N. Scottsdale Rd.	Scottsdale	AZ	85225
Carrabba's Italian Grill	6006	2501 University Drive	Coral Springs	FL	33065
Carrabba's Italian Grill	6007	60 Palmetto Avenue	Merritt Island	FL	32953
Carrabba's Italian Grill	6013	4829 South Florida Avenue	Lakeland	FL	33813
Carrabba's Italian Grill	6015	801 Providence Road	Brandon	FL	33511
Carrabba's Italian Grill	6020	3530 Tyrone Blvd.	St. Petersburg	FL	33710
Carrabba's Italian Grill	6021	2752 Capital Circle NE	Tallahassee	FL	32308
Carrabba's Italian Grill	6026	8137 Point Meadows Rd.	Jacksonville	FL	32256
Carrabba's Italian Grill	6027	3021 SW 34th Street	Gainesville	FL	32608
Carrabba's Italian Grill	6029	1285 US Highway 1	Vero Beach	FL	32960
Carrabba's Italian Grill	6034	311 North 9th Ave.	Pensacola	FL	32501
Carrabba's Italian Grill	6035	270 Citi Center	Winter Haven	FL	33880
Carrabba's Italian Grill	6038	762 SW Pine Island Road	Cape Coral	FL	33991
Carrabba's Italian Grill	6048	11950 Sheldon Road	Citrus Park	FL	33626
Carrabba's Italian Grill	6052	1203 Townsgate Court	Plant City	FL	33563
Carrabba's Italian Grill	6056	Bruce B. Downs Blvd.	Wesley Chapel	FL	33543
Carrabba's Italian Grill	6112	2030 Sugarloaf Circle	Duluth	GA	30097
Carrabba's Italian Grill	6116	2700 Chapel Hill	Douglasville	GA	30135
Carrabba's Italian Grill	6202	3914 Airport Blvd.	Mobile	AL	36608
Carrabba's Italian Grill	6502	4690 Southport Crossing Drive	Southport	IN	46337
Carrabba's Italian Grill	6903	2010 Kalist Saloon Rd.	Lafayette	LA	70508
Carrabba's Italian Grill	7101	4430 Long Gate Parkway	Ellicott City	MD	21043
Carrabba's Italian Grill	7106	16431 Governor's Bridge Road	Bowie	MD	20716
Carrabba's Italian Grill	7110	3754 Crain Hwy	Waldorf	MD	20602
Carrabba's Italian Grill	7303	1900 North Haggerty Rd.	Canton	MI	48187
Carrabba's Italian Grill	8109	903 Route 73 South	Marlton (formerly Evesham)	NJ	08053
Carrabba's Italian Grill	8602	5152 Merten Drive	Mason	OH	45240
Carrabba's Italian Grill	8604	900 Miamisburg Centerville Rd.	Washington Township	OH	45459
Carrabba's Italian Grill	8606	5030 Tiederman Road	Brooklyn	OH	44144
Carrabba's Italian Grill	8607	3405 Briarsfield Blvd.	Maumee	OH	43537
Carrabba's Italian Grill	8609	1320 Boardman Poland Rd	Youngstown	OH	44514
Carrabba's Italian Grill	8908	100 North Pointe Blvd.	Lancaster	PA	17601
Carrabba's Italian Grill	9104	370 Columbiana Drive	Columbia	SC	29212
Carrabba's Italian Grill	9301	324 North Peters Rd.	Knoxville	TN	37922
Carrabba's Italian Grill	9305	175 Market Place Blvd.	Johnson City	TN	37604
Carrabba's Italian Grill	9410	1550 I-H 10 South	Beaumont	TX	77707
Carrabba's Italian Grill	9412	17548 Dallas Parkway	Dallas	TX	75287
Carrabba's Italian Grill	9414	3400 N. Central Expressway	Plano	TX	75074
Carrabba's Italian Grill	9418	1599 Laguna Dr	Rockwall	TX	75087
Carrabba's Italian Grill	9704	5805 Trinity Parkway	Centreville	VA	20120
Carrabba's Italian Grill	9802	18375 W Bluemound Road	Brookfield	WI	53045

Schedule 1.4(a)

Construction Properties

Store #	Address	Dual Site (Y/N)*	Purchase Price
8109	903 Route 73 South Marlton (formerly Evesham), NJ 08053	Y – (Outback) 3122 purchase price: $2,875,000	$2,450,000
6056	Bruce B. Downs Blvd., Wesley Chapel, FL	N	$3,450,000

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Carrabba's/West Florida-I, Limited Partnership	1001	12990 Cleveland Avenue, Ft. Myers, FL	Lease dated as of 11/15/94 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4403	11590 Research Blvd., Austin, TX	Lease dated as of 1/20/94 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4404	2335 Highway 6, Sugar Land, TX	Lease dated as of 1/28/94 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4406	25665 I-45 North Highway, Woodlands, TX	Lease dated as of 12/31/09 (as amended in effect on the date hereof)
Carrabba's/Texas, Limited Partnership	4407	502 West Bay Area Blvd., Webster, TX	Lease dated as of 5/24/94 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	7110	3754 Crain Hwy., Waldorf, MD	Lease dated as of 5/2/06 (as amended in effect on the date hereof)
Carrabba's/Tri State-I, Limited Partnership	8908	100 North Pointe Blvd., Lancaster, PA	Lease dated as of 1/14/04 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	9104	370 Columbiana Drive, Columbia, SC	Lease dated as of 8/10/00 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	1101	3913 River Place Drive, Macon, GA	Lease dated as of 6/27/95 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	1102	1160 Ernest Barrett Pkwy., Kennesaw, GA	Lease dated as of 8/1/95 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	1108	1887 Mt. Zion Road, Morrow, GA	Lease dated as of 7/21/97 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	6112	2030 Sugarloaf Circle, Duluth, GA	Lease dated as of 3/1/04 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0601	7401 West 92nd Ave., Westminster, CO	Lease dated as of 9/21/95 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0602	2815 Geyser Drive, Colorado Springs, CO	Lease dated as of 3/25/96 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0605	1212 Oakridge Drive, Fort Collins, CO	Lease dated as of 8/27/96 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0606	2088 S. Abilene Street, Aurora, CO	Lease dated as of 9/17/96 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0608	575 McCaslin Blvd., Louisville, CO	Lease dated as of 5/27/99 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	1002	4320 N. Tamiami Trail, Naples, FL	Lease dated as of 9/1/95 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	1004	700 N. Dale Mabry Hwy., Tampa, FL	Lease dated as of 11/22/94 (as amended in effect on the date hereof)
Carrabba's/South Florida-I, Limited Partnership	1006	2224 Palm Beach Lakes Blvd., West Palm Beach, FL	Lease dated as of 9/25/95 (as amended in effect on the date hereof)
Carrabba's/South Florida-I, Limited Partnership	1008	2700 S.E. Federal Hwy, Stuart, FL	Lease dated as of 12/11/95 (as amended in effect on the date hereof)
Carrabba's/Mid Atlantic-I, Limited Partnership	3101	4650 Route 42, Turnersville, NJ	Lease dated as of 7/30/96 (as amended in effect on the date hereof)
Carrabba's/Mid Atlantic-I, Limited Partnership	3102	500 Route 38 E., Maple Shade, NJ	Lease dated as of 2/24/97 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	3402	10400 East Independence Blvd., Matthews, NC	Lease dated as of 10/4/96 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	3403	16408 North Cross Drive, Huntersville, NC	Lease dated as of 11/3/97 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	3420	4821 Capital Blvd., Raleigh, NC	Lease dated as of 8/18/97 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4401	11339 Katy Freeway, Houston, TX	Lease dated as of 8/10/93 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4405	12507 I-10 West, San Antonio, TX	Lease dated as of 5/14/93 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5301	1740 S. Clearview, Mesa, AZ	Lease dated as of 1/20/97 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5302	5646 West Bell Road, Glendale, AZ	Lease dated as of 7/28/97 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5303	1060 North 54th Street, Chandler, AZ	Lease dated as of 7/17/98 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5304	17007 N. Scottsdale Road, Scottsdale, AZ	Lease dated as of 11/19/99 (as amended in effect on the date hereof)
Carrabba's/South Florida-I, Limited Partnership	6006	2501 University Drive, Coral Springs, FL	Lease dated as of 11/5/96 (as amended in effect on the date hereof)
Carrabba's/Central Florida-I, Limited Partnership	6007	60 Palmetto Avenue, Merritt Island, FL	Lease dated as of 11/26/96 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6013	4829 South Florida Avenue, Lakeland, FL	Lease dated as of 7/21/97 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6015	801 Providence Road, Brandon, FL	Lease dated as of 11/25/97 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6020	3050 Tyrone Blvd., St. Petersburg, FL	Lease dated as of 1/18/99 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	6021	2752 Capital Circle NE, Tallahassee, FL	Lease dated as of 4/28/00 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	6026	8137 Point Meadows Road, Jacksonville, FL	Lease dated as of 4/2/01 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6027	3021 SW 34th Street, Gainesville, FL	Lease dated as of 11/29/01 (as amended in effect on the date hereof)
Carrabba's/Central Florida-I, Limited Partnership	6029	1285 US Highway 1, Vero Beach, FL	Lease dated as of 5/20/02 (as amended in effect on the date hereof)
Carrabba's/Pensacola, Limited Partnership	6034	311 North 9th Ave., Pensacola, FL	Lease dated as of 4/16/03 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6035	270 Citi Center, Winter Haven, FL	Lease dated as of 4/11/03 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6038	762 SW Pine Island Road, Cape Coral, FL	Lease dated as of 9/23/04 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6048	11950 Sheldon Road, Citrus Park, FL	Lease dated as of 4/1/06 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6052	1203 Townsgate Court, Plant City, FL	Lease dated as of 1/9/06 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6056	Bruce B. Downs Blvd., Wesley Chapel, FL	Lease dated as of 1/17/06 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	6116	2700 Chapel Hill, Douglasville, GA	Lease dated as of 5/24/06 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	6202	3914 Airport Blvd., Mobile, AL	Lease undated (as amended in effect on the date hereof)
Carrabba's/Mid America, Limited Partnership	6502	4960 Southport Crossing Dr., Southport, IN	Lease dated as of 2/4/02 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	7101	4430 Long Gate Parkway, Ellicott City, MD	Lease dated as of 2/3/97 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	7106	16341 Governor's Bridge Road, Bowie, MD	Lease dated as of 3/11/03 (as amended in effect on the date hereof)
Carrabba's/Metro, Limited Partnership	7303	1900 North Haggerty Road, Canton, MI	Lease dated as of 7/10/02 (as amended in effect on the date hereof)
Carrabba's/Mid Atlantic-I, Limited Partnership	8109	903 Route 73 South Marlton (formerly Evesham), NJ 08053	Lease dated as of 6/9/06 (as amended in effect on the date hereof)
Carrabba's/Deerfield Township, Limited Partnership	8602	5152 Merten Drive, Mason, OH	Lease dated as of 3/13/00 (as amended in effect on the date hereof)
Carrabba's/Ohio, Limited Partnership	8604	900 Miamisburg Centerville Rd., Washington Township, OH	Lease dated as of 10/12/99 (as amended in effect on the date hereof)
Carrabba's/Mid East, Limited Partnership	8606	5030 Tiederman Road, Brooklyn, OH	Lease dated as of 4/2/02 (as amended in effect on the date hereof)
Carrabba's/Mid East, Limited Partnership	8607	3405 Briarsfield Blvd., Maumee, OH	Lease dated as of 5/14/02 (as amended in effect on the date hereof)
Carrabba's/Birchwood, Limited Partnership	8609	1320 Boardmand Poland Road, Youngstown, OH	Lease dated as of 2/24/05 (as amended in effect on the date hereof)
Carrabba's/Rocky Top, Limited Partnership	9301	324 North Peters Rd., Knoxville, TN	Lease dated as of 4/16/99 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	9305	175 Market Place Blvd., Johnson City, TN	Lease dated as of 7/9/03 (as amended in effect on the date hereof)
Carrabba's/Texas, Limited Partnership	9410	1550 I-H 10 South, Beaumont, TX	Lease dated as of 9/21/95 (as amended in effect on the date hereof)
Carrabba's/Dallas-I, Limited Partnership	9412	17548 Dallas Parkway, Dallas, TX	Lease dated as of 1/5/00 (as amended in effect on the date hereof)
Carrabba's/Dallas-I, Limited Partnership	9414	3400 N. Central Expressway, Plano, TX	Lease dated as of 5/8/01 (as amended in effect on the date hereof)
Carrabba's/Dallas-I, Limited Partnership	9418	1599 Laguna Drive, Rockwall, TX	Lease dated as of 1/30/04 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	9704	5805 Trinity Parkway, Centreville, VA	Lease dated as of 11/12/02 (as amended in effect on the date hereof)
Carrabba's/Gulf Coast-I, Limited Partnership	6903	2010 Kalist Saloon Road, Lafayette, LA	Lease dated as of 10/28/05 (as amended in effect on the date hereof)
Carrabba's/Mid East, Limited Partnership	9802	18375 W Bluemound Road, Brookfield, WI	Lease dated as of 2/2/05 (as amended in effect on the date hereof)

Exhibit E3
SUBLEASE
(OS Realty, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and OS Realty, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, Subtenant desires to sublease from Sublandlord certain of the properties leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

“Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $1,087,323.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subtenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
OS Realty, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

OS Realty, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Roy's Restaurant	2503	71959 Hwy. 111	Rancho Mirage	CA	92270
Roy's Restaurant	6402	2840 Dallas Parkway	Plano	TX	75093
Bonefish Grill	7011	225 W. Pipken Lane	Lakeland	FL	33813
Fleming's Prime Steakhouse & Wine Bar	1601	191 Inverness Drive West	Englewood	CO	80112
Fleming's Prime Steakhouse & Wine Bar	4602	4000 Medina Road	Akron	OH	44333

Schedule 1.4(a)

Construction Properties

NONE

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Fleming's/Northwest-I, Limited Partnership	1601	191 Inverness Drive West, Englewood, CO	Lease dated as of 2/6/04 (as amended in effect on the date hereof)
Roy's/Westcoast-I, Limited Partnership	2503	71959 Hwy. 111, Rancho Mirage, CA	Lease dated as of 9/21/01 (as amended in effect on the date hereof)
Fleming's/Northeast-I, Limited Partnership	4602	4000 Medina Road, Akron, OH	Lease dated as of 2/8/05 (as amended in effect on the date hereof)
Roy's/Southmidwest-I, Limited Partnership	6402	2840 Dallas Parkway, Plano, TX	Lease dated as of 8/14/01 (as amended in effect on the date hereof)
Bonefish/Central Florida-I, Limited Partnership	7011	225 W. Pipken Lane, Lakeland, FL	Lease dated as of 9/2/03 (as amended in effect on the date hereof)

Exhibit E4
SUBLEASE
(OS Developers, LLC)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and OS Developers, LLC (“Subtenant”), a Delaware limited liability company having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, Subtenant desires to sublease from Sublandlord certain of the properties leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

“Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $1,158,345.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subtenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
OS Developers, LLC
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

OS Developers, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Fleming's Prime Steakhouse & Wine Bar	2001	4322 W. Boy Scout Blvd.	Tampa	FL	33607
Lee Roy Selmon's	8001	4302 W. Boy Scout Blvd.	Tampa	FL	33607
Roy's Restaurant	3002	4342 Boy Scout Blvd.	Tampa	FL	33607

Schedule 1.4(a)

Construction Properties

NONE

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Fleming's/Southeast-I, Limited Partnership	2001	4322 W. Boy Scout Blvd., Tampa, FL	Lease dated as of 6/14/00 (as amended in effect on the date hereof)
Roy's/West Florida-I, Limited Partnership	3002	4342 Boy Scout Blvd., Tampa, FL	Lease dated as of 7/6/00 (as amended in effect on the date hereof)
Selmon's/Florida-I, Limited Partnership	8001	4322 W. Boy Scout Blvd., Tampa, FL	Lease dated as of 6/14/00 (as amended in effect on the date hereof)

Exhibit E5

EXECUTION COPY

SUBLEASE

(OS Pacific, Inc.)

This SUBLEASE (this "Sublease"), dated as of the fourteenth (14th) day of June, 2007,

between Private Restaurant Master Lessee, LLC ("Sublandlord"), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and OS Pacific, Inc. ("Subtenant"), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial

Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC ("Landlord" or "Master Landlord") and

Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the "Master Lease"), a true and complete copy of which is attached hereto as Exhibit A; and

WHEREAS, Sublandlord and OS Realty, Inc. ("OSR") entered into a certain sublease (the "OSR Sublease") for certain real properties, including the Subleased Property (hereinafter defined); and

WHEREAS, simultaneously herewith, Sublandlord and OSR have terminated the OSR Sublease as to the Subleased Property; and

WHEREAS, simultaneously herewith, OSR has assigned to Subtenant all of its right, title and interest in and to the RLP Subleases (hereinafter defined), a copy of which assignment is attached hereto as Exhibit C; and

WHEREAS, Sublandlord and OS Developers, LLC ("OSD") entered into a certain sublease (the "OSD Sublease") for certain real properties, including the Subleased Property (hereinafter defined); and

WI-IEREAS, simultaneously herewith, Sublandlord and OSD have terminated the OSD Sublease as to the Subleased Property; and

WHEREAS, simultaneously herewith, OSD has assigned to Subtenant all of its right, title and interest in and to the RLP Subleases (hereinafter defined), a copy of which assignment is attached hereto as Exhibit D; and

WHEREAS, Subtenant desires to sublease from Sublandlord the Subleased Property, leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1.                              Subleased Property. Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord's right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant's Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the "Subleased Property").

1.2.                                         Release of Outparcel. As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel. Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease. Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3.                                        Uneconomic Property.

(a)                                         To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith. Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord's Lender with respect to such Subleased Property. As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord's obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord's efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice. If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale. Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b)                              In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit. If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord's obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord's obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord's obligations under Section 1.3(d) of the Master. Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith. Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord's obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord's obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4.                                        Construction Properties.

(a)                                         Subtenant to Complete. Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to "Tenant" shall be replaced with

"Subtenant". Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b)                                        Failure to Complete by Construction Property Completion Date. If a Construction

Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord's obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant's sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5.                              Term. The term of this Sublease (the "Term") shall commence on the Commencement Date at the Effective Time and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6.                              Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to "Landlord" shall be replaced with "Sublandlord", all references to "Tenant" shall be replaced with "Subtenant", all references to "Lease" shall be replaced with "Sublease", and all references to "Leased Property" shall be replaced with "Subleased Property".

ARTICLE II.

DEFINITIONS

2.1.                              Incorporated Definitions. Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to "Landlord" (except as it may appear in the phrases "Landlord's Loan Documents", "Landlord's Lender", "Landlord Liens", and "Landlord's Debt") shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Lease" shall be replaced with "Sublease"; and all references to "Leased Property" (except in Section 1.1 hereof) shall be replaced with "Subleased Property". Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a)                              The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: "Completion", "Construction Property Purchase Date", "Disqualified Transferee", "Escrow Account", "Fiscal Year", "Ground Leases", "Land", "Landlord Liens", "Landlord's Debt", "Landlord's Lender", "Lease Coverage Ratio", "Leased Improvements", "Leased Property", "Lease Security", "Letter of Credit", "Pre-Approved Transferee", "Release Amount", "Rent Payment Date", "Rental Period", "Reserve Limitation", "Reserve Make-Whole Payment", "Reserve Makeup Amount", "Scheduled Additional Charges", "Scheduled Lease Payments", "Tenant's Termination Election Notice", "Tenant's Personalty", "Threshold Amount", "Title Endorsement" and "Title Policy".

2.2.                                        Additional Definitions.

"Additional Charges" shall have the meaning set forth in Section 3.1(d) of this Sublease. "Base Rent" shall have the meaning set forth in Section 3.1(a) of this Sublease.

"Base Rent Commencement Date" shall have the meaning set forth in Section 3.1(a) of this Sublease.

"Effective Time" shall mean the time and date when both (i) fee simple title of the Subleased Property is conveyed to Master Landlord and (ii) Sublandlord, OSR and the applicable tenant(s) under the RLP Subleases have executed and delivered to Master Landlord and its mortgagees a subordination agreement subordinating the RLP Subleases to certain Superior Interests, including the leasehold estate held by Sublandlord in the Subleased Property.

"First Rental Period Base Rent": Zero and 00/100 dollars ($0.00).

"Master Landlord" shall have the meaning set forth in the Recitals to this Sublease. "Master Lease" shall have the meaning set forth in the Recitals to this Sublease. "OSD" shall have the meaning set forth in the Recitals to this Sublease.

"OSD Sublease" shall have the meaning set forth in the Recitals to this Sublease.

"OSR" shall have the meaning set forth in the Recitals to this Sublease.

"OSR Sublease" shall have the meaning set forth in the Recitals to this Sublease.

"RLP Subleases" shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

"Sublandlord" shall have the meaning set forth in the Preamble to this Sublease. "Subtenant" shall have the meaning set forth in the Preamble to this Sublease.

"Subtenant's Personalty" shall mean all right, title and interest in and to that portion of Tenant's Personalty that is included in the Subleased Property.

"Sublease" shall have the meaning set,forth in the Preamble to this Sublease.

"Subleased Propert y" shall have the meaning set forth in Section 1.1 of this Sublease.

"Sub-sublease" shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

"Sub-subtenant" shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

"Superior Interest" shall have the meaning set forth in Section 15.1 of this Sublease.

"Superior Party" shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

"Term" shall have the meaning set forth in Section 1.5 of this Sublease.

"Variable Additional Charges" shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3.                              Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1.                              Rent. Subtenant will pay to Sublandlord, in lawful money of the United States of

America which shall be legal tender for the payment of public and private debts, at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below. In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a)                              Base Rent: For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $755,275.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period. Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms "Rent Payment Date" or "Rental Period," may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord's Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant. Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent. The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the "Base Rent Commencement Date"), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any

Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof

(b)                              Survival. The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c)                              Scheduled Additional Charges. Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d)                              Variable Additional Charges. In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, "Variable Additional Charges" and, together with Scheduled Additional Charges, "Additional Charges") in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e)                                        As and to the extent that Sublandlord is obligated to make payments of Variable

Additional Charges into an.Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord. Sublandlord shall, at

Subtenant's cost and expense, cooperate with Subtenant and use its best efforts to cause Master

Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease. Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f)                              As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the'terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2.                              Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to "Landlord" shall be replaced with "Sublandlord"; and all references to "Lease" shall be replaced with "Sublease".

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to "Landlord" shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Lease" shall be replaced with "Sublease"; and all references to "Leased Property" shall be replaced with "Subleased Property".

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1.                                        Ownership of the Leased Property. Subtenant acknowledges that the Subleased

Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant's expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2.                                        Subtenant's Personalty. Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant's Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant's

Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Subtenant's Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant's Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such
Subtenant's Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1.                                        Subtenant Covenants.

(a)                                        Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master

Lease are incorporated herein by reference with the following modifications: all references to

"Landlord" (except as it may appear in the phrases "Landlord's Loan Documents", "Landlord's

Lender", and "Landlord's Debt") shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; and all references to "Leased Property" shall be replaced with "Subleased Property":

(i)                              The phrase "Landlord's obligations under Articles X and XI" in Section

6.1                        (a)(ii) is replaced with the phrase "Master Landlord's obligations under Articles X and XI of the

Master Lease"; and

(ii)                              The following sentence is added to the end of Section 6.1(h):

"Subtenant shall either (x) perform Sublandlord's obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord's election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations."

(b)                             Cooperate in Legal Proceedings. Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord's Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord's Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord's Lender, as applicable), at its election, to participate in any such proceedings.

(c)                             Insurance Benefits. Tenant shall cooperate with Sublandlord and Master Landlord (and

Landlord's Lender) in obtaining for Sublandlord and Master Landlord (and Landlord's Lender, as

applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the

Subleased Property, and Sublandlord and Landlord (and Landlord's Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to "Landlord" (except as it may appear in the phrase "Landlord's Loan Documents") shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; and all references to "Leased Property" shall be replaced with "Subleased Property".

ARTICLE VIII.

ALTERATIONS; LEASING

8.1.                               Alterations. Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to "Lease" shall be replaced with "Sublease"; all references to "Landlord" (except as it may appear in the phrases "Landlord's Loan Documents", "Landlord's Lender", and "Landlord's Debt") shall be replaced with "Sublandlord"; all references to "Tenant" (except as it may appear in the phrase "Tenant Security Period") shall be replaced with "Subtenant"; and all references to "Leased Property" shall be replaced with "Subleased Property". Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease. At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant's cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2.                                         Subletting and Assi nment.

(a)                                         Generally. As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or subsublease all or any part of the Subleased Property. Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b)                               Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to "Lease" shall be replaced with "Sublease"; all references to "Landlord" (except as it may appear in the phrases "Landlord's Loan Documents" and "Landlord's Lender") shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; all existing references to "Sublease" shall be replaced with "Sub-sublease"; and all existing references to "Subtenant" shall be replaced with "Sub-subtenant".

(c)                              Required Assignment and Subletting Provisions. Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i)                              it shall be subject and subordinate to all of the terms and conditions of this

Sublease, the Master Lease and Landlord's Loan Documents,

(ii)                              the use of the applicable Subleased Property shall not conflict with any Legal

Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii)                                                  except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv)                                                  in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord's option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v)                                                  in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord's Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d)                                        Reimbursement of Sublandlord's Costs. Subtenant shall pay to Sublandlord, within ten

(10) business days after request therefor, all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord, Master Landlord or and Landlord's Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e)                              Certain Leases Senior. Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this

Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to "Landlord" shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Lease" shall be replaced with "Sublease"; and all references to "Leased Property" shall be replaced with "Subleased Property".

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1.                                        Insurance. Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant's Personalty, insured at Subtenant's sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance. All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord's Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a)                                        Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by

reference with the following modifications: all references to "Landlord                                                                                                                     (except as it may appear in the

phrase "Landlord's Lender" and "Landlord's Debt") shall be replaced with "Master Landlord and Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; and all references to "Leased Property" shall be replaced with "Subleased Property".

10.2.                                        Casualty; Application of Proceeds.

(a)                                        If any of the Subleased Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty. Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant's cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a "Restoration") to the extent .practicable to be of substantially the same character and quality as prior to the Casualty. Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant's cost and expense, Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord's Loan Documents. Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

 (b)                                        Sublandlord's and Master Landlord's Rights to Proceeds. In the case of a Casualty,
Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant's business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant's Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks. If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant's Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant's business interruption insurance payable in respect of the Casualty.

(c)                                        Termination of Sublease in Certain Circumstances. Sublandlord shall promptly give

Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease. If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord's sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk. Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord's notice.

(d)                              Abatement. Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e)                                        Surplus. Any surplus which may remain out of proceeds received pursuant to a

Casualty (other than proceeds in respect of Subtenant's Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3.                                        Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to "Landlord" (except as it may appear in the phrase "Landlord's Lender") shall be replaced with "Master Landlord"; all references to "Tenant" shall be replaced with "Subtenant"; and all references to "Leased Property" shall be replaced with "Subleased Property". Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word "Landlord" are hereby replaced with "Sublandlord and Master Landlord".

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and
Sublandlord as necessary for the discharge of Sublandlord's obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to "Landlord" shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; all references to "Lease" shall be replaced with "Sublease"; and all occurrences of the phrase "or Guarantor" are hereby deleted.

ARTICLE XIII.- ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to "Landlord" shall be replaced with

"Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; and all references to "Lease" shall be replaced with "Sublease". To the extent that an Event of Default that constitutes an event of default under.the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1.                              Subordination. This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord's Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the "Superior Interests"), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2.                                         Sections 15.2 through 15                                             of the Master Lease are incorporated herein by reference

with the following modifications and modifications: (i) all references to "Landlord" (except as it may appear in the phrases "Landlord's Loan Documents" and "Landlord's Lender" and except for the first occurrence thereof in Section 15.9) shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; and all references to "Lease" shall be replaced with "Sublease"; and (1 1) first occurrence in Section 15.9 of the word "Landlord" is hereby replaced with "Sublandlord and Master

Landlord".

ARTICLE XVI. - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to "Landlord" (except as it may appear in the phrase "Landlord's Lender") shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; and all references to "Lease" shall be replaced with "Sublease".

ARTICLE XXII.

NOTICES

22.22. Notices to Sublandlord, Master Landlord and Landlord's Lender. Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to "Tenant" under the Master Lease. To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to "Landlord" under the Master Lease. To the extent that any notices to Landlord's Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease. Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord's Lender.

22.23. Notices to Subtenant. Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:

With copies of any

default notices (or

correspondence related to any default) or notices given during the continuance of any Event of Default to:

OS Pacific, Inc.

c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500 Tampa, FL 33607
Attention: Chief Financial Officer Telecopy No.: (813) 282-1225

Confirmation No.: (813).281-2114

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Attention: Mr. Ian Blasco

Telecopy No.: (617) 516-2010

Confirmation No.: (617) 516-2124

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Richard E. Gordet, Esq.

Telecopy No.: (617) 951-7050

Confirmation No.: (617) 951-7491

ARTICLE XXX.                                - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to "Landlord" (except as it may appear in the phrases "Landlord's Lender" and "Landlord's Debt") shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; and all references to "Lease" shall be replaced with "Sublease". Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word "Landlord" (except as it may appear in the phrases "Landlord's Lender" and "Landlord's Debt") is hereby replaced with "Sublandlord and Master Landlord".

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to "Landlord" (except as it may appear in the phrases "Landlord's Lender" and "Landlord's Loan Documents") shall be replaced with "Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; and all references to "Lease" shall be replaced with "Sublease".

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1.                              Memorandum of Lease. To the extent permitted by Master Landlord and Landlord's Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant's sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made. Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels. Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to "Landlord" shall be replaced with

"Sublandlord"; all references to "Tenant" shall be replaced with "Subtenant"; all references to "Leased Property" shall be replaced with "Subleased Property"; and all references to "Lease" shall be replaced with "Sublease".

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD'SLENDER

29.1.                              Primacy of and Compliance with Master Lease. This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease. Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof. To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord's obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease. Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property. Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord's failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services. No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease. The foregoing notwithstanding, Sublandlord shall, at Subtenant's sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord. Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3.                                        Sublandlord's Obligations. Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property. In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not

(i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant. In addition, Sublandlord agrees that where Sublandlord's consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUB LANDLORD:

Private Restaurant Master Lessee, LLC

By:

Name: Karen Bremei

Title: Vice President of Real Estate

SUBTENANT:

OS Pacific, Inc.

By:

Name: Karen Bremer

Title: Authorized Agent - Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept                                                 Store #                    Address                      City                        ST                   Zip

Roy's                                                            2503          71959 Hwy.                      Rancho MirageCA 92270

Restaurant                                                                     111

Roy's                                                            3002          4342 Boy                      Tampa                        FL                   33607

Restaurant                                                                     Scout Blvd.

Roy's                                                            6402          2840 Dallas                      Plano                       TX75093

Restaurant                                                                     Parkway

Exhibit C

OSR Assignment

Schedule 1.4(a)

Construction Properties

NONE

Schedule 8.2(c)

RLP Subleases

LP (TENANT)                             STORE                     ADDRESS                                         LEASE

  NO.

Roy's/Westcoast-I,                          2503               71959 Hwy. 111,                               Lease dated as of 9/21/01(as

Limited Partnership                                               Rancho Mirage, CA                            amended in effect on the date,

hereof)

Roy's/West Florida-I,              3002                4342 Boy Scout                                  Lease dated as of 7/6/00 (as

Limited Partnership                                                Blvd., Tampa, FL                               amended in effect on the date

hereof)

   Roy's/Southmidwest-I,                      6402              2840 Dallas                                        Lease dated as of 8/14/01 (as

Limited Partnership                                               Parkway, Plano, TX                            amended in effect on the date

hereof)

ASSIGNMENT AND ASSUMPTION OF LEASE
(OS Pacific)

This Assignment and Assumption of Lease (this “Assignment”) by and between OS Realty, Inc., a Florida corporation ("Assignor") and OS Pacific, Inc., a Florida corporation ("Assignee") is dated and made as of June 14, 2007 and effective as of the Effective Time (hereinafter defined).

WITNESSETH:

WHEREAS, Assignor is the holder of the landlord’s interest in those certain leases dated as of the date specified on Schedule A (the "Leases") for the premises described on Schedule A attached hereto (the "Leased Property"); and

WHEREAS, Assignor desires to assign to Assignee all of its right, title, interest, estate and benefit as the landlord in and to the Leases and Assignee desires to assume all of Assignor's right, title, interest, estate and benefit in and to the Leases.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1)
On and as of the Effective Time, Assignor does hereby sell, assign, transfer and deliver unto Assignee its successors or assigns, to have and to hold forever, all of Assignor's right, title, interest, estate and benefit as the landlord in and to the Leased Property.

2)
On and as of the Effective Time, Assignee does hereby assume all of Assignor's right, title, interest, estate and benefit in said Subleased Property, and hereby assumes the timely and true performance of all of the terms, covenants, conditions and provisions applicable to the landlords under the Leases hereby assigned, all with the full force and effect as if Assignee had executed the Leases originally as the landlord named therein.

3)
The “Effective Time” shall mean the time and date when both (i) fee simple title of the Leased Property is conveyed to Private Restaurant Properties, LLC (“Master Lessor”) and (ii) Assignor, Private Restaurant Master Lessee, LLC (“Master Lessee”), and the tenants under the Leases have executed and delivered to Master Lessor and its mortgagees a subordination agreement subordinating the Leases to certain Superior Interests (as such term is defined in that certain Master Lease between Master Lessor and Master Lessee, dated as of June 14, 2007), including the leasehold estate held by Assignor in the Leased Property.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Time.

“Assignor”

 OS Realty, Inc.,
a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Vice President of Real Estate

“Assignee”

OS Pacific, Inc., a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Authorized Agent  - Real Estate

SCHEDULE A

Concept	Store #	Address	City	ST	Zip	Date
Roy's Restaurant	2503	71959 Hwy. 111	Rancho Mirage	CA	92270	09/21/01
Roy's Restaurant	6402	2840 Dallas Parkway	Plano	TX	75093	08/14/01

Exhibit D

OSD Assignment

ASSIGNMENT AND ASSUMPTION OF LEASE
(OS Pacific)

This Assignment and Assumption of Lease (this “Assignment”) by and between OS Developers, LLC, a Florida limited liability company ("Assignor"), and OS Pacific, Inc., a Florida corporation ("Assignee"), is dated and made as of June 14, 2007 and effective as of the Effective Time (hereinafter defined).

WITNESSETH:

WHEREAS, Assignor is the holder of the landlord’s interest in those certain leases dated as of the date specified on Schedule A (the "Leases") for the premises described on Schedule A attached hereto (the "Leased Property"); and

WHEREAS, Assignor desires to assign to Assignee all of its right, title, interest, estate and benefit as the landlord in and to the Leases and Assignee desires to assume all of Assignor's right, title, interest, estate and benefit in and to the Leases.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1)
On and as of the Effective Time, Assignor does hereby sell, assign, transfer and deliver unto Assignee its successors or assigns, to have and to hold forever, all of Assignor's right, title, interest, estate and benefit as the landlord in and to the Leased Property.

2)
On and as of the Effective Time, Assignee does hereby assume all of Assignor's right, title, interest, estate and benefit in said Subleased Property, and hereby assumes the timely and true performance of all of the terms, covenants, conditions and provisions applicable to the landlord under the Leases hereby assigned, all with the full force and effect as if Assignee had executed the Leases originally as the landlord named therein.

3)
The “Effective Time” shall mean the time and date when both (i) fee simple title of the Leased Property is conveyed to Private Restaurant Properties, LLC (“Master Lessor”) and (ii) Assignor, Private Restaurant Master Lessee, LLC (“Master Lessee”), and the tenants under the Leases have executed and delivered to Master Lessor and its mortgagees a subordination agreement subordinating the Leases to certain Superior Interests (as such term is defined in that certain Master Lease between Master Lessor and Master Lessee, dated as of June 14, 2007), including the leasehold estate held by Assignor in the Leased Property.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Time.

                                                                           “Assignor”

OS Developers, LLC,
a Florida limited liability company

By:_______________________
Name: Karen C. Bremer
Title: Vice President of Real Estate

“Assignee”

OS Pacific, Inc., a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Authorized Agent – Real Estate

SCHEDULE A

Concept	Store #	Address	City	ST	Zip	Date
Roy's Restaurant	3002	4342 Boy Scout Blvd.	Tampa	FL	33607	01/14/00

Exhibit E5
SUBLEASE
(OS Prime, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and OS Prime, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A; and

WHEREAS, Sublandlord and OS Realty, Inc. (“OSR”) entered into a certain sublease (the “OSR Sublease”) for certain real properties, including the Subleased Property (hereinafter defined); and

WHEREAS, simultaneously herewith, Sublandlord and OSR have terminated the OSR Sublease as to the Subleased Property; and

WHEREAS, simultaneously herewith, OSR has assigned to Subtenant all of its right, title and interest in and to the RLP Subleases (hereinafter defined), a copy of which assignment is attached hereto as Exhibit C; and

WHEREAS, Sublandlord and OS Developers, LLC (“OSD”) entered into a certain sublease (the “OSD Sublease”) for certain real properties, including the Subleased Property (hereinafter defined); and

WHEREAS, simultaneously herewith, Sublandlord and OSD have terminated the OSD Sublease as to the Subleased Property; and

WHEREAS, simultaneously herewith, OSD has assigned to Subtenant all of its right, title and interest in and to the RLP Subleases (hereinafter defined), a copy of which assignment is attached hereto as Exhibit D; and

WHEREAS, Subtenant desires to sublease from Sublandlord the Subleased Property, leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date at the Effective Time and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Effective Time” shall mean the time and date when both (i) fee simple title of the Subleased Property is conveyed to Master Landlord and (ii) Sublandlord, OSR and the applicable tenant(s) under the RLP Subleases have executed and delivered to Master Landlord and its mortgagees a subordination agreement subordinating the RLP Subleases to certain Superior Interests, including the leasehold estate held by Sublandlord in the Subleased Property.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

 “Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“OSD” shall have the meaning set forth in the Recitals to this Sublease.

“OSD Sublease” shall have the meaning set forth in the Recitals to this Sublease.

“OSR” shall have the meaning set forth in the Recitals to this Sublease.

“OSR Sublease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $831,753.00,which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subtenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
OS Pacific, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

OS Prime, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Fleming's Prime Steakhouse & Wine Bar	1601	191 Inverness Drive West	Englewood	CO	80112
Fleming's Prime Steakhouse & Wine Bar	2001	4322 W. Boy Scout Blvd.	Tampa	FL	33607
Fleming's Prime Steakhouse & Wine Bar	4602	4000 Medina Road	Akron	OH	44333

Exhibit C

OSR Assignment

Schedule 1.4 (a)

Construction Properties

NONE

Schedule 8.2(c)

RLP Subleases

LP (TENANT)                            STORE                     ADDRESS                                        LEASE
                             NO.

Fleming's/Northwest-I,                        1601                         191 Inverness Drive                         Lease dated as of 2/6/04 (as

Limited Partnership                                                  West, Englewood,                            amended in effect on the date

  CO                                        hereof)

Fleming's/Southeast-I,                          2001                        4322 W. Boy Scout                          Lease dated as of 6/14/00 (as

Limited Partnership                                                         Blvd., Tampa, FL                              amended in effect on the date

       hereof)

Fleming's/Northeast-I,                          4602                       4000 Medina Road,                          Lease dated as of 2/8/05 (as

Limited Partnership                                                          Akron, OH                                      amended in effect on the date

          hereof)

ASSIGNMENT AND ASSUMPTION OF LEASE
(OS Prime)

This Assignment and Assumption of Lease (this “Assignment”) by and between OS Realty, Inc., a Florida corporation ("Assignor") and OS Prime, Inc., a Florida corporation ("Assignee") is dated and made as of June 14, 2007 and effective as of the Effective Time (hereinafter defined).

WITNESSETH:

WHEREAS, Assignor is the holder of the landlord’s interest in those certain leases dated as of the date specified on Schedule A (the "Leases") for the premises described on Schedule A attached hereto (the "Leased Property"); and

WHEREAS, Assignor desires to assign to Assignee all of its right, title, interest, estate and benefit as the landlord in and to the Leases and Assignee desires to assume all of Assignor's right, title, interest, estate and benefit in and to the Leases.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

4)
On and as of the Effective Time, Assignor does hereby sell, assign, transfer and deliver unto Assignee its successors or assigns, to have and to hold forever, all of Assignor's right, title, interest, estate and benefit as the landlord in and to the Leased Property.

5)
On and as of the Effective Time, Assignee does hereby assume all of Assignor's right, title, interest, estate and benefit in said Subleased Property, and hereby assumes the timely and true performance of all of the terms, covenants, conditions and provisions applicable to the landlord under the Leases hereby assigned, all with the full force and effect as if Assignee had executed the Leases originally as the landlord named therein.

6)
The “Effective Time” shall mean the time and date when both (i) fee simple title of the Leased Property is conveyed to Private Restaurant Properties, LLC (“Master Lessor”) and (ii) Assignor, Private Restaurant Master Lessee, LLC (“Master Lessee”), and the tenants under the Leases have executed and delivered to Master Lessor and its mortgagees a subordination agreement subordinating the Leases to certain Superior Interests (as such term is defined in that certain Master Lease between Master Lessor and Master Lessee, dated as of June 14, 2007), including the leasehold estate held by Assignor in the Leased Property.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Time.

“Assignor”

 OS Realty, Inc.,
a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Vice President of Real Estate

“Assignee”

OS Prime, Inc., a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Authorized Agent – Real Estate

SCHEDULE A

Concept	Store #	Address	City	ST	Zip	Date
Fleming's Prime Steakhouse & Wine Bar	1601	191 Inverness Drive West	Englewood	CO	80112	02/06/04
Fleming's Prime Steakhouse & Wine Bar	4602	4000 Medina Road	Akron	OH	44333	02/08/05

Exhibit D

OSD Assignment
ASSIGNMENT AND ASSUMPTION OF LEASE
(OS Prime)

This Assignment and Assumption of Lease (this “Assignment”) by and between OS Developers, LLC, a Florida limited liability company ("Assignor"), and OS Prime, Inc., a Florida corporation ("Assignee"), is dated and made as of June 14, 2007 and effective as of the Effective Time (hereinafter defined).

WITNESSETH:

WHEREAS, Assignor is the holder of the landlord’s interest in those certain leases dated as of the date specified on Schedule A (the "Leases") for the premises described on Schedule A attached hereto (the "Leased Property"); and

WHEREAS, Assignor desires to assign to Assignee all of its right, title, interest, estate and benefit as the landlord in and to the Leases and Assignee desires to assume all of Assignor's right, title, interest, estate and benefit in and to the Leases.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1)
On and as of the Effective Time, Assignor does hereby sell, assign, transfer and deliver unto Assignee its successors or assigns, to have and to hold forever, all of Assignor's right, title, interest, estate and benefit as the landlord in and to the Leased Property.

2)
On and as of the Effective Time, Assignee does hereby assume all of Assignor's right, title, interest, estate and benefit in said Subleased Property, and hereby assumes the timely and true performance of all of the terms, covenants, conditions and provisions applicable to the landlord under the Leases hereby assigned, all with the full force and effect as if Assignee had executed the Leases originally as the landlord named therein.

3)
The “Effective Time” shall mean the time and date when both (i) fee simple title of the Leased Property is conveyed to Private Restaurant Properties, LLC (“Master Lessor”) and (ii) Assignor, Private Restaurant Master Lessee, LLC (“Master Lessee”), and the tenants under the Leases have executed and delivered to Master Lessor and its mortgagees a subordination agreement subordinating the Leases to certain Superior Interests (as such term is defined in that certain Master Lease between Master Lessor and Master Lessee, dated as of June 14, 2007), including the leasehold estate held by Assignor in the Leased Property.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Time.

“Assignor”

 OS Developers, LLC,
a Florida limited liability company

By:_______________________
Name: Karen C. Bremer
Title: Vice President of Real Estate

“Assignee”

OS Prime, Inc., a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Authorized Agent – Real Estate

SCHEDULE A

Concept	Store #	Address	City	ST	Zip	Date
Fleming's Prime Steakhouse & Wine Bar	2001	4322 W. Boy Scout Blvd.	Tampa	FL	33607	06/14/00

Exhibit E6
AMENDED AND RESTATED SUBLEASE
(OS Southern, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and OS Southern, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A; and

WHEREAS, Sublandlord and Subtenant entered into that certain Sublease dated as of May 9, 2007 (the “Original Sublease”); and

WHEREAS, simultaneously herewith, (i) OS Developers, LLC (“OSD”) has assigned to Subtenant all of its right, title and interest in and to a certain additional RLP Sublease(s) (hereinafter defined), a copy of which assignment is attached hereto as Exhibit C, and (ii) Sublandlord and Subtenant have entered into that certain Sublease Amendment dated as of May 9, 2007 (the “Amendment”) to add the locations associated with such additional RLP Subleases to the premises demised hereunder; and

WHEREAS, Sublandlord and Subtenant desire to enter into this Sublease to amend and restate the Original Sublease, as amended by the Amendment, for the purpose of including all information pertaining to the sublease of all of the Subleased Property (hereinafter defined) in a single document;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Amendment” shall have the meaning set forth in the Recitals to this Sublease.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

“Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“Original Sublease” shall have the meaning set forth in the Recitals to this Sublease.

“OSD” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $675,405.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
OS Southern, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

ARTICLE XXX.

SUPERSEDURE

30.1. Supersedure. This Sublease amends, restates and supersedes the Original Sublease, as amended by the Amendment, in its entirety.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

OS Southern, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Lee Roy Selmon's	8001	4302 W. Boy Scout Blvd.	Tampa	FL	33607
Lee Roy Selmon's	8002	17508 Donna Michelle Dr.	Tampa	FL	33647

Exhibit C

Assignment
ASSIGNMENT AND ASSUMPTION OF LEASE
(OS Southern)

This Assignment and Assumption of Lease (this “Assignment”) by and between OS Developers, LLC, a Florida limited liability company ("Assignor"), and OS Southern, Inc., a Florida corporation ("Assignee"), is dated and made as of June 14, 2007 and effective as of the Effective Time (hereinafter defined).

WITNESSETH:

WHEREAS, Assignor is the holder of the landlord’s interest in those certain leases dated as of the date specified on Schedule A (the "Leases") for the premises described on Schedule A attached hereto (the "Leased Property"); and

WHEREAS, Assignor desires to assign to Assignee all of its right, title, interest, estate and benefit as the landlord in and to the Leases and Assignee desires to assume all of Assignor's right, title, interest, estate and benefit in and to the Leases.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

7)
On and as of the Effective Time, Assignor does hereby sell, assign, transfer and deliver unto Assignee its successors or assigns, to have and to hold forever, all of Assignor's right, title, interest, estate and benefit as the landlord in and to the Leased Property.

8)
On and as of the Effective Time, Assignee does hereby assume all of Assignor's right, title, interest, estate and benefit in said Subleased Property, and hereby assumes the timely and true performance of all of the terms, covenants, conditions and provisions applicable to the landlord under the Leases hereby assigned, all with the full force and effect as if Assignee had executed the Leases originally as the landlord named therein.

9)
The “Effective Time” shall mean the time and date when both (i) fee simple title of the Leased Property is conveyed to Private Restaurant Properties, LLC (“Master Lessor”) and (ii) Assignor, Private Restaurant Master Lessee, LLC (“Master Lessee”), and the tenants under the Leases have executed and delivered to Master Lessor and its mortgagees a subordination agreement subordinating the Leases to certain Superior Interests (as such term is defined in that certain Master Lease between Master Lessor and Master Lessee, dated as of June 14, 2007), including the leasehold estate held by Assignor in the Leased Property.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Time.

“Assignor”

OS Developers, LLC,
a Florida limited liability company

By:_______________________
Name: Karen C. Bremer
Title: Vice President of Real Estate

“Assignee”

OS Southern, Inc., a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Authorized Agent – Real Estate

SCHEDULE A

Concept	Store #	Address	City	ST	Zip	Date
Lee Roy Selmon's	8001	4302 W. Boy Scout Blvd.	Tampa	FL	33607	06/14/00

Schedule 1.4(a)

Construction Properties

NONE

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Selmon's/Florida-I, Limited Partnership	8001	4322 W. Boy Scout Blvd., Tampa, FL	Lease dated as of 6/14/00 (as amended in effect on the date hereof)
Selmon's/Florida-I, Limited Partnership	8002	17508 Donna Michelle Dr., Tampa, FL	Lease is undated (as amended in effect on the date hereof)

Exhibit E7
SUBLEASE
(OS Southern, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and OS Southern, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, Subtenant desires to sublease from Sublandlord certain of the properties leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

“Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $232,470.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subtenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
OS Southern, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

OS Southern, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Lee Roy Selmon's	8002	17508 Donna Michelle Dr.	Tampa	FL	33647

Schedule 1.4(a)

Construction Properties

NONE

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Selmon's/Florida-I, Limited Partnership	8002	17508 Donna Michelle Dr., Tampa, FL	Lease is undated (as amended in effect on the date hereof)

Exhibit E8
SUBLEASE
(OS Tropical, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and OS Tropical, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, Subtenant desires to sublease from Sublandlord certain of the properties leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 dollars ($0.00).

 “Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $2,220,290.00, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subtenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
OS Tropical, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491
ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

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TABLE OF CONTENTS, continued

Page

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

OS Tropical, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Cheeseburger in Paradise	4801	40 Geoffrey Drive	Newark	DE	19713
Cheeseburger in Paradise	5501	4670 Southport Crossing Dr.	Southport	IN	46237
Cheeseburger in Paradise	5502	9770 Crosspoint Blvd	Fishers (Indianapolis)	IN	46256
Cheeseburger in Paradise	5504	11977 Cross Country Court	Muncie	IN	46038
Cheeseburger in Paradise	5505	3830 S. US Highway 41	Terre Haute	IN	47802
Cheeseburger in Paradise	5506	8301 Eagle Lake Drive	Evansville	IN	47715
Cheeseburger in Paradise	6301	5609 West Main	Kalamazoo	MI	49009
Cheeseburger in Paradise	6302	13905 Lake Side Circle	Sterling Heights	MI	48313
Cheeseburger in Paradise	7402	16203 Northcross Drive	Huntersville	NC	28078
Cheeseburger in Paradise	7903	1405 Kenneth Road	York	PA	17404
Cheeseburger in Paradise	8705	1101 Seminole Trail	Charlottesville	VA	22901

Schedule 1.4(a)

Construction Properties

NONE

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Cheeseburger-South Eastern Pennsylvania, L.P.	4801	40 Geoffrey Drive, Newark, DE	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5501	4670 Southport Crossing Dr., Southport, IN	Lease dated as of 2/4/02 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5502	9770 Crosspoint Blvd., Fishers, IN	Lease dated as of 12/30/04 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5504	11977 Cross Country Court, Muncie, IN	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5505	3830 S. US Highway 41, Terre Haute, IN	Lease dated as of 9/2/05 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5506	8301 Eagle Lake Drive, Evansville, IN	Lease dated as of 9/20/05 (as amended in effect on the date hereof)
Cheeseburger-Michigan, Limited Partnership	6301	5609 West Main, Kalamazoo, MI	Lease dated as of 9/20/04 (as amended in effect on the date hereof)
Cheeseburger-Michigan, Limited Partnership	6302	13905 Lake Side Circle, Sterling Heights, MI	Lease dated as of 9/20/04 (as amended in effect on the date hereof)
Cheeseburger-South Carolina, Limited Partnership	7402	16203 Northcross Drive, Huntersville, NC	Lease dated as of 5/27/04 (as amended in effect on the date hereof)
Cheeseburger-South Eastern Pennsylvania, Limited Partnership	7903	1405 Kenneth Road, York, PA	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Cheeseburger-Northern Virginia, Limited Partnership	8705	1101 Seminole Trail, Charlottesville, VA	Lease dated as of 6/1/05 (as amended in effect on the date hereof)

Exhibit E9
SUBLEASE
(Bonefish Grill, Inc.)

This SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and Bonefish Grill, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, Subtenant desires to sublease from Sublandlord certain of the properties leased to Sublandlord under the Master Lease, and Sublandlord is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”: Zero and 00/100 ($0.00).

 “Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $1,492,352.50, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subtenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
Bonefish Grill, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

Bonefish Grill, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Bonefish Grill	0704	7611 Somerset Crossing Drive	Gainsville	VA	20155
Bonefish Grill	1201	18375 W Bluemound Road	Brookfield	WI	53045
Bonefish Grill	7004	3665 Henderson Boulevard	Tampa	FL	33609
Bonefish Grill	7090	5025 N. 12th Avenue	Pensacola	FL	32504
Bonefish Grill	7251	6955 Airport Blvd.	Mobile	AL	36606
Bonefish Grill	8302	13905 Lakeside Circle	Sterling Heights	MI	8313-131
Bonefish Grill	9407	190 Partner Circle	Southern Pines	NC	28387
Bonefish Grill	9604	6150 Rockside Place	Independence	OH	44131

Schedule 1.4(a)

Construction Properties

Store #	Address	Dual Site (Y/N)*	Purchase Price
7004	3665 Henderson Boulevard Tampa, FL 33609	N	$3,000,000

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Bonefish/Virginia, Limited Partnership	0704	7611 Somerset Crossing Drive, Gainsville, VA	Lease dated as of 10/3/03 (as amended in effect on the date hereof)
Bonefish/Midwest-II, Limited Partnership	1201	18375 W Bluemound Road, Brookfield, WI	Lease dated as of 2/2/05 (as amended in effect on the date hereof)
Bonefish/West Florida-I, Limited Partnership	7004	3665 Henderson Blvd., Tampa, FL	Lease dated as of 10/5/01 (as amended in effect on the dated hereof)
Bonefish/Gulf Coast, Limited Partnership	7090	5025 N. 12th Avenue, Pensacola, FL	Lease dated as of 1/9/04 (as amended in effect on the date hereof)
Bonefish/Gulf Coast, Limited Partnership	7251	6955 Airport Blvd, Mobile, AL	Lease dated as of 10/4/2005 (as amended in effect on the date hereof)
Bonefish/Michigan, Limited Partnership	8302	13905 Lake Side Circle, Sterling Heights, MI	Lease dated as of 9/20/04 (as amended in effect on the date hereof)
Bonefish/Carolinas, Limited Partnership	9407	190 Partner Circle, Southern Pines, NC	Lease dated as of 9/23/04 (as amended in effect on the date hereof)
Bonefish/Columbus-I, Limited Partnership	9604	6150 Rockside Place, Independence, OH	Lease dated as of 6/1/05 (as amended in effect on the date hereof)

Exhibit E10
AMENDED AND RESTATED SUBLEASE
(Bonefish Grill, Inc.)

This AMENDED AND RESTATED SUBLEASE (this “Sublease”), dated as of the fourteenth (14th) day of June, 2007, between Private Restaurant Master Lessee, LLC (“Sublandlord”), a Delaware limited liability company, having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer, and Bonefish Grill, Inc. (“Subtenant”), a Florida corporation having its principal place of business c/o OSI Restaurant Partners LLC, 2202 N. West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.

RECITALS:

WHEREAS, Private Restaurant Properties, LLC (“Landlord” or “Master Landlord”) and Sublandlord have entered into that certain Master Lease Agreement of even date herewith for certain real property and improvements (such lease, including all amendments, renewals, modifications and extensions thereof, hereinafter referred to as the “Master Lease”), a true and complete copy of which is attached hereto as Exhibit A; and

WHEREAS, Sublandlord and Subtenant entered into that certain Sublease dated as of June 14, 2007 (the “Original Sublease”); and

WHEREAS, simultaneously herewith, (i) OS Realty, Inc. (“OSR”) has assigned to Subtenant all of its right, title and interest in and to a certain additional RLP Sublease(s) (hereinafter defined), a copy of which assignment is attached hereto as Exhibit C, and (ii) Sublandlord and Subtenant have entered into that certain Sublease Amendment dated as of June 14, 2007 (the “Amendment”) to add the locations associated with such additional RLP Subleases to the premises demised hereunder; and

WHEREAS, Sublandlord and Subtenant desire to enter into this Sublease to amend and restate the Original Sublease, as amended by the Amendment, for the purpose of including all information pertaining to the sublease of all of the Subleased Property (hereinafter defined) in a single document;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

ARTICLE I.

SUBLEASED PROPERTY; TERM

1.1. Subleased Property.  Upon and subject to the terms and conditions hereinafter set forth, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord all of Sublandlord’s right, title and interest in and to all of that portion of the Leased Property as is set forth on Exhibit B attached hereto and made a part hereof, along with such of Tenant’s Personalty as is owned by Sublandlord and associated with such portion of the Leased Property, if any (collectively, the “Subleased Property”).

1.2. Release of Outparcel.  As and to the extent that the Master Lease terminates with respect to any Outparcel that is part of the Subleased Property, this Sublease shall simultaneously and automatically terminate with respect to such Outparcel.  Sublandlord shall notify Subtenant of the termination of any such Outparcel under the Master Lease and provide Subtenant with copies the materials required to be provided to Sublandlord by Master Landlord under Section 1.2 of the Master Lease.  Subtenant agrees to execute and deliver any other instrument reasonably necessary or appropriate to facilitate such termination.

1.3. Uneconomic Property.

(a) To the same extent permitted under Section 1.3 of the Master Lease, if Subtenant determines that any of the Subleased Property has become or imminently will become an Uneconomic Property, then Tenant may give a Tenant Termination Election Notice to Sublandlord, along with any required backup documentation in connection therewith.  Upon receipt of such a notice from Subtenant, Sublandlord shall either, (i) terminate this Sublease as to such Economic Property, as and to the extent it is permitted to do so under the Master Lease; or (ii) give a Tenant Termination Election Notice to Master Landlord and Landlord’s Lender with respect to such Subleased Property.  As and to the extent requested by Sublandlord, Subtenant shall cooperate with and perform Sublandlord’s obligations under Section 1.3 of the Master Lease to cooperate with Master Landlord in Master Landlord’s efforts to market and sell the Subleased Property which is the subject of the Tenant Termination Election Notice.  If Master Landlord sells such Subleased Property in accordance with the Master Lease, then Subtenant shall vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.  Subtenant shall pay to Sublandlord and/or Master Landlord all amounts payable pursuant to Sections 1.3(b) and 1.3(c) of the Master Lease attributable to the Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection with any such requested termination.

(b) In addition to the foregoing, if a Subleased Property shall not be open for business such that it would be characterized as a Go Dark Subleased Property, Subtenant shall notify Sublandlord, and Sublandlord shall determine whether the aggregate Release Amount for all Leased Properties that then constitute Go Dark Leased Properties (excluding any Go Dark Purchase Option Property unless the holder of such right has waived its right of first offer, right of first refusal or other rights) exceeds the Go Dark Limit.  If the Go Dark Limit is exceeded as a result of such Go Dark Subleased Property, and if Sublandlord elects to seek to terminate such Go Dark Subleased Property so that the Go Dark Limit shall no longer be exceeded, then Subtenant shall (i) to the extent requested by Sublandlord, assume and perform all of Sublandlord’s obligations under the Master Lease in connection with the marketing of such Subleased Property as provided in Section 1.3(a) above, (ii) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale, and (iii) perform Sublandlord’s obligations under Section 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Section 1.3(d) of the Master Lease, and pay to Sublandlord all amounts payable under the Master Lease in connection with the marketing and sale of such Subleased Property, plus all reasonable expenses incurred by Sublandlord in connection therewith.  Further, if such Go Dark Subleased Property is a Go Dark Purchase Option Property and if the restaurant on such Subleased Property shall not be open for business such that it would trigger (assuming the passage of time or the giving of notice, or both) a purchase right, option, termination right or recapture right at such Subleased Property, then Subtenant shall (1) notify Sublandlord and shall perform all of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, or if Subtenant is unable to so perform or is otherwise directed by Sublandlord not to so perform, it shall cooperate with Sublandlord as necessary for the fulfillment of Sublandlord’s obligations under Sections 1.3(a) and 1.3(d) of the Master Lease, (2) pay to Sublandlord all amounts payable under the Master Lease in connection therewith, plus all reasonable expenses incurred by Sublandlord in connection therewith and (3) upon a sale of such Go Dark Subleased Property by Master Landlord, vacate such Subleased Property and this Sublease shall terminate with respect to such Subleased Property at the closing of such sale.

1.4. Construction Properties.

(a) Subtenant to Complete.  Section 1.4(a) of the Master Lease is incorporated herein by reference with the following modification: all references to “Tenant” shall be replaced with “Subtenant”.  Schedule 1.4(a) attached hereto sets forth a complete list of all of the Construction Properties.

(b) Failure to Complete by Construction Property Completion Date.  If a Construction Property has not reached Completion by the Construction Property Completion Date, then Subtenant shall perform all of Sublandlord’s obligations under Section 1.4(b) of the Master Lease with respect to such Construction Property and to purchase the same directly from Master Landlord as the designee of Sublandlord, all at Subtenant’s sole cost and expense, unless Sublandlord notifies Subtenant in writing of its election to retain such obligations.

1.5. Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire simultaneously with the Master Lease at 11:59 p.m. (California time) on June 13, 2022, unless otherwise terminated as provided herein.

1.6. Sections 1.6, 1.7 and 1.8 of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”, all references to “Tenant” shall be replaced with “Subtenant”, all references to “Lease” shall be replaced with “Sublease”, and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE II.

DEFINITIONS

2.1. Incorporated Definitions.  Except as set forth in this Article II, Article II of the Master Lease, including all defined terms set forth therein, is incorporated herein by reference, as and to the extent that the same are applicable to the Subleased Property and used in this Sublease, with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, “Landlord Liens”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” (except in Section 1.1 hereof) shall be replaced with “Subleased Property”.  Notwithstanding the foregoing to the contrary, to the extent any terms defined in the Master Lease are (a) only used in sections of the Master Lease that are not incorporated herein and (b) are not necessary for the interpretation of and do not occur in any other section of the Master Lease (as incorporated herein) or this Sublease, then such terms are hereby deemed not to be incorporated herein for any purposes.

(a) The following terms are hereby incorporated into this Sublease with the same meaning as in the Master Lease and without any modifications, and all Article, Section and Exhibit references in the definitions of such terms shall refer to the corresponding Article, Section and Exhibit in the Master Lease: “Completion”, “Construction Property Purchase Date”, “Disqualified Transferee”, “Escrow Account”, “Fiscal Year”, “Ground Leases”, “Land”, “Landlord Liens”, “Landlord’s Debt”, “Landlord’s Lender”, “Lease Coverage Ratio”, “Leased Improvements”, “Leased Property”, “Lease Security”, “Letter of Credit”, “Pre-Approved Transferee”, “Release Amount”, “Rent Payment Date”, “Rental Period”, “Reserve Limitation”, “Reserve Make-Whole Payment”, “Reserve Makeup Amount”, “Scheduled Additional Charges”, “Scheduled Lease Payments”, “Tenant’s Termination Election Notice”, “Tenant’s Personalty”, “Threshold Amount”, “Title Endorsement” and “Title Policy”.

2.2. Additional Definitions.

“Amendment” shall have the meaning set forth in the Recitals to this Sublease.

“Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

“Base Rent” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“Base Rent Commencement Date” shall have the meaning set forth in Section 3.1(a) of this Sublease.

“First Rental Period Base Rent”:  Zero and 00/100 dollars ($0.00).

 “Master Landlord” shall have the meaning set forth in the Recitals to this Sublease.

“Master Lease” shall have the meaning set forth in the Recitals to this Sublease.

“Original Sublease” shall have the meaning set forth in the Recitals to this Sublease.

“OSR” shall have the meaning set forth in the Recitals to this Sublease.

“RLP Subleases” shall mean the Sub-subleases listed on Schedule 8.2(c) between Subtenant, as sub-sublandlord and the limited partnerships party thereto as subtenants, for the Subleased Property, together with any amendments or modifications thereto or replacements thereof.

“Sublandlord” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant” shall have the meaning set forth in the Preamble to this Sublease.

“Subtenant's Personalty” shall mean all right, title and interest in and to that portion of Tenant’s Personalty that is included in the Subleased Property.

“Sublease” shall have the meaning set forth in the Preamble to this Sublease.

“Subleased Property” shall have the meaning set forth in Section 1.1 of this Sublease.

“Sub-sublease” shall mean any lease, sublease, license agreement or occupancy agreement entered into by Subtenant or any person claiming by through or under Subtenant affecting all or any portion of the Subleased Property.

“Sub-subtenant” shall mean a subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of the Subleased Property pursuant to a Sub-sublease.

“Superior Interest” shall have the meaning set forth in Section 15.1 of this Sublease.

“Superior Party” shall mean Sublandlord, Master Landlord, or the holder of any Superior Interest.

“Term” shall have the meaning set forth in Section 1.5 of this Sublease.

“Variable Additional Charges” shall have the meaning set forth in Section 3.1(d) of this Sublease.

2.3. Defined terms used or incorporated by reference in this Sublease shall have the meanings set forth in this Article II, as defined or incorporated herein, notwithstanding any other provision of this Sublease to the contrary.

ARTICLE III.

RENT

3.1. Rent.  Subtenant will pay to Sublandlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other person, firms or corporations as Sublandlord may designate in writing from time to time Base Rent (as hereinafter defined) as provided below.  In addition, Subtenant shall pay to Sublandlord, or if so directed by Sublandlord, to Master Landlord or to the Person otherwise entitled thereto, all Additional Charges during the Term on or before the same are delinquent.

(a) Base Rent:  For the period commencing on the Base Rent Commencement Date through June 13, 2012, an annual amount equal to $1,708,057.50, which amounts shall increase by ten percent (10%) on June 14, 2012 and June 14, 2017, subject to reduction as hereinafter provided in connection with the termination of a Subleased Property.

Base Rent for each Fiscal Year shall be payable in advance for each Rental Period in twelve (12) equal installments, on each Rent Payment Date; provided that the first and last payments of Base Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period.  Subtenant hereby acknowledges that under the terms of the Master Lease the definitions of the terms “Rent Payment Date” or “Rental Period,” may be modified including, without limitation, changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt, and that any such change under the Master Lease shall be immediately and automatically binding upon Subtenant.  Notwithstanding the foregoing, Base Rent in respect of the period from and including the Commencement Date to but not including the Base Rent Commencement Date shall equal the First Rental Period Base Rent.  The first Rent Payment Date shall be, and the first installment payment of Base Rent shall be payable on, July 9, 2007 (the “Base Rent Commencement Date”), which payment shall include (i) the First Rental Period Base Rent and (ii) Base Rent in respect of the Rental Period beginning July 9, 2007 and ending August 8, 2007.

Base Rent shall be reduced by the applicable Base Rent Reduction Amount applicable to any Subleased Property with respect to which this Sublease is terminated on the applicable Property Removal Date as provided in Section 1.6 hereof.

(b) Survival.  The obligations of Subtenant and Sublandlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Sublease.

(c) Scheduled Additional Charges.  Subtenant shall pay all Scheduled Additional Charges in respect of the Subleased Property in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(d) Variable Additional Charges.  In addition to all Scheduled Additional Charges payable in respect of the Subleased Property, Subtenant shall pay and discharge as and when due and payable all those items identified in Sections 3.1(d)(1)-(4) of the Master Lease in respect of the Subleased Property or any late payments of Base Rent or Additional Charges hereunder, as well as any costs and expenses incurred by Sublandlord in connection therewith and with respect to this Sublease (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”) in the same manner, and subject to the same limitations, as Sublandlord is required to pay the same under the Master Lease.

(e) As and to the extent that Sublandlord is obligated to make payments of Variable Additional Charges into an Escrow Account pursuant to Sections 3.1(e) or 3.1(f) of the Master Lease as a result of the existence and continuance of a Tenant Security Period or an Event of Default under the Master Lease with respect to the Subleased Properties, Sublandlord may direct Subtenant to make such payments directly into the Escrow Account designated by Master Landlord.  Sublandlord shall, at Subtenant’s cost and expense, cooperate with Subtenant and use its best efforts to cause Master Landlord to release or apply for the intended use, as applicable, any such amounts paid by Subtenant in accordance with the terms of the Master Lease.  Subtenant shall continue to make such payments and provide such Lease Security unless and until (i) Sublandlord informs Subtenant that the Reserve Limitation has been reached, or (ii) the Lease Security would exceed an amount equal to two (2) monthly installments of Base Rent with respect to the Subleased Properties as a result of such payments or additional security.

(f) As and to the extent that Sublandlord is obligated, pursuant to Section 3.1(g) of the Master Lease, to make a Reserve Make-Whole Payment or provide Master Landlord with additional Lease Security in the amount of a Reserve Makeup Amount with respect to the Subleased Property, if it is so directed by Sublandlord, Subtenant shall provide such payment or additional security, in accordance with the terms of Section 3.1(g) of the Master Lease, to Sublandlord or, at Sublandlord's direction, to Master Landlord or to such other entity as Sublandlord is obligated to make such payments pursuant to the terms of the Master Lease.

3.2. Section 3.2 of the Master Lease is incorporated herein by reference with the following modification: all references to “Landlord” shall be replaced with “Sublandlord”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE IV.

TERMINATION; ABATEMENT

Article IV of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE V.

OWNERSHIP OF THE LEASED PROPERTY

5.1. Ownership of the Leased Property.  Subtenant acknowledges that the Subleased Property is the property of Master Landlord, for which Sublandlord has a valid leasehold interest, and that Subtenant has only the right to the exclusive possession and use of the Subleased Property upon the terms and conditions of this Sublease, provided that, until the expiration or earlier termination of this Sublease, all capital improvements and additions made by Subtenant, at Subtenant’s expense, to any Subleased Property shall be the property of Subtenant and, upon the expiration or earlier termination of this Sublease, title to such improvements, additions and replacements shall vest in Sublandlord for so long as the Master Lease is in effect, and otherwise in Master Landlord.

5.2. Subtenant’s Personalty.  Subtenant may (and shall as provided hereinbelow), at its expense, assemble or place on any parcels of the Land included in the Subleased Property, or in any of the Leased Improvements included in the Subleased Property any items of Subtenant’s Personalty, and Subtenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term.  Subtenant shall, or shall use commercially reasonable efforts to cause its sub-subtenants to (through the prudent exercise of its rights and remedies, as Sub-sublandlord, under such sub-subleases), provide and maintain during the entire Lease Term all such Subtenant’s Personalty as shall be necessary to operate each Subleased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.  All of Subtenant’s Personalty not removed by Subtenant within thirty (30) days following the expiration or earlier termination of this Sublease with respect to such Subleased Property where such Subtenant’s Personalty is located shall be considered abandoned by Subtenant and may be appropriated, sold, destroyed or otherwise disposed of by Sublandlord or , if the Master Lease has been terminated with respect to the Subleased Property on which such Subtenant’s Personalty is located, without first giving notice thereof to Subtenant and without any payment to Subtenant and without any obligation to account therefor.

ARTICLE VI.

AFFIRMATIVE COVENANTS; PERMITTED USE

6.1. Subtenant Covenants.

(a) Except as set forth below, Sections 6.1(a), (b), (c), (d), (h), (i) and (j) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”:

(i) The phrase “Landlord’s obligations under Articles X and XI” in Section 6.1(a)(ii) is replaced with the phrase “Master Landlord’s obligations under Articles X and XI of the Master Lease”; and

(ii) The following sentence is added to the end of Section 6.1(h):

“Subtenant shall either (x) perform Sublandlord’s obligations under Section 6.1(h) of the Master Lease with respect to the Subleased Properties, or (y) at Sublandlord’s election, cooperate with Sublandlord to provide any financial reports or other information with respect to the Subleased Properties as is needed for Sublandlord to fulfill its obligations under Section 6.1(h) of the Master Lease, and Subtenant agrees to pay its allocable share of all of the costs incurred by Sublandlord in fulfilling such obligations.”

(b) Cooperate in Legal Proceedings.  Subtenant shall cooperate fully with Sublandlord and Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Subtenant or the Subleased Property which may in any way affect the rights of Sublandlord or Master Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of the Subleased Property and, in connection therewith, permit Sublandlord and Master Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.

(c) Insurance Benefits.  Tenant shall cooperate with Sublandlord and Master Landlord (and Landlord’s Lender) in obtaining for Sublandlord and Master Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Subleased Property, and Sublandlord and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Sublandlord and Landlord in case of a fire or other casualty affecting any Subleased Property) out of such insurance proceeds.

ARTICLE VII.

NEGATIVE COVENANTS

Article VII of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE VIII.

ALTERATIONS; LEASING

8.1. Alterations.  Section 8.1 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents”, “Landlord’s Lender”, and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” (except as it may appear  in the phrase “Tenant Security Period”) shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Sublandlord agrees to seek the consent of Master Landlord for any Alterations with respect to the Subleased properties for which Subtenant has requested Sublandlord's Consent and for which Sublandlord would be obligated to seek Master Landlord's consent were it to perform the Alterations itself under the terms of the Master Lease.  At the direction of Sublandlord, any Eligible Collateral required to be provided by Subtenant under the terms hereof shall be provided to Master Landlord and/or Landlord's Lender, as applicable, in which case Sublandlord shall, at Subtenant’s cost and expense, exercise all rights and remedies for the return or application of such Eligible Collateral in accordance with the terms hereof and of the Master Lease.

8.2. Subletting and Assignment.

(a) Generally.  As and to the extent permitted under the Master Lease, Subtenant shall be entitled to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease all or any part of the Subleased Property.  Without limiting the generality of the foregoing, Sublandlord acknowledges that the RLP Subleases are expressly permitted hereunder, and Subtenant shall be entitled to amend, modify, terminate, waive, or replace any RLP Sublease in its sole and absolute discretion without the consent of Sublandlord or Master Landlord, provided that each RLP Sublease is and remains fully subject to the Master Lease.

(b) Sections 8.2(d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Lease” shall be replaced with “Sublease”; all references to “Landlord” (except as it may appear  in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all existing references to “Sublease” shall be replaced with “Sub-sublease”; and all existing references to “Subtenant” shall be replaced with “Sub-subtenant”.

(c) Required Assignment and Subletting Provisions.  Any assignment and/or Sub-sublease for any of the Subleased Property entered into by Subtenant after the date hereof with a Sub-subtenant that is not an Affiliate shall provide that:

(i) it shall be subject and subordinate to all of the terms and conditions of this Sublease, the Master Lease and Landlord’s Loan Documents,

(ii) the use of the applicable Subleased Property shall not conflict with any Legal Requirement, Property Document, Insurance Requirement or any other provision of this Sublease or the Master Lease,

(iii) except as otherwise provided herein, no Sub-subtenant or assignee shall be permitted to further sublet all or any part of the applicable Subleased Property or assign this Sublease or its sublease except insofar as the same would be permitted if it were a sublease by Subtenant under this Sublease,

(iv) in the event of cancellation or termination of this Sublease for any reason whatsoever or of the surrender of this Sublease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sub-sublease, including extensions and renewals granted thereunder, then, at Sublandlord’s option, the Sub-subtenant shall make full and complete attornment to Sublandlord or the holder of any Superior Interest for the balance of the term of the Sub-sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Sublandlord and which the Sub-subtenant shall execute and deliver within five (5) days after request by Sublandlord and the Sub-subtenant shall waive the provisions of any law now or hereafter in effect which may give the Sub-subtenant any right of election to terminate the Sub-sublease or to surrender possession in the event any proceeding is brought by Sublandlord to terminate this Sublease, and

(v) in the event the Sub-subtenant receives a written notice from Sublandlord stating that this Sublease has been cancelled, surrendered or terminated, the Sub-subtenant shall thereafter be obligated to pay all rentals accruing under said Sub-sublease directly to Master Landlord or Landlord’s Lender, as applicable; all rentals received from the Sub-subtenant by Sublandlord shall be credited against the amounts owing by Subtenant under this Sublease.

(d) Reimbursement of Sublandlord’s Costs.  Subtenant shall pay to Sublandlord, within ten (10) business days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord, Master Landlord or and Landlord’s Lender (to the extent Sublandlord is liable therefor under the terms of the Master Lease) in connection with any request made by Subtenant to Sublandlord to assign this Sublease or sublet the applicable Subleased Property.

(e) Certain Leases Senior.  Subtenant and Sublandlord acknowledge that those leases listed on Schedule 8.2(h) to the Master Lease are, by operation of law, senior to the Master Lease and this Sublease.

ARTICLE IX.

MAINTENANCE AND REPAIR

Article IX of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Lease” shall be replaced with “Sublease”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

ARTICLE X.

CASUALTY AND CONDEMNATION

10.1. Insurance.  Subtenant shall either (i) keep the applicable Subleased Property, and all property located in or on the applicable Subleased Property, including Subtenant’s Personalty, insured at Subtenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 to the Master Lease; or (ii) if Sublandlord elects to obtain and maintain such insurance, pay to Sublandlord its allocable share for such insurance in respect of the Subleased Property, in which case Sublandlord shall be obligated hereunder to obtain and maintain such insurance.  All insurance policies purchased by Subtenant for the Subleased Property, shall name Sublandlord, Master Landlord and Landlord’s Lender as additional insureds or loss payees, as applicable, in accordance with Article X of the Master Lease.

(a) Sections 10.1(a), (b), (c), (d) and (e) of the Master Lease are incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Master Landlord and Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.

10.2. Casualty; Application of Proceeds.

(a) If any of the Subleased Property is damaged or destroyed, in whole or in  part, by fire or other casualty (a “Casualty”), Subtenant shall give prompt written notice thereof to Sublandlord generally describing the nature and extent of such Casualty.  Subject to Section 10.2(c) of the Master Lease, following the occurrence of a Casualty, then, at Subtenant’s cost and expense, Sublandlord shall, or shall cause Master Landlord to, to the extent sufficient insurance proceeds and other amounts made available by Subtenant pursuant to Section 10.2(b) are available for restoration, in a reasonably prompt manner restore, repair, replace or rebuild the affected Subleased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty.  Notwithstanding the foregoing, to the extent permitted under the Master Lease, Subtenant may elect to make such Restoration itself, in which case it shall undertake such Restoration in which case, at Subtenant’s cost and expense,  Sublandlord shall, or shall cause Master Landlord to, make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents.  Subtenant shall complete such Restorations in the same manner required under the Master Lease, and to the extent that Subtenant is not the party making such Restorations, it shall be entitled to terminate this Sublease with respect to the damaged or destroyed Subleased Property as and to the extent permitted under the Master Lease.

(b) Sublandlord’s and Master Landlord’s Rights to Proceeds.  In the case of a Casualty, Subtenant shall make available to Sublandlord, or, if applicable, to Master Landlord, all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Subtenant’s business interruption insurance, except as necessary for the payment of Subtenant's Rent obligations, as provided below, or Subtenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks.  If Subtenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient Proceeds to restore or pay Rent owed to Sublandlord or Master Landlord, then Subtenant shall pay Sublandlord or Master Landlord, as applicable, such insufficiency. Subtenant shall also make available to Sublandlord, for payment of Subtenant’s Rent obligations payable to Sublandlord during the Restoration, the proceeds of Subtenant’s business interruption insurance payable in respect of the Casualty.

(c) Termination of Sublease in Certain Circumstances.  Sublandlord shall promptly give Subtenant notice of any election made by Master Landlord not to restore the Subleased Property after a Casualty pursuant to Section 10.2(c) of the Master Lease.  If timely elected by Subtenant and if Sublandlord approves of such election (in Sublandlord’s sole discretion), Sublandlord shall notify Master Landlord that it elects to restore such Subleased Property as provided in Section 10.2(c)(ii) in which case Subtenant shall be responsible for completing such Restoration at its sole cost, expense and risk.  Otherwise the Master Lease and this Sublease shall terminate as to the Subleased Property affected by such Casualty as of the date specified in Landlord’s notice.

(d) Abatement.  Base Rent and Additional Charges payable by Subtenant hereunder in respect of any Subleased Property which is the subject of a Casualty shall abate as and to the same extent that the same shall abate under the terms of the Master Lease.

(e) Surplus.  Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Subtenant’s Personalty) shall be paid to Sublandlord after payment of such costs of Restoration.

10.3. Except as set forth herein, Section 10.3 of the Master Lease is incorporated herein by reference with the following modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Master Landlord”; all references to “Tenant” shall be replaced with “Subtenant”; and all references to “Leased Property” shall be replaced with “Subleased Property”.  Notwithstanding these modifications, the first and second appearances in Section 10.3(a) of the word “Landlord” are hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XI.

ACCOUNTS AND RESERVES

As and to the extent that Sublandlord is obligated to cooperate with Master Landlord pursuant to Section 11.1 of the Master Lease, Subtenant agrees to cooperate with Master Landlord and Sublandlord as necessary for the discharge of Sublandlord’s obligations thereunder, subject to the same terms and conditions.

ARTICLE XII.

EVENTS OF DEFAULT AND REMEDIES

Article XII of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; all references to “Lease” shall be replaced with “Sublease”; and all occurrences of the phrase “or Guarantor” are hereby deleted.

ARTICLE XIII.                                - ARTICLE XIV.

Articles XIII and XIV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  To the extent that an Event of Default that constitutes an event of default under the Master has occurred and is continuing, Master Landlord shall have the same rights as Sublandlord under Article XIII hereof.

ARTICLE XV.

SUBORDINATION

15.1. Subordination.   This Sublease and all rights of Subtenant hereunder are subject and subordinate to the Lien affecting the Subleased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, the Master Lease or the interest of any other landlord under a lease senior in title to this Sublease, whether now or hereafter existing, and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests.

15.2. Sections 15.2 through 15.9 of the Master Lease are incorporated herein by reference with the following modifications and modifications: (i) all references to “Landlord” (except as it may appear in the phrases “Landlord’s Loan Documents” and “Landlord’s Lender” and except for the first occurrence thereof in Section 15.9) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”; and (ii) the first occurrence in Section 15.9 of the word “Landlord” is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XVI.                                 - ARTICLE XXI.

Articles XVI, XVII, XVIII, XIX, XX and XXI of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrase “Landlord’s Lender”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXII.

NOTICES

22.21.
22.22. Notices to Sublandlord, Master Landlord and Landlord’s Lender.  Any notice required to be made to Sublandlord hereunder shall be delivered to the same parties and addresses as notices required to be delivered to “Tenant” under the Master Lease.  To the extent that any notices to Master Landlord are required under this Sublease, the same shall be delivered to the same parties and addresses as notices required to be delivered to “Landlord” under the Master Lease.  To the extent that any notices to Landlord’s Lender are required under this Sublease, the same shall be delivered according to the delivery information under the Master Lease.  Any notice of default under this Sublease that arises out of a failure of Sublandlord to perform its obligations hereunder shall also be given to Master Landlord and Landlord’s Lender.

22.23. Notices to Subtenant.  Notices to Subtenant shall be made in the same manner as to Master Landlord and Sublandlord, as follows:

If to Subtenant:
Bonefish Grill, Inc.
c/o OSI Restaurant Partners LLC
2202 N. West Shore Boulevard, Suite No. 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.:  (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or correspondence related to any default) or notices given during the continuance of any Event of Default to:	Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. Ian Blasco Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2124

Ropes & Gray LLP One International Place Boston, MA 02110 Attention: Richard E. Gordet, Esq. Telecopy No.: (617) 951-7050 Confirmation No.: (617) 951-7491

ARTICLE XXIII.                                 - ARTICLE XXV.

Articles XXIII, XXIV and XXV of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.  Notwithstanding these modifications, each occurrence in Sections 24.1 and 25.1 of the word “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Debt”) is hereby replaced with “Sublandlord and Master Landlord”.

ARTICLE XXVI.

MISCELLANEOUS

Sections 26.1 through 26.15 of the Master Lease are incorporated herein by reference with the following modifications and modifications: all references to “Landlord” (except as it may appear in the phrases “Landlord’s Lender” and “Landlord’s Loan Documents”) shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVII.

MEMORANDUM OF LEASE; ESTOPPELS

27.1. Memorandum of Lease.  To the extent permitted by Master Landlord and Landlord’s Lender, Sublandlord and Subtenant shall, promptly upon the request of either, and at Subtenant’s sole cost and expense, enter into a short form memorandum of this Sublease, in form suitable for recording under the laws of the state in which the applicable Subleased Property is located, in which reference to this Sublease, and all options contained therein, shall be made.  Subtenant shall pay all costs and expenses of recording such memorandum of lease.

27.2. Estoppels.  Section 27.2 of the Master Lease is incorporated herein by reference with the following modifications and modifications: all references to “Landlord” shall be replaced with “Sublandlord”; all references to “Tenant” shall be replaced with “Subtenant”; all references to “Leased Property” shall be replaced with “Subleased Property”; and all references to “Lease” shall be replaced with “Sublease”.

ARTICLE XXVIII.

INTENTIONALLY OMITTED

ARTICLE XXIX.

PRIMACY OF MASTER LEASE; CONSENT OF MASTER LANDLORD AND LANDLORD’S LENDER

29.1. Primacy of and Compliance with Master Lease.  This Sublease is subject and subordinate to the covenants, agreements, terms and conditions of the Master Lease, and to all amendments, modifications, renewals and extensions of or to the Master Lease, and Sublandlord purports hereby to convey, and Subtenant takes hereby, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Master Lease.  Except as otherwise provided herein, this Sublease shall in all respects be subject to the Master Lease and if the Master Lease shall terminate in its entirety or as to any Subleased Property during the term hereof, this Sublease shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof.  To the extent that the Master Lease permits Master Landlord to perform any of Sublandlord’s obligations hereunder, and Master Landlord elects to so perform, Subtenant agrees to accept such performance by Master Landlord as if such performance had been done by Sublandlord.

29.2. Services; Enforcement of Master Lease.  Notwithstanding Section 29.1 to the contrary, Subtenant shall be entitled to receive all services to be rendered to the Sublandlord under the Master Lease in respect of the Subleased Property.  Except as otherwise provided herein, Sublandlord shall have no liability of any nature to Subtenant for Master Landlord’s failure to perform or render such services, and Subtenant shall look solely to Master Landlord for all such services and shall not seek nor require Sublandlord to perform any of such services.  No such default of Master Landlord shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or entitle Subtenant to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease, except to the extent of any corresponding right, offset or abatement Sublandlord receives or is entitled to under the Master Lease.  The foregoing notwithstanding, Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with and take such actions as Subtenant reasonably requests and directs to obtain services to be provided by Master Landlord under the Master Lease and to enforce the terms of the Master Lease against Master Landlord.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including, without limitation, reasonable attorneys' fees and expenses, incurred by Sublandlord as a result of such efforts and cooperation.

29.3. Sublandlord’s Obligations.  Unless caused by Subtenant's default of its obligations hereunder, Sublandlord shall timely pay all rent due under the Master Lease in respect of the Subleased Property.  In addition, unless Subtenant there is an Event of Default hereunder, Sublandlord shall not (i) modify the Master Lease, or waive any of its rights or any restrictions benefiting the tenant thereunder, or give its consent or approval to Master Landlord under the Master Lease which, in any such case, would adversely affect Subtenant, this Sublease, the Subleased Property or Subtenant’s use and enjoyment thereof, (ii) terminate, surrender or intentionally do or intentionally omit to do anything which would lead to a termination of the Master Lease with respect to the Subleased Property except as provided for herein, or (iii) exercise any rights (including rights of termination that may arise after casualty or condemnation) or remedies under the Master Lease in respect of the Subleased Property, except, in each case, as reasonably consented to or directed by Subtenant.  In addition, Sublandlord agrees that where Sublandlord’s consent is required or requested by Master Landlord pursuant to the Master Lease for any action that would in any respect affect Subtenant, this Sublease, the Subleased Property or Subtenant's use and enjoyment thereof, Sublandlord shall not give any such consent unless and until Subtenant has also consented.

ARTICLE XXX.

SUPERSEDURE

30.1. Supersedure. This Sublease amends, restates and supersedes the Original Sublease, as amended by the Amendment, in its entirety.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as a sealed instrument as of the day and year first above written.

SUBLANDLORD:

Private Restaurant Master Lessee, LLC

By:_______________________________
     Name:  Karen Bremer
     Title:  Vice President of Real Estate

SUBTENANT:

Bonefish Grill, Inc.

By:_______________________________
     Name:  Karen Bremer
     Title:  Authorized Agent – Real Estate

Exhibit A

Master Lease

Exhibit B

The Subleased Property

Concept	Store #	Address	City	ST	Zip
Bonefish Grill	0704	7611 Somerset Crossing Drive	Gainsville	VA	20155
Bonefish Grill	1201	18375 W Bluemound Road	Brookfield	WI	53045
Bonefish Grill	7004	3665 Henderson Boulevard	Tampa	FL	33609
Bonefish Grill	7011	225 W. Pipken Lane	Lakeland	FL	33813
Bonefish Grill	7090	5025 N. 12th Avenue	Pensacola	FL	32504
Bonefish Grill	7251	6955 Airport Blvd.	Mobile	AL	36606
Bonefish Grill	8302	13905 Lakeside Circle	Sterling Heights	MI	8313-131
Bonefish Grill	9407	190 Partner Circle	Southern Pines	NC	28387
Bonefish Grill	9604	6150 Rockside Place	Independence	OH	44131

Exhibit C

Assignment

ASSIGNMENT AND ASSUMPTION OF LEASE
(Bonefish Grill)

This Assignment and Assumption of Lease (this “Assignment”) by and between OS Realty, Inc., a Florida corporation ("Assignor") and Bonefish Grill, Inc., a Florida corporation ("Assignee") is dated and made as of June 14, 2007 and effective as of the Effective Time (hereinafter defined).

WITNESSETH:

WHEREAS, Assignor is the holder of the landlord’s interest in that certain lease dated as of September 02, 2003 (the "Lease") for the premises described on Schedule A attached hereto (the "Leased Property"); and

WHEREAS, Assignor desires to assign to Assignee all of its right, title, interest, estate and benefit as the landlord in and to the Lease and Assignee desires to assume all of Assignor's right, title, interest, estate and benefit in and to the Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1)
On and as of the Effective Time, Assignor does hereby sell, assign, transfer and deliver unto Assignee its successors or assigns, to have and to hold forever, all of Assignor's right, title, interest, estate and benefit as the landlord in and to the Leased Property.

2)
On and as of the Effective Time, Assignee does hereby assume all of Assignor's right, title, interest, estate and benefit in said Subleased Property, and hereby assumes the timely and true performance of all of the terms, covenants, conditions and provisions applicable to the landlord under the Leases hereby assigned, all with the full force and effect as if Assignee had executed the Leases originally as the landlord named therein.

3)
The “Effective Time” shall mean the time and date when both (i) fee simple title of the Leased Property is conveyed to Private Restaurant Properties, LLC (“Master Lessor”) and (ii) Assignor, Private Restaurant Master Lessee, LLC (“Master Lessee”), and the tenant under the Lease have executed and delivered to Master Lessor and its mortgagees a subordination agreement subordinating the Lease to certain Superior Interests (as such term is defined in that certain Master Lease between Master Lessor and Master Lessee, dated as of June 14, 2007), including the leasehold estate held by Assignor in the Leased Property.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Time.

“Assignor”

 OS Realty, Inc.,
a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Vice President of Real Estate

“Assignee”

Bonefish Grill, Inc., a Florida corporation

By:_______________________
Name: Karen C. Bremer
Title: Authorized Agent – Real Estate

SCHEDULE A

Concept	Store #	Address	City	ST	Zip
Bonefish Grill	7011	225 W. Pipken Lane	Lakeland	FL	33813

Schedule 1.4(a)

Construction Properties

Store #	Address	Dual Site (Y/N)*	Purchase Price
7004	3665 Henderson Boulevard Tampa, FL 33609	N	$3,000,000

Schedule 8.2(c)

RLP Subleases

LP (TENANT)	STORE NO.	ADDRESS	LEASE
Bonefish/Virginia, Limited Partnership	0704	7611 Somerset Crossing Drive, Gainsville, VA	Lease dated as of 10/3/03 (as amended in effect on the date hereof)
Bonefish/Midwest-II, Limited Partnership	1201	18375 W Bluemound Road, Brookfield, WI	Lease dated as of 2/2/05 (as amended in effect on the date hereof)
Bonefish/West Florida-I, Limited Partnership	7004	3665 Henderson Blvd., Tampa, FL	Lease dated as of 10/5/01 (as amended in effect on the dated hereof)
Bonefish/Central Florida-I, Limited Partnership	7011	225 W. Pipken Lane, Lakeland, FL	Lease dated as of 9/2/03 (as amended in effect on the date hereof)
Bonefish/Gulf Coast, Limited Partnership	7090	5025 N. 12th Avenue, Pensacola, FL	Lease dated as of 1/9/04 (as amended in effect on the date hereof)
Bonefish/Gulf Coast, Limited Partnership	7251	6955 Airport Blvd, Mobile, AL	Lease dated as of 10/4/2005 (as amended in effect on the date hereof)
Bonefish/Michigan, Limited Partnership	8302	13905 Lake Side Circle, Sterling Heights, MI	Lease dated as of 9/20/04 (as amended in effect on the date hereof)
Bonefish/Carolinas, Limited Partnership	9407	190 Partner Circle, Southern Pines, NC	Lease dated as of 9/23/04 (as amended in effect on the date hereof)
Bonefish/Columbus-I, Limited Partnership	9604	6150 Rockside Place, Independence, OH	Lease dated as of 6/1/05 (as amended in effect on the date hereof)

Exhibit F

Exhibit F

Form of Confirmatory Removal Amendment

CONFIRMATORY LEASE AMENDMENT FOR REMOVED PROPERTY

This Confirmatory Lease Amendment for Removed Property (this “Amendment”), dated ___________________, is entered into between PRIVATE RESTAURANT PROPERTIES, LLC (“Landlord”) and PRIVATE RESTAURANT MASTER LESSEE, LLC (“Tenant”) and shall be effective as of ____________________ (the “Property Removal Date”),.
RECITALS:

WHEREAS, Landlord and Tenant have entered into that certain Master Lease Agreement dated as of ___________________, 2007 [ADD amendments if/as necessary] ([as so amended,] the “Lease”), pursuant to which Landlord leases to Tenant certain parcels of real property (the “Leased Property”); and

WHEREAS, Landlord and Tenant have terminated and released the Lease as to that certain Leased Property listed on Schedule 1 to this Amendment (the “Removed Property”), and wish to amend the Lease to confirm such termination and release.
AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms defined in the Lease that are used herein but not defined are used herein as so defined.

2	Removed Property.

(a)
In accordance with Section 1.8 of the Lease, effective as of the Property Removal Date, Landlord and Tenant have terminated and released the Removed Property from the Lease, and Landlord and Tenant have separated and removed the Removed Property from the Leased Property as of the Property Removal Date.

(b)
The Base Rent Reduction Amount applicable to the Removed Property is $__________.  The Base Rent under the Lease has been reduced by the Base Rent Reduction Amount, such that from and after the Property Removal Date the Base Rent due under the Lease is $__________.

(c)
The amount of Additional Charges related and attributable to the Removed Property is $__________, and the amount of Additional Charges due under the Lease has been reduced by such amount from and after the Property Removal Date.

3.	Amendments. The Lease is amended, effective as of the Property Removal Date, to:

a.
delete and eliminate the Removed Property from the Lease and all obligations of Tenant thereunder with respect thereto (except for any such obligations that expressly survive the termination of the Lease);

b.	exclude the Removed Property from the definition of Leased Property;

c.	reduce the Base Rent and Additional Charges per Sections 2(b)-(c) hereof; and

d.	remove the information relevant to such Removed Property from each of the other schedules and exhibits to the Lease.

4
Continuing Obligations.  With respect to the Removed Property, the terms of Sections 2 and 3 above shall not limit the liability of Tenant for any obligations owed by Tenant to Landlord on account of such termination and release of the Removed Property for events occurring prior to the Property Removal Date.  Notwithstanding the foregoing, the parties hereto acknowledge that all sums payable by Tenant under the Lease with respect to the Removed Property, including the Rent, have been prorated through and including the Property Removal Date and such amounts have been paid by Tenant as of the Property Removal Date, in full and complete satisfaction of all monetary obligations owed by Tenant under the Lease with respect to the Removed Property.

5	Confirmation. Except as amended hereby, the Lease remains unmodified. As amended hereby, the Lease is hereby ratified and confirmed and continues in full force and effect.

6	Counterparts. This Amendment may be executed in one or more counterparts each of which shall constitute an original but all of which, taken together, shall constitute one instrument.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.
LANDLORD:

PRIVATE RESTAURANT PROPERTIES, LLC,
a Delaware limited liability company

By:______________________________________
      Name:
      Title:

TENANT:

PRIVATE RESTAURANT MASTER LESSEE, LLC,
a Delaware limited liability company

By: _____________________________________                                                                                           Name:
Title:

Schedule 1

Removed Property

SCHEDULE 1

Schedule 1

Ground Leases

NONE

SCHEDULE 1.2

 SCHEDULE 1.2

Excess Property; Outparcels; Leaseable Building Pads
1.  Outparcels1

Store No.	Address	City, State	Sq. Footage/Acreage Available	Diagram of Outparcel
1525	5455 Coventry Lane	Ft. Wayne, IN	1.28 Ac. +/-	See Diagram 1 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
3122	901 Rt. 73	Marlton (Formerly Evesham), NJ	19,900 Sq. Ft. +/-	See Diagram 2 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
3217	2625 W. Craig Road	N. Las Vegas, NV	0.88 Ac. +/-	See Diagram 3 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION

2. Leaseable Building Pads1

Store No.	Address	City, State	Sq. Footage/Acreage Available	[Diagram of Leaseable Building Pads]
4602©	4000 Medina Road	Akron, OH	0.89 Ac. +/-	See Diagram 4 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
6056	Bruce B. Downs Blvd.	Wesley Chapel, FL	6,000 Sq. Ft. +/-	See Diagram 5 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
3002	4342 Boy Scout Road	Tampa, FL	12,730 Sq. Ft +/-	See Diagram 6 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
5502	9770 Crosspoint Blvd.	Fishers (Indianapolis), IN	8,790 Sq. Ft. +/-	See Diagram 7 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
5506	8301 Eagle Lake Drive	Evansville, IN	6,930 Sq. Ft. +/-	See Diagram 8 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
7402	16203 Northcross Drive	Huntersville, NC	.83 Ac. +/- And 5,330 Sq. Ft. +/-	See Diagram 9 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
3464©	223 Wintergreen Drive	Lumberton, NC	1.3 Ac. +/-	See Diagram 10 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION
4433	2206 South First Street	Lufkin, TX	0.94 Ac. +/-	See Diagram 11 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS DIAGRAM IS FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION

1  To the best of Borrower’s knowledge, the Outparcels are capable of being subdivided from the Individual Property on which they are located and the Leasable Building Pads are not capable of being subdivided from the Individual Property on which they are located.  In the event that it is later determined by Borrower as set forth in Officer’s Certificate of Borrower that (i) any Outparcel is not capable of being subdivided from the Individual Property on which it is located, it will be treated as a Leasable Building Pad or (ii) any Leaseable Building Pad is capable of being subdivided from the Individual Property on which it is located, it will be treated as an Outparcel.

© Borrower believes it may be possible to create a Condominium on the site and then sell the pad site as a Condominium

See Paper Filing.
IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, PORTIONS OF THIS SCHEDULE 1.2 ARE FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION

SCHEDULE 1.3

Schedule 1.3

“Go Dark” Leased Properties/Purchase Options and Recapture Rights

Store No.	ST	Document Creating Rights	Trigger of Rights
1418	IL
Covenants, Conditions and Restrictions Agreement dated October 9, 1996 by and between Simon Property Group, L.P. and Outback Steakhouse of Florida, Inc. recorded in the Winnebago County Registry of Deeds as Document No. 9652496.
Go Dark for more than 120 consecutive days.
1522	IN
Covenants, Conditions and Restrictions Agreement Outlot LL/01 Muncie Mall dated April 29, 1997 by and between Simon Property Group, LP and Outback Steakhouse of Florida, Inc. recorded in the Delaware County Registry of Deeds in Book 1997, Page 1717.
Go Dark for more than 120 consecutive days.
2011	FL
Declaration of Restrictive Covenants dated October 25, 1991 by Lakeshore/Sebring Limited Partnership recorded in the Highlands County Registry of Deeds in Book 1158, Page 976.
Special Warranty Deed dated May 18,1992 by and between Lakeshore/Sebring Limited Partnership and Brothers Two Developers, Inc. recorded in the Highlands County Registry of Deeds in Book 1179, Page 204.
Go Dark for more than 90 days Go Dark for more than 120 consecutive days.
1851	KY	Easement and Restriction Agreement dated September 4, 1997 by and between Outback Steakhouse of Florida, Inc. and Druco, Inc. recorded in the Warren County Registry of Deeds in Book 749, Page 741.	Go Dark for more than 120 consecutive days.
2320	MI	Covenant Deed dated September 11, 1995 by and between Campbell Corners Limited Partnership and Outback Steakhouse of Florida recorded in the Oakland County Registry of Deeds in Liber 15697, Page 682.	Building is deemed “Closed” for 270 consecutive days.
4429	TX	Agreement of Repurchase and Right of First Refusal dated March 30, 1998 by and between Outback Steakhouse of Florida, Inc. and Tanger Properties Limited Partnership.	Abandonment, permanent closure, failure to operate for permitted use for a continuous period in excess of 30 days.
4460	TX
Memorandum of Recapture Option Agreement dated August 25, 1993 by and between Outback Steakhouse of Florida, Inc. and Broadway Crossing Center, Ltd. recorded in the Smith County Registry of Deeds in Volume 3407, Page 394.
Recapture Option Agreement dated August 23, 1995 by and between Broadway Crossing Center, Ltd. and Outback Steakhouse of Florida, Inc.
Go Dark for more than 120 consecutive days.

SCHEDULE 1.4(a)

Schedule 1.4(a)

Construction Properties

Store #	Address	Dual Site (Y/N)*	Purchase Price
1025	170 Cypress Gardens Blvd. SE Winter Haven, FL 33880	N	$3,400,000
3120	Klockner Road at route 130 Hamilton, NJ 08619	N	$2,650,000
3122	901 Rt. 73 South Marlton (formerly Evesham), NJ 08053	Y – 8109 (Carrabba’s Italian Grill; purchase price: $2,450,000	$2,875,000
6056	Bruce B. Downs Blvd., Wesley Chapel, FL	N	$3,450,000
7004	3665 Henderson Boulevard Tampa, FL 33609	N	$3,000,000
8109	903 Route 73 South Marlton (formerly Evesham), NJ 08053	Y – (Outback) 3122 purchase price: $2,875,000	$2,450,000

*If Yes, Add additional store number and purchase price for operating Concept.

SCHEDULE 1.4(b)

Schedule 1.4(b)

Purchase of Construction Properties

The purchase and sale of each applicable Construction Property as provided in Section 1.4 shall be consummated in accordance with and pursuant to the following terms, conditions and procedures:

 .
1
The date for closing such purchase and sale shall be the a Rent Payment Date that is not less than thirty (30) days and not more than one-hundred fifty (150) days after the Construction Property Completion Date (the “Construction Property Purchase Date”).  Tenant shall give notice to Landlord and Landlord’s Lender of Construction Property Completion Date and the Construction Properties to be purchased on the Construction Property Purchase Date on or before tenth (10th) Business Day after the Construction Property Completion Date.

2
Tenant shall submit to Landlord and Landlord’s Lender not less than ten (10) Business Days prior to the Construction Property Purchase Date, forms of quitclaim deed, termination of this Lease and release of the lien of Landlord’s Loan Documents for each applicable Construction Property (for execution by Landlord and Landlord’s Lender) in a form appropriate in the applicable state and otherwise satisfactory to Landlord and Landlord’s Lender in their reasonable discretion and all other documentation Tenant, Landlord and Landlord’s Lender reasonably require to be delivered in connection with the purchase and sale of each such Construction Property, the termination of the applicable Construction Properties from the Lease  and the release of the lien of Landlord’s Loan Documents in respect thereof  for each such Construction Property (collectively, “Transfer and Release Instruments”), together with an Officer’s Certificate certifying that the Release Instruments are in compliance with all Legal Requirements.

3
Prior to the Construction Property Purchase Date, Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord that all amounts owing to any parties in connection with the transaction relating to purchase and sale of the applicable Construction Properties have been paid in full, or will simultaneously be paid in full on the Construction Property Purchase Date as reasonably determined by Landlord.

4	Each such Construction Property shall be conveyed to Tenant “AS IS” and in its then physical condition.

5	On the Construction Property Purchase Date:

a.
Tenant shall pay to Landlord the applicable Construction Property Purchase Price for such Construction Properties together with all Rent otherwise due and payable under this Lease in connection with such Construction Property through the Construction Property Purchase Date.

b.
In addition to the Construction Property Purchase Price for each such Construction Property, Tenant shall pay all expenses in connection with such Purchase and Sale, including all out-of-pocket expenses and costs incurred by Landlord, including fees and costs of: audits; travel; accounting services; environmental and engineering reports; credit reports; appraisals; property evaluations; preparation, negotiation, execution and delivery of documents; attorneys’ fees and expenses of Landlord; transfer, transfer gains, intangibles, deed and mortgage recording taxes; title insurance and endorsements to the Title Policy; survey; and document recordings and filings and any fees, costs or expenses incurred or payable by Landlord pursuant to or under Landlord’s Loan Documents in connection with such purchase and sale.

c.
Landlord shall convey title to each such Construction Property to Tenant free and clear of any Landlord Liens, including the lien of Landlord’s Loan Documents, provided that Landlord shall be entitled to use the Construction Property Purchase Price to obtain the release of any such liens.

d.
Landlord and Tenant shall deliver, or cause to be delivered, the Transfer and Release Instruments and any additional documents reasonably necessary and customary for similar purchases and sales of commercial properties in the jurisdiction in which the applicable Construction Property is located, including transfer tax forms, non-foreign affidavits, so-called 1099 Designation Agreements and title company affidavits.

6	Upon the consummation of the Closing, the Lease shall terminate as to each applicable Construction Property.

SCHEDULE 2A

Schedule 2A

Landlord’s Loan Documents

To be filled in with specifics prior to closing.

MORTGAGE LOAN DOCUMENTS

$475,000,000 Note, dated as of June  14, 2007, by Private Restaurant Properties, LLC, in favor of German American Capital Corporation and Bank of America, N.A.

Combined Fee and Leasehold Multistate Mortgage, Deed to Secure Debt, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Master Lease, Subleases, Rents and Security Deposits, dated as of June 14, 2007, made by Private Restaurant Properties, LLC to German American Capital Corporation and Bank of America, N.A.

Loan and Security Agreement dated as of June 14, 2007, between Private Restaurant Properties, LLC and German American Capital Corporation and Bank of America, N.A.;

Assignment of Master Lease, Subleases, Rents and Security Deposits, effective June 14, 2007; entered into by Private Restaurant Properties, LLC, and German American Capital Corporation and Bank of America, N.A.

Subordination, Non-Disturbance and Attornment Agreement between German America Capital Corporation, Bank of America, N.A., Private Restaurant Master Lessee, LLC and Private Restaurant Properties, LLC, dated as of June 14, 2007;

MEZZANINE LOAN DOCUMENTS – FIRST MEZZANINE

Mezzanine Loan and Security Agreement (First Mezzanine), dated as of June 14, 2007 between PRP Mezz 1, LLC, as Mezzanine Borrower, and German American Capital Corporation and Bank of America, N.A.

$116,000,000 First Mezzanine Note, dated as of June 14, 2007, by PRP Mezz 1, LLC to German American Capital Corporation and Bank of America, N.A.

Pledge and Security Agreement (First Mezzanine), dated as of June 14, 2007, made by PRP Mezz 1, LLC in favor of German American Corporation and Bank of America, N.A.;

MEZZANINE LOAN DOCUMENTS – SECOND MEZZANINE

Mezzanine Loan and Security Agreement (Second Mezzanine), dated as of June 14, 2007 between PRP Mezz 2, LLC, as Mezzanine Borrower, and German American Capital Corporation and Bank of America, N.A.

$100,000,000 Second Mezzanine Note, dated as of June 14, 2007, by PRP Mezz 2, LLC to German American Capital Corporation and Bank of America, N.A.

Pledge and Security Agreement (Second Mezzanine), dated as of June 14, 2007, made by PRP Mezz 2, LLC in favor of German American Corporation and Bank of America, N.A.

MEZZANINE LOAN DOCUMENTS – THIRD MEZZANINE

Mezzanine Loan and Security Agreement (Third Mezzanine), dated as of June 14, 2007 between PRP Mezz 3, LLC, as Mezzanine Borrower, and German American Capital Corporation and Bank of America, N.A., collectively, as Mezzanine Lender

$50,000,000 Third Mezzanine Note, dated as of June 14, 2007, by PRP Mezz 3, LLC to German American Capital Corporation and Bank of America, N.A.

Pledge and Security Agreement (Third Mezzanine), dated as of June 14, 2007, made by PRP Mezz 3, LLC in favor of German American Corporation and Bank of America, N.A.

MEZZANINE LOAN DOCUMENTS – FOURTH MEZZANINE

Mezzanine Loan and Security Agreement (Fourth Mezzanine), dated as of June 14, 2007 between PRP Mezz 4, LLC, as Mezzanine Borrower, and German American Capital Corporation and Bank of America, N.A., collectively, as Mezzanine Lender;

$49,000,000 Fourth Mezzanine Note, dated as of June 14, 2007, by PRP MEZZ 4, LLC to German American Capital Corporation and Bank of America, N.A.

Pledge and Security Agreement (Fourth Mezzanine), dated as of June 14, 2007, made by PRP Mezz 4, LLC in favor of German American Corporation and Bank of America, N.A.

SCHEDULE 2B

Schedule 2B

PRE-APPROVED TRANSFEREES

Blackstone Group, LP
Captec Net Lease Realty, Inc.
CBL & Associates Properties, Inc.
CS First Boston Real Estate Capital Partners
Equity One, Inc.
Federal Realty Investment Trust
General Growth Properties Inc.
JPMorgan Investment Management
Kimco Realty Corporation
Lubert-Adler Partners, L.P.
Morgan Stanley Real Estate Fund
National Retail Properties, Inc.
Pennsylvania Real Estate Investment Trust
Realty Income Corp.
Regency Centers Corporation
Simon Property Group Inc.
Spirit Finance Corporation
Taubman Centers, Inc.
The Macerich Company
Weingarten Realty Investors
Whitehall Street Real Estate Limited Partnership Funds

SCHEDULE 2C

Schedule 2C

Deemed Affiliates

Bonefish Grill of Florida, LLC, a Delaware limited liability company
Bonefish/Central Florida-I, L.P., a Florida limited partnership
Bonefish/West Florida-I, L.P., a Florida limited partnership
Carrabba’s/Deerfield Township, L.P., a Florida limited partnership
Carrabba’s/Metro, L.P., a Florida limited partnership
Carrabba’s/Mid America, L.P., a Florida limited partnership
Carrabba’s/Rocky Top, L.P., a Florida limited partnership
Outback/Fleming’s, LLC, a Delaware limited liability company
Fleming’s/Northeast-I, L.P., a Florida limited partnership
Fleming’s/Northwest-I, L.P., a Florida limited partnership
Fleming’s/Southeast-I, L.P., a Florida limited partnership
Outback/Maryland-I, L.P., a Florida limited partnership
Roy’s/Outback Joint Venture, a Florida general partnership
Roy’s/Southmidwest-I, L.P., a Florida limited partnership
Roy’s/West Florida-I, L.P., a Florida limited partnership
Roy’s/Westcoast-I, L.P., a Florida limited partnership

SCHEDULE 2D

Schedule 2D

Classification of Tenant’s Personalty and Fixtures

Furniture and Fixtures - 7 Year Depreciation	Fixture Type
Water Filtration System	Fixture
Security System - Fire	Fixture
Security System - Burglar	Fixture
Parking Lot Lights	Fixture
Flood Lights	Fixture
Hurricane or Wood Shutters (not plastic ones)	Fixture
Front Door	Fixture
Rear Door	Fixture
Ceiling Tile & Grid	Fixture
Toilet Partitions and Screens	Fixture
Restroom Accessories (mirrors & doors)	Fixture
Electrical (can lights & vanity lanterns)	Fixture
Accessory Package (grab bars, etc.)	Fixture
HVAC new grills	Fixture
New Fixtures	Fixture
Auto Flush	Fixture
Sprinklers	Fixture
Awnings	Fixture
Flag poles	Fixture
Wainscoting	Fixture
Chain Link Fences	Fixture
Window Tinting	Fixture
Thermostat's	Fixture
Sound System	Excluded Personal Property
Marlin Control Panel	Excluded Personal Property
Dry storage shelving	Excluded Personal Property
Plexiglass (Bar Partition)	Excluded Personal Property
Solid Surface Vanity w/under counter sinks	Excluded Personal Property
Millwork (Bars)	Excluded Personal Property
Signage	Excluded Personal Property
Neon Border & Neon Signs	Excluded Personal Property
Safe	Excluded Personal Property
Office Furniture	Excluded Personal Property
Phone System	Excluded Personal Property
Phone System Upgrades - equip & install	Excluded Personal Property
Stainless Fabrication/SS Paneling	Excluded Personal Property
Cocktail/Blender/Server Stations	Excluded Personal Property
Tin Bar Plating	Excluded Personal Property
Electric Heated Air Curtain	Excluded Personal Property
Blinds	Excluded Personal Property
Kitchen Exhaust System (Fans, curbs and Hoods)	Excluded Personal Property
Outdoor Patio Furniture	Excluded Personal Property

Furniture and Fixtures - 5 Year Depreciation	Entity
Carpet	Fixture
Domestic Water Heater	Fixture
Water Softeners	Fixture
Chairs - Dining	Excluded Personal Property
Barstools	Excluded Personal Property
Projector TV (All TV's)	Excluded Personal Property
VCR's	Excluded Personal Property
Machinery and Equipment - 7 Year Depreciation	Fixture Type
HVAC Testing/HVAC System	Fixture
A/C Compressors	Fixture
Smallwares - Opening package	Excluded Personal Property
Equipment package (bloom fryer GRD45, Chip Fryer GRD65, App Fryer GRD35, etc.)	Excluded Personal Property
Drink Machines	Excluded Personal Property
Cooler / Freezer	Excluded Personal Property
Beer System	Excluded Personal Property
Smoker	Excluded Personal Property
Alto Shaam	Excluded Personal Property
Chill Blaster	Excluded Personal Property
Tents for Special Events	Excluded Personal Property
Walk In Shelving	Excluded Personal Property
Tread Plate for walk in	Excluded Personal Property
Fry Filter	Excluded Personal Property
Event Trailers (and all accompanying supplies)	Excluded Personal Property
Dish Washer Motor	Excluded Personal Property
Booster Heaters	Excluded Personal Property
Grip Rock Mats	Excluded Personal Property
Make Up Air Blower or Exhaust	Excluded Personal Property
Grease Traps	Excluded Personal Property
Fry Reach-In (aka Dual Temp Refrigerator #RFA-36-S7-HD)	Excluded Personal Property
Saute Reach-In (aka counter top refrigerator #UR-27_SST)	Excluded Personal Property
Salad Spinner (aka - Vegetable Dryer or Greens Machine)	Excluded Personal Property
Salad Make-Up unit (aka - Salad Prep Refrigerator)	Excluded Personal Property
Computers - 3 Year Depreciation	Fixture Type
Posi Touch System (including Posi training books)/RDS Workstations/Aloha System	Excluded Personal Property
Handscanner	Excluded Personal Property
Office Computer	Excluded Personal Property
2 Way Radio System	Excluded Personal Property
Host Alert System	Excluded Personal Property
Pager System & Pagers	Excluded Personal Property
Fax Machines	Excluded Personal Property
Building or Leasehold - 20 Year Depreciation	Fixture Type
Construction Contract	Fixture
Owner Furnished, Contractor Installed	Fixture
Architects/Engineers	Fixture
Windows	Fixture
Building Permits & Licenses	Fixture
Utilities (prior to store opening)	Fixture
Hardwood Floors	Fixture
Landscaping - new stores only	Fixture
Fuse Box	Fixture
Less Landlord Allowance	Fixture
Floor Tile	Fixture
Blue Prints	Fixture
New Floor and Wall Tile	Fixture
Dry Wall and Plastering	Fixture
Carpentry (wood trim & installation)	Fixture
Painting (stucco, trim & doors)	Fixture
Plumbing	Fixture
FRP Paneling	Fixture
Fire Suppression/Fire Ansul System	Fixture
Brick Pizza Oven	Fixture
Décor - 5 year Depreciation	Fixture Type
Opening Décor Package	Excluded Personal Property
Landscaping for Patio addition	Fixture

SCHEDULE 6.1(h)

Schedule 6.1(h)

Reporting Requirements

Financial Statements

1) Monthly Reports.  Commencing with the month ending September 30, 2007 (or, in the case of monthly income statements and calculations of Portfolio Four-Wall EBITDAR in respect of each individual Leased Property, commencing with the month ending [August 30, 2007]), not later than thirty (30) days following the end of such month and each calendar month thereafter, Tenant shall deliver to Landlord and Landlord’s Lender the following with respect to such month and each subsequent calendar month:

(A) Monthly income statements and determinations of Portfolio Four-Wall EBITDAR in respect of each individual Leased Property for such month, for the corresponding month of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year; and

(B) internally prepared, unaudited financial statements of Guarantor for such month and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(C) commencing with the first Annual Budget required to be delivered hereunder, monthly budget performance reports with respect to the Annual Budget showing a comparison of performance of the Leased Property to the Annual Budget for such month and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(D) a calculation of the Fixed Charge Coverage Ratio, Variable Additional Charges and Scheduled Additional Charges for such month or as of the end of such month, as applicable.

Such statements and reports for each month shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, that (1) such statements fairly represent the financial condition and results of operations Guarantor and the Leased Property, as applicable, (2) that as of the date of such Officer's Certificate, no Event of Default exists under this Agreement or, if so, specifying the nature and status of each such Event of Default and the action then being taken or proposed to be taken to remedy such Event of Default, (3) that as of the date of each Officer's Certificate, no litigation exists involving Tenant or any individual Leased Property or Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taking in relation thereto and (4) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget.  Such financial statements shall contain such other information as shall be reasonably requested by Landlord’s Lender.  Notwithstanding the foregoing, Tenant shall promptly deliver promptly to Landlord and Landlord’s Lender reports detailing any non recurring charges of Tenant in respect of the Leased Property including, among other things, any charges assessed under any Operating Agreement.

2) Quarterly Reports.  Commencing with the Fiscal Quarter ending September 30, 2007, not later than sixty (60) days following the end of such Fiscal Quarter and not later forty-five (45) days following the end of each subsequent Fiscal Quarter, Tenant shall deliver to Landlord and Landlord’s Lender the following:

(A) quarterly income statements and determinations of Portfolio Four-Wall EBITDAR in respect of each individual Leased Property for such quarter, for the corresponding quarter of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year; and

(B) internally prepared, unaudited financial statements of Guarantor for such quarter and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; provided t such financial statements of Guarantor shall be required only in respect the first three Fiscal Quarters of each Fiscal Year; and

(C) commencing with the first Annual Budget required to be delivered hereunder, quarterly budget performance reports with respect to the Annual Budget showing a comparison of performance of the Leased Property to the Annual Budget for such quarter and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(D) a calculation of the Fixed Charge Coverage Ratio, Variable Additional Charges and Scheduled Additional Charges Rent for such quarter or as of the end of such quarter, as applicable.

Such statements and reports for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, that (1) such statements fairly represent the financial condition and results of operations of Guarantor or the Leased Property, as applicable, (2) that as of the date of such Officer's Certificate, no Event of Default exists under this Agreement or, if so, specifying the nature and status of each such Event of Default and the action then being taken or proposed to be taken to remedy such Event of Default, (3) that as of the date of each Officer's Certificate, no litigation exists involving Tenant or any individual Leased Property or Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taking in relation thereto and (4) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget.  Such financial statements shall contain such other information as shall be reasonably requested by Landlord’s Lender.

3) Annual Reports.  Not later than one-hundred twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ending on December 31, 2007), Tenant shall deliver to Landlord and Landlord’s Lender:

(A) An income statement and determination of Portfolio Four-Wall EBITDAR in respect of each individual Leased Property for such Fiscal Year and for the prior Fiscal Year; and

(B) audited financial statements for Borrower Guarantor certified by an Independent Accountant in accordance with GAAP, each accompanied by an opinion of the applicable Person's auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and

(C) a calculation of the Fixed Charge Coverage Ratio, Variable Additional Charges and Scheduled Additional Charges for such Fiscal Year.

Such annual financial statements and reports shall also be accompanied by an Officer's Certificate (or in the case of income statements and calculations of Portfolio Four-Wall EBITDAR with respect to the Property, an Officer's Certificate) in the form required pursuant to Section (1) of this Schedule 6.1.(h).

Notwithstanding the foregoing Sections (1)-(3) of this Schedule 6.1(h), the obligations to deliver Guarantor financial statements may be satisfied by furnishing (A) the applicable financial statements of Holdco (or any direct or indirect parent of Holdco or (B) Guarantor's or Holdco's (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of preceding clauses (A) and (B), (i) to the extent such information relates to Holdco (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdco (or such parent), on the one hand, and the information relating to Guarantor on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of audited financials of Guarantor, such materials are accompanied by a report and opinion of such Person's auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

4) Capital Expenditures Summaries. Tenant shall, within ninety (90) days after the end of each calendar year, deliver to Landlord’s Lender an annual summary of any and all capital expenditures made at the Leased Property during the prior twelve (12) month period.

5) Annual Budget; Operating Agreement Annual Budgets.

(a)           Tenant shall deliver to Landlord and Landlord’s Lender the Annual Budget for Landlord’s Lender’s review, but not approval, not more than [ninety (90)] days after the end of each Fiscal Year.  Any proposed modifications to such Annual Budget shall be delivered to Landlord’s Lender for its review, but not approval.

(b)           Tenant shall deliver to Landlord’s Lender the annual budget (if any) and any modifications thereto under any Operating Agreement for Landlord’s Lender’s review, but not approval, prior to Landlord’s or Tenant’s approval of any such annual budget or modification.

6)  Taxes and Other Charges.  Tenant shall deliver to Landlord and Landlord’s Lender annually, no later than fifteen (15) Business Days after the first day of each fiscal year of Landlord, and shall update as new information is received, a schedule describing all Taxes and, as requested by Landlord and Landlord’s Lender, other Scheduled Additional Charges, payable or estimated to be payable during such fiscal year attributable to or affecting the Leased Property.

7)  Limitations on Disclosure.  Notwithstanding anything to the contrary contained in this Master Lease or Landlord’s Loan Documents, unless such information is otherwise disclosed publicly by Tenant or its Affiliates, Tenant shall not be required to deliver financial information hereunder to Landlord or Landlord’s Lender to the limited extent and only during any such period that any applicable federal or state securities laws or regulations promulgated thereunder (a) expressly prohibit such delivery or (b) permit such delivery to be made to Landlord or Landlord’s Lender only when also disclosed publicly.

SCHEDULE 8.2(c)

Schedule 8.2(c)

RLP Subleases

LP (SUBTENANT)	STORE NO.	ADDRESS	LEASE
Bonefish/Gulf Coast, Limited Partnership	7251	6955 Airport Blvd, Mobile, AL	Lease dated as of 10/4/2005 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	6202	3914 Airport Blvd., Mobile, AL	Lease dated as of 11/20/01 (as amended in effect on the date hereof)
Outback/Alabama-I, Limited Partnership	1264	2925 Ross Clark Cir., Dothan, AL	Lease dated as of 7/1/03 (as amended in effect on the date hereof)
Outback/Alabama-I, Limited Partnership	1266	196 Springbranch Road, Oxford, AL	Lease dated as of 9/24/98 (as amended in effect on the date hereof)
Outback/Heartland- II, Limited Partnership	0452	6800 Rogers Avenue, Ft. Smith, AR	Lease dated as of 1/15/99 (as amended in effect on the date hereof)
Outback/Heartland- II, Limited Partnership	0453	2310 Sanders Street, Conway, AR	Lease dated as of 10/31/01 (as amended in effect on the date hereof)
Outback/Heartland- II, Limited Partnership	0455	4509 W. Poplar Street, Rogers, AR	Lease dated as of 8/24/04 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5301	1740 S. Clearview, Mesa, AZ	Lease dated as of 1/20/97 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5302	5646 West Bell Road, Glendale, AZ	Lease dated as of 7/28/97 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5303	1060 North 54th Street, Chandler, AZ	Lease dated as of 7/17/98 (as amended in effect on the date hereof)
Carrabba's/Arizona-I, Limited Partnership	5304	17007 N. Scottsdale Road, Scottsdale, AZ	Lease dated as of 11/19/99 (as amended in effect on the date hereof)
Outback/Phoenix-I, Limited Partnership	0311	5605 W. Bell Road, Glendale, AZ	Lease dated as of 8/1/1994 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0312	4871 E. Grant Road, Tucson, AZ	Lease dated as of 6/12/95 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0314	1650 S. Clearview, Mesa, AZ	Lease dated as of 1/21/1997 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0316	1080 N 54th Street, Chandler, AZ	Lease dated as of 7/17/98 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0317	2600 E. Lucky Lane, Flagstaff, AZ	Lease dated as of 10/23/98 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0318	2820 N 75th Avenue, Phoenix, AZ	Lease dated as of 9/24/99 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0323	14225 W. Grand Avenue, Surprise, AZ	Lease dated as of 10/22/01 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0324	9801 N. Black Canyon Hwy, Phoenix, AZ	Lease dated as of 9/7/01 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0325	99 South Highway 92, Sierra Vista, AZ	Lease dated as of 10/18/02 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	0326	1830 E. McKellips Road, Mesa, AZ	Lease dated as of 4/18/03 (as amended in effect on the date hereof)
Roy's/Westcoast-I, Limited Partnership	2503	71959 Hwy. 111, Rancho Mirage, CA	Lease dated as of 9/21/01 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0601	7401 West 92nd Ave., Westminster, CO	Lease dated as of 9/21/95 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0602	2815 Geyser Drive, Colorado Springs, CO	Lease dated as of 3/25/96 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0605	1212 Oakridge Drive, Fort Collins, CO	Lease dated as of 8/27/96 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0606	2088 S. Abilene Street, Aurora, CO	Lease dated as of 9/17/96 (as amended in effect on the date hereof)
Carrabba's/Colorado-I, Limited Partnership	0608	575 McCaslin Blvd., Louisville, CO	Lease dated as of 5/27/99 (as amended in effect on the date hereof)
Fleming's/Northwest-I, Limited Partnership	1601	191 Inverness Drive West, Englewood, CO	Lease dated as of 2/6/04 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0611	9329 N. Sheridan Boulevard, Westminster, CO	Lease dated as of 9/26/94 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0612	7065 Commerce Center Drive, Colorado Springs, CO	Lease dated as of 9/30/94 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0613	807 E. Harmony Road, Ft. Collins, CO	Lease dated as of 3/1/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0614	15 Springer Drive, Highlands Ranch, CO	Lease dated as of 3/31/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0615	497 120th Avenue, Thornton, CO	Lease dated as of 4/24/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0616	988 Dillon Road, Louisville, CO	Lease dated as of 12/28/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0617	2825 Geyser Drive, Colorado Springs, CO	Lease dated as of 12/21/95 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0618	10443 E. Costilla Avenue, Centennial, CO	Lease dated as of 5/17/96 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0619	2066 S. Abilene Street, Aurora, CO	Lease dated as of 6/21/96 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0624	16301 East 40th Ave., Denver, CO	Lease dated as of 11/8/02 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0627	4650 Centerplace Drive, Greeley, CO	Lease dated as of 8/29/03 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	0628	1315 Dry Creek Road, Longmont, CO	Lease dated as of 11/19/03 (as amended in effect on the date hereof)
Cheeseburger-South Eastern Pennsylvania, L.P.	4801	40 Geoffrey Drive, Newark, DE	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Bonefish/West Florida-I, Limited Partnership	7004	3665 Henderson Blvd., Tampa, FL	Lease dated as of 10/5/01 (as amended in effect on the dated hereof)
Bonefish/Central Florida-I, Limited Partnership	7011	225 W. Pipken Lane, Lakeland, FL	Lease dated as of 9/2/03 (as amended in effect on the date hereof)
Bonefish/Gulf Coast, Limited Partnership	7090	5025 N. 12th Avenue, Pensacola, FL	Lease dated as of 1/9/04 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	1001	12990 Cleveland Avenue, Ft. Myers, FL	Lease dated as of 11/15/94 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	1002	4320 N. Tamiami Trail, Naples, FL	Lease dated as of 9/1/95 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	1004	700 N. Dale Mabry Hwy., Tampa, FL	Lease dated as of 11/22/94 (as amended in effect on the date hereof)
Carrabba's/South Florida-I, Limited Partnership	1006	2224 Palm Beach Lakes Blvd., West Palm Beach, FL	Lease dated as of 9/25/95 (as amended in effect on the date hereof)
Carrabba's/South Florida-I, Limited Partnership	1008	2700 S.E. Federal Hwy, Stuart, FL	Lease dated as of 12/11/95 (as amended in effect on the date hereof)
Carrabba's/South Florida-I, Limited Partnership	6006	2501 University Drive, Coral Springs, FL	Lease dated as of 11/5/96 (as amended in effect on the date hereof)
Carrabba's/Central Florida-I, Limited Partnership	6007	60 Palmetto Avenue, Merritt Island, FL	Lease dated as of 11/26/96 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6013	4829 South Florida Avenue, Lakeland, FL	Lease dated as of 7/21/97 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6015	801 Providence Road, Brandon, FL	Lease dated as of 11/25/97 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6020	3050 Tyrone Blvd., St. Petersburg, FL	Lease dated as of 1/18/99 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	6021	2752 Capital Circle NE, Tallahassee, FL	Lease dated as of 4/28/00 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	6026	8137 Point Meadows Road, Jacksonville, FL	Lease dated as of 4/2/01 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6027	3021 SW 34th Street, Gainesville, FL	Lease dated as of 11/29/01 (as amended in effect on the date hereof)
Carrabba's/Central Florida-I, Limited Partnership	6029	1285 US Highway 1, Vero Beach, FL	Lease dated as of 5/20/02 (as amended in effect on the date hereof)
Carrabba's/Pensacola, Limited Partnership	6034	311 North 9th Ave., Pensacola, FL	Lease dated as of 4/16/03 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6035	270 Citi Center, Winter Haven, FL	Lease dated as of 4/11/03 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6038	762 SW Pine Island Road, Cape Coral, FL	Lease dated as of 9/23/04 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6048	11950 Sheldon Road, Citrus Park, FL	Lease dated as of 4/1/06 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6052	1203 Townsgate Court, Plant City, FL	Lease dated as of 1/9/06 (as amended in effect on the date hereof)
Carrabba's/West Florida-I, Limited Partnership	6056	Bruce B. Downs Blvd., Wesley Chapel, FL	Lease dated as of 1/17/06 (as amended in effect on the date hereof)
Fleming's/Southeast-I, Limited Partnership	2001	4322 W. Boy Scout Blvd., Tampa, FL	Lease dated as of 6/14/00 (as amended in effect on the date hereof)
Selmon's/Florida-I, Limited Partnership	8001	4322 W. Boy Scout Blvd., Tampa, FL	Lease dated as of 6/14/00 (as amended in effect on the date hereof)
Selmon's/Florida-I, Limited Partnership	8002	17508 Donna Michelle Dr., Tampa, FL	Lease is undated (as amended in effect on the date hereof)
Outback/West Florida-I, Limited Partnership	1022	3215 SW College Road, Ocala, FL	Lease dated as of 6/17/96 (as amended in effect on the date hereof)
Outback/West Florida-I, Limited Partnership	1023	11308 N 56th Street, Temple Terrace, FL	Lease dated as of 12/29/06 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1024	6390 N. Lockwood Ridge Road, Sarasota, FL	Lease dated as of 5/26/94 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1025	170 Cypress Gardens Blvd, SE, Winter Haven, FL	Lease dated as of 1/16/96 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1026	1481 Tamiami Trail, Port Charlotte, FL	Lease dated as of 5/30/96 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1027	1642 SE Pine Island Road, Cape Coral, FL	Lease dated as of 4/10/00 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1028	4902 Commercial Way, Spring Hill, FL	Lease dated as of 8/18/00 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	1029	5710 Oakley Blvd., Wesley Chapel, FL	Lease dated as of 8/4/00 (as amended in effect on the date hereof)
Outback/North Florida-I, Limited Partnership	1030	9773 San Jose Blvd., Jacksonville, FL	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback/North Florida-I, Limited Partnership	1031	3760 S 3rd Street, Jacksonville Beach, FL	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1033	1775 Wells Road, Orange Park, FL	Lease dated as of 7/28/95 (as amended in effect on the date hereof)
Outback/North Florida-I, Limited Partnership	1034	245 State Road 312, St. Augustine, FL	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback/North Florida-II, Limited Partnership	1035	1820 Raymond Diehl Road, Tallahassee, FL	Lease dated as of 3/24/95 (as amended in effect on the date hereof)
Outback/North Florida-II, Limited Partnership	1036	861 W. 23rd Street, Panama City, FL	Lease dated as of 1/2/96 (as amended in effect on the date hereof)
Outback/North Florida-II, Limited Partnership	1039	8145 Point Meadows Way, Jacksonville, FL	Lease in undated (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1060	4845 S. Kirkman Road, Orlando, FL	Lease dated as of 6/22/95 (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1061	180 Hickman Drive, Sanford, FL	Lease dated as of 1/16/96 (as amended in effect on the date hereof)
Outback Steakhouse of Central Florida-II, Ltd.	1063	9600 US Highway 441, Leesburg, FL	Lease dated as of 5/25/99 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2010	4220 S. Tamiami Trail, Venice, FL	Lease dated as of 11/10/00 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2011	921 US 27 N., Sebring, FL	Lease dated as of 1/2/01 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2014	1203 Townsgate Court, Plant City, FL	Lease dated as of 2/27/01 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2015	2225 Hwy. 44 West, Inverness, FL	Lease dated as of 4/26/95 (as amended in effect on the date hereof)
Outback/West Florida-II, Limited Partnership	2017	11950 Sheldon Road, Citrus Park, FL	Lease dated as of 6/1/02 (as amended in effect on the date hereof)
Roy's/West Florida-I, Limited Partnership	3002	4342 Boy Scout Blvd., Tampa, FL	Lease dated as of 7/6/00 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	1101	3913 River Place Drive, Macon, GA	Lease dated as of 6/27/95 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	1102	1160 Ernest Barrett Pkwy., Kennesaw, GA	Lease dated as of 8/1/95 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	1108	1887 Mt. Zion Road, Morrow, GA	Lease dated as of 7/21/97 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	6112	2030 Sugarloaf Circle, Duluth, GA	Lease dated as of 3/1/04 (as amended in effect on the date hereof)
Carrabba's/Georgia-I, Limited Partnership	6116	2700 Chapel Hill, Douglasville, GA	Lease dated as of 5/24/06 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-I, L.P.	1116	3585 Atlanta Hwy., Athens, GA	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1119	810 Ernest W. Barrett Parkway, Kennesaw, GA	Lease dated as of 9/30/94 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1120	6331 Douglasville Blvd., Douglasville, GA	Lease dated as of 11/2/95 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1121	1188 Dogwood Drive, Conyers, GA	Lease dated as of 12/5/95 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1122	145 Gwinco Blvd., Suwanee, GA	Lease dated as of 9/20/96 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1123	655 Dawsonville Hwy, Gainesville, GA	Lease dated as of 2/11/97 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1124	995 N. Peachtree Parkway N, Peachtree City, GA	Lease dated as of 1/24/97 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia, L.P.	1125	3 Reinhardt College Parkway, Canton, GA	Lease dated as of 10/7/98 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1133	11196 Abercorn Expwy., Savannah, GA	Lease dated as of 6/1/94 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1134	823 North Westover Blvd., Albany, GA	Lease dated as of 9/19/95 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1135	1824 Club House Dr., Valdosta, GA	Lease dated as of 2/11/97 (as amended in effect on the date hereof)
Outback Steakhouse of South Georgia-II, L.P.	1137	3088 Watson Blvd., Warner Robbins, GA	Lease dated as of 6/22/01 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1170	200 N. Park Court, Stockbridge, GA	Lease dated as of 11/6/01 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	1172	2345 East West Connector SW, Austell, GA	Lease dated as of 3/21/03 (as amended in effect on the date hereof)
Outback/Midwest-I, Limited Partnership	1611	3939 1st Ave. S.E., Cedar Rapids, IA	Lease dated as of 1/9/96 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	1614	4500 Southern Hills Dr., Sioux City, IA	Lease dated as of 4/30/97 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1410	2005 River Oaks Dr., Calumet City, IL	Lease dated as of 4/15/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1411	720 W. Lake Cook Road, Buffalo Grove, IL	Lease dated as of 5/16/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1412	216 E. Golf Road, Schaumberg, IL	Lease dated as of 9/6/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1413	50 E. Loop Road, Wheaton, IL	Lease dated as of 6/16/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1414	2855 W. Ogden Ave., Naperville, IL	Lease dated as of 9/13/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1416	15608 S. Harlem Ave., Orland Park, IL	Lease dated as of 9/1/94 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1418	6007 E. State Street, Rockford, IL	Lease dated as of 12/16/96 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1419	5652 Northridge Dr., Gurnee, IL	Lease dated as of 2/18/97 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	1424	3241 Chicagoland Circle, Joliet, IL	Lease dated as of 3/17/04 (as amended in effect on the date hereof)
Outback/Missouri-I, Limited Partnership	1450	4390 N. Illinois St., Swansea, IL	Lease dated as of 1/1/96 (as amended in effect on the date hereof)
Outback/Missouri-II, Limited Partnership	1452	2402 N. Prospect Ave., Champaign, IL	Lease dated as of 7/15/97 (as amended in effect on the date hereof)
Outback/Missouri-II, Limited Partnership	1453	3201 Horizon Drive, Springfield, IL	Lease dated as of 8/6/98 (as amended in effect on the date hereof)
Carrabba's/Mid America, Limited Partnership	6502	4960 Southport Crossing Dr., Southport, IN	Lease dated as of 2/4/02 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5501	4670 Southport Crossing Dr., Southport, IN	Lease dated as of 2/4/02 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5502	9770 Crosspoint Blvd., Fishers, IN	Lease dated as of 12/30/04 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5504	11977 Cross Country Court, Muncie, IN	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5505	3830 S. US Highway 41, Terre Haute, IN	Lease dated as of 9/2/05 (as amended in effect on the date hereof)
Cheeseburger-Ohio, Limited Partnership	5506	8301 Eagle Lake Drive, Evansville, IN	Lease dated as of 9/20/05 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1516	3201 W. 3rd Street, Bloomington, IN	Lease dated as of 1/3/94 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1518	3660 State Road 26, Lafayette, IN	Lease dated as of 5/25/95 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1519	7201 E. Indiana St., Evansville, IN	Lease dated as of 7/11/95 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1520	2315 Post Road, Indianapolis, IN	Lease dated as of 3/14/96 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1521	3730 South Reed Road, Kokomo, IN	Lease dated as of 6/7/96 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1522	3401 N. Granville Ave., Muncie, IN	Lease dated as of 5/5/97 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1525	5455 Coventry Lane, Ft. Wayne, IN	Lease dated as of 10/29/99 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	1550	8110 Georgia Street, Merrillville, IN	Lease dated as of 7/19/02 (as amended in effect on the date hereof)
Heartland Outback-II, Limited Partnership	1714	6870 Johnson Drive, Mission, KS	Lease dated as of 7/24/97 (as amended in effect on the date hereof)
Heartland Outback-II, Limited Partnership	1715	233 S. Ridge Road, Wichita, KS	Lease dated as of 2/1/99 (as amended in effect on the date hereof)
Heartland Outback-II, Limited Partnership	1716	15430 South Rogers Road, Olathe, KS	Lease dated as of 12/13/02 (as amended in effect on the date hereof)
Outback/Indianapolis-II, Limited Partnership	1813	6520 Signature Drive, Louisville, KY	Lease dated as of 11/22/94 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	1851	3260 Scottville Road, Bowling Green, KY	Lease dated as of 9/4/97 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	1895	1957 Bryant Road, Lexington, KY	Lease dated as of 8/26/02 (as amended in effect on the date hereof)
Carrabba's/Gulf Coast-I, Limited Partnership	6903	2010 Kalist Saloon Road, Lafayette, LA	Lease dated as of 10/28/05 (as amended in effect on the date hereof)
Outback/Bayou-I, Limited Partnership	1901	2415 S. Acadian Thruway, Baton Rouge, LA	Lease dated as of 9/23/94 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1902	5280 Jones Creek Road, Baton Rouge, LA	Lease dated as of 8/16/02 (as amended in effect on the date hereof)
Outback/Bayou-I, Limited Partnership	1912	830 E. I-10 Service Road, Slidell, LA	Lease dated as of 12/9/93 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1913	1601 Barataria Blvd., Marrero, LA	Lease dated as of 9/8/95 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1914	60 Park Place Drive, Covington, LA	Lease dated as of 8/28/97 (as amended in effect on the date hereof)
Outback/Bayou-I, Limited Partnership	1921	1600 W. Pinhook Road, Lafayette, LA	Lease dated as of 4/1/95 (as amended in effect on the date hereof)
Outback/Bayou-I, Limited Partnership	1931	8225 Line, Shreveport, LA	Lease dated as of 12/9/93 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1941	2616 Derek Drive, Lake Charles, LA	Lease dated as of 10/17/94 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1951	305 W. Consitution, West Monroe, LA	Lease dated as of 4/25/95 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1961	2715 Village Lane, Bossier City, LA	Lease dated as of 5/4/95 (as amended in effect on the date hereof)
Outback/Bayou-II, Limited Partnership	1971	3217 S. MacArthur Drive, Alexandria, LA	Lease dated as of 7/11/97 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	7101	4430 Long Gate Parkway, Ellicott City, MD	Lease dated as of 2/3/97 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	7106	16341 Governor's Bridge Road, Bowie, MD	Lease dated as of 3/11/03 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	7110	3754 Crain Hwy., Waldorf, MD	Lease dated as of 5/2/06 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	2134	3020 Crain Hwy., Waldorf, MD	Lease dated as of 12/8/93 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	2139	4420 Long Gate Pkwy, Ellicott City, MD	Lease dated as of 2/3/97 (as amended in effect on the date hereof)
Outback/Maryland-I Limited Partnership	2144	9660 Lottsford Court, Largo, MD	Lease dated as of 12/6/01 (as amended in effect on the date hereof)
Bonefish/Michigan, Limited Partnership	8302	13905 Lake Side Circle, Sterling Heights, MI	Lease dated as of 9/20/04 (as amended in effect on the date hereof)
Carrabba's/Metro, Limited Partnership	7303	1900 North Haggerty Road, Canton, MI	Lease dated as of 7/10/02 (as amended in effect on the date hereof)
Cheeseburger-Michigan, Limited Partnership	6301	5609 West Main, Kalamazoo, MI	Lease dated as of 9/20/04 (as amended in effect on the date hereof)
Cheeseburger-Michigan, Limited Partnership	6302	13905 Lake Side Circle, Sterling Heights, MI	Lease dated as of 9/20/04 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2314	15765 Eureka Road, Southgate, MI	Lease dated as of 12/8/93 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2315	3650 28th St., S.E., Kentwood, MI	Lease dated as of 4/12/94 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2319	2468 Tittabawassee Road, Saginaw, MI	Lease dated as of 6/9/95 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2320	1515 West 14 Mile Road, Madison Heights, MI	Lease dated as of 12/1/95 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2321	1501 Boardman, Jackson, MI	Lease dated as of 6/24/96 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2325	6435 Dixie Hwy, Clarkston, MI	Lease dated as of 4/11/97 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	2326	7873 Conference Ct. Drive, Brighton, MI	Lease dated as of 12/1/97 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	2411	8880 Springbrook Drive, NW, Coon Rapids, MN	Lease dated as of 4/4/97 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	2415	5723 Bishop Ave., Inver Grove Heights, MN	Lease dated as of 5/27/98 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	2420	4255 Haines Road, Hermantown, MN	Lease undated (as amended in effect on the date hereof)
Outback/Missouri-II, Limited Partnership	2619	3110 East 36th Street, Joplin, MO	Lease dated as of 8/29/01 (as amended in effect on the date hereof)
Outback/Heartland-II, Limited Partnership	2652	1731 N.E. Douglas, Lee's Summit, MO	Lease dated as of 7/12/99 (as amended in effect on the date hereof)
Bonefish/Carolinas, Limited Partnership	9407	190 Partner Circle, Southern Pines, NC	Lease dated as of 9/23/04 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	3402	10400 East Independence Blvd., Matthews, NC	Lease dated as of 10/4/96 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	3403	16408 North Cross Drive, Huntersville, NC	Lease dated as of 11/3/97 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	3420	4821 Capital Blvd., Raleigh, NC	Lease dated as of 8/18/97 (as amended in effect on the date hereof)
Cheeseburger-South Carolina, Limited Partnership	7402	16203 Northcross Drive, Huntersville, NC	Lease dated as of 5/27/04 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3444	302 S. College Road, Wilmington, NC	Lease dated as of 6/9/92 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3446	3500 Mount Moriah Road, Durham, NC	Lease dated as of 6/25/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3447	505 Highland Oaks Drive, Winston-Salem, NC	Lease dated as of 6/25/93 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3448	501 N New Hope Road, Gastonia NC	Lease dated as of 5/11/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3450	606 Greenville Boulevard, Greenville, NC	Lease dated as of 10/24/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3451	256 East Parris Avenue, Highpoint, NC	Lease dated as of 4/26/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3452	100 Southern Road, Southern Pines, NC	Lease dated as of 8/13/96 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3453	210 Gateway Boulevard, Rocky Mount, NC	Lease dated as of 1/7/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3454	16400 Northcross Drive, Huntersville, NC	Lease dated as of 8/6/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3455	1235 Longpine Road, Burlington, NC	Lease dated as of 8/28/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3458	8280 Valley Blvd., Hwy 321 Bypass, Blowing Rock, NC	Lease dated as of 4/4/98 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3460	250 Mitchell Drive, Hendersonville, NC	Lease dated as of 1/19/00 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3461	1020 E. Innes St., Salisbury, NC	Lease dated as of 3/17/00 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3462	111 Howell Road, New Bern, NC	Lease dated as of 7/24/00 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3463	8338 Pineville Matthews Rd., Charlotte, NC	Lease dated as of 10/16/01 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3464	223 Wintergreen Dr., Lumberton, NC	Lease dated as of 10/16/01 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3467	845 US Highway 70 West, Garner, NC	Lease dated as of 11/17/03 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limited Partnership	3468	911 Industrial Park Drive, Smithfield, NC	Lease dated as of 8/21/03 (as amended in effect on the date hereof)
Carrabba's/Mid Atlantic-I, Limited Partnership	3101	4650 Route 42, Turnersville, NJ	Lease dated as of 7/30/96 (as amended in effect on the date hereof)
Carrabba's/Mid Atlantic-I, Limited Partnership	3102	500 Route 38 E., Maple Shade, NJ	Lease dated as of 2/24/97 (as amended in effect on the date hereof)
Carrabba's/Mid Atlantic-I, Limited Partnership	8109	901 Route 73, Marlton (Formerly Evesham), NJ	Lease dated as of 6/9/06 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3110	230 E. Lake Drive, Cherry Hill, NJ	Lease dated as of 4/13/93 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3114	1397 US Route 9, Old Bridge, NJ	Lease dated as of 11/17/95 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3116	4600 Route 42, Turnersville, NJ	Lease dated as of 5/8/96 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3117	98 US RT 22 West, Greenbrook, NJ	Lease dated as of 7/12/96 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3120	Klockner Road, Hamilton, NJ	Lease dated as of 12/28/06 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3122	901 Rt. 73, (Formerly Evesham), NJ	Lease dated as of 6/9/06 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	5113	2574 Camino Entrata, Santa Fe, NM	Lease dated as of 3/24/00 (as amended in effect on the date hereof)
Outback/Phoenix-II, Limited Partnership	5114	940 N. Telshore Blvd., Las Cruces, NM	Lease dated as of 6/23/00 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3211	4141 S. Pecos Road, Las Vegas, NV	Lease dated as of 3/23/94 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3212	1950 N. Rainbow Blvd., Las Vegas, NV	Lease dated as of 12/3/93 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3213	4423 E. Sunset Rd., Henderson, NV	Lease dated as of 10/5/94 (as amended in effect on the date hereof)
Outback/Nevada-I, Limited Partnership	3214	8671 West Sahara Avenue, Las Vegas, NV	Lease dated as of 10/31/95 (as amended in effect on the date hereof)
Outback/Nevada-II, Limited Partnership	3215	3645 S. Virginia Street, Reno, NV	Lease dated as of 10/9/97 (as amended in effect on the date hereof)
Outback/Nevada-II, Limited Partnership	3217	2625 W. Craig Road, N. Las Vegas, NV	Lease dated as of 2/27/01 (as amended in effect on the date hereof)
Outback/Nevada-II, Limited Partnership	3220	7380 S. Las Vegas Blvd., S. Las Vegas, NV	Lease dated as of 11/18/04 (as amended in effect on the date hereof)
Outback/Empire-I, Limited Partnership	3357	3112 Erie Blvd. E, Dewitt, NY	Lease dated as of 2/26/97 as amended in effect on the date hereof)
Bonefish/Columbus-I, Limited Partnership	9604	6150 Rockside Place, Independence, OH	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Carrabba's/Deerfield Township, Limited Partnership	8602	5152 Merten Drive, Mason, OH	Lease dated as of 3/13/00 (as amended in effect on the date hereof)
Carrabba's/Ohio, Limited Partnership	8604	900 Miamisburg Centerville Rd., Washington Township, OH	Lease dated as of 10/12/99 (as amended in effect on the date hereof)
Carrabba's/Mid East, Limited Partnership	8606	5030 Tiederman Road, Brooklyn, OH	Lease dated as of 4/2/02 (as amended in effect on the date hereof)
Carrabba's/Mid East, Limited Partnership	8607	3405 Briarsfield Blvd., Maumee, OH	Lease dated as of 5/14/02 (as amended in effect on the date hereof)
Carrabba's/Birchwood, Limited Partnership	8609	1320 Boardmand Poland Road, Youngstown, OH	Lease dated as of 2/24/05 (as amended in effect on the date hereof)
Fleming's/Northeast-I, Limited Partnership	4602	4000 Medina Road, Akron, OH	Lease dated as of 2/8/05 (as amended in effect on the date hereof)
Outback/Detroit-I, Limited Partnership	3621	401 W. Dussel Road, Maumee, OH	Lease dated as of 9/9/96 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3631	110 Montrose West Avenue, Akron, OH	Lease dated as of 7/6/93 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3632	7000 Tiffany Boulevard, Boardman, OH	Lease dated as of 9/13/94 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3633	6950 Ridge Road, Parma, OH	Lease dated as of 10/13/94 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3634	4303 Whipple Avenue NW, Canton, OH	Lease dated as of 9/27/94 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3635	24900 Sperry Drive, Westlake, OH	Lease dated as of 3/24/95 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3636	820 N. Lexington Springmill Rd., Ontario, OH	Lease dated as of 6/3/96 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3640	8595 Markey Street, Mentor, OH	Lease dated as of 1/4/00 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3641	6100 Rockside Place, Independence, OH	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3658	6800 Miller Lane, Dayton, OH	Lease dated as of 5/5/97(as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3662	930 Interstate Drive, Findlay, OH	Lease dated as of 9/16/98 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3663	2512 Kings Center Court, Mason, OH	Lease dated as of 5/21/99 (as amended in effect on the date hereof)
Outback/Buckeye-II, Limited Partnership	3665	1801 Town Park Drive, Troy, OH	Lease dated as of 11/26/03 (as amended in effect on the date hereof)
Outback/Heartland-I, Limited Partnership	3713	3600 South Broadway, Edmond, OK	Lease dated as of 1/2/96 (as amended in effect on the date hereof)
Outback/Heartland-II, Limited Partnership	3715	860 Interstate Drive, Norman, OK	Lease dated as of 5/21/97 (as amended in effect on the date hereof)
Outback/Heartland-II, Limited Partnership	3716	7206 Cache Road, Lawton, OK	Lease dated as of 01/29/99 (as amended in effect on the date hereof)
Carrabba's/Tri State-I, Limited Partnership	8908	100 North Pointe Blvd., Lancaster, PA	Lease dated as of 1/14/04 (as amended in effect on the date hereof)
Cheeseburger-South Eastern Pennsylvania, Limited Partnership	7903	1405 Kenneth Road, York, PA	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3915	3527 Union Depot Road, Harrisburg, PA	Lease dated as of 5/3/94 (as amended in effect on the date hereof)
Outback/Mid Atlantic-I, Limited Partnership	3917	100 North Pointe Blvd., Lancaster, PA	Lease dated as of 12/24/98 (as amended in effect on the date hereof)
Outback/Cleveland-I, Limited Partnership	3950	25 McMurray Road, Pittsburgh, PA	Lease dated as of 4/7/95 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3951	9395 McKnight Road, Pittsburgh, PA	Lease dated as of 6/18/96 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3952	100 Sheraton Drive, Altoona, PA	Lease dated as of 10/10/97 (as amended in effect on the date hereof)
Outback/Cleveland-II, Limited Partnership	3954	1400 Marketplace Blvd., Moon Township, PA	Lease dated as of 9/11/98 (as amended in effect on the date hereof)
Carrabba's/First Coast, Limited Partnership	9104	370 Columbiana Drive, Columbia, SC	Lease dated as of 8/10/00 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4117	110 Interstate Blvd., Anderson, SC	Lease dated as of 3/6/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4118	7611 Two Notch Road, Columbia, SC	Lease dated as of 3/8/95 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4119	110 Dunbarton Drive, Florence, SC	Lease dated as of 1/24/96 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4120	1319 River Point Ct., Rock Hill, SC	Lease dated as of 2/15/96 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4121	20 Hatton Place, Hilton Head, SC	Lease dated as of 10/21/97 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4122	454 Bypass 72 NW, Greenwood, SC	Lease dated as of 8/17/98 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4123	1721 Hwy 17 North, North Myrtle Beach, SC	Lease dated as of 8/10/98 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4124	2480 Broad Street, Sumter, SC	Lease dated as of 4/14/99 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4125	715 Johnnie Dodds Blvd., Mt. Pleasant, SC	Lease dated as of 6/25/99 (as amended in effect on the date hereof)
Outback/Charlotte-I, Limted Partnership	4127	945 Factory Shops Blvd., Gaffney, SC	Lease dated as of 3/5/03 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	4210	2411 S. Carolyn Avenue, Sioux Falls, SD	Lease dated as of 3/12/99 (as amended in effect on the date hereof)
Carrabba's/Rocky Top, Limited Partnership	9301	324 North Peters Rd., Knoxville, TN	Lease dated as of 4/16/99 (as amended in effect on the date hereof)
Carrabba's/Carolina-I, Limited Partnership	9305	175 Market Place Blvd., Johnson City, TN	Lease dated as of 7/9/03 (as amended in effect on the date hereof)
Outback/Bluegrass-I, Limited Partnership	4314	330 N. Peters Road, Knoxville, TN	Lease dated as of 3/1/96 (as amended in effect on the date hereof)
Outback/Bluegrass-I, Limited Partnership	4318	1390 Interstate Dr., Cookeville, TN	Lease dated as of 3/1/96 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4319	2790 Wilma Rudolph Blvd., Clarksville, TN	Lease dated as of 3/21/97 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4320	1968 Old Fort Parkway, Murfreesboro, TN	Lease dated as of 5/1/97 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4324	1125 Franklin Road, Lebanon, TN	Lease dated as of 3/23/04 (as amended in effect on the date hereof)
Outback/Bluegrass-II, Limited Partnership	4325	809 Huckleberry Springs Road, Knoxville, TN	Lease dated as of 4/19/04 (as amended in effect on the date hereof)
Outback Steakhouse of North Georgia-II, L.P.	4350	536 Paul Huff Parkway NW, Cleveland, TN	Lease dated as of 3/31/04 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4401	11339 Katy Freeway, Houston, TX	Lease dated as of 8/10/93 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4403	11590 Research Blvd., Austin, TX	Lease dated as of 1/20/94 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4404	2335 Highway 6, Sugar Land, TX	Lease dated as of 1/28/94 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4405	12507 I-10 West, San Antonio, TX	Lease dated as of 5/14/93 (as amended in effect on the date hereof)
Carrabba's/Outback, Limited Partnership	4406	25665 I-45 North Highway, Woodlands, TX	Lease dated as of 12/31/09 (as amended in effect on the date hereof)
Carrabba's/Texas, Limited Partnership	4407	502 West Bay Area Blvd., Webster, TX	Lease dated as of 5/24/94 (as amended in effect on the date hereof)
Carrabba's/Texas, Limited Partnership	9410	1550 I-H 10 South, Beaumont, TX	Lease dated as of 9/21/95 (as amended in effect on the date hereof)
Carrabba's/Dallas-I, Limited Partnership	9412	17548 Dallas Parkway, Dallas, TX	Lease dated as of 1/5/00 (as amended in effect on the date hereof)
Carrabba's/Dallas-I, Limited Partnership	9414	3400 N. Central Expressway, Plano, TX	Lease dated as of 5/8/01 (as amended in effect on the date hereof)
Carrabba's/Dallas-I, Limited Partnership	9418	1599 Laguna Drive, Rockwall, TX	Lease dated as of 1/30/04 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4414	808 Interstate 45 N., Conroe, TX	Lease dated as of 7/29/92 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4416	20455 Katy Freeway, Katy, TX	Lease dated as of 2/17/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4417	16080 San Pedro Ave., San Antonio, TX	Lease dated as of 6/23/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4418	2102 Texas Ave. S., College Station, TX	Lease dated as of 6/18/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4422	11600 Research Blvd., Austin, TX	Lease dated as of 12/16/93 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4423	12511 I-10 W., San Antonio, TX	Lease dated as of 7/20/94 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-I, Ltd.	4424	2060 I-10 S, Beaumont, TX	Lease dated as of 10/17/94 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4426	5550 Loop 410 NW, San Antonio, TX	Lease dated as of 1/10/96 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4428	12130 Dickinson Road, Houston, TX	Lease dated as of 12/22/97 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4429	4205 I-H 35 S., San Marcos, TX	Lease dated as of 3/31/98 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4432	1109 East Business 83, McAllen, TX	Lease dated as of 12/18/98 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4433	2206 South First Street, Lufkin, TX	Lease dated as of 9/1/99 (as amended in effect on the date hereof)
Outback Steakhouse of Houston-II, Ltd.	4434	18326 I-45 South, Conroe, TX	Lease dated as of 12/1/01 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4452	701 Airport Freeway, Hurst, TX	Lease dated as of 11/14/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4454	3903 Towne Crossing Blvd., Mesquite, TX	Lease dated as of 3/31/92 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4455	1031 State Hwy. 114 W., Grapevine, TX	Lease dated as of 12/31/92 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4456	9049 Vantage Point Dr., Dallas, TX	Lease dated as of 12/31/92 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4457	1509 N. Central Exp., Plano, TX	Lease dated as of 2/16/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4458	15180 Addison Road, Addison, TX	Lease dated as of 4/24/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4459	1151 W. I-20, Arlington, TX	Lease dated as of 9/13/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4460	5704 S. Broadway, Tyler, TX	Lease dated as of 8/25/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4461	2211 S. Stemmons, Fwy., Lewisville, TX	Lease dated as of 12/29/93 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4462	2314 W. Loop 250 N., Midland, TX	Lease dated as of 4/5/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4463	7101 1-40 W., Amarillo, TX	Lease dated as of 5/2/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-I, Ltd.	4464	4015 S. Loop 250 N., Midland, TX	Lease dated as of 5/10/94 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4466	300 I-35 East, Denton, TX	Lease dated as of 6/14/95 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4467	501 East Loop 281, Longview, TX	Lease dated as of 9/28/95 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4468	4500 Franklin Avenue, Waco, TX	Lease dated as of 9/12/96 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4469	2701 E. Central TX Expwy., Killeen, TX	Lease dated as of 2/17/98 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4470	11875 Gateway W. Blvd., El Paso, TX	Lease dated as of 11/10/98 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4473	4505 Sherwood Way, San Angelo, TX	Lease dated as of 1/2/99 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4474	4142 Ridgemont Dr., Abilene, TX	Lease dated as of 1/11/99 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4475	1101 N. Beckley Road, DeSoto, TX	Lease dated as of 2/8/99 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4476	4902 George Bush Hwy., Garland, TX	Lease dated as of 6/26/01 (as amended in effect on the date hereof)
Outback Steakhouse of Dallas-II, Ltd.	4478	13265 South Freeway, Burleson, TX	Lease dated as of 12/13/01 (as amended in effect on the date hereof)
Roy's/Southmidwest-I, Limited Partnership	6402	2840 Dallas Parkway, Plano, TX	Lease dated as of 8/14/01 (as amended in effect on the date hereof)
Outback/Utah-I, Limited Partnership	4510	7770 South 1300 East, Sandy, UT	Lease dated as of 9/18/95 (as amended in effect on the date hereof)
Outback/Utah-I, Limited Partnership	4511	1664 North 1200 West, Layton, UT	Lease dated as of 11/30/95 (as amended in effect on the date hereof)
Bonefish/Virginia, Limited Partnership	0704	7611 Somerset Crossing Drive, Gainsville, VA	Lease dated as of 10/3/03 (as amended in effect on the date hereof)
Carrabba's/DC-I, Limited Partnership	9704	5805 Trinity Parkway, Centreville, VA	Lease dated as of 11/12/02 (as amended in effect on the date hereof)
Cheeseburger-Northern Virginia, Limited Partnership	8705	1101 Seminole Trail, Charlottesville, VA	Lease dated as of 6/1/05 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4716	7917 W. Broad Street, Richmond, VA	Lease dated as of 9/17/93 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4724	261 University Blvd., Harrisonburg, VA	Lease dated as of 7/31/98 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4725	165 South Park Circle, Colonial Heights, VA	Lease dated as of 9/15/00 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4726	6419 Lee Hwy., Warrenton, VA	Lease dated as of 8/14/01 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4727	7420 Bell Creek Road, Mechanicsville, VA	Lease dated as of 5/17/02 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4728	6821 Chital Drive, Chesterfield, VA	Lease dated as of 7/14/04 (as amended in effect on the date hereof)
Outback/Virginia, Limited Partnership	4730	124 Kernstown Commons Blvd., Winchester, VA	Lease dated as of 2/2/05 (as amended in effect on the date hereof)
Outback/Shenandoah-I, Limited Partnership	4752	12258 Jefferson Ave., Newport News, VA	Lease dated as of 1/1/96 (as amended in effect on the date hereof)
Outback/Shenandoah-I, Limited Partnership	4756	3026 Richmond Road, Williamsburg, VA	Lease dated as of 1/1/96 (as amended in effect on the date hereof)
Outback/Shenandoah-II, Limited Partnership	4758	295 Pepper's Ferry Road N.E., Christiansburg, VA	Lease dated as of 3/1/96 (as amended in effect on the date hereof)
Outback/Shenandoah-II, Limited Partnership	4762	3121 Albert Lankford Drive, Lynchburg, VA	Lease dated as of 7/10/97 (as amended in effect on the date hereof)
Bonefish/Midwest-II, Limited Partnership	1201	18375 W Bluemound Road, Brookfield, WI	Lease dated as of 2/2/05 (as amended in effect on the date hereof)
Carrabba's/Mid East, Limited Partnership	9802	18375 W Bluemound Road, Brookfield, WI	Lease dated as of 2/2/05 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	4810	279 Junction Road, Madison, WI	Lease dated as of 8/15/97 (as amended in effect on the date hereof)
Outback/Chicago-I, Limited Partnership	4813	311 Hampton Court, Onalaska, WI	Lease dated as of 6/2/00 (as amended in effect on the date hereof)
Outback/Midwest-II, Limited Partnership	4817	5020 Keystone Crossing, Eau Claire, WI	Lease dated as of 10/9/06 (as amended in effect on the date hereof)
Outback/Stone-II, Limited Partnership	4910	790 Foxcroft Avenue, Martinsburg, WV	Lease dated as of 2/27/96 (as amended in effect on the date hereof)
Outback/Shenandoah-II, Limited Partnership	4961	111 Hylton Lane, Beckley, WV	Lease dated as of 10/13/92 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	5010	229 Miracle Road, Evansville, WY	Lease dated as of 9/3/98 (as amended in effect on the date hereof)
Outback/Denver-I, Limited Partnership	5011	1626 Freischli Pkwy., Cheyenne, WY	Lease dated as of 9/25/01 (as amended in effect on the date hereof)

SCHEDULE 8.2(h)

Schedule 8.2(h)

Certain Superior Leases

Store	City	State	Description of Situation	Lease Description
0619	Aurora	CL	Superior Lease	Revocable Access and Parking License between Outback Steakhouse of Florida, Inc. and Open Wide, LLC, dated July 20, 2001.
1028	Spring Hill	FL	Superior Lease	Billboard Lease, Assignment of Lease between Kerr Property, Ltd., Outdoor Systems Advertising, Inc. and Outback Steakhouse of Florida, Inc., dated August 18, 2000.
1036	Panama City	FL	Superior Lease	Billboard Lease between Lamar Corporation and Outback Steakhouse of Florida, Inc., dated April 7, 1997.
1520	Indianapolis	IN	Superior Lease	Billboard Lease between Outback Steakhouse of Florida, Inc. and Clear Chanel dated 1992.
1895	Lexington	KY	Superior Lease	Master License Agreement to VoiceStream Wireless Corporation, dated July 22, 2002.
3715	Norman	OK	Superior Lease	Sign Location Lease between Outback Steakhouse, Inc. and the Lamar Companies dated May 1, 2007
3951	Pittsburgh	PA	Superior Lease	Oral Lease for Office Space lease to Limited Partner
4801	Newark	DE	Superior Lease	Lease to Dunkin Donuts by and between OS Realty Inc. and LMC Management, LLC dated November 20, 2006.
8609	Pollard	OH	Superior Lease	Lease by and between Carrabba’s Italian Grill, Inc. and Aspen Dental Management, Inc. dated August 24, 205
8609	Pollard	OH	Superior Lease	Lease for Retail Space by and between Carrabba’s Italian Grill, Inc. and Alltel Communications, Inc. dated May 4, 2007

SCHEDULE 10.1

Schedule 10.1

Insurance Requirements

1.           Insurance Coverage Requirements.  Tenant shall, at its sole cost and expense, keep in full force and effect, or cause, to the extent within Tenant's control, the applicable party to the Operating Agreements to keep in full force and effect, insurance coverage of the types and minimum limits as follows during the term of this Agreement it being understood that to the extent that Tenant or any party to any Operating Agreement maintains any such coverage on the Commencement Date, but thereafter fails to maintain such coverage, Landlord shall obtain such coverage at Tenant’s sole cost and expense):

1.1.1                 Property Insurance.  Insurance against loss customarily included under so called "All Risk" policies including flood, earthquake, windstorm, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Leased Improvements, Fixtures and other building equipment in nature, use, location, height, and type of construction.  Such insurance policy shall also insure the additional expense of demolition and if any of the Leased Improvements or the use of the Leased Property shall at any time constitute legal non-conforming structures or uses, provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. The amount of such "All Risk" insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Leased Improvements, Fixtures and other building equipment.  Each such insurance policy shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which Tenant is required to insure in accordance with any Sublease.

1.1.2                 Liability Insurance.  "General Public Liability" insurance, including, without limitation, "Commercial General Liability" insurance; "Owned" (if any), "Hired" and "Non Owned Auto Liability"; and "Umbrella Liability" coverage for "Personal Injury", "Bodily Injury", "Death, Accident and Property Damage", providing in combination no less than $75,000,000 per occurrence and in the annual aggregate, per location.  The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Tenant's obligation to indemnify Landlord and Landlord’s Lender as required under this Lease and "Products and Completed Operations Liability" coverage).

1.1.3                 Workers' Compensation Insurance.  Workers compensation and disability insurance as required by law.

1.1.4                 Commercial Rents Insurance.  "Commercial rents" insurance in an amount equal to eighteen (18) months actual rental loss plus a 120-day extended period of indemnity endorsement and with a limit of liability sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the actual loss of profits and rents sustained during the period of at least eighteen (18) months following the date of casualty.  Such policies of insurance shall be subject only to exclusions that are reasonably acceptable to Landlord and Landlord’s Lender; provided, however, that such exclusions are reasonably consistent with those required for lease transactions similar to the Lease provided herein.  Such insurance shall be deemed to include "loss of rental value" insurance where applicable.  The term "rental value" means the sum of (A) the total then ascertainable Rent payable under this Lease and (B) the total ascertainable amount of all other amounts to be received by Tenant from third parties which are the legal obligation of the third parties, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Leased Property then not being occupied.

1.1.5                 Builder's All-Risk Insurance.  During any period of repair or restoration, builder's "All-Risk" insurance in an amount equal to not less than the full insurable value of the Leased Property against such risks (including so called "All Risk" perils coverage and collapse of the Leased Improvements to agreed limits as Landlord may reasonably request, in form and substance reasonably acceptable to Landlord and Landlord’s Lender); provided, however, that no such builder's risk insurance shall be required if the property insurance required to be maintained as to the applicable Leased Property under Section 1.1.1 includes coverage for the Leased Improvements located thereon while in the course of construction.

1.1.6                 Boiler and Machinery Insurance.  Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Tenant is required to insure pursuant to this Lease or any Sublease on a replacement cost basis.  The minimum amount of limits to be provided shall be $10,000,000 per accident.

1.1.7                 Flood Insurance; Windstorm Insurance. If any portion of the Leased Improvements is located within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Leased Property.  Landlord reserves the right to require flood insurance in excess of that available under the Federal Flood Insurance plan.

If any Leased Property is in an area prone to hurricanes and windstorms, as reasonably determined by Landlord or Landlord’s Lender, Tenant shall provide, to the extent commercially available, windstorm insurance (including coverage for windstorm, cyclone, hurricane or tornado (including rain or wind driven rain which enters the covered building or structure through an opening created by the force of windstorm)) in an amount equal to the lesser of (i) 100% of the replacement cost value of the Lease Improvements, Fixtures and other building equipment, with a maximum deductible no greater than five percent (5%) of the insured amount, plus business interruption coverage for at least eighteen (18) months, (ii) twenty percent (20%) of the Applicable Amount with respect to the subject Leased Property, and (iii) and the Probable Maximum Loss as identified in a Windstorm PML study with such study based upon a 475-year return period using current windstorm modeling software, inclusive of demand surge and storm surge, with total insurable values inclusive of building replacement cost, contents and rental value each acceptable to Lender.

1.1.8                 Earthquake Insurance.  If earthquake insurance limits and aggregates are shared with locations other than the Leased Properties insured on the same policy as any of the Leased Properties or, if the amount of earthquake insurance provided is less than 100% of the insurable values of the building and rental income combined, then the amount of earthquake coverage shall be based on a "Probable Maximum Loss" Study ("PML") for the applicable Leased Property, which must be conducted by a seismic engineering company satisfactory to Landlord and Landlord’s Lender.  The results of the PML study, on an individual Leased Property basis and for all locations insured in the same earthquake insurance policies, shall be used to determine the amount of earthquake coverage to be provided by Tenant.  The amount of insurance shall be determined by adding the total expected damage to all Leased Improvements subject to a single earthquake event in a given region together along with the expected loss of rents and other income from the applicable Leased Properties.  Earthquake insurance shall provide a limit inclusive of rent loss for "Very High," "High," and "Moderate" Hazard Earthquake Risk ratings at twice the annual rental amount.  Other lower risk-rated buildings shall provide a limit inclusive of rent loss at one times the annual rental loss.  The total amount of earthquake insurance in limits shall be the sum of expected property damage, reconstruction cost and rental income loss calculation.  Should the available aggregate limits of earthquake insurance be eroded by losses so that the remaining limits available to pay losses are less than 40% of the required limits, Tenant shall, to the extent commercially available, purchase additional coverage to restore the available limit and aggregate limit to not less than 80% of the required amount of insurance.  Amounts of insurance required by this paragraph shall be solely for the protection of the Leased Improvements.  If the amounts of earthquake coverage required by any Property Document is greater than the amounts required herein then Tenant shall maintain such higher amounts of insurance.  If the earthquake insurance and associated aggregate limits are shared among other locations the risks associated with other locations also insured in the same policy shall be taken into consideration in determining the amount of insurance to be provided herein.

1.1.9                 Terrorism Insurance.  Tenant shall be required to carry insurance with respect to the Leased Improvements, Fixtures and other building equipment covering acts of sabotage or acts by terrorist groups or individuals ("Terrorism Insurance") throughout the Lease term in an amount equal to $10,000,000 and having a deductible not greater than $100,000, or such lesser coverage amount or such greater deductible, on a blanket basis, that is acceptable to the Rating Agencies as evidenced by a rating agency confirmation.  The Terrorism Insurance shall also include 18 months of business interruption coverage.  Tenant agrees that if any property insurance policy covering any of the Leased Properties provides for any exclusions of coverage for acts of terrorism, then a separate Terrorism Insurance policy in the coverage amount required under this section and in form and substance acceptable to Landlord and Landlord’s Lender will be obtained by the Tenant for such Leased Property.  Landlord and Landlord’s Lender agree that Terrorism Insurance coverage may be provided under a blanket policy that is acceptable to Landlord and Landlord’s Lender.  Notwithstanding anything to the contrary in this Section 1.1.9, Tenant shall not be obligated to maintain Terrorism Insurance (a) in an amount more than that which can be purchased for a sum equal to $53,000 and (b) except to the extent commercially available.

1.1.10                 Ratings of Insurers.  Tenant shall maintain the insurance coverage described in Section 1.1.2 through Section 1.1.9 above, in all cases, with one or more domestic primary insurers reasonably acceptable to Landlord and Landlord’s Lender, having both claims-paying-ability and financial strength ratings by S&P of not less than "A" and its equivalent by the other Rating Agencies.  The Tenant will maintain the insurance coverage described in Section 1.1.1 above with one or more domestic primary insurers reasonably acceptable to Landlord and Landlord’s Lender, (a) having a claims-paying-ability and financial strength ratings by S&P of not less than "A" and its equivalent by the other Rating Agencies with respect to the first $75,000,000 of coverage and (b) having a claims-paying-ability and financial strength ratings by S&P of not less than "BBB" and its equivalent by the other Rating Agencies (or, if not rated by any of the Rating Agencies, an Alfred M. Best Company, Inc. rating of "A-" or better and a financial size category of not less than "VII") with respect to the balance of coverage. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the State or shall be an admitted or approved non-admitted insurer.

1.1.11                 Form of Insurance Policies; Endorsements.  All insurance policies shall be in such form and with such endorsements as are satisfactory to Landlord (and Landlord shall have the right, subject to the provisions of this Lease, to approve amounts, form, risk coverage, deductibles, loss payees and insureds).  A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Landlord and Landlord’s Lender and originals or certified copies of all such policies shall be delivered to Landlord and Landlord’s Lender when the same are available (but no later than thirty (30) days after the date hereof) and shall be held by Landlord.  All policies shall name Landlord and Landlord’s Lender as additional insured, shall provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to Landlord and Landlord’s Lender as and to the extent set forth in Section 10.1, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Landlord and Landlord’s Lender notwithstanding the negligent or willful acts or omissions of Tenant; (ii) a waiver of subrogation endorsement in favor of Landlord and Landlord’s Lender; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Tenant, Landlord and Landlord’s Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Landlord or Landlord’s Lender knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Leased Property, but in no event in excess of an amount reasonably acceptable to Landlord; and (v) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days' prior written notice to Landlord and Landlord’s Lender, in each instance.  Each insurance policy shall contain a provision whereby the insurer: (i) agrees that such policy shall not be canceled or terminated, the coverage, deductible, and limits of such policy shall not be modified, other provisions of such policy shall not be modified if such policy, after giving effect to such modification, would not satisfy the requirements of this Agreement, and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Landlord (ii) waives any right to claim any premiums and commissions against Landlord and Landlord’s Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (iii) provides that Landlord or Landlord’s Lender at their option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums.  In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Landlord and Landlord’s Lender, such insurance policy shall not be invalidated by and shall insure Landlord and Landlord’s Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Leased Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Landlord or Landlord’s Lender pursuant to any provision of this Agreement. [Landlord hereby confirms and acknowledges that Tenant has delivered to Landlord certificates of insurance with respect to Tenant’s insurance program, in amount, form and content so as to satisfy the requirements of this Section 10.1 of the Lease including this Schedule 10.1 in all material respects as of the Closing Date, and that any renewals or modifications that comply with Section .1.11 of this Schedule 10.1 and are otherwise not, in substance, materially different from the approved program in place on the Commencement Date shall be deemed to be in compliance.

1.1.12                 Certificates.  Tenant shall deliver to Landlord and Landlord’s Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Tenant's insurance agent stating that the insurance policies required pursuant to this Section 1.1 are maintained with insurers who comply with the terms of Section 1.1.10, along with a receipt or statement confirming Tenant has paid such premium.  Certificates of insurance with respect to all replacement policies shall be delivered to Landlord and Landlord’s Lender not less than ten (10) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums.  Tenant shall deliver to Landlord and Landlord’s Lender originals (or certified copies) of such replacement insurance policies on or before five (5) Business Days after Tenant's receipt thereof and Tenant shall use all commercially reasonable efforts to obtain and deliver such policies no more than one hundred twenty (120) days following the effective date thereof.  If Tenant fails to maintain and deliver to Landlord and Landlord’s Lender the certificates of insurance and certified copies or originals required by this Agreement, upon five (5) Business Days' prior notice to Tenant, Landlord or Landlord’s Lender may procure such insurance, and all costs thereof (and interest thereon at the Overdue Rate) shall be added to the Base Rent.  Landlord and Landlord’s Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect to such matters.

1.1.13                 Separate Insurance.  Tenant shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 1.1 unless such insurance complies with this Section 1.1.

1.1.14                 Blanket Policies.  The insurance coverage required under this Section 1.1 may be effected under a blanket policy or policies covering the Leased Property and other properties and assets not constituting a part of the Leased Property (a "Blanket Policy"); provided that any such Blanket Policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Leased Property, and any sublimits in such Blanket Policy applicable to the Leased Property, which amounts shall not be less than the amounts required pursuant to this Section 1.1 and which shall in any case comply in all other respects with the requirements of this Section 1.1.  In addition, Tenant shall provide evidence satisfactory to Landlord and Landlord’s Lender that the insurance premiums for the applicable Leased Property or Leased Properties are separately allocated under such Blanket Policy to the applicable Leased Property or Leased Properties and that payment of such allocated amount (A) shall maintain the effectiveness of such Blanket Policy as to such Leased Property or Leased Properties and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to such Leased Property or Leased Properties, notwithstanding the failure of payment of any other portion of the insurance premiums.  If no such allocation is available, Landlord and Landlord’s Lender shall have the right to increase the amount of Scheduled Additional Charges an amount sufficient to purchase a non-blanket policy covering the applicable Leased Property or Leased Properties from insurance companies which qualify under this Lease.  Upon Landlord’s request, Tenant shall deliver to Landlord an Officer's Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the Blanket Policy and (v) such other information as Landlord may reasonably request.

SCHEDULE 15.4

Schedule 15.4

Arbitration Procedures

Arbitration shall be held in the State and County of New York in accordance with the rules of the American Arbitration Association then in effect.  There shall be one arbitrator appointed in accordance with those rules.  As part of the award, the arbitrator shall make a fair allocation between the parties of the fee and expenses of the American Arbitration Association and the cost of any transcript, taking into account the merits of their claims and defenses.  The arbitration shall commence within thirty (30) days after demand for arbitration is made by a party hereto.  The arbitrator shall render his/her award within thirty (30) days after the completion of the arbitration and the arbitration shall be held on consecutive Business Days.  Failure by either party to submit to arbitration as required under this Lease shall result in the arbitrator ruling in favor of the other party is such other party has submitted to arbitration under this Lease.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of any court competent of the subject matter and sitting in the State and County of New York for that purpose.  The arbitrator may grant injunctive or other equitable relief.